UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Genesee & Wyoming Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	(1)	Title of each class of securities to which transaction applies:
Class A Common Stock, $0.01 par value per share
Class B Common Stock, $0.01 par value per share

	(2)	Aggregate number of securities to which transaction applies:

As of July 29, 2019, 58,561,200 shares of common stock on a fully-diluted basis, which consists of 56,347,046 issued and outstanding shares of Class A common stock, 376,392 issued and outstanding shares of Class B common stock, 1,337,476 shares of Class A common stock issuable upon the exercise of “in the money” options to purchase shares of common stock, 363,455 shares of Class A common stock subject to deferred stock units (including 1,830 shares of Class A common stock that may become subject to deferred stock units pursuant to expected grants of deferred stock units to the Registrant’s board of directors in accordance with its past practices through September 30, 2019), restricted stock units (other than performance-based restricted stock units), phantom stock units, restricted shares or similar stock rights and 136,831 shares of common stock subject to performance-based restricted stock units calculated based on actual performance with respect to performance periods completed as of July 29, 2019 and maximum-level achievement with respect to performance periods not yet completed as of July 29, 2019.

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying .0001212 by the underlying value of the transaction of $6,461,125,028.68 which has been calculated as the sum of:

i.   56,723,438 issued and outstanding shares of Class A and Class B common stock multiplied by $112.00 per share,

ii.  1,337,476 shares of common stock issuable upon the exercise of “in the money” options to purchase shares of common stock multiplied by $38.93 per share (the difference between $112.00 per share and the weighted average exercise price of such options of $73.07 per share),

iii.   363,455 shares of common stock subject to deferred stock units (or expected to be subject to deferred stock units as noted above in paragraph (2)), restricted stock units (other than performance-based restricted stock units), phantom stock units, restricted shares or similar stock rights multiplied by $112.00 per share, and

iv.   136,831 shares of common stock subject to performance-based restricted stock units calculated based on actual performance with respect to performance periods completed as of July 29, 2019 and maximum-level achievement with respect to performance periods not yet completed as of July 29, 2019, multiplied by $112.00 per share.

	(4)	Proposed maximum aggregate value of transaction: $6,461,125,028.68
	(5)	Total fee paid: $783,088.35

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION, DATED AUGUST 5, 2019

[●], 2019

Dear Fellow Stockholder:

You are cordially invited to attend a special meeting of the stockholders of Genesee & Wyoming Inc. (“G&W”) to be held at [●] on [●], [●] at [●], Eastern Time (the “special meeting”).

At the special meeting, stockholders will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of July 1, 2019 (as amended or modified from time to time, the “merger agreement”), among G&W, DJP XX, LLC (“Parent”) and MKM XXII Corp. (“Merger Sub”). Subject to the terms and conditions of the merger agreement, Merger Sub will be merged with and into G&W and G&W will survive the merger as a wholly-owned subsidiary of Parent (the “merger”).

If the merger is completed, our stockholders will have the right to receive $112.00 in cash, without interest and subject to any applicable withholding taxes, for each share of Class A common stock, par value $0.01 per share, of G&W (“G&W Class A common stock”) and Class B common stock, par value $0.01 per share, of G&W (“G&W Class B common stock” and together with the G&W Class A common stock, the “G&W common stock”), other than excluded shares (as defined in the accompanying proxy statement), that they own immediately prior to the effective time of the merger, which represents a premium of approximately 39.5% of G&W’s closing stock price on March 8, 2019, the last trading day prior to initial media speculation of a potential transaction involving G&W. Approval of the proposal to adopt the merger agreement requires the affirmative vote of the holders of G&W common stock representing at least 66 2/3% of the total votes entitled to be cast in respect of all shares of G&W common stock outstanding as of the close of business on the record date, with shares of G&W Class A common stock (which are entitled to one vote per share) and shares of G&W Class B common stock (which are entitled to ten votes per share) voting as a single class.

G&W Class A common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “GWR”. The closing price of G&W Class A common stock on the NYSE on [●], 2019, the most recent practicable date prior to the date of the accompanying proxy statement, was $[●] per share.

The G&W board of directors has reviewed and considered the terms and conditions of the merger and unanimously determined that the merger, the merger agreement, and the other transactions contemplated by the merger agreement, are advisable, fair to and in the best interests of G&W and its stockholders and has unanimously declared advisable and approved the merger, the merger agreement and the other transactions contemplated by the merger agreement. The G&W board of directors made its determination after consultation with its outside legal counsel and financial advisors and consideration of a number of factors more fully described in the accompanying proxy statement. The G&W board of directors unanimously recommends that you vote “FOR” the proposal to adopt the merger agreement.

At the special meeting, stockholders will also be asked to vote on (i) a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid to G&W’s named executive officers by G&W based on or otherwise relating to the merger, as required by the rules adopted by the U.S. Securities and Exchange Commission, and (ii) a proposal to adjourn the special meeting, from time to time, if necessary or appropriate, to solicit additional votes for the approval of the proposal to adopt the merger agreement if there are insufficient votes at the time of the special meeting to adopt the merger agreement. The G&W board of directors unanimously recommends that you vote “FOR” each of these proposals.

The G&W board of directors is soliciting your proxy to ensure that a quorum is present and that your shares are represented and voted at the special meeting and any postponement or adjournment thereof.

If your shares are held in “street name,” you should instruct your broker, bank or other nominee how to vote your shares on each proposal in accordance with your voting instruction form.

The merger cannot be completed unless G&W stockholders adopt the merger agreement. Your vote is very important, regardless of the number of shares you own. Whether or not you expect to attend the special meeting in person, please submit a proxy to vote your shares as promptly as possible so that your shares may be represented and voted at the special meeting. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. If you fail to return your proxy or to attend the special meeting in person, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote “AGAINST” the adoption of the merger agreement. Similarly, if you hold your shares in “street name” and fail to instruct your broker, bank or other nominee how to vote your shares, your shares will not be counted for purposes of determining whether a quorum is present and will have the same effect as a vote “AGAINST” the adoption of the merger agreement.

The obligations of G&W, Parent and Merger Sub to complete the merger are subject to the satisfaction or waiver of certain conditions. The accompanying proxy statement contains detailed information about G&W, the special meeting, the merger agreement, the merger, the merger-related named executive officer compensation proposal and the adjournment proposal. A copy of the merger agreement is attached as Annex A to the accompanying proxy statement and incorporated therein by reference. We urge you to, and you should, read the entire proxy statement carefully, including the merger agreement and the other annexes and the documents referred to or incorporated by reference in the accompanying proxy statement. You may obtain additional information about G&W from documents we have filed with the U.S. Securities and Exchange Commission.

If you have any questions or need assistance voting your shares of G&W common stock, please contact Innisfree M&A Incorporated, our proxy solicitor, by calling [●].

Sincerely,

John C. Hellmann

Chairman, President and Chief Executive Officer

Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the merger, passed upon the merits of the merger agreement or the merger or determined if the accompanying proxy statement is accurate or complete. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated [●], 2019 and, together with the enclosed form of proxy card, is first being mailed to G&W stockholders on or about [●], 2019.

Genesee & Wyoming Inc.

20 West Avenue

Darien, Connecticut 06820

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

DATE & TIME	[●], [●] at [●], Eastern Time

PLACE	[●]

ITEMS OF BUSINESS

•  To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of July 1, 2019 (as amended or modified from time to time, the “merger agreement”), among Genesee & Wyoming Inc. (“G&W”), DJP XX, LLC (“Parent”) and MKM XXII Corp. (“Merger Sub”) (the “merger proposal”); a copy of the merger agreement is attached to the accompanying proxy statement as Annex A and is incorporated therein by reference;

•  To consider and vote on a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by G&W to its named executive officers that is based on or otherwise relates to the merger (the “named executive officer merger-related compensation proposal”);

•  To consider and vote on a proposal to adjourn the special meeting of G&W stockholders (the “special meeting”) from time to time, if necessary or appropriate, for the purpose of soliciting additional votes for the approval of the merger proposal if there are insufficient votes at the time of the special meeting to approve the merger proposal (the “adjournment proposal”); and

•  To transact such other business as may properly be brought before the special meeting, or any adjournments or postponements of the special meeting, by or at the direction of the G&W board of directors (the “G&W Board”) with the consent of Parent.

RECORD DATE AND SHARES ENTITLED TO VOTE	Only holders of record of our Class A common stock, par value $0.01 per share (“G&W Class A common stock”), and Class B common stock, par value $0.01 per share (“G&W Class B common stock” and together with the G&W Class A common stock, the “G&W common stock”), at the close of business on [●], 2019 (the “record date”) are entitled to notice of, and to vote at, the special meeting and at any adjournment or postponement of the special meeting. Each share of G&W Class A common stock will be entitled to one vote and each share of G&W Class B common stock will be entitled to ten votes.

VOTING BY PROXY	Your vote is very important, regardless of the number of shares you own. The G&W Board is soliciting your proxy to ensure that a quorum is present and that your shares are represented and voted at the special meeting. For information on submitting your proxy over the Internet, by telephone or by mailing back the traditional proxy card (no extra postage is needed for the provided envelope if mailed in the U.S.), please see the attached proxy statement and enclosed proxy card. If you later decide to vote in person at the special meeting, information on revoking your proxy prior to the special meeting is also provided.

RECOMMENDATIONS	The G&W Board unanimously recommends that you vote: • “FOR” the merger proposal; • “FOR” the named executive officer merger-related compensation proposal; and • “FOR” the adjournment proposal.

APPRAISAL	G&W stockholders who do not vote in favor of the proposal to adopt the merger agreement will have the right to seek appraisal of the fair value of their shares of G&W common stock, as determined in accordance with Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”), if they deliver a demand for appraisal before the vote is taken on the merger agreement and comply with all the requirements of Delaware law, including Section 262 of the DGCL, which are summarized in the accompanying proxy statement. Section 262 of the DGCL is reproduced in its entirety in Annex D to the accompanying proxy statement and is incorporated therein by reference.

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE SUBMIT A PROXY TO VOTE YOUR SHARES OVER THE INTERNET OR BY TELEPHONE PURSUANT TO THE INSTRUCTIONS CONTAINED IN THESE MATERIALS OR COMPLETE, DATE, SIGN AND RETURN A PROXY CARD AS PROMPTLY AS POSSIBLE. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOU OWN SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE SUBMITTED. IF YOU DO NOT SUBMIT YOUR PROXY OR VOTE IN PERSON AT THE SPECIAL MEETING ON THE MERGER PROPOSAL, IT WILL HAVE THE SAME EFFECT AS A VOTE “AGAINST” THE MERGER PROPOSAL. IF YOU HOLD YOUR SHARES IN “STREET NAME” AND DO NOT INSTRUCT YOUR BROKER, BANK OR OTHER NOMINEE HOW TO VOTE YOUR SHARES, IT WILL HAVE THE SAME EFFECT AS A VOTE “AGAINST” THE MERGER PROPOSAL.

Your proxy may be revoked at any time before the vote at the special meeting by following the procedures outlined in the accompanying proxy statement.

If your shares are held by a broker, bank or other nominee and you wish to vote in person at the special meeting, you must bring to the special meeting a proxy from the broker, bank or other nominee that holds your shares authorizing you to vote in person at the special meeting. Please also bring to the special meeting your account statement evidencing your beneficial ownership of G&W common stock as of the record date. All stockholders should also bring photo identification.

The proxy statement of which this notice forms a part provides a detailed description of the merger, the merger agreement, the named executive officer merger-related compensation proposal and the adjournment proposal, and provides specific information concerning the special meeting. We urge you to read the proxy statement, including any documents incorporated therein by reference, and its annexes carefully and in their entirety. If you have any questions concerning the merger or the proxy statement, would like additional copies of the proxy statement or need help voting your shares of G&W common stock, please contact G&W’s proxy solicitor, Innisfree M&A Incorporated.

By Order of the Board of Directors,

Allison M. Fergus

General Counsel and Secretary

Darien, Connecticut

[●], 2019

i

ii

SUMMARY TERM SHEET

This summary highlights information contained elsewhere in this proxy statement and may not contain all the information that is important to you with respect to the merger and the other matters being considered at the special meeting of G&W stockholders. We urge you to read carefully the remainder of this proxy statement, including the attached annexes, and the other documents to which we have referred you. For additional information on G&W included in documents incorporated by reference into this proxy statement, see the section entitled “Where You Can Find More Information” beginning on page [●]. We have included page references in this summary to direct you to a more complete description of the topics presented below.

All references to “G&W,” the “Company,” “we,” “us,” or “our” in this proxy statement refer to Genesee & Wyoming Inc., a Delaware corporation; all references to “Parent” refer to DJP XX, LLC, a Delaware limited liability company; all references to “Merger Sub” refer to MKM XXII Corp., a Delaware corporation and a wholly-owned subsidiary of Parent that exists solely for the purpose of entering into the merger agreement and engaging in the transactions contemplated by the merger agreement; all references to “Brookfield Infrastructure” refer to Brookfield Asset Management’s infrastructure investment division known as the Brookfield Infrastructure Group, which owns and operates one of the largest infrastructure portfolios in the world through operating businesses that are industry leaders in their geography and sector; all references to “GIC” refer to GIC Pte. Ltd.; all references to “GIC SI” refer to GIC Special Investments Pte. Ltd., the private equity investment arm of GIC; all references to the “Sponsors” refer to Brookfield Infrastructure and GIC SI; all references to the “Brookfield Funds” refer collectively to Brookfield Infrastructure Fund IV-A, L.P., Brookfield Infrastructure Fund IV-B, L.P., Brookfield Infrastructure Fund IV-C, L.P. and Brookfield Infrastructure Fund IV (ER) SCSp, all of which are controlled investment vehicles through which Brookfield Infrastructure carries out its investment activities; all references to “Lisson Grove” refer to Lisson Grove Investment Pte. Ltd.; all references to “Investors/Guarantors” refer to the Brookfield Funds and Lisson Grove; all references to “G&W common stock” refer to the Class A common stock, par value $0.01 per share, of G&W and the Class B common stock, par value $0.01 per share, of G&W; all references to the “G&W Board” refer to the board of directors of G&W; all references to the “merger” refer to the merger of Merger Sub with and into G&W with G&W surviving as a wholly-owned subsidiary of Parent; unless otherwise indicated or as the context otherwise requires, all references to the “merger agreement” refer to the Agreement and Plan of Merger, dated as of July 1, 2019, by and among G&W, Parent, and Merger Sub, as amended or modified from time to time, a copy of which is attached as Annex A to this proxy statement and which is incorporated by reference herein. G&W, following the completion of the merger, is sometimes referred to in this proxy statement as the “surviving corporation.”

The Parties

G&W (see page [●])

Genesee & Wyoming Inc. owns or leases 120 freight railroads organized in eight locally managed operating regions with approximately 8,000 employees serving 3,000 customers.

•	Our six North American regions serve 41 U.S. states and four Canadian provinces and include 114 short line and regional freight railroads with more than 13,000 track-miles.

•

Our Australia Region serves New South Wales, the Northern Territory and South Australia and operates the 1,400-mile Tarcoola-to-Darwin rail line. The Australia Region is 51.1% owned by us and 48.9% owned by a consortium of funds and clients managed by Macquarie Infrastructure and Real Assets.

•	Our U.K./Europe Region includes the U.K.’s largest rail maritime intermodal operator and second-largest freight rail provider, as well as regional rail services in Continental Europe.

Our subsidiaries and joint ventures also provide rail service at more than 40 major ports, rail-ferry service between the U.S. Southeast and Mexico, transload services, contract coal loading, and industrial railcar switching and repair.

Our Class A common stock is traded on the New York Stock Exchange (“NYSE”) under the ticker symbol “GWR”. G&W’s headquarters are located at 20 West Avenue, Darien, Connecticut 06820 and our telephone number is (203) 202-8900. Our corporate web address is www.gwrr.com. The information provided on the G&W website is not part of this proxy statement and is not incorporated in this proxy statement by reference or by any other reference to G&W’s website provided in this proxy statement.

Additional information about G&W is contained in our public filings with the U.S. Securities and Exchange Commission (the “SEC”), which filings are incorporated by reference herein. See the section entitled “Where You Can Find Additional Information.”

Parent (see page [●])

Parent is a Delaware limited liability company that was formed on April 10, 2015 and exists solely for the purpose of entering into the merger agreement and related agreements and completing the merger and the other transactions contemplated thereby. Parent has not conducted any business operations other than in connection with the transactions contemplated by the merger agreement and the related agreements on or prior to the date of this proxy statement. Upon completion of the merger, G&W will be a wholly-owned subsidiary of Parent. Parent’s principal executive offices are located at c/o Brookfield Infrastructure Group, Brookfield Place, 181 Bay Street, Suite 300 and its telephone number is +1 416 363 9491.

Merger Sub (see page [●])

Merger Sub, a Delaware corporation and a wholly-owned subsidiary of Parent, was incorporated on April 10, 2015 and exists solely for the purpose of engaging in the transactions contemplated by the merger agreement. Merger Sub has not carried on any activities on or prior to the date of this proxy statement, except for activities incidental to its incorporation and activities undertaken in connection with Parent’s acquisition of G&W. Upon completion of the merger, Merger Sub will merge with and into G&W, and Merger Sub will cease to exist. Merger Sub’s principal executive offices are located at c/o Brookfield Infrastructure Group, Brookfield Place, 181 Bay Street, Suite 300 and its telephone number is +1 416 363 9491.

In connection with the merger and the other transactions contemplated by the merger agreement, the Brookfield Funds and Lisson Grove have committed to capitalize Parent, on the date of the closing of the merger, with an aggregate equity subscription of up to $5.527 billion, subject to the terms and conditions of the equity commitment letters. Brookfield Infrastructure is a leading global infrastructure company that owns and operates high quality, long-life assets in the utilities, transport, energy and data infrastructure sectors across North and South America, Asia Pacific and Europe. Brookfield Infrastructure is the flagship listed infrastructure company of Brookfield Asset Management, a leading global alternative asset manager with over $365 billion of assets under management. Lisson Grove is a private limited company affiliated with GIC SI, the private equity investment arm of GIC. GIC is a leading global investment firm established in 1981 to manage Singapore’s foreign reserves. GIC has investments across a wide range of asset classes, including real estate, private equity, equities and fixed income. GIC’s principal executive offices are located at 168 Robinson Road, #37-01 Capital Tower, Singapore 068912 and its telephone number is +(65) 6889-8888.

The Special Meeting

Date, Time and Place (see page [●])

The special meeting of G&W stockholders (the “special meeting”) is scheduled to be held at [●] on [●], [●] at [●], Eastern Time.

Purpose of the Meeting (see page [●])

The special meeting is being held in order to consider and vote on the following proposals:

•	To adopt the merger agreement (the “merger proposal”).

•

To approve, on a non-binding, advisory basis, certain compensation that will or may be paid by G&W to its named executive officers that is based on or otherwise relates to the merger (the “named executive officer merger-related compensation proposal”).

•

To adjourn the special meeting, from time to time, if necessary or appropriate, for the purpose of soliciting additional votes for the approval of the merger proposal if there are insufficient votes at the time of the special meeting to approve the merger proposal (the “adjournment proposal”).

Stockholders may also be asked to transact such other business as may properly be brought before the special meeting, or any adjournments or postponements of the special meeting, by or at the direction of the G&W Board with the consent of Parent.

The G&W Board has reviewed and considered the terms and conditions of the proposed merger. After consulting with its outside legal counsel and financial advisors and after consideration of various factors more fully described in this proxy statement, the G&W Board unanimously determined that the merger, the merger agreement and the other transactions contemplated by the merger agreement are advisable, fair to and in the best interests of G&W and its stockholders and unanimously declared advisable and approved the merger, the merger agreement and the other transactions contemplated by the merger agreement. The G&W Board unanimously recommends that G&W stockholders vote “FOR” the merger proposal, “FOR” the named executive officer merger-related compensation proposal and “FOR” the adjournment proposal.

G&W stockholders must vote to approve the merger proposal as a condition for the merger to occur. If the G&W stockholders fail to approve the merger proposal by the requisite vote, the merger will not occur.

Record Date; Stockholders Entitled to Vote (see page [●])

Only holders of record of G&W common stock at the close of business on [●], 2019, the record date for the special meeting (the “record date”), will be entitled to notice of, and to vote at, the special meeting or any adjournments or postponements of the special meeting. Holders of record of G&W Class A common stock are entitled to one vote for each share of G&W Class A common stock they own of record at the close of business on the record date and holders of record of G&W Class B common stock are entitled to ten votes for each share of G&W Class B common stock they own of record at the close of business on the record date. At the close of business on the record date, [●] shares of G&W Class A common stock were issued and outstanding, held by approximately [●] holders of record and representing [●] votes, and [●] shares of G&W Class B common stock were issued and outstanding, held by approximately [●] holders of record and representing [●] votes.

Quorum (see page [●])

Under our bylaws, the presence at the special meeting, in person or by proxy, of the holders of a majority in voting power of the shares of G&W common stock issued and outstanding at the close of business on the record date and entitled to vote at the special meeting will constitute a quorum. There must be a quorum for business to be conducted at the special meeting. Failure of a quorum to be represented at the special meeting will necessitate an adjournment or postponement of the special meeting and may subject G&W to additional expense.

If you attend the special meeting or if you submit (and do not thereafter revoke) a proxy by duly executing and returning a proxy card or by telephone or through the Internet, even if you abstain from voting, your shares of G&W common stock will be counted for purposes of determining whether a quorum is present at the special meeting. In the event that a quorum is not present at the special meeting or additional votes must be solicited to adopt the merger agreement, the meeting may be adjourned or postponed to solicit additional proxies.

Required Vote (see page [●])

The approval of the merger proposal requires the affirmative vote of the holders of 66 2/3% of the voting power of the shares of G&W common stock outstanding at the close of business on the record date.

Assuming a quorum is present, approval of the named executive officer merger-related compensation proposal (on a non-binding basis) requires the vote of the holders of a majority in voting power of the shares of G&W common stock present in person or represented by proxy at the special meeting.

Assuming a quorum is present, approval of the adjournment proposal requires the vote of the holders of a majority in voting power of the shares of G&W common stock present in person or represented by proxy at the special meeting.

Voting at the Special Meeting (see page [●])

If your shares are registered directly in your name with our transfer agent, you are considered a “stockholder of record.” Stockholders of record can vote their shares of G&W common stock in the following four ways: (i) by indicating your vote by completing, signing and dating the proxy card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you, (ii) by submitting your proxy by telephone by dialing the toll-free number 1-800-690-6903, (iii) by submitting your proxy over the Internet by going to www.proxyvote.com or (iv) attending the special meeting and voting your shares in person. Even if you plan to attend the special meeting, G&W encourages you to submit a proxy in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the special meeting.

If your shares are held by your broker, bank or other nominee, you are considered the beneficial owner of shares held in “street name” and you will receive a form from your broker, bank or other nominee seeking instruction from you as to how your shares should be voted. You should instruct your broker, bank or other nominee how to vote your shares on each proposal in accordance with your voting instruction form. If you beneficially own your shares and receive a voting instruction form, you can vote by following the instructions on your voting instruction form. Please refer to information from your bank, broker or other nominee on how to submit voting instructions. Stockholders who own their shares in “street name” are not able to vote at the special meeting unless they have a “legal proxy,” executed in their favor, from the stockholder of record (broker, bank or other nominee) giving them the right to vote the shares at the special meeting.

You may revoke your proxy at any time prior to the vote at the special meeting by (i) sending a written statement to that effect to our Corporate Secretary, (ii) voting again by Internet or telephone, (iii) submitting a properly signed proxy card with a later date, or (iv) attending the special meeting and voting in person. Attendance at the special meeting will not, in and of itself, result in the revocation of a proxy or cause your shares of G&W common stock to be voted. If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy in person at the special meeting if you obtain a “legal proxy,” executed in your favor, from the stockholder of record (broker, bank or other nominee) giving you the right to vote the shares at the special meeting.

G&W recommends that you submit a proxy to vote your shares as soon as possible, even if you are planning to attend the special meeting to ensure that your shares are represented and voted at the meeting and so that the vote count will not be delayed.

Abstentions and Broker Non-Votes (see page [●])

At the special meeting, abstentions will be counted as present for purposes of determining whether a quorum exists. Abstaining from voting will have the same effect as a vote “AGAINST” the merger proposal, the named executive officer merger-related compensation proposal and the adjournment proposal. If no instruction as to how to vote is given (including no instruction to abstain from voting) in an executed, duly returned and not revoked proxy, the proxy will have the same effect as a vote “FOR” the merger proposal, the named executive officer merger-related compensation proposal and the adjournment proposal. Broker non-votes are shares held in “street name” by brokers, banks and other nominees that are present or represented by proxy at the special meeting, but with respect to which the broker, bank or other nominee is not instructed by the beneficial owner of such shares how to vote on a particular proposal and such broker, bank or other nominee does not have discretionary voting power on such proposal. Because, under NYSE rules, brokers, banks and other nominees holding shares in “street name” do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement, if a beneficial owner of shares of G&W common stock held in “street name” does not give voting instructions to the broker, bank or other nominee, then those shares will not be counted as present in person or by proxy at the special meeting. As the vote to approve the merger proposal is based on the total number of shares of G&W common stock outstanding at the close of business on the record date, not just the shares that are counted as present in person or by proxy at the special meeting, if you fail to issue voting instructions to your broker, bank or other nominee, it will have the same effect as a vote “AGAINST” the merger proposal.

Solicitation of Proxies (see page [●])

The G&W Board is soliciting your proxy, and G&W will bear the cost of soliciting proxies. Innisfree M&A Incorporated has been retained to assist with the solicitation of proxies. Innisfree M&A Incorporated will be paid approximately $25,000, plus certain additional per-service fees, and will be reimbursed for certain fees and expenses for these and other advisory services in connection with the special meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, banks and other nominees to the beneficial owners of shares of G&W common stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by Innisfree M&A Incorporated or, without additional compensation, by certain of G&W’s directors, officers and employees.

Adjournment (see page [●])

In addition to the merger proposal and the named executive officer merger-related compensation proposal, G&W stockholders are also being asked to approve the adjournment proposal, which will enable the adjournment of the special meeting for the purpose of soliciting additional votes in favor of the merger proposal if there are not sufficient votes at the time of the special meeting to approve the merger proposal. If a quorum is not present, the person presiding at the special meeting may adjourn the special meeting from time to time until a quorum is present. If the adjournment is for more than 30 days, or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting. In addition, the special meeting could be postponed before it commences, subject to the terms of the merger agreement. If the special meeting is adjourned or postponed, stockholders who have already submitted their proxies will be able to revoke them at any time prior to the final vote on the proposals. If you return a proxy and do not indicate how you wish to vote on the adjournment proposal, your shares will be voted in favor of the adjournment proposal.

The Merger

The rights and obligations of the parties to the merger agreement are governed by the specific terms and conditions of the merger agreement and not by any summary or other information in this proxy statement. Therefore, the information in this proxy statement regarding the merger agreement and the merger is qualified in its entirety by reference to the merger agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated herein by reference. We encourage you to read the merger agreement carefully and in its entirety because it is the principal legal agreement that governs the merger.

Structure of the Merger (see page [●])

If the merger is completed, then at the effective time of the merger (the “effective time”), Merger Sub will merge with and into G&W, the separate corporate existence of Merger Sub will cease and G&W will survive the merger as a wholly-owned subsidiary of Parent.

Merger Consideration (see page [●])

Upon the terms and subject to the conditions of the merger agreement, at the effective time, G&W stockholders will have the right to receive $112.00 in cash, without interest and subject to any applicable withholding taxes, for each share of G&W common stock that they own that is issued and outstanding immediately prior to the effective time of the merger (other than shares (i) owned by Parent, Merger Sub or any other wholly-owned subsidiary of Parent immediately prior to the effective time of the merger, and not held on behalf of third parties, (ii) owned by G&W or any other wholly-owned subsidiary of G&W immediately prior to the effective time of the merger, including shares held in treasury by G&W, and not held on behalf of third parties and (iii) held by holders who have not voted in favor of the merger proposal and who are entitled to and have properly demanded appraisal rights with respect thereto under Delaware law; collectively we refer to all such shares in this proxy statement as “excluded shares”).

Treatment of G&W Equity Awards (see page [●])

The merger agreement provides that outstanding equity-based awards under G&W’s equity plan and employee stock purchase plan will be treated as set forth below.

Stock Options. Immediately prior to the effective time, except as otherwise agreed to in writing between a holder and Parent, each outstanding option to purchase shares of G&W common stock will automatically become immediately vested and be cancelled and the holder will be entitled to receive an amount in cash, without interest and less any applicable withholding taxes, equal to (i) the number of shares subject to the option multiplied by (ii) the excess, if any, of $112.00 over the exercise price per share of the option, payable in a lump sum through G&W’s payroll system or by check as soon as reasonably practicable after the effective time.

Stock Units. Immediately prior to the effective time, except as otherwise agreed to in writing between a holder and Parent, each outstanding G&W deferred stock unit, restricted stock unit (other than a PSU), phantom stock unit, restricted share or similar stock right (in each case, a “Stock Unit”) will automatically become immediately vested, and each Stock Unit will be cancelled and the holder will be entitled to receive, at or promptly following the effective time, an amount in cash, without interest and less any applicable withholding taxes, equal to (x) the total number of shares subject to the Stock Unit immediately prior to the effective time multiplied by (y) $112.00, payable in a lump sum through G&W’s payroll system or by check as soon as reasonably practicable after the effective time.

PSUs. Immediately prior to the effective time, except as otherwise agreed to in writing between a holder and Parent, each outstanding G&W performance-based restricted stock unit (“PSU”) will automatically become immediately vested, and each PSU will be cancelled, with the holder being entitled to receive an amount in cash, without interest and less any applicable withholding taxes, equal to (i) with respect to each PSU with a performance period beginning January 1, 2019 and ending December 31, 2021, (A) if the effective time occurs prior to January 1, 2020, an amount in cash, without interest and less any applicable withholding taxes, equal to (x) the total number of shares subject to the PSU immediately prior to the effective time, calculated based on target-level performance, multiplied by (y) $112.00 and (B) if the effective time occurs on or after January 1, 2020, an amount in cash equal to (x) the total number of shares subject to the PSU as of immediately prior to the effective time, calculated based on actual-level performance, calculated with the applicable performance period running through the date of the Company’s most recently completed quarterly financial results prior to the closing, pursuant to and in accordance with the terms of such PSU, multiplied by (y) $112.00, and (ii) with respect to all other PSUs, an amount in cash, without interest and less any applicable withholding taxes, equal to (x) the total number of shares subject to the PSU immediately prior to the effective time, calculated based on actual performance achieved, in accordance with the terms of each PSU, multiplied by (y) $112.00.

ESPPs. With respect to the Amended and Restated Genesee & Wyoming Inc. Employee Stock Purchase Plan (the “stock purchase plan”), (i) the stock purchase plan will terminate immediately prior to the effective time and no further rights will be granted or exercised under the stock purchase plan, (ii) no enrollment for offering periods will be commenced on or after the date of the merger agreement, (iii) if the closing occurs prior to the end of the current offering period, a new exercise date will be set under the stock purchase plan, which date will be the business day immediately prior to the anticipated closing date, (iv) participants in the stock purchase plan may not alter their payroll deductions from those in effect on the date of the merger agreement (other than to discontinue participation in the stock purchase plan) and (v) the amount of the accumulated contributions of each participant under the stock purchase plan as of immediately prior to the effective time will, to the extent not used to purchase shares of common stock, be refunded to such participant as promptly as reasonably practicable following the effective time (without interest).

Recommendation of the G&W Board (see page [●])

The G&W Board has reviewed and considered the terms and conditions of the proposed merger. After consulting with its outside legal counsel and financial advisors and after consideration of various factors, the G&W Board unanimously (i) determined that it is advisable, fair to and in the best interests of G&W and our stockholders for G&W to enter into the merger agreement and the transactions contemplated by the merger agreement, including the merger, (ii) declared advisable and approved the merger, the merger agreement and the other transactions contemplated by the merger agreement, (iii) resolved that the merger agreement be submitted to the G&W stockholders for adoption thereby in accordance with applicable law, the merger agreement and the bylaws of G&W at a special meeting of stockholders and (iv) recommended that our stockholders vote to adopt the merger agreement. Certain factors considered by the G&W Board in reaching its decision to adopt the merger agreement can be found in “The Merger Proposal (Proposal 1)—Recommendation of the G&W Board and Reasons for the Merger” beginning on page [●].

The G&W Board unanimously recommends that the G&W stockholders vote:

•	“FOR” the merger proposal;

•	“FOR” the named executive officer merger-related compensation proposal; and

•	“FOR” the adjournment proposal.

Opinions of G&W’s Financial Advisors (see page [●])

Opinion of BofA Securities, Inc.

In connection with the merger, on June 30, 2019, BofA Securities, Inc. (“BofA Merrill Lynch”), G&W’s financial advisor, delivered to the G&W Board an oral opinion, which was subsequently confirmed in writing, as to the fairness, from a financial point of view and as of the date of the opinion, to the holders of G&W common stock of the merger consideration to be received by such holders. The full text of the written opinion, dated June 30, 2019, of BofA Merrill Lynch, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex B to this document and is incorporated by reference herein in its entirety. BofA Merrill Lynch provided its opinion to the G&W Board for the benefit and use of the G&W Board (in its capacity as such) in connection with and for purposes of its evaluation of the merger consideration from a financial point of view. BofA Merrill Lynch’s opinion does not address any other aspect of the merger and no opinion or view was expressed as to the relative merits of the merger in comparison to other strategies or transactions that might be available to G&W or in which G&W might engage or as to the underlying business decision of G&W to proceed with or effect the merger. BofA Merrill Lynch’s opinion does not constitute a recommendation to any stockholder as to how to vote or act in connection with the proposed merger or any related matter.

Opinion of Morgan Stanley & Co. LLC

At the meeting of the G&W Board on June 30, 2019, Morgan Stanley & Co. LLC (“Morgan Stanley”) rendered its oral opinion, which was subsequently confirmed by delivery of a written opinion, to the G&W Board to the effect that, as of the date of such opinion, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in its written opinion, the merger consideration to be received by the holders of shares of G&W common stock (other than excluded shares) pursuant to the merger agreement was fair, from a financial point of view, to such holders of shares of G&W common stock.

The full text of Morgan Stanley’s written opinion to the G&W Board, dated June 30, 2019, is attached as Annex C and is incorporated by reference into this proxy statement in its entirety. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. Stockholders of G&W are urged to, and should, read the opinion carefully and in its entirety. Morgan Stanley’s opinion was directed to the G&W Board and addressed only the fairness, from a financial point of view, as of the date of the opinion, of the merger consideration to be received by the holders of shares of G&W common stock (other than excluded shares) pursuant to the merger agreement. Morgan Stanley’s opinion did not address any other aspect of the merger and did not and does not constitute an opinion or recommendation as to how the holders of shares of G&W common stock should vote at any stockholders’ meeting to be held in connection with the merger. The summary of Morgan Stanley’s opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of Morgan Stanley’s opinion.

For further information, see the section of this proxy statement entitled “Opinions of G&W’s Financial Advisors” beginning on page [●] and Annex B and Annex C.

Interests of G&W’s Executive Officers and Directors in the Merger (see page [●])

In considering the recommendation of the G&W Board, G&W stockholders should be aware that certain directors and executive officers of G&W will have interests in the proposed merger that are different from, or in addition to, the interests of G&W stockholders generally and which may create potential conflicts of interest. The G&W Board was aware of these interests and considered them when it adopted the merger agreement and approved the merger.

These interests include:

•

G&W’s executive officers are entitled to protections and benefits under their respective continuity agreements in the event of certain terminations of employment following the completion of the merger;

•

The G&W stock options, Stock Units and PSUs held by G&W’s executive officers and members of the G&W Board will fully vest and be converted into the right to receive cash payments based on the merger consideration following the completion of the merger;

•	G&W’s executive officers may be entitled to certain transaction bonus payments pursuant to the transaction bonus program that may be established in connection with the merger;

•	The unvested deferred compensation account balances of G&W’s executive officers will fully vest;

•

With respect to certain executive officers, vested deferred compensation account balances will be paid out on an accelerated basis in accordance with the prior elections of such executive officers; and

•

G&W’s directors and officers are entitled to advancement of expenses, indemnification, exculpation and insurance arrangements pursuant to the merger agreement and G&W’s organizational documents and under certain indemnification agreements.

These interests are discussed in more detail in the section entitled “The Merger Proposal (Proposal 1)—Interests of G&W’s Executive Officers and Directors in the Merger,” beginning on page [●] of this proxy statement.

Financing of the Merger (see page [●])

Parent has obtained equity financing commitments and debt financing commitments (in each case, pursuant to commitment letters) for the transactions contemplated by the merger agreement, the aggregate proceeds of which will be used (i) to pay the consideration for the merger, (ii) to repay in full all outstanding indebtedness of G&W and its subsidiaries under G&W’s existing U.S. credit facility and (iii) to pay the fees, costs and expenses related to the merger and the refinancing of G&W’s existing U.S. credit facility. The Brookfield Funds have committed to provide capital to Parent with an equity contribution of $4,027,235,093 and Lisson Grove has committed to provide capital to Parent with an equity contribution of $1,500,000,000, each subject to the terms and conditions set forth in the equity commitment letters. Credit Suisse AG, Wells Fargo Bank, National Association, Citigroup Global Markets Inc., Royal Bank of Canada, BMO Capital Markets Corp., The Bank of Nova Scotia, The Toronto-Dominion Bank, New York Branch, Barclays Bank PLC and MUFG Bank, Ltd. have committed to provide, severally but not jointly, upon the terms and subject to the conditions set forth in the debt commitment letter, acquisition debt financing in the aggregate amount of up to $3,150,000,000 (the “debt financing”), consisting of a $600,000,000 senior secured revolving credit facility and $2,550,000,000 in aggregate principal amount of senior secured term loans. The consummation of the merger is not subject to any financing conditions.

Limited Guarantees (see page [●])

Subject to the terms and conditions set forth in certain limited guarantees by the Investors/Guarantors, each dated July 1, 2019 (the “limited guarantees”), the Investors/Guarantors have guaranteed the payment obligations of Parent with respect to (i) the obligation of Parent under the merger agreement to pay the reverse termination fee if the merger agreement is terminated by the Company under specified circumstances (see the section entitled “The Merger Agreement—Termination Fees and Expenses”) and (ii) Parent’s obligation to pay certain interest and expenses and certain reimbursement and indemnification obligations of Parent under the merger agreement.

The Brookfield Funds’ obligations under its limited guarantee are subject to an aggregate cap equal to an amount of $290,142,000 and Lisson Grove’s obligations under its limited guarantee are subject to an aggregate cap equal to an amount of $107,858,000.

Antitrust Reviews Required for the Merger and Other Regulatory Filings (see page [●])

As further discussed in the section entitled “Antitrust Reviews Required for the Merger and Other Regulatory Filings” starting on page [●], we cannot complete the merger until certain antitrust and regulatory approvals or exemptions are received from the German and Polish regulatory authorities and the Australian Foreign Investment Review Board. The merger is also conditioned upon the U.S. Surface Transportation Board (“STB”) either (i) approving, authorizing or exempting, as the case may be, the merger and the other transactions contemplated by the merger agreement or (ii) (A) providing Parent with an informal opinion that a proposed voting trust would insulate Parent from unauthorized control of G&W until final approval, authorization or exemption has been obtained and (B) approving, authorizing or exempting the voting trustee’s control of G&W.

The parties have also agreed to submit a joint voluntary notification of the merger to the Committee on Foreign Investment in the United States (“CFIUS”) under Section 721 of the Defense Production Act of 1950, as amended (the “DPA”). Approval of the merger by CFIUS is a condition to each party’s obligations to complete the merger, and the parties’ completion of the merger is therefore contingent upon approval by CFIUS (the “CFIUS approval”).

While we have no reason to believe it will not be possible to complete the antitrust and other regulatory reviews in a timely manner, there is no certainty that the antitrust and regulatory reviews will be completed within the period of time contemplated by the merger agreement or that the completion of such reviews would not be conditioned upon actions that would be materially adverse to G&W or Parent, or that a regulatory challenge to the merger will not be made.

Material U.S. Federal Income Tax Consequences of the Merger (see page [●])

The exchange of G&W common stock for cash pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under state and local and other tax laws. You should read the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page [●]. The tax consequences of the merger to you will depend on your particular circumstances. You should consult your tax advisors regarding the U.S. federal income tax consequences of the merger to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Appraisal Rights (see page [●])

Stockholders are entitled to appraisal rights under the General Corporation Law of the State of Delaware (the “DGCL”) in connection with the merger, provided that such stockholders comply with the requirements of Section 262 of the DGCL. Any stockholder who does not vote in favor of the merger proposal and who otherwise complies with the requirements of Section 262 has the right to seek appraisal of his, her or its shares of G&W common stock and to receive payment in cash for the “fair value” of his, her or its shares of G&W common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be fair value. The ultimate amount stockholders receive in an appraisal proceeding may be less than, equal to or more than the amount a stockholder would have received under the merger agreement.

To exercise appraisal rights, a stockholder must deliver a written demand for appraisal to G&W before the vote is taken on the adoption of the merger agreement, must not vote, in person or by proxy, in favor of the proposal to adopt the merger agreement and must continue to hold the shares of G&W common stock of record from the date of making the demand for appraisal through the effective time of the merger. As such, merely voting against, abstaining or failing to vote on the proposal to adopt the merger agreement will not preserve your right to appraisal under the DGCL. A stockholder’s failure to strictly comply with the procedures specified under the DGCL will result in the loss of such stockholder’s appraisal rights. See the section entitled “The Merger Proposal (Proposal 1)—Appraisal Rights” beginning on page [●] and the text of the Delaware appraisal right statute reproduced in its entirety as Annex D to this proxy statement. Only a stockholder of record may submit a demand for appraisal. If you hold your shares of G&W common stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such bank, brokerage firm or nominee. In view of the complexity of the DGCL, stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors promptly.

Expected Timing of the Merger

We expect to complete the merger by the end of 2019 or in early 2020. However, the merger is subject to antitrust and regulatory reviews and various other conditions, and it is possible that factors outside of the control of G&W or Parent could result in the merger being completed at a later time, or not at all. There may be a substantial amount of time between the special meeting and the completion of the merger. We expect to complete the merger promptly following the receipt of all required clearances and approvals and the satisfaction or, to the extent permitted, waiver of the other conditions to the consummation of the merger.

Non-Solicitation of Acquisition Proposals (see page [●])

Until the earlier of the effective time and the valid termination of the merger agreement, G&W is subject to restrictions on its ability (i) to solicit third party proposals relating to alternative transactions and (ii) to provide information to and engage in discussions or negotiations with a third party in relation to an alternative transaction (subject to certain exceptions prior to the approval of the merger proposal by G&W stockholders at the special meeting). Specifically, G&W will not, will cause its subsidiaries not to and will use its reasonable best efforts to cause its and their respective directors, officers, employees, investment bankers, attorneys, accountants, consultants and other advisors or representatives not to, directly or indirectly:

•

initiate, solicit or knowingly encourage or knowingly facilitate any inquiries with respect to, or the making of, any inquiry regarding, or any proposal or offer that constitutes, or could reasonably be expected to result in or lead to, an acquisition proposal;

•

engage in, continue or otherwise participate in any negotiations or discussions concerning, or provide access to its properties, books, records or any confidential information or data to, any person relating to any proposal, offer or inquiry that constitutes, or could reasonably be expected to result in or lead to, an acquisition proposal;

•	approve, endorse or recommend (or propose publicly to approve, endorse or recommend) any acquisition proposal; or

•

execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, confidentiality agreement (other than an acceptable confidentiality agreement executed in accordance with the merger agreement), merger agreement, acquisition agreement, exchange agreement, joint venture agreement, partnership agreement, option agreement or other similar agreement for or relating to any acquisition proposal.

G&W agreed that immediately following the execution of the merger agreement, G&W would, and would cause each of its subsidiaries and use its reasonable best efforts to cause its and their representatives to, cease any solicitations, discussions or negotiations with any person in connection with any acquisition proposal, in each case, that existed as of the date of the merger agreement. G&W also agreed that following the execution of the merger agreement it would promptly (i) request that each person (other than Parent and Merger Sub and their respective representatives) who had executed a confidentiality agreement prior to the date of the merger agreement in connection with a potential acquisition of G&W return or destroy all confidential information furnished to such person by or on behalf of G&W or any of its subsidiaries prior to the date of the merger agreement and (ii) terminate access to any physical or electronic data room maintained by or on behalf of G&W or any of its subsidiaries.

However, notwithstanding the foregoing non-solicitation restrictions and G&W’s obligations under the merger agreement relating to the special meeting, prior to obtaining the approval of the merger proposal by the G&W stockholders at the special meeting, we may (i) contact and engage in any negotiations or discussions with any person and its representatives who has made an acquisition proposal after the date of the merger agreement that did not result from a breach of the non-solicitation restrictions described above and (ii) provide access to G&W’s or any of its subsidiaries’ properties, books and records and provide information and data in response to a request therefor by any person who has made a bona fide acquisition proposal that did not result from a breach of the non-solicitation restrictions described above, if the G&W Board (A) determines in good faith, after consultation with its outside legal counsel and financial advisor(s), that such acquisition proposal constitutes or could reasonably be expected to constitute, result in or lead to a superior proposal, (B) determines in good faith, after consultation with its outside legal counsel, that the failure to provide such access or engage in such negotiations or discussions would be reasonably likely to be inconsistent with its fiduciary duties, and (C) has received an acceptable confidentiality agreement from such person; provided that G&W must provide to Parent and Merger Sub any material non-public information or data that is provided to any person given such access that was not previously made available to Parent or Merger Sub prior to or substantially concurrently with the time it is provided to such person (and in any event within 24 hours).

Conditions to the Closing of the Merger (see page [●])

Each party’s obligation to effect the merger is subject to the satisfaction or waiver of various conditions, including the following:

•

the merger agreement has been adopted by the affirmative vote of the holders of 66 2/3% of the voting power of the outstanding shares of G&W common stock as of the close of business on the record date at the special meeting;

•

no governmental entity of competent jurisdiction shall have enacted or promulgated any law, statute, rule, regulation, executive order, decree, ruling, injunction or other order (whether temporary, preliminary or permanent) to prohibit, restrain, enjoin or make illegal the consummation of the merger that remains in effect;

•

either (i) the approval or authorization of, or exemption by, the STB (as the case may be) with respect to the merger and the other transactions contemplated by the merger agreement shall have been obtained or (ii) (A) the STB shall have provided Parent with an informal opinion that the proposed voting trust would insulate Parent from unauthorized control of G&W until final approval, authorization or exemption has been obtained and (B) the approval, authorization or exemption by the STB with respect to the voting trustee’s control of the Company shall have been obtained, as further described in the sections entitled “Antitrust Reviews Required for the Merger” and “The Merger Agreement—Conditions to the Closing of the Merger” beginning on pages [●] and [●], respectively;

•

any required antitrust or other regulatory approvals under the merger agreement shall have been obtained, as further described in the sections entitled “Antitrust Reviews Required for the Merger” and “The Merger Agreement—Conditions to the Closing of the Merger” beginning on pages [●] and [●], respectively;

•

G&W’s, Parent’s and Merger Sub’s respective representations and warranties in the merger agreement shall be true and correct as of the date of the merger agreement and as of the effective time in the manner described under “The Merger Agreement—Conditions to the Closing of the Merger” beginning on page [●];

•

since the date of the merger agreement, no change, event, fact, condition, development, effect or occurrence shall have occurred that, individually or in the aggregate, has had or would reasonably be expected to have a “material adverse effect” in the manner described under “The Merger Agreement—Conditions to the Closing of the Merger” beginning on page [●];

•

G&W, Parent and Merger Sub have performed or complied with, in all material respects, each of their respective obligations, agreements and covenants under the merger agreement at or prior to the effective time in the manner described under “The Merger Agreement—Conditions to the Closing of the Merger” beginning on page [●]; and

•

the delivery of an officer’s certificate by each of G&W and Parent certifying that the conditions with respect to the accuracy of representations and warranties and compliance with obligations, agreements and covenants under the merger agreement and, with respect to the certificate delivered by G&W, that no change has occurred that has had or would reasonably be expected to have a material adverse effect.

Termination of the Merger Agreement (see page [●])

G&W or Parent may terminate the merger agreement under the following circumstances:

•	by mutual written consent of G&W, Parent and Merger Sub;

•

if any court or other governmental entity of competent jurisdiction has issued a final order, decree or ruling, or taken any other final action permanently restraining, enjoining or otherwise prohibiting the merger and such order, decree, ruling or other action is or shall have become final and non-appealable, provided that the party seeking to terminate the merger agreement under this circumstance shall not have the right to so terminate if any action of such party (or in the case of Parent, Merger Sub) or the failure of such party (or in the case of Parent, Merger Sub) to perform any of its obligations under the merger agreement required to be performed at or prior to the effective time of the merger has been the primary cause of such events;

•

if the merger has not occurred on or before July 1, 2020 (the “end date”), provided that the right to terminate the merger agreement under this circumstance will not be available to any party if any action of such party (or, in the case of Parent, Merger Sub) or the failure of such party (or, in the case of Parent, Merger Sub) to perform any of its obligations under this merger agreement required to be performed at or prior to the effective time of the merger was the primary cause of the merger not having occurred on or prior to the end date (for the avoidance of doubt, Parent’s failure to consummate the closing solely due to the unavailability of the debt financing (or, if alternative financing is being used, such alternative financing) shall not in itself be deemed to be an action or failure to act for purposes of this circumstance); or

•

if the adoption of the merger agreement by G&W stockholders has not been obtained at the special meeting or at any adjournment or postponement thereof at which a vote on the approval of the merger proposal was taken.

G&W may terminate the merger agreement by written notice to Parent:

•

if there shall have been a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub contained in the merger agreement, such that the conditions to G&W’s obligation to consummate the closing would not be satisfied (and such breach is not curable or, if curable, is not cured prior to the earlier of (i) 30 days after written notice thereof is given by G&W to Parent or (ii) the end date), provided that the right to terminate the merger agreement under this circumstance will not be available to G&W if G&W is then in material breach of any of its covenants or agreements contained in the merger agreement;

•

prior to the adoption of the merger agreement by the G&W stockholders at the special meeting, or any adjournment or postponement thereof, in order to enter into a definitive acquisition agreement with respect to a superior proposal, subject to the terms and conditions of the non-solicitation provisions and related notice procedures in the merger agreement; or

•

if (i) the conditions to Parent’s and Merger Sub’s obligation to consummate the closing (other than those conditions that by their nature are to be satisfied at the closing, which conditions are capable at the time of termination of being satisfied if the closing were to occur at such time) have been satisfied or waived in accordance with the merger agreement, (ii) Parent and Merger Sub fail to consummate the merger within three business days of the date on which the closing should have occurred pursuant to the terms and conditions of the merger agreement and (iii) during such three business day period, G&W stood ready willing and able to consummate the merger and the other transactions contemplated by the merger agreement.

Parent may terminate the merger agreement by written notice to G&W:

•

if there shall have been a breach of any representation, warranty, covenant or agreement on the part of G&W contained in the merger agreement, such that the conditions to Parent’s and Merger Sub’s obligation to consummate the closing would not be satisfied (and such breach is not curable or, if curable, is not cured prior to the earlier of (i) 30 days after written notice thereof is given by Parent to G&W or (ii) the end date), provided that the right to terminate the merger agreement under this circumstance will not be available to Parent if Parent or Merger Sub is then in material breach of any of its covenants or agreements contained in the merger agreement; or

•	if (i) prior to the adoption of the merger agreement by the G&W stockholders at the special meeting or any adjournment or postponement thereof, the G&W Board shall have made a change of recommendation, (ii) the G&W Board fails to include its recommendation to approve the merger proposal in this proxy statement, (iii) the G&W Board has recommended, adopted, approved, endorsed or publicly proposed to recommend, adopt, approve or endorse to the G&W stockholders an acquisition proposal with a person other than Parent or Merger Sub, (iv) the G&W Board has made any public recommendation in connection with a tender offer or exchange offer that is subject to Regulation 14D under the Exchange Act (with certain exceptions), (v) if an acquisition proposal (other than an acquisition proposal subject to Regulation 14D) shall have been publicly announced or disclosed and the G&W Board has failed to reaffirm its recommendation on or prior to ten business days following the Company’s receipt of a request from Parent with respect thereto or (vi) the G&W Board shall have formally resolved to effect or publicly announced an intention to effect any of the foregoing prior to the adoption of the merger agreement by the G&W stockholders at the special meeting or any adjournment or postponement thereof (unless such actions are otherwise permitted by the merger agreement).

Termination Fees and Expenses (see page [●])

Upon termination of the merger agreement, under certain specified circumstances, G&W may be required to pay a termination fee of $194,000,000 to Parent pursuant to the terms and conditions of the merger agreement. Upon termination of the merger agreement, under certain specified circumstances, Parent may be required to pay G&W a reverse termination fee of $388,000,000 pursuant to the terms and conditions of the merger agreement. See the section entitled “The Merger Agreement—Termination Fees and Expenses” beginning on page [●] for a discussion of the circumstances under which either party will be required to pay a termination fee.

Directors’ and Officers’ Indemnification and Insurance (see page [●])

For a period of six years from the effective time, the surviving corporation will maintain in effect provisions in the surviving corporation’s organizational documents related to indemnification and advancement of expenses and exculpation of former or present directors and officers that are no less favorable to such directors and officers than those set forth in G&W’s organizational documents as of the date of the merger agreement. Additionally, for a period of six years, Parent will maintain, or will cause the surviving corporation to maintain, either G&W’s existing directors’ and officers’ insurance policies or insurance policies for the directors and officers that are no less favorable than G&W’s existing directors’ and officers’ insurance policies. In lieu of maintaining such current policies, Parent may direct G&W to purchase a six-year prepaid “tail policy” containing terms and conditions that are no less advantageous in the aggregate to the insured than the current policies of G&W’s directors’ and officers’ liability insurance and fiduciary liability insurance, subject to the cost limitations set forth in the merger agreement, and Parent will cause the surviving corporation to maintain such “tail policy” in full force and effect.

Delisting and Deregistration of G&W Class A Common Stock (see page [●])

As promptly as practicable following the completion of the merger, G&W Class A common stock will be delisted from the NYSE and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Market Prices of G&W Class A Common Stock (see page [●])

On March 8, 2019, the last trading day prior to initial media speculation of a potential transaction involving G&W, the closing price per share of G&W Class A common stock on the NYSE was $80.28. The closing price of G&W Class A common stock on the NYSE on [●], 2019, the most recent practicable date prior to the filing of this proxy statement, was $[●] per share. You are encouraged to obtain current market prices of G&W common stock in connection with voting your shares of G&W common stock.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following are brief answers to certain questions that you may have regarding the merger, the special meeting and the proposals being considered at the special meeting. We urge you to carefully read the remainder of this proxy statement because the information in this section does not provide all of the information that might be important to you with respect to the merger and the special meeting. Additional important information is also contained in the annexes attached to this proxy statement and the documents referred to or incorporated by reference into this proxy statement.

Q.	Why am I receiving these proxy materials?

A.

On July 1, 2019, G&W entered into a merger agreement providing for the merger of Merger Sub with and into G&W, pursuant to which G&W will survive the merger as a wholly-owned subsidiary of Parent. A copy of the merger agreement is attached to this proxy statement as Annex A and is incorporated by reference herein. In order to complete the merger, G&W stockholders must vote to adopt the merger agreement. The approval of this proposal by our stockholders is a condition to the consummation of the merger. See the section entitled “Conditions to the Closing of the Merger” beginning on page [●]. You are receiving this proxy statement in connection with the solicitation by the G&W Board of proxies of G&W stockholders in favor of the merger proposal.

You are also being asked to vote on a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by G&W to its named executive officers that is based on or otherwise relates to the merger and on a proposal to adjourn the special meeting, from time to time, if necessary or appropriate, for the purpose of soliciting additional votes for the approval of the merger proposal if there are insufficient votes at the time of the special meeting to approve the merger proposal.

This proxy statement, which you should read carefully, contains important information about the merger, the merger agreement, the special meeting of our stockholders and the matters to be voted on thereat. The enclosed materials allow you to submit a proxy to vote your shares without attending the special meeting and to ensure that your shares are represented and voted at the special meeting.

Your vote is very important. Even if you plan to attend the special meeting, we encourage you to submit a proxy as soon as possible.

Q.	What is the proposed transaction?

A.

If the merger proposal is approved by G&W stockholders and the other conditions to the consummation of the merger contained in the merger agreement are satisfied or waived, Merger Sub will merge with and into G&W. G&W will be the surviving corporation in the merger and will become privately held as a wholly-owned subsidiary of Parent.

Q.	What will I receive in the merger if it is completed?

A.

Under the terms of the merger agreement, if the merger is completed, you will be entitled to receive $112.00 in cash, without interest and subject to any applicable withholding taxes, for each share of G&W common stock you own (other than any excluded shares), which represents a premium of approximately 39.5% over G&W’s closing stock price on March 8, 2019, the day prior to initial media speculation of a potential transaction involving G&W. For example, if you own 100 shares of G&W common stock, you will be entitled to receive $11,200.00 in cash in exchange for your shares (other than any excluded shares), without interest and subject to any applicable withholding taxes. You will not be entitled to receive shares in the surviving corporation or in Parent.

Q.	Where and when is the special meeting, and who may attend?

A.

The special meeting will be held at [●] on [●], [●] at [●], Eastern Time. The meeting room will open at [●], Eastern Time, and registration will begin at that time. You will need to demonstrate that you were a stockholder on the record date to be admitted to the meeting and bring proof of identification along with your notice of the special meeting or proof of ownership. If you hold shares in “street name,” you may vote them at the annual meeting only if you obtain a signed proxy from the record holder (the broker or other nominee) giving you the right to vote the shares. If your shares are held in the name of your bank, broker or through our stock purchase plan or other holder of record, you will also need to bring evidence of your beneficial stock ownership, though shares held through our stock purchase plan cannot be voted in person at the annual meeting. If you do not have proof that you owned G&W common stock as of the record date, you may not be admitted to the meeting.

Q.	Who can vote at the special meeting?

A.

All G&W stockholders of record as of the close of business on [●], 2019, the record date for the special meeting, are entitled to receive notice of, attend and vote at the special meeting, or any adjournment or postponement thereof. Each share of G&W Class A common stock is entitled to one vote on all matters that come before the meeting and each share of G&W Class B common stock is entitled to ten votes on all matters that come before the meeting. At the close of business on the record date, there were [●] shares of G&W Class A common stock issued and outstanding, held by approximately [●] holders of record and representing [●] votes, and [●] shares of G&W Class B common stock were issued and outstanding, held by approximately [●] holders of record and representing [●] votes.

Q.	What matters will be voted on at the special meeting?

A.	At the special meeting, you will be asked to consider and vote on the following proposals:

•	the merger proposal;

•	the named executive officer merger-related compensation proposal; and

•	the adjournment proposal.

Stockholders may also be asked to transact such other business as may properly be brought before the special meeting or any adjournments or postponements of the special meeting, by or at the direction of the G&W Board with the consent of Parent.

Q.	What is the position of the G&W Board regarding the merger?

A.

After consulting with its outside legal counsel and financial advisors and after consideration of various factors, the G&W Board has unanimously (i) determined that it is advisable, fair to and in the best interests of G&W and our stockholders for G&W to enter into the merger, the merger agreement and the other transactions contemplated by the merger agreement, (ii) declared advisable and approved the merger agreement and the transactions contemplated by the merger agreement and (iii) resolved that the merger agreement be submitted to the G&W stockholders for adoption thereby in accordance with applicable law, the merger agreement and the bylaws of G&W at a special meeting of stockholders.

Q.	How does the G&W Board recommend that I vote on the proposals?

A.	G&W’s Board unanimously recommends that you vote:

•	“FOR” the merger proposal;

•	“FOR” the named executive officer merger-related compensation proposal; and

•	“FOR” the adjournment proposal.

Q.	What vote is required to approve the merger proposal?

A.

The merger proposal will be approved if stockholders holding 66 2/3% of the voting power of the shares of G&W common stock outstanding at the close of business on the record date affirmatively vote “FOR” the proposal.

Q.	What vote is required to approve the named executive officer merger-related compensation proposal (on a non-binding, advisory basis) and the adjournment proposal?

A.

Assuming a quorum is present, each of the named executive officer merger-related compensation proposal and the adjournment proposal will be approved if the holders of a majority in voting power of the shares of G&W common stock present or represented by proxy at the special meeting at the close of business on the record date vote “FOR” each such proposal.

Q.	Do you expect the merger to be taxable to G&W stockholders?

A.

The exchange of G&W common stock for cash in the merger generally will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under state, local or other tax laws. You should read the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page [●]. The tax consequences of the merger to you will depend on your particular circumstances. You should consult your tax advisors regarding the U.S. federal income tax consequences of the merger to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Q.	What other effects will the merger have on G&W?

A.

If the merger is completed, G&W Class A common stock will be delisted from the NYSE and deregistered under the Exchange Act, and G&W will no longer be required to file periodic reports with the SEC with respect to G&W common stock, in each case in accordance with applicable law, rules and regulations. Following the completion of the merger, G&W common stock will no longer be publicly traded and you will no longer have any interest in G&W’s future earnings or growth. In addition, each share of G&W common stock (other than excluded shares) you hold will represent only the right to receive $112.00 in cash, without interest and subject to any applicable withholding taxes. G&W will also become a wholly-owned subsidiary of Parent at the effective time.

Q.	When is the merger expected to be completed?

A.

Assuming timely satisfaction of necessary closing conditions, including the approval by our stockholders of the merger proposal, the parties to the merger agreement expect to complete the merger by the end of 2019 or in early 2020. However, G&W cannot assure that the merger will be completed by any particular date, if at all. Because the merger is subject to a number of conditions, including the receipt of stockholder approval of the merger proposal and the receipt of certain other regulatory approvals and clearances, the exact timing of the merger cannot be determined at this time and we cannot guarantee that the merger will be completed.

Q.	What happens if the merger is not completed?

A.

If the merger proposal is not approved by G&W stockholders, or if the merger is not completed for any other reason, G&W stockholders will not receive any payment for their shares of G&W common stock in connection with the merger. Instead, G&W will remain an independent public company and shares of G&W Class A common stock will continue to be listed and traded on the NYSE. G&W may be required to pay Parent a termination fee of $194,000,000 if the merger agreement is terminated under certain specified circumstances pursuant to the terms of the merger agreement. Under certain specified circumstances, Parent may be required to pay G&W a reverse termination fee of $388,000,000 pursuant to the terms of the merger agreement. See the section entitled “The Merger Agreement—Termination Fees and Expenses” beginning on page [●] for a discussion of the circumstances under which either party will be required to pay a termination fee.

Q.	How will our directors and executive officers vote on the merger proposal?

A.	The directors and officers of G&W have informed G&W that, as of the date of this proxy statement, they intend to vote in favor of the merger proposal.

As of the record date for the special meeting, the directors and executive officers of G&W owned, in the aggregate, [●] shares of G&W Class A common stock and [●] shares of G&W Class B common stock, representing [●]% of the voting power of G&W common stock entitled to vote at the special meeting.

Q.	Do any of G&W’s directors or executive officers have interests in the merger that may differ from or be in addition to my interests as a stockholder?

A.

Yes. In considering the recommendation of the G&W Board with respect to the merger proposal, you should be aware that our directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our stockholders generally. The G&W Board was aware of and considered these differing interests, to the extent such interests existed at the time, among other matters, in evaluating and negotiating the merger agreement and the merger, and in unanimously recommending that the merger agreement be adopted by the G&W stockholders. See the section entitled “The Merger Proposal (Proposal 1)—Interests of G&W’s Executive Officers and Directors in the Merger.”

Q.	Why am I being asked to consider and vote on the named executive officer merger-related compensation proposal?

A.

The SEC rules require G&W to seek approval on a non-binding, advisory basis with respect to certain payments that will or may be made to G&W’s named executive officers in connection with the merger. Approval of the named executive officer merger-related compensation proposal is not required to complete the merger.

Q.	Who is soliciting my vote? Who will pay for the cost of this proxy solicitation?

A.

The G&W Board is soliciting your vote, and G&W will bear the cost of soliciting proxies. Innisfree M&A Incorporated has been retained to assist with the solicitation of proxies. Innisfree M&A Incorporated will be paid approximately $25,000, plus certain additional per-service fees, and will be reimbursed for certain fees and expenses for these and other advisory services in connection with the special meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, banks and other nominees to the beneficial owners of shares of G&W common stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by Innisfree M&A Incorporated or, without additional compensation, by certain of G&W’s directors, officers and employees.

Q.	What do I need to do now? If I am going to attend the special meeting, should I still submit a proxy?

A.

Carefully read and consider the information contained in and incorporated by reference into this proxy statement, including the attached annexes. Whether or not you expect to attend the special meeting in person, please submit a proxy to vote your shares as promptly as possible so that your shares may be represented and voted at the special meeting.

Q.	How do I vote if my shares are registered directly in my name?

A.

If your shares are registered directly in your name with our transfer agent, you are considered a “stockholder of record.” Stockholders of record can vote their shares of G&W common stock in the following four ways:

•

By Internet—You may submit your proxy by going to www.proxyvote.com and by following the instructions on how to complete an electronic proxy card. You will need the 16-digit number included on your proxy card in order to vote by Internet.

•

By Telephone—You may submit your proxy by dialing 1-800-690-6903 and by following the recorded instructions. You will need the 16-digit number included on your proxy card in order to vote by telephone.

•

By Mail—You may vote by mail by indicating your vote by completing, signing and dating the proxy card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

•

At the Special Meeting—If you are a stockholder of record and prefer to vote your shares at the special meeting, you must bring proof of identification along with your notice of this special meeting or proof of ownership.

Even if you plan to attend the special meeting, we encourage you to submit a proxy in advance by Internet, telephone or mail so that your shares will be represented and voted at the special meeting if you later decide not to attend the special meeting. Telephone and Internet facilities for the submission of a proxy to vote shares will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on [●], 2019 for the voting of shares held by stockholders of record or held in “street name” and will close at 11:59 p.m. Eastern Time on [●], 2019 for the voting of shares held by participants in our stock purchase plan. Proxy cards mailed with respect to shares held by stockholders of record or held in “street name” must be received no later than [●], 2019 in order to be counted in the vote. Proxy cards mailed with respect to shares held by participants in our stock purchase plan must be received no later than [●], 2019 in order to be counted in the vote.

Q.	How do I vote if my shares are held in the name of my broker, bank or other nominee?

A.

If your shares are held by your broker, bank or other nominee, you are considered the beneficial owner of shares held in “street name” and you will receive a form from your broker, bank or other nominee seeking instruction from you as to how your shares should be voted. If you beneficially own your shares and receive a voting instruction form, you can vote by following the instructions on your voting instruction form. Please refer to information from your bank, broker or other nominee on how to submit voting instructions. Stockholders who hold their shares in “street name” are not able to vote at the special meeting unless they have a “legal proxy,” executed in their favor, from the stockholder of record (broker, bank or other nominee) giving them the right to vote the shares at the special meeting.

Q.	What is a proxy?

A.

A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of G&W common stock. The written document describing the matters to be considered and voted on at the special meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of G&W common stock is called a “proxy card.”

Q:	If a stockholder gives a proxy, how are the shares voted?

A.

Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies, will vote your shares in the way you indicate. When completing the Internet or telephone process for submitting a proxy, you may specify whether your shares would be voted “FOR” or “AGAINST” or to abstain from voting on all, some or none of the proposals to come before the special meeting.

If you properly sign and return your proxy card or submit your proxy by telephone or through the Internet but do not include instructions on how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted as recommended by the G&W Board with respect to the merger proposal, the named executive officer merger-related compensation proposal and the adjournment proposal and, accordingly, will have the same effect as a vote “FOR” each such proposal.

Q.	Can I change or revoke my proxy after it has been submitted?

A.	Yes. You can change or revoke your proxy at any time before the final vote at the special meeting. If you are the stockholder of record, you may change or revoke your proxy by:

•

sending a written statement to that effect to our Corporate Secretary, provided such statement is received no later than [●], 2019 with respect to shares held by stockholders of record or held in “street name” and no later than [●], 2019 with respect to shares held by participants in our stock purchase plan;

•

submitting a new proxy by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m. (Eastern Time) on [●], 2019 with respect to shares held by stockholders of record or held in “street name” and [●], 2019 with respect to shares held by participants in our stock purchase plan;

•

submitting a properly signed proxy card with a later date that is received no later than [●], 2019 with respect to shares held by stockholders of record or held in “street name” and no later than [●], 2019 with respect to shares held by participants in our stock purchase plan; or

•	attending the special meeting and voting in person.

If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy in person at the special meeting if you obtain a proxy, executed in your favor, from the stockholder of record (broker, bank or other nominee) giving you the right to vote the shares.

If you submit a proxy or provide instructions to vote your shares and do not thereafter revoke such proxy or change such instructions in accordance with one of the methods set forth above, your shares will be represented and voted at the special meeting.

Q.	How many shares of G&W common stock must be present to constitute a quorum for the meeting? What if there is no quorum?

A.

Under our bylaws, the presence at the special meeting, in person or by proxy, of the holders of a majority in voting power of the shares of G&W common stock issued and outstanding at the close of business on the record date will constitute a quorum. There must be a quorum for business to be conducted at the special meeting. If a quorum is not present, the person presiding at the special meeting may adjourn the special meeting from time to time until a quorum is present. Failure of a quorum to be present at the special meeting will necessitate an adjournment or postponement of the special meeting and may subject G&W to additional expense. If the adjournment is for more than 30 days, or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting. As of the close of business on the record date, there were [●] shares of G&W Class A common stock outstanding representing [●] votes and [●] shares of G&W Class B common stock outstanding representing [●] votes. Accordingly, a sufficient number of shares of G&W common stock representing at least [●] votes must be present or represented by proxy at the special meeting to constitute a quorum.

Q.	What if I abstain from voting on any proposal?

A.

If you attend the special meeting or if you submit (and do not thereafter revoke) a proxy by duly executing and returning a proxy card, by telephone or through the Internet, even if you abstain from voting, your shares of G&W common stock will still be counted for purposes of determining whether a quorum is present at the special meeting, but will not be voted on the proposals. As a result, if you mark “ABSTAIN” on your proxy card or otherwise indicate that you are abstaining from voting when you submit your proxy by telephone or through the Internet, your abstention from voting will have the same effect as a vote “AGAINST” the merger proposal, the named executive officer merger-related compensation proposal and the adjournment proposal.

Q.	Will my shares be voted if I do not sign and return my proxy card or vote by telephone or over the Internet or in person at the special meeting?

A.

If you are a stockholder of record of G&W and you do not attend the special meeting, sign and return your proxy card by mail, or submit your proxy by telephone or over the Internet, your shares will not be voted at the special meeting and will not be counted as present for purposes of determining whether a quorum exists. The failure to submit a proxy or otherwise vote your shares at the special meeting will have no effect on the outcome of the named executive officer merger-related compensation proposal or the adjournment proposal, assuming that a quorum exists. However, the vote to approve the merger proposal is based on the total number of shares of G&W common stock outstanding as of the close of business on the record date, not just the shares that are counted as present in person or by proxy at the special meeting. As a result, if you fail to submit a proxy or otherwise vote your shares at the special meeting, it will have the same effect as a vote “AGAINST” the merger proposal.

You will have the right to receive the merger consideration if the merger proposal is approved and the merger is completed even if your shares are not voted at the special meeting. However, if your shares are not voted at the special meeting, it will have the same effect as a vote “AGAINST” the merger proposal.

Q.	What is a broker non-vote?

A.

Broker non-votes are shares held in “street name” by brokers, banks and other nominees that are present or represented by proxy at the special meeting, but with respect to which the broker, bank or other nominee is not instructed by the beneficial owner of such shares how to vote on a particular proposal and such broker, bank or other nominee does not have discretionary voting power on such proposal. Because, under NYSE rules, brokers, banks and other nominees holding shares in “street name” do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement, if a beneficial owner of shares of G&W common stock held in “street name” does not give voting instructions to the broker, bank or other nominee, then those shares will not be counted as present in person or by proxy at the special meeting. As a result, it is expected that there will not be any broker non-votes in connection with any of the three proposals described in this proxy statement. The failure to issue voting instructions to your broker, bank or other nominee will have no effect on the outcome of the named executive officer merger-related compensation proposal or adjournment proposal, assuming that a quorum exists. However, the vote to approve the merger proposal is based on the total number of shares of G&W common stock outstanding at the close of business on the record date, not just the shares that are counted as present in person or by proxy at the special meeting. As a result, if you fail to issue voting instructions to your broker, bank or other nominee, it will have the same effect as a vote “AGAINST” the merger proposal.

Q.	Will my shares held in “street name” or another form of record ownership be combined for voting purposes with shares I hold of record?

A.

No. Because any shares you may hold in “street name” will be deemed to be held by a different stockholder than any shares you hold of record, any shares held in “street name” will not be combined for voting purposes with shares you hold of record. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card (or submit a proxy by telephone or through the Internet) for each of those shares because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity. Shares held in an individual retirement account must be voted under the rules governing the account.

Q.	Am I entitled to exercise appraisal rights under the DGCL instead of receiving the merger consideration for my shares of G&W common stock?

A.

Yes. If you are a record holder of G&W common stock, you are entitled to exercise appraisal rights under Section 262 of the DGCL in connection with the merger if you comply with the requirements of Section 262 of the DGCL. See the section entitled “The Merger Proposal (Proposal 1)—Appraisal Rights” beginning on page [●]. In addition, a copy of Section 262 of the DGCL is attached to this proxy statement as Annex D.

Failure to strictly comply with all procedures required by Section 262 of the DGCL will result in a loss of your right to appraisal. We encourage you to read these provisions carefully and in their entirety and, in view of their complexity, to promptly consult with your legal and financial advisors if you wish to pursue your appraisal rights in connection with the merger.

Q.	What happens if I sell my shares of G&W common stock before the completion of the merger?

A.

If you transfer your shares of G&W common stock and the merger is completed, you will lose your right to receive the merger consideration or to exercise appraisal rights. In order to receive the merger consideration, you must hold your shares of G&W common stock through the completion of the merger.

Q.	Should I send in my evidence of ownership now?

A.

No. After the merger is completed, if you are a stockholder of record and hold your shares of G&W common stock in certificated form, you will receive transmittal materials from the paying agent for the merger with detailed written instructions for exchanging your shares of G&W common stock for the consideration to be paid to former G&W stockholders in connection with the merger. If you are a stockholder of record and hold your shares of G&W common stock in book-entry form, only if required by the paying agent, you will receive transmittal materials from the paying agent for the merger with detailed written instructions for exchanging your shares of G&W common stock for the consideration to be paid to former G&W stockholders in connection with the merger. If you are the beneficial owner of shares of G&W common stock held in “street name,” you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of such shares.

Q.	What does it mean if I get more than one proxy card or voting instruction card?

A.

If your shares are registered differently or are held in more than one account, you will receive more than one proxy card or voting instruction card. Please complete and return all of the proxy cards or voting instruction cards you receive (or submit each of your proxies over the Internet or by telephone) to ensure that all of your shares are voted.

Q.	What is householding and how does it affect me?

A.

The SEC’s proxy rules permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. While G&W does not household, a number of brokerage firms with account holders who are G&W stockholders household proxy materials, delivering a single set of proxy materials to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can request, and the Company will promptly deliver, a separate copy of the proxy statement by writing to our Corporate Secretary at our principal executive offices, which are located at 20 West Avenue, Darien, Connecticut 06820 or by calling (203) 202-8900.

Q.	What will the holders of outstanding G&W equity awards receive in the merger?

A.

Stock Options. Immediately prior to the effective time, except as otherwise agreed to in writing between a holder and Parent, each outstanding option to purchase shares of G&W common stock will automatically become immediately vested and be cancelled and the holder will be entitled to receive an amount in cash, without interest and less any applicable withholding taxes, equal to (i) the number of shares subject to the option multiplied by (ii) the excess, if any, of $112.00 over the exercise price per share of the option, payable in a lump sum through G&W’s payroll system or by check as soon as reasonably practicable after the effective time.

Stock Units. Immediately prior to the effective time, except as otherwise agreed to in writing between a holder and Parent, each outstanding G&W deferred stock unit, restricted stock unit (other than a PSU), phantom stock unit, restricted share or similar stock right (in each case, a “Stock Unit”) will automatically become immediately vested, and each Stock Unit will be cancelled and the holder will be entitled to receive, at or promptly following the effective time, an amount in cash, without interest and less any applicable withholding taxes, equal to (x) the total number of shares subject to the Stock Unit immediately prior to the effective time multiplied by (y) $112.00, payable in a lump sum through G&W’s payroll system or by check as soon as reasonably practicable after the effective time.

PSUs. Immediately prior to the effective time, except as otherwise agreed to in writing between a holder and Parent, each outstanding G&W performance-based restricted stock unit (“PSU”) will automatically become immediately vested, and each PSU will be cancelled, with the holder being entitled to receive an amount in cash, without interest and less any applicable withholding taxes, equal to (i) with respect to each PSU with a performance period beginning January 1, 2019 and ending December 31, 2021, (A) if the effective time occurs prior to January 1, 2020, an amount in cash, without interest and less any applicable withholding taxes, equal to (x) the total number of shares subject to the PSU immediately prior to the effective time, calculated based on target-level performance, multiplied by (y) $112.00 and (B) if the effective time occurs on or after January 1, 2020, an amount in cash equal to (x) the total number of shares subject to the PSU as of immediately prior to the effective time, calculated based on actual-level performance, calculated with the applicable performance period running through the date of the Company’s most recently completed quarterly financial results prior to the closing, pursuant to and in accordance with the terms of such PSU, multiplied by (y) $112.00, and (ii) with respect to all other PSUs, an amount in cash, without interest and less any applicable withholding taxes, equal to (x) the total number of shares subject to the PSU immediately prior to the effective time, calculated based on actual performance achieved, in accordance with the terms of each PSU, multiplied by (y) $112.00.

Q.	When will G&W announce the voting results of the special meeting, and where can I find the voting results?

A.

G&W intends to announce the preliminary voting results at the special meeting, and will report the final voting results of the special meeting in a Current Report on Form 8-K filed with the SEC within four business days after the meeting. All reports that G&W files with the SEC are publicly available when filed.

Q:	Where can I find more information about G&W?

A:	You can find more information about us from various sources described in the section entitled “Where You Can Find Additional Information” beginning on page [●] of this proxy statement.

Q:	Who can help answer my other questions?

A:

If you have questions about the merger, require assistance in submitting your proxy or voting your shares, or need additional copies of this proxy statement or the enclosed proxy card, please contact Innisfree M&A Incorporated, which is acting as the proxy solicitation agent for G&W in connection with the merger, or G&W.

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

or

Genesee & Wyoming Inc.

20 West Avenue

Darien, Connecticut 06820

If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations and businesses of the Company. Some of these statements can be identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “could,” “should,” “may,” “plan,” “project,” “predict” and similar expressions. The Company cautions readers of this communication that such “forward-looking statements,” including without limitation, those relating to the merger being completed within the anticipated timeframe or at all, the realization of the expected benefits of the merger, the Company’s future business prospects, revenue, working capital, liquidity, capital needs, interest costs and income, wherever they occur in this communication or in other statements attributable to the Company, are not guarantees of future performance, are necessarily estimates reflecting the judgment of the Company’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the “forward-looking statements.”

Factors that could cause the Company’s actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to, the risks detailed in our filings with the SEC, including in our most recent filings on Forms 10-K and 10-Q, factors and matters described or incorporated by reference in this proxy statement, and the following factors:

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement;

•

the inability to complete the merger due to the failure to obtain stockholder approval for the merger or the failure to satisfy other conditions to the completion of the merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the merger;

•	risks related to disruption of management’s attention from the Company’s ongoing business operations due to the merger;

•	the effect of the announcement of the merger on the Company’s relationships with its customers, operating results and business generally;

•	the potential difficulties in employee retention as a result of the merger;

•	the Company may be adversely affected by other economic, business, and/or competitive factors;

•	the risk that the merger will not be consummated in a timely manner or at all;

•	the amount of the costs, fees, expenses and charges related to the merger agreement or the merger and the risk of exceeding the expected costs;

•	the failure of Parent and Merger Sub to obtain the necessary debt financing arrangements set forth in the debt commitment letter received in connection with the merger;

•	the risk that the merger agreement may be terminated in circumstances that require us to pay Parent a termination fee;

•	the outcome of any legal proceedings that may be instituted against us and others related to the merger agreement or the transactions contemplated thereby;

•

the fact that, if the merger is completed, stockholders will forgo the opportunity to realize the potential long-term value of the successful execution of G&W’s current strategy as an independent company;

•	risks that our stock price may decline significantly if the merger is not completed; and

•

the possibility that Parent could, at a later date, engage in unspecified transactions, including restructuring efforts, special dividends or the sale of some or all of G&W’s assets to one or more purchasers, that could conceivably produce a higher aggregate value than that available to stockholders in the merger.

Consequently, all of the forward-looking statements that we make in this proxy statement are qualified by the information contained or incorporated by reference herein, including (1) the information contained under this caption, and (2) the information contained under the captions “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and information in our consolidated financial statements and notes thereto included in the Company’s most recent Annual Report on Form 10-K filed with the SEC on February 26, 2019 and in the Company’s Quarterly Report on Form 10-Q filed on May 9, 2019. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements.

The Company’s forward-looking statements speak only as of the date of this communication or as of the date they are made. The Company disclaims any intent or obligation to update any “forward-looking statement” made in this communication to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

THE PARTIES TO THE MERGER

The Company

Genesee & Wyoming Inc.

20 West Avenue

Darien, Connecticut 06820

(203) 202-8900

Genesee & Wyoming Inc. owns or leases 120 freight railroads organized in eight locally managed operating regions with approximately 8,000 employees serving 3,000 customers.

•	Our six North American regions serve 41 U.S. states and four Canadian provinces and include 114 short line and regional freight railroads with more than 13,000 track-miles.

•

Our Australia Region serves New South Wales, the Northern Territory and South Australia and operates the 1,400-mile Tarcoola-to-Darwin rail line. The Australia Region is 51.1% owned by us and 48.9% owned by a consortium of funds and clients managed by MIRA.

•	Our U.K./Europe Region includes the U.K.’s largest rail maritime intermodal operator and second-largest freight rail provider, as well as regional rail services in Continental Europe.

Our subsidiaries and joint ventures also provide rail service at more than 40 major ports, rail-ferry service between the U.S. Southeast and Mexico, transload services, contract coal loading, and industrial railcar switching and repair.

Our Class A common stock is traded on the New York Stock Exchange (“NYSE”) under the ticker symbol “GWR”. G&W’s headquarters are located at 20 West Avenue, Darien, Connecticut 06820 and our telephone number is (203) 202-8900. Our corporate web address is www.gwrr.com. The information provided on the G&W website is not part of this proxy statement and is not incorporated in this proxy statement by reference or by any other reference to G&W’s website provided in this proxy statement.

Additional information about G&W is contained in our public filings with the U.S. Securities and Exchange Commission (the “SEC”), which filings are incorporated by reference herein. See the section entitled “Where You Can Find Additional Information.”

Parent

DJP XX, LLC

c/o Brookfield Infrastructure Group

Brookfield Place, 181 Bay Street, Suite 300

Toronto, Ontario, Canada M5J 2T3

Parent is a Delaware limited liability company that was formed on April 10, 2015 and exists solely for the purpose of entering into the merger agreement and related agreements and completing the merger and the other transactions contemplated thereby. Parent has not conducted any business operations other than in connection with the transactions contemplated by the merger agreement and the related agreements on or prior to the date of this proxy statement. Upon completion of the merger, G&W will be a wholly-owned subsidiary of Parent. Parent’s principal executive offices are located at c/o Brookfield Infrastructure Group, Brookfield Place, 181 Bay Street, Suite 300 and its telephone number is +1 416 363 9491.

Merger Sub

MKM XXII Corp.

c/o Brookfield Infrastructure Group

Brookfield Place, 181 Bay Street, Suite 300

Toronto, Ontario, Canada M5J 2T3

Merger Sub, a Delaware corporation and a wholly-owned subsidiary of Parent, was incorporated on April 10, 2015 and exists solely for the purpose of engaging in the transactions contemplated by the merger agreement. Merger Sub has not carried on any activities on or prior to the date of this proxy statement, except for activities incidental to its incorporation and activities undertaken in connection with Parent’s acquisition of G&W. Upon completion of the merger, Merger Sub will merge with and into G&W, and Merger Sub will cease to exist. Merger Sub’s principal executive offices are located at c/o Brookfield Infrastructure Group, Brookfield Place, 181 Bay Street, Suite 300 and its telephone number is +1 416 363 9491.

In connection with the merger and the other transactions contemplated by the merger agreement, the Brookfield Funds and Lisson Grove have committed to capitalize Parent, on the date of the closing of the merger, with an aggregate equity subscription of up to $5.527 billion, subject to the terms and conditions of the equity commitment letters. Brookfield Infrastructure is a leading global infrastructure company that owns and operates high quality, long-life assets in the utilities, transport, energy and data infrastructure sectors across North and South America, Asia Pacific and Europe. Brookfield Infrastructure is the flagship listed infrastructure company of Brookfield Asset Management, a leading global alternative asset manager with over $365 billion of assets under management. Lisson Grove is a private limited company affiliated with GIC SI, the private equity investment arm of GIC. GIC is a leading global investment firm established in 1981 to manage Singapore’s foreign reserves. GIC has investments across a wide range of asset classes, including real estate, private equity, equities and fixed income. GIC’s principal executive offices are located at 168 Robinson Road, #37-01 Capital Tower, Singapore 068912 and its telephone number is +(65) 6889-8888.

THE SPECIAL MEETING

This proxy statement is being provided to G&W stockholders as part of a solicitation by the G&W Board of proxies for use at the special meeting, to be held at the time and place specified below, and at any properly convened meeting following an adjournment or postponement of the special meeting.

Date, Time and Place

The special meeting is scheduled to be held at [●] on [●], [●] at [●], Eastern Time.

Purpose of the Special Meeting

At the special meeting, G&W stockholders will be asked to consider and vote on the following proposals:

•

the merger proposal, which is further described in the sections entitled “The Merger Proposal (Proposal 1)” and “The Merger Agreement,” beginning on pages [●] and [●], respectively, and a copy of the merger agreement is attached to this proxy statement as Annex A and is incorporated herein by reference;

•

the named executive officer merger-related compensation proposal, which is further described in the sections entitled “The Merger Proposal (Proposal 1)—Interests of G&W’s Executive Officers and Directors in the Merger” and “Advisory Vote On Named Executive Officer Merger-Related Compensation Proposal (Proposal 2)” beginning on pages [●] and [●], respectively; and

•	the adjournment proposal, which is further described in the section entitled “The Adjournment Proposal (Proposal 3)” beginning on page [●].

Stockholders may also be asked to transact such other business as may properly be brought before the special meeting, or any adjournments or postponements of the special meeting, by or at the direction of the G&W Board with the consent of Parent.

The holders of 66 2/3% of the voting power of the outstanding shares of G&W common stock as of the close of business on the record date must vote to adopt the merger agreement at a special meeting as a condition to the completion of the merger. If the G&W stockholders fail to approve the merger proposal, the merger will not occur. The vote on the named executive officer merger-related compensation proposal is a vote separate and apart from the vote to approve the merger proposal. Accordingly, a stockholder may vote to approve the merger proposal and vote not to approve the named executive officer merger-related compensation proposal, and vice versa. Because the vote on the named executive officer merger-related compensation proposal is only advisory in nature, it will not be binding on G&W, Parent or the surviving corporation. Accordingly, because G&W is contractually obligated to pay such merger-related compensation, the compensation will be payable, subject only to the conditions applicable thereto, if the merger proposal is approved, regardless of the outcome of the advisory vote.

Other than the matters described above, G&W does not expect a vote to be taken on any other matters at the special meeting or any adjournment or postponement thereof, and G&W has agreed in the merger agreement that no other matters (other than customary procedural matters) shall be brought before the special meeting. However, if any other matters are properly brought before the special meeting or any adjournment or postponement thereof for consideration, the holders of the proxies will have discretion to vote on such matters in accordance with their best judgment.

Recommendation of the G&W Board

The G&W Board has unanimously determined that the merger, the merger agreement and the other transactions contemplated by the merger agreement, are advisable, fair to and in the best interests of G&W and its stockholders and has unanimously approved and declared advisable the merger, the merger agreement and the other transactions contemplated by the merger agreement. The G&W Board made its determination after consultation with its outside legal counsel and financial advisors and consideration of a number of factors more fully described in the section entitled “The Merger Proposal (Proposal 1)—Recommendation of the G&W Board and Reasons for the Merger” beginning on page [●].

The G&W Board unanimously recommends that the G&W stockholders vote “FOR” the merger proposal, “FOR” the named executive officer merger-related compensation proposal and “FOR” the adjournment proposal.

Record Date; Stockholders Entitled to Vote

Only holders of record of G&W common stock at the close of business on [●], 2019, the record date for the special meeting, will be entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of the special meeting.

Holders of record of G&W Class A common stock are entitled to one vote for each share of G&W Class A common stock they own of record at the close of business on the record date and holders of record of G&W Class B common stock are entitled to ten votes for each share of G&W Class B common stock they own of record at the close of business on the record date. At the close of business on the record date, [●] shares of G&W Class A common stock were issued and outstanding, held by approximately [●] holders of record and representing [●] votes, and [●] shares of G&W Class B common stock were issued and outstanding, held by approximately [●] holders of record and representing [●] votes.

Quorum

Under our bylaws, the presence at the special meeting, in person or by proxy, of the holders of a majority in voting power of the shares of G&W common stock issued and outstanding at the close of business on the record date and entitled to vote at the special meeting will constitute a quorum. There must be a quorum for business to be conducted at the special meeting. Failure of a quorum to be represented at the special meeting will necessitate an adjournment or postponement of the special meeting and may subject G&W to additional expense.

If you attend the special meeting or if you submit (and do not thereafter revoke) a proxy by duly executing and returning a proxy card or by telephone or through the Internet, even if you abstain from voting, your shares of G&W common stock will be counted for purposes of determining whether a quorum is present at the special meeting. In the event that a quorum is not present at the special meeting or additional votes must be solicited to adopt the merger agreement, the meeting may be adjourned or postponed to solicit additional proxies.

Required Vote

The approval of the merger proposal requires the affirmative vote of the holders of 66 2/3% of the voting power of the shares of G&W common stock outstanding at the close of business on the record date.

Assuming a quorum is present, approval of the named executive officer merger-related compensation proposal (on a non-binding basis) requires the vote of the holders of a majority in voting power of the shares of G&W common stock present in person or represented by proxy at the special meeting.

Assuming a quorum is present, approval of the adjournment proposal requires the vote of the holders of a majority in voting power of the shares of G&W common stock present in person or represented by proxy at the special meeting.

Abstentions and Broker Non-Votes

An abstention occurs when a stockholder attends a meeting, either in person or by proxy, but abstains from voting. At the special meeting, abstentions will be counted as present for purposes of determining whether a quorum exists. Abstaining from voting will have the same effect as a vote “AGAINST” the merger proposal, the named executive officer merger-related compensation proposal and the adjournment proposal.

If no instruction as to how to vote is given (including no instruction to abstain from voting) in an executed, duly returned and not revoked proxy, the proxy will have the same effect as a vote “FOR” the merger proposal, the named executive officer merger-related compensation proposal and the adjournment proposal.

Broker non-votes are shares held in “street name” by brokers, banks and other nominees that are present or represented by proxy at the special meeting, but with respect to which the broker, bank or other nominee is not instructed by the beneficial owner of such shares how to vote on a particular proposal and such broker, bank or other nominee does not have discretionary voting power on such proposal. Because, under NYSE rules, brokers, banks and other nominees holding shares in “street name” do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement, if a beneficial owner of shares of G&W common stock held in “street name” does not give voting instructions to the broker, bank or other nominee, then those shares will not be permitted under NYSE rules to be voted at the special meeting, and thus will not be counted as present in person or by proxy at the special meeting. The vote to approve the merger proposal is based on the total number of shares of G&W common stock outstanding at the close of business on the record date, not just the shares that are counted as present in person or by proxy at the special meeting. As a result, if you fail to issue voting instructions to your broker, bank or other nominee, it will have the same effect as a vote “AGAINST” the merger proposal, but will have no effect on the approval of the named executive officer merger-related compensation proposal or the adjournment proposal.

Failure to Vote

If you are a stockholder of record and you do not sign and return your proxy card by mail or vote over the Internet, by telephone or in person at the special meeting, your shares will not be voted at the special meeting, will not be counted as present in person or by proxy at the special meeting and will not be counted as present for purposes of determining whether a quorum exists.

As discussed above, under NYSE rules, brokers and other record holders do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement. Accordingly, if you are the beneficial owner of shares held in “street name” and you do not issue voting instructions to your broker, bank or other nominee, your shares will not be voted at the special meeting and will not be counted as present in person or by proxy at the special meeting or counted as present for purposes of determining whether a quorum exists.

A failure to vote will have no effect on the outcome of the named executive officer merger-related compensation proposal or the adjournment proposal, assuming that a quorum exists. However, the vote to approve the merger proposal is based on the total number of shares of G&W common stock outstanding at the close of business on the record date, not just the shares that are counted as present in person or by proxy at the special meeting. As a result, if you fail to vote your shares, it will have the same effect as a vote “AGAINST” the merger proposal.

Voting by G&W’s Directors and Executive Officers

At the close of business on the record date, directors and executive officers of G&W and their affiliates were entitled to vote [●] shares of G&W Class A common stock and [●] shares of G&W Class B common stock, representing [●]% of the voting power of G&W common stock entitled to vote at the special meeting. G&W’s directors and executive officers have informed us that they intend to vote their shares in favor of the merger proposal and the other proposals to be considered at the special meeting, although none of G&W’s directors and executive officers is obligated to do so.

Voting at the Special Meeting

If your shares are registered directly in your name with our transfer agent, you are considered a “stockholder of record.” Stockholders of record can vote their shares of G&W common stock in the following four ways: (i) by indicating your vote by completing, signing and dating the proxy card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you, (ii) by submitting your proxy by telephone by dialing the toll-free number 1-800-690-6903, (iii) by submitting your proxy over the Internet by going to www.proxyvote.com or (iv) by attending the special meeting and voting your shares in person. Even if you plan to attend the special meeting, G&W encourages you to submit a proxy in advance by Internet, telephone or mail so that your shares will be represented and voted at the special meeting if you later decide not to attend the special meeting. Telephone and Internet facilities for the submission of a proxy to vote shares will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on [●], 2019 for the voting of shares held by stockholders of record or held in “street name” and will close at 11:59 p.m. Eastern Time on [●], 2019 for the voting of shares held by participants in our stock purchase plan. Proxy cards mailed with respect to shares held by stockholders of record or held in “street name” must be received no later than [●], 2019 in order to be counted in the vote. Proxy cards mailed with respect to shares held by participants in our stock purchase plan must be received no later than [●], 2019 in order to be counted in the vote.

•

By Internet—You may submit your proxy by going to www.proxyvote.com and by following the instructions on how to complete an electronic proxy card. You will need the 16-digit number included on your proxy card in order to vote by Internet.

•

By Telephone—You may submit your proxy by dialing 1-800-690-6903 and by following the recorded instructions. You will need the 16-digit number included on your proxy card in order to vote by telephone.

•

By Mail—You may vote by mail by indicating your vote by completing, signing and dating the proxy card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

•

At the Special Meeting—If you are a stockholder of record and prefer to vote your shares at the special meeting, you must bring proof of identification along with your notice of the special meeting or proof of ownership.

If your shares are held by your broker, bank or other nominee, you are considered the beneficial owner of shares held in “street name” and you will receive a form from your broker, bank or other nominee seeking instruction from you as to how your shares should be voted. You should instruct your broker, bank or other nominee how to vote your shares on each proposal in accordance with your voting instruction form. If you beneficially own your shares and receive a voting instruction form, you can vote by following the instructions on your voting instruction form. Please refer to information from your bank, broker or other nominee on how to submit voting instructions. Stockholders who hold their shares in “street name” are not able to vote at the special meeting unless they have a “legal proxy,” executed in their favor, from the stockholder of record (broker, bank or other nominee) giving them the right to vote the shares at the special meeting.

Stockholders who are entitled to vote at the special meeting may attend the special meeting. You will need to demonstrate that you were a stockholder on the record date to be admitted to the meeting and bring proof of identification along with your notice of the special meeting or proof of ownership. If your shares are held in the name of your bank, broker or through our stock purchase plan or other holder of record, you will also need to bring evidence of your beneficial stock ownership, though shares held through our stock purchase plan cannot be voted in person at the annual meeting. If you do not have proof that you owned G&W common stock as of the record date, you may not be admitted to the meeting.

Revocation of Proxies

You can change or revoke your proxy at any time before the final vote at the special meeting. If you are the stockholder of record, you may change or revoke your proxy by:

•

sending a written statement to that effect to our Corporate Secretary, provided such statement is received no later than [●], 2019 with respect to shares held by stockholders of record or held in “street name” and no later than [●], 2019 with respect to shares held by participants in our stock purchase plan;

•

submitting a new proxy by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m. (Eastern Time) on [●], 2019 with respect to shares held by stockholders of record or held in “street name” and [●], 2019 with respect to shares held by participants in our stock purchase plan;

•

submitting a properly signed proxy card with a later date that is received no later than [●], 2019 with respect to shares held by stockholders of record or held in “street name” and no later than [●], 2019 with respect to shares held by participants in our stock purchase plan; or

•	attending the special meeting and voting in person.

If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy in person at the special meeting if you obtain a proxy, executed in your favor, from the stockholder of record (broker, bank or other nominee) giving you the right to vote the shares.

If you submit a proxy or provide instructions to vote your shares and do not thereafter revoke such proxy or change such instructions in accordance with one of the methods set forth above, your shares will be represented and voted at the special meeting in accordance with your instructions.

Solicitation of Proxies

The G&W Board is soliciting your vote, and G&W will bear the cost of soliciting proxies. Innisfree M&A Incorporated has been retained to assist with the solicitation of proxies. Innisfree M&A Incorporated will be paid approximately $25,000, plus certain additional per-service fees, and will be reimbursed for certain fees and expenses for these and other advisory services in connection with the special meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, banks and other nominees to the beneficial owners of shares of G&W common stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by Innisfree M&A Incorporated or, without additional compensation, by certain of G&W’s directors, officers and employees.

Adjournment

In addition to the merger proposal and the named executive officer merger-related compensation proposal, G&W stockholders are also being asked to approve the adjournment proposal, which will enable the adjournment of the special meeting for the purpose of soliciting additional votes in favor of the merger proposal if there are not sufficient votes at the time of the special meeting to approve the merger proposal. If a quorum is not present, the person presiding at the special meeting may adjourn the special meeting from time to time until a quorum is present. If the adjournment is for more than 30 days, or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting. In addition, the special meeting could be postponed before it commences, subject to the terms of the merger agreement. If the special meeting is adjourned or postponed, stockholders who have already submitted their proxies will be able to revoke them at any time prior to the final vote on the proposals. If you return a proxy and do not indicate how you wish to vote on the adjournment proposal, your shares will be voted in favor of the adjournment proposal.

The G&W Board unanimously recommends a vote “FOR” the adjournment proposal, if necessary or appropriate, to solicit additional proxies.

Other Information

You should not send documents representing G&W common stock with the proxy card. If the merger is completed, the paying agent for the merger will send you transmittal materials and instructions for exchanging your shares of G&W common stock for the consideration to be paid to former G&W stockholders in connection with the merger.

Questions

If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact Innisfree M&A Incorporated, our proxy solicitor, by calling [●].

THE MERGER PROPOSAL

(PROPOSAL 1)

The discussion of the merger in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and hereby is incorporated by reference into this proxy statement.

Structure of the Merger

Subject to the terms and conditions of the merger agreement and in accordance with the DGCL, at the effective time, Merger Sub will merge with and into G&W, the separate corporate existence of Merger Sub will cease and G&W will survive the merger as a wholly-owned subsidiary of Parent.

What Stockholders Will Receive in the Merger

At the effective time, each outstanding share of G&W common stock (other than excluded shares) will be automatically converted into the right to receive $112.00 in cash, without interest and subject to any applicable withholding taxes. After the merger is completed, holders of shares of G&W common stock will have only the right to receive a cash payment in respect of their shares of G&W common stock, and will no longer have any rights as holders of G&W common stock, including voting or other rights. Shares of G&W common stock held by us or by Parent, Merger Sub or any of our or Parent’s wholly-owned subsidiaries, in each case, not held on behalf of third parties, immediately prior to the effective time will be cancelled at the effective time.

Treatment of G&W Equity Awards

Stock Options. Immediately prior to the effective time, except as otherwise agreed to in writing between a holder and Parent, each outstanding option to purchase shares of G&W common stock will automatically become immediately vested and be cancelled and the holder will be entitled to receive an amount in cash, without interest and less any applicable withholding taxes, equal to (i) the number of shares subject to the option multiplied by (ii) the excess, if any, of $112.00 over the exercise price per share of the option, payable in a lump sum through G&W’s payroll system or by check as soon as reasonably practicable after the effective time.

Stock Units. Immediately prior to the effective time, except as otherwise agreed to in writing between a holder and Parent, each outstanding G&W deferred stock unit, restricted stock unit (other than a PSU), phantom stock unit, restricted share or similar stock right (in each case, a “Stock Unit”) will automatically become immediately vested, and each Stock Unit will be cancelled and the holder will be entitled to receive, at or promptly following the effective time, an amount in cash, without interest and less any applicable withholding taxes, equal to (x) the total number of shares subject to the Stock Unit immediately prior to the effective time multiplied by (y) $112.00, payable in a lump sum through G&W’s payroll system or by check as soon as reasonably practicable after the effective time.

PSUs. Immediately prior to the effective time, except as otherwise agreed to in writing between a holder and Parent, each outstanding G&W performance-based restricted stock unit (“PSU”) will automatically become immediately vested, and each PSU will be cancelled, with the holder being entitled to receive an amount in cash, without interest and less any applicable withholding taxes, equal to (i) with respect to each PSU with a performance period beginning January 1, 2019 and ending December 31, 2021, (A) if the effective time occurs prior to January 1, 2020, an amount in cash, without interest and less any applicable withholding taxes, equal to (x) the total number of shares subject to the PSU immediately prior to the effective time, calculated based on target-level performance, multiplied by (y) $112.00 and (B) if the effective time occurs on or after January 1, 2020, an amount in cash equal to (x) the total number of shares subject to the PSU as of immediately prior to the effective time, calculated based on actual-level performance, calculated with the applicable performance period running through the date of the Company’s most recently completed quarterly financial results prior to the closing, pursuant to and in accordance with the terms of such PSU, multiplied by (y) $112.00, and (ii) with respect to all other PSUs, an amount in cash, without interest and less any applicable withholding taxes, equal to (x) the total number of shares subject to the PSU immediately prior to the effective time, calculated based on actual performance achieved, in accordance with the terms of each PSU, multiplied by (y) $112.00.

ESPPs. With respect to the Amended and Restated Genesee & Wyoming Inc. Employee Stock Purchase Plan (the “stock purchase plan”), (i) the stock purchase plan will terminate immediately prior to the effective time and no further rights will be granted or exercised under the stock purchase plan, (ii) no enrollment for offering periods will be commenced on or after the date of the merger agreement, (iii) if the closing occurs prior to the end of the current offering period, a new exercise date will be set under the stock purchase plan, which date will be the business day immediately prior to the anticipated closing date, (iv) participants in the stock purchase plan may not alter their payroll deductions from those in effect on the date of the merger agreement (other than to discontinue participation in the stock purchase plan) and (v) the amount of the accumulated contributions of each participant under the stock purchase plan as of immediately prior to the effective time will, to the extent not used to purchase shares of common stock, be refunded to such participant as promptly as reasonably practicable following the effective time (without interest).

Effects on G&W if the Merger Is Not Completed

If the merger proposal is not approved by G&W stockholders or if the merger is not completed for any other reason, G&W stockholders will not receive any payment for their shares in connection with the merger. Instead, G&W will remain an independent public company and shares of G&W Class A common stock will continue to be listed and traded on the NYSE. In addition, if the merger is not completed, G&W expects that management will operate G&W’s business in a manner similar to that in which it is being operated today and that G&W stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including, without limitation, risks related to the competitive industry in which G&W operates and adverse economic conditions.

Furthermore, if the merger is not completed, and depending on the circumstances that would have caused the merger not to be completed, it is likely that the price of G&W’s common stock will decline significantly. If that were to occur, it is uncertain when, if ever, the price of G&W’s common stock would return to the price at which it trades as of the date of this proxy statement.

Accordingly, if the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of G&W common stock. If the merger is not completed, the G&W Board will continue to evaluate and review G&W’s business operations, properties, share buyback policy and capitalization, among other things, make such changes as are deemed appropriate, and continue to seek to identify strategic alternatives to enhance stockholder value. If the merger proposal is not approved by G&W stockholders or if the merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to G&W will be offered or that G&W’s business, prospects or results of operation will not be adversely impacted.

Further, upon termination of the merger agreement, under certain specified circumstances, G&W may be required to pay a termination fee of $194,000,000 to Parent pursuant to the terms and conditions of the merger agreement. Upon termination of the merger agreement, under certain specified circumstances, Parent may be required to pay G&W a reverse termination fee of $388,000,000 pursuant to the terms and conditions of the merger agreement. See the section entitled “The Merger Agreement—Termination Fees and Expenses” beginning on page [●] for a discussion of the circumstances under which either party will be required to pay a termination fee.

Background of the Merger

On an ongoing basis, G&W and the G&W Board, together with their legal and financial advisors, have reviewed and evaluated strategic opportunities and alternatives with a view to enhancing stockholder value. Such opportunities and alternatives included, among other things, remaining as a stand-alone entity, acquisitions of railroads and other companies or businesses in the industries in which G&W operates, dispositions of one or more of G&W’s businesses, stock repurchases and other transactions.

As part of these ongoing evaluations, BofA Merrill Lynch and Morgan Stanley have periodically met with the G&W Board and G&W’s management and advised G&W with respect to such strategic opportunities and alternatives. G&W has had a longstanding relationship with each of BofA Merrill Lynch and Morgan Stanley and retained BofA Merrill Lynch and Morgan Stanley to act as its financial advisors in connection with the proposed merger. G&W selected each of BofA Merrill Lynch and Morgan Stanley based on its respective experience in transactions similar to the merger, qualifications, expertise and reputation and its knowledge of G&W and its business and the industries in which G&W conducts its business. Each of BofA Merrill Lynch and Morgan Stanley, as part of its respective investment banking business, is continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, leveraged buyouts and other transactions, as well as for corporate initiatives and other purposes.

In early October 2017, the G&W Board held a regularly scheduled retreat with members of G&W’s senior management in attendance to discuss and update G&W’s strategic plan. The discussions covered a wide range of topics and addressed, among other matters, macroeconomic factors and factors specific to G&W’s business that have affected or could affect G&W’s performance, potential acquisitions and investments of various sizes (noting in particular the recent acquisition of Florida East Coast Railway by Grupo Mexico and the consideration paid in such transaction), initiatives to improve operational efficiency, risks to achieving G&W’s strategic plan and the growth of infrastructure funds. At various times during and at the conclusion of the meetings (and consistent with its typical practice), the G&W Board met first in executive session without members of management present, other than Jack Hellmann, G&W’s chief executive officer and chairman of the G&W Board, and then met in an independent session, without Mr. Hellmann present. Following these discussions, and in furtherance of the G&W Board’s efforts to broadly assess value maximizing alternatives available to G&W, the G&W Board instructed members of G&W’s senior management to confer with BofA Merrill Lynch and Morgan Stanley and begin a more formal review of potential strategic alternatives for review at the following meeting of the G&W Board.

In late October and early November 2017, the G&W Board held a series of meetings with members of G&W’s senior management and representatives of each of BofA Merrill Lynch, Morgan Stanley and Simpson Thacher & Bartlett LLP (“Simpson Thacher”), G&W’s outside counsel, in attendance. At these meetings, among other things, a representative of Simpson Thacher reviewed with the G&W Board its fiduciary duties in the context of a review of strategic alternatives. Representatives of BofA Merrill Lynch and Morgan Stanley reviewed with the G&W Board various preliminary financial analyses based on G&W’s then-current strategic plan, the state of the rail industry generally, G&W’s share price performance, potential drivers of growth and potential strategic alternatives available to G&W, including continuing to operate as a standalone public company, returning capital to stockholders (including via a debt financed buyback or special dividend), portfolio realignment (including via sales of certain existing businesses) and a potential sale of G&W. With respect to a potential sale of G&W, BofA Merrill Lynch and Morgan Stanley provided the G&W Board their views as to the potential bidders that would likely have both the interest and financial capability to engage in a potential acquisition of G&W, as well as the risks and benefits of reaching out to multiple potential bidders. BofA Merrill Lynch and Morgan Stanley highlighted both financial investors, with an emphasis on large infrastructure investors, as well as strategic buyers (including competitors of G&W), noting likely interest, financial capability and potential impediments or challenges associated with such parties pursuing a potential acquisition of G&W. The financial advisors also noted prior or current engagements or relationships between the applicable financial advisor and the potential bidders during an October 25, 2017 meeting of the G&W Board. Subsequently, at the conclusion of the meeting of the G&W Board held on November 1, 2017, the G&W Board directed members of G&W’s senior management and BofA Merrill Lynch and Morgan Stanley to commence discussions with a targeted group of large infrastructure investors. The targeted group was selected based on their higher likelihood of interest, their ability to pay a higher price than other financial investors because of their lower cost of capital and the likelihood that a potential sale involving such investors would have fewer regulatory or commercial challenges than a transaction with certain strategic competitors. The G&W Board determined that speaking to this targeted group to explore a potential sale would help the G&W Board better assess G&W’s valuation in a potential sale transaction and, therefore, the relative desirability of that particular strategic alternative.

In early November 2017, representatives of BofA Merrill Lynch and Morgan Stanley, on behalf of G&W and consistent with the G&W Board’s directives, began to reach out to prospective buyers. Twelve prospective bidders were contacted, including (1) Brookfield, (2) GIC SI, (3) the infrastructure group of a U.S.-based private equity firm (“Party A”), (4) a U.S.-based infrastructure private equity firm (“Party B”), (5) the infrastructure group of a non-U.S. private equity firm (“Party C”) and (6) a U.S.-based infrastructure private equity firm (“Party D”). Of those contacted, nine prospective bidders, including Brookfield, GIC SI, Party A, Party C and Party D, expressed interest and executed confidentiality agreements. Such confidentiality agreements included a prohibition on the counterparty contacting debt or equity financing sources without G&W’s prior approval, as well as a standstill provision, key provisions of which (including a prohibition on making private acquisition proposals to G&W) would automatically expire in the event G&W were to enter into a definitive agreement relating to certain extraordinary transactions, including the transactions contemplated by the merger agreement.

On November 16, 2017, the G&W Board met with members of G&W’s senior management and representatives of each of BofA Merrill Lynch, Morgan Stanley and Simpson Thacher to discuss the status of the “market check”, the engagement with the bidders to date and the potential formation of various consortia among the bidders contacted by BofA Merrill Lynch and Morgan Stanley based on the benefits and detriments of combining certain bidders, including the bidders’ stated preferences, the effect on potential regulatory matters and their likely capital needs.

On November 20, 2017, Mr. Hellmann had a discussion with a U.S.-based railroad holding company (“Party E”) at such party’s request, to discuss Party E’s view of the possibility of a strategic combination between Party E and G&W. Party E had not submitted a proposal or otherwise provided any details on the principal terms, structure or financing of such a strategic combination. Mr. Hellmann informed Party E that any specific proposal that would be value enhancing for G&W’s stockholders would be reviewed by the G&W Board.

Over the course of November and early December 2017, each of the potential bidders that signed a confidentiality agreement conducted due diligence and was provided with a “confidential information package” containing details of G&W’s operations and a financial model and participated in its own presentation by G&W management. The bidders were asked to submit written preliminary indications of interest by December 20, 2017 should they wish to continue exploring a potential acquisition of G&W.

On December 20, 2017, written preliminary indications of interest were submitted by Party D, a consortium consisting of Brookfield and a non-U.S. pension fund manager and a consortium consisting of Party C, GIC SI and a non-U.S. pension fund manager. The written indications of interest received valued G&W at prices between $90 and $100 per share of G&W common stock in cash and were subject to, among other qualifications, completing due diligence and obtaining financing commitments. Prior to the December 20th bid submission deadline, a consortium consisting of Party A and a non-U.S. pension fund manager orally indicated that they believed the valuation they were contemplating would not be viewed favorably by the G&W Board and, therefore, did not intend to submit a formal indication of interest. The price per share of G&W common stock as of the close of trading on December 20, 2017 was $78.71.

On December 21, 2017, the G&W Board held an in person meeting with members of G&W’s senior management and representatives of each of BofA Merrill Lynch, Morgan Stanley, Simpson Thacher and Wachtell, Lipton, Rosen & Katz (“Wachtell”), counsel to the G&W Board. Representatives of BofA Merrill Lynch and Morgan Stanley reviewed with the G&W Board the written indications of interest received, including certain financial aspects thereof, and certain financial perspectives regarding G&W on a stand-alone basis. Mr. Hellmann also discussed the possibilities of a strategic acquisition of another railroad and/or a strategic combination with another railroad, noting in particular the preliminary discussion he had on November 20, 2017 with Party E regarding a strategic combination. Following discussion of other strategic alternatives and the indications of interest received relative to G&W’s standalone valuation, the G&W Board determined the valuations presented in the indications of interest would not reasonably be expected to maximize stockholder value and directed G&W’s senior management to end the exploratory “market check” process and to continue to execute on G&W’s stand-alone strategic plan.

During the course of 2018, the G&W Board and senior management continued to assess G&W’s strategic position and considered a variety of potential alternatives to enhance stockholder value, including stock repurchases (including the stock repurchase programs approved in 2018) and additional investments in the United States, Europe and Australia. During this period, following the execution of mutual confidentiality agreements, G&W also engaged in additional, preliminary discussions with Party E and a U.S.-based private equity firm (“Party F”) regarding one or more potential strategic combinations that could involve G&W and a portfolio company of Party F, Party E or a combination of the two.

On May 23, 2018, the G&W Board held a regularly scheduled meeting with members of G&W’s senior management and discussed, among other things, the most recent discussions with Party E regarding a potential strategic combination and other potential strategic alternatives that could enhance stockholder value, including operational improvements, share repurchases and investments.

Thereafter, discussions between G&W and Party E continued, but a strategic combination ultimately did not materialize due to, among other things, differing views as to valuation, potential synergies and transaction execution complexity. As a result, the G&W Board determined that it was in the best interests of G&W for G&W’s management team to focus on execution of G&W’s strategic plan for 2018 and further explore ways to enhance stockholder value.

On October 25, 2018, the G&W Board held a regularly scheduled meeting with members of G&W’s senior management and discussed, among other things, G&W’s recent financial and operating performance, the state of the rail industry, including recent acquisitions and divestitures by other participants in the rail industry, and potential strategic alternatives to enhance stockholder value such as potential transactions, operational improvements and share repurchases. Following discussion, the G&W Board approved a new $500 million share repurchase program.

On November 9, 2018, Mr. Hellmann received a call from a U.S. activist investment firm (“Investor A”). On the call, a representative of Investor A stated that Investor A had recently taken a significant position in G&W’s common stock in partnership with the owner of another U.S. short-line railroad holding company and requested a meeting with G&W’s management team to discuss, among other things, G&W’s operations, capital allocation and portfolio alignment. On November 10, 2018, Mr. Hellmann informed the G&W Board of his call with Investor A.

On November 18, 2018, the G&W Board met telephonically with members of G&W’s senior management and representatives of each of Morgan Stanley and Simpson Thacher in attendance. Among other things, Mr. Hellmann reviewed with the G&W Board recent calls he had had with existing investors, including Investor A. Representatives of Morgan Stanley reviewed with the G&W Board investors in G&W common stock, G&W’s historical financial and operating performance and the recent performance of G&W and other participants in the railroad industry.

On November 30, 2018, the G&W Board met telephonically with members of G&W’s senior management and representatives of each of Morgan Stanley, Simpson Thacher and Wachtell in attendance. Mr. Hellmann updated the G&W Board on the meetings referred to at the November 18, 2018 board meeting with certain of G&W’s investors and discussion ensued regarding further engagement with such investors. Representatives of Morgan Stanley also reviewed the evaluation of strategic alternatives undertaken by G&W in late 2017, including the “market check” process, and how the performance of G&W and the infrastructure environment have changed since the “market check” process. Members of G&W’s senior management also reviewed the process of updating the Company’s 2017 strategic plan. Following discussion among the G&W Board, the G&W Board directed members of G&W’s senior management to update G&W’s strategic plan so that the G&W Board could further assess strategic alternatives currently available to the Company.

On December 19, 2018, the G&W Board met telephonically with members of G&W’s senior management and representatives of each of BofA Merrill Lynch, Morgan Stanley, Simpson Thacher and Wachtell in attendance. Members of G&W’s senior management presented a draft of the updated strategic plan, compared the updated strategic plan with the strategic plan prepared as part of the evaluation of strategic alternatives in 2017 and discussed key assumptions underlying the updated strategic plan, including regional growth rates, projected capital expenditures, potential acquisitions and investments and macroeconomic factors in the United States and globally. Representatives of BofA Merrill Lynch and Morgan Stanley reviewed with the G&W Board the recent performance of G&W and other participants in the rail industry, preliminary financial perspectives regarding G&W (including standalone financial perspectives updated from the 2017 “market check” process) and an examination of possible strategic alternatives available to G&W, including executing on the updated strategic plan, incurring debt to repurchase additional stock or to finance a dividend, divesting one or more of G&W’s businesses or undertaking a new sale process. Following a discussion, the G&W Board concluded that it wanted to consider further potential strategic alternatives and it therefore directed G&W’s senior management to, among other things, work with BofA Merrill Lynch, Morgan Stanley and Simpson Thacher to develop a framework for a potential sale process, evaluate the considerations associated with a sale of one of G&W’s businesses and provide additional detail to further refine the U.S. strategic plan assumptions.

On December 20, 2018, Investor A delivered a letter to Mr. Hellmann addressed to the G&W Board together with additional information that, among other things, stated that they collectively owned 9.7% of the common stock and economic equivalents of G&W, although G&W was not able to confirm the details of the nature or amount of Investor A’s ownership through public filings, and had certain suggestions regarding G&W’s recent performance, areas for potential operational improvement based on the operations of another U.S. railroad holding company and potential strategic alternatives that G&W could undertake. In its letter, Investor A indicated that it would be willing to enter into a confidentiality agreement to facilitate further discussions regarding these matters.

On January 4, 2019, the G&W Board met telephonically with members of G&W’s senior management and representatives of each of BofA Merrill Lynch, Morgan Stanley, Simpson Thacher and Wachtell in attendance. Mr. Hellmann updated the G&W Board on the letter and other information received from Investor A, and members of G&W’s senior management reviewed such information with the G&W Board. Representatives of BofA Merrill Lynch and Morgan Stanley discussed potential next steps to facilitate additional discussions with Investor A, including the possibility of entering into a confidentiality agreement. Following discussion, the G&W Board directed G&W’s senior management to begin negotiations with Investor A on a confidentiality agreement to further G&W’s interest in obtaining relevant information from Investor A and mitigating any potential distraction from such investor while G&W continued its process of assessing its strategic alternatives.

At the same meeting of the G&W Board, representatives of BofA Merrill Lynch and Morgan Stanley also reviewed G&W’s recent performance and potential strategic alternatives available to G&W, including execution on the updated strategic plan, the potential processes and timing of a potential divestiture of one of G&W’s businesses or a sale of G&W. Following discussion, the G&W Board directed G&W’s senior management to continue to update the strategic plan. To facilitate the updating of the strategic plan, the G&W Board unanimously approved the formation of a committee of the G&W Board designated as the “Operations Sub-Committee” consisting of Mr. Hellmann, Richard Bott, Bruce Carter, Øivind Lorentzen III, Albert Neupaver and Mark Scudder, to efficiently review updated drafts of the strategic plan and provide feedback to G&W’s senior management prior to their presenting an updated strategic plan at a subsequent meeting of the G&W Board.

On January 8, 2019, Mr. Hellmann spoke to a representative of Investor A to discuss the letter and other information received on December 20, 2018, and to ask Investor A to speak to representatives of BofA Merrill Lynch and Morgan Stanley to discuss the possibility of entering into a confidentiality agreement to facilitate further discussions. The next day, representatives of BofA Merrill Lynch and Morgan Stanley spoke with representatives of Investor A.

On January 15, 2019, the Operations Sub-Committee met telephonically to review the updated strategic plan received from members of G&W’s senior management. The Operations Sub-Committee evaluated the assumptions on which the updated strategic plan was based, including the achievability of the projected growth in earnings and risks to G&W’s business in light of the recent performance of the global economy, and considered the treatment of specific items in the updated strategic plan, including potential acquisitions and dispositions in North America and the ongoing restructuring of G&W’s U.K. operations. Following further discussion, the Operations Sub-Committee provided Mr. Hellmann with its feedback and asked members of G&W’s senior management to revise the strategic plan to take into account its comments, including to establish as a strategic priority the achievement of certain operating enhancements.

On January 21, 2019, the G&W Board met telephonically with members of G&W’s senior management and a representative of Simpson Thacher in attendance. Mr. Hellmann and other members of G&W’s senior management reviewed with the G&W Board the feedback received from the Operations Sub-Committee on the updated strategic plan and provided additional detail on aspects of the updated strategic plan, the final draft of which was to be presented at the next meeting of the G&W Board, and reviewed with the G&W Board the execution by G&W management on the strategic plan during 2018. Mr. Hellmann updated the G&W Board on his discussion with Investor A on January 8, 2019 and the discussion between representatives of BofA Merrill Lynch and Morgan Stanley and Investor A on January 9, 2019, and a representative of Simpson Thacher reviewed the terms of the draft confidentiality agreement received from Investor A, which, after negotiation between the parties, was ultimately executed on February 28, 2019 and included a standstill provision, key provisions of which (including a prohibition on making acquisition proposals to G&W) would automatically expire in the event G&W were to enter into a definitive agreement relating to certain extraordinary transactions, including the transactions contemplated by the merger agreement.

On January 31, 2019, the G&W Board held an informal meeting with members of G&W’s senior management in attendance. During the informal meeting, members of G&W’s senior management reviewed with the G&W Board, among other things, the final draft of the updated strategic plan and the changes from prior drafts of the updated strategic plan. The G&W Board had a preliminary discussion of these matters, among others, and a formal meeting of the G&W Board was convened on February 1, 2019, with members of G&W’s senior management and representatives of each of BofA Merrill Lynch, Morgan Stanley, Simpson Thacher and Wachtell in attendance. Representatives of BofA Merrill Lynch and Morgan Stanley reviewed with the G&W Board various strategic alternatives available to G&W, including executing on the updated strategic plan, pursuing a sale of one of G&W’s businesses, repurchasing stock using sale proceeds and selling the entire company. Representatives of BofA Merrill Lynch and Morgan Stanley also reviewed, in the event the G&W Board were to explore a potential sale of the entire company, the different processes that could be undertaken. Representatives of BofA Merrill Lynch and Morgan Stanley reviewed the benefits and risks of each approach and recommended that, if a sale process were to be pursued, a targeted outreach would present a lower risk of a disruptive leak and focusing on parties that had participated in the 2017 “market check” process would allow the G&W Board to more quickly determine an indicative valuation in light of the familiarity that those parties had with G&W’s business through the 2017 “market check” process. The G&W Board discussed various strategic alternatives available to G&W and determined that G&W’s senior management should continue to explore strategic alternatives, including a potential sale of G&W, and should work with BofA Merrill Lynch and Morgan Stanley to prepare a management presentation and engage in other preparatory work to undertake a potential sale utilizing the targeted outreach process outlined by the representatives of BofA Merrill Lynch and Morgan Stanley. The identities of the parties to be contacted in such targeted outreach was discussed, as well as potential consortia comprised of certain of such parties, and a preference to contact parties who participated in, or were contacted in connection with, the 2017 “market check” process, including Brookfield, GIC SI, Party D and Party C, was confirmed.

Over the course of the following weeks, members of G&W’s senior management worked with representatives of BofA Merrill Lynch and Morgan Stanley to prepare for the potential sale process as directed by the G&W Board.

On February 13, 2019, a representative of Morgan Stanley received an inquiry from a representative of a non-U.S. private equity firm (“Party G”), expressing its interest in a potential acquisition of G&W. Following discussions among G&W senior management and representatives of each of BofA Merrill Lynch and Morgan Stanley, and notwithstanding discussions regarding such party’s lack of previous investments in the U.S. rail industry and the reasons previously considered by G&W for not including Party G in the 2017 “market check” process, an introductory meeting between Party G and Mr. Hellmann was arranged for March 25, 2019 so Party G’s interest in a potential acquisition could be further assessed and then discussed with the G&W Board.

Also in February 2019, representatives of each of BofA Merrill Lynch and Morgan Stanley received inquiries from a representative of Party A expressing its continued interest in a potential acquisition of G&W and indicating that it would be able to improve on the valuation it had proposed in the 2017 “market check” process. Following discussions among G&W senior management and representatives of each of BofA Merrill Lynch and Morgan Stanley, BofA Merrill Lynch and Morgan Stanley asked Party A to provide additional information as to why it believed it could now offer a meaningfully higher valuation so that such feedback could be discussed with the G&W Board.

During the course of February 2019, taking into account final feedback from the Operations Sub-Committee and the other members of the G&W Board, G&W management finalized the G&W strategic plan, which we refer to as the “Financial Projections” (discussed under “The Merger—Certain Financial Projections”).

On February 27, 2019, a representative of BofA Merrill Lynch received an inquiry from a representative of Party B expressing its interest in a potential acquisition of G&W and indicating that it would need to speak to one equity partner to explore a potential acquisition of G&W (identified as a non-U.S. pension fund manager (“Party H”)). Following discussions with BofA Merrill Lynch and Morgan Stanley, G&W’s senior management concluded that, while Party B declined to participate in the 2017 “market check” process, it had been invited to that process and the inclusion of Party B in the current process would be in the best interests of G&W and consistent with the G&W Board’s directives.

On March 1, 2019, on behalf of G&W and consistent with the G&W Board’s directives, representatives of BofA Merrill Lynch and Morgan Stanley began targeted outreach to Brookfield, GIC SI, Party D, Party C and Party B. As it had previously noted, Party B asked to partner with Party H, and, following discussions with representatives of each of BofA Merrill Lynch, Morgan Stanley and Simpson Thacher, G&W’s senior management determined it was in the best interests of G&W and the potential sale process to permit Party B to partner with Party H. Over the course of March 2019, Brookfield, GIC SI, Party D and Party C entered into amendments extending the confidentiality agreements they had entered into in connection with the 2017 “market check” process, and each of Party B and Party H entered into confidentiality agreements, which confidentiality agreements included a prohibition on the counterparty contacting debt or equity financing sources without G&W’s prior approval, as well as a standstill provision, key provisions of which (including a prohibition on making private acquisition proposals to G&W) would automatically expire in the event G&W were to enter into a definitive agreement relating to certain extraordinary transactions, including the transactions contemplated by the merger agreement.

On March 7, 2019, Mr. Hellmann received a call from Party E’s executive chairman seeking to continue discussions regarding a potential strategic combination between G&W and Party E. Mr. Hellmann agreed to meet with Party E’s executive chairman the following week to discuss whether further discussions would be constructive. On March 9, 2019, in advance of the scheduled meeting, Mr. Hellmann received a letter from Party E’s executive chairman explaining how further discussions could prove fruitful compared to the last time G&W and Party E had discussions regarding a potential strategic combination in 2018.

On March 11, 2019, media reports speculated that G&W was exploring strategic options including a sale of all or a portion of the Company. The price per share of G&W common stock as of the close of trading on March 8, 2019, the last trading day prior to such speculation, was $80.28. Following the release of these reports, representatives of BofA Merrill Lynch and Morgan Stanley received inquiries of varying seriousness from a variety of parties, which were reviewed with members of G&W’s senior management and with the G&W Board at its subsequent March 26, 2019 meeting.

On March 12, 2019, Mr. Hellmann and Matt Walsh, G&W’s executive vice president of global corporate development, met with Party E’s executive chairman and a representative of Party F, a significant stockholder of Party E, to discuss the potential of continuing discussions regarding a potential strategic combination between G&W and Party E. No information about the principal terms, structure or financing of a potential strategic combination was presented at the meeting, and Mr. Hellmann informed Party E’s executive chairman and the representative of Party F that if additional information about a potential strategic combination were presented to him, he would review that information with the G&W Board.

On March 19, 2019, representatives of Party A spoke to representatives of BofA Merrill Lynch and Morgan Stanley to explain why it believed it could now offer an attractive valuation for G&W, particularly as compared to the valuation it was considering in the 2017 “market check” process.

Beginning on March 22, 2019, a “confidential information package” and a financial model containing detailed information about G&W and its operations, including the CIP Projections (discussed under “—Certain Financial Projections”), were made available to potential bidders that had extended an existing confidentiality agreement or executed a new confidentiality agreement. From March 2019 through June 2019 (or, if earlier, the date on which a potential bidder ceased to pursue a potential transaction), each of the potential bidders conducted due diligence, which included review of additional documentary materials, telephonic diligence sessions, site visits and other customary due diligence.

On March 25, 2019, Mr. Hellmann met with representatives of Party G who continued to express Party G’s strong interest in a potential acquisition of G&W. Also on March 25, 2019, representatives of BofA Merrill Lynch and Morgan Stanley received a request from Brookfield to partner with GIC SI. Following discussions with representatives of each of BofA Merrill Lynch, Morgan Stanley and Simpson Thacher, G&W’s senior management determined it was in the best interests of G&W to permit Brookfield to partner with GIC SI. We refer to Brookfield and GIC SI together as “Consortium A”.

On March 26, 2019, the G&W Board met telephonically with members of G&W’s senior management and representatives of each of BofA Merrill Lynch, Morgan Stanley, Simpson Thacher and Wachtell in attendance. Representatives of BofA Merrill Lynch and Morgan Stanley reviewed with the G&W Board the status of the outreach and the potential sale process and the inquiries that had been received to date, including those from Party A and Party G and those received following the publication of media reports speculating that G&W was exploring strategic options. Mr. Hellmann reported on the meeting he had with Parties E and F and the meeting he had with Party G. Following discussion among the G&W Board, including the risks and benefits of expanding the universe of potential bidders, the G&W Board supported the inclusion of Party A and Party G in the process given their demonstrated interest, seriousness and financial capability to consummate a transaction with the Company. The G&W Board also determined that it would assess whether to include Parties E and F in the process in the event they were to submit a more detailed proposal. We refer to Parties E and F together as the “Strategic Consortium”.

On March 28, 2019, Party A entered into an amendment extending the confidentiality agreement it had entered into in connection with the 2017 “market check” process, and Party G entered into a confidentiality agreement on April 2, 2019, which confidentiality agreement included a prohibition on the counterparty contacting debt or equity financing sources without G&W’s prior approval, as well as a standstill provision, key provisions of which (including a prohibition on making private acquisition proposals to G&W) would automatically expire in the event G&W were to enter into a definitive agreement relating to certain extraordinary transactions, including the transactions contemplated by the merger agreement.

During the week of April 1, 2019, and the week of April 8, 2019, members of G&W’s senior management gave presentations on G&W’s business and operations to each potential bidder.

On April 12, 2019, on behalf of G&W, representatives of BofA Merrill Lynch and Morgan Stanley sent each potential bidder a letter setting forth in greater detail the procedures for the potential sale process and asking for initial indications of interest to be submitted by May 2, 2019.

On April 29, 2019, representatives of Party D spoke to representatives of BofA Merrill Lynch and Morgan Stanley and Mr. Hellmann and informed them that Party D would not be submitting an indication of interest because they did not believe that Party D would be able to offer a sufficiently attractive valuation compared to other potential bidders.

On May 1, 2019, Mr. Hellmann received an indication of interest from Party E’s executive chairman on behalf of the Strategic Consortium proposing that Party E would acquire G&W at a price of $110 per share of G&W common stock in cash, with Party F acting as a principal source of equity financing.

On May 2, 2019, representatives of Party C spoke to representatives of BofA Merrill Lynch and Morgan Stanley and Mr. Hellmann and informed them that Party C would not be submitting an indication of interest because, following a recent transaction, they no longer had sufficient capital to engage in the acquisition of G&W.

On May 2, 2019, on behalf of G&W, representatives of BofA Merrill Lynch and Morgan Stanley received four indications of interest to acquire G&W in an all-cash transaction. The indications of interest, each of which was preliminary in nature and made subject to further due diligence, were as follows: Consortium A valued G&W at $115 per share of G&W common stock; Party A valued G&W at $110 per share of G&W common stock; Parties B and H valued G&W at $102.50 per share of G&W common stock; and Party G valued G&W between $100 and $104 per share of G&W common stock.

On May 6, 2019, the G&W Board met telephonically with members of G&W’s senior management and representatives of each of BofA Merrill Lynch, Morgan Stanley, Simpson Thacher and Wachtell in attendance. A representative of Simpson Thacher reviewed with the G&W Board its fiduciary duties, including those in connection with a potential sale of G&W. Representatives of BofA Merrill Lynch and Morgan Stanley reviewed with the G&W Board the indications of interest received from Consortium A, Party A, Parties B and H, Party G and the Strategic Consortium and discussed the considerations in determining whether to continue with the potential sale process and, if so, which bidders should be advanced to the next round of the process. Following discussion among the G&W Board, the G&W Board supported the inclusion of Consortium A, Party A and the Strategic Consortium into the next round of the potential sale process.

On May 6 and 7, 2019, on behalf of G&W and consistent with the G&W Board’s directives, representatives of BofA Merrill Lynch and Morgan Stanley informed Consortium A, Party A and the Strategic Consortium that they would be included in the next round of the potential sale process, informed Parties B and H that they would need to increase their valuation in order to be invited into the next round of the potential sale process and informed Party G that it would not be invited into the next round of the potential sale process based on their current proposed valuation, which was lower (based on either the low end or the midpoint of Party G’s proposed valuation range) than any other valuation received.

On May 8, 2019, a representative of Party B contacted a representative of BofA Merrill Lynch to indicate that it could increase its valuation to between $110 and $112 per share of G&W common stock but would require a different partner in order to do so. As Party A had indicated in its indication of interest that it would not be able to provide all of the equity financing required for a transaction and would need to find one or more equity partners in the next round of the potential sale process, following discussions with representatives of each of BofA Merrill Lynch and Morgan Stanley, G&W’s senior management instructed BofA Merrill Lynch and Morgan Stanley to facilitate discussions between Party A and Party B regarding a potential consortium. That same day, a representative of Party G contacted a representative of Morgan Stanley to indicate that it could increase its valuation but would require a partnership with a company in the railroad industry such as Party E or the assistance of a consultant with operational experience in the railroad industry to help improve its valuation assessment.

On May 9, 2019, Party E entered into an amendment extending the confidentiality agreement it had entered into in connection with discussions regarding a strategic combination with G&W in 2018, and Party F entered into a joinder agreeing to be bound by Party E’s confidentiality agreement. That same day, the Strategic Consortium requested to work with four equity investors as potential financing sources in addition to Party F. Following discussions with representatives of each of BofA Merrill Lynch and Morgan Stanley, G&W’s senior management determined to permit the Strategic Consortium to work with the equity financing sources requested.

On May 10, 2019, representatives of Party A and Party B informed representatives of BofA Merrill Lynch and Morgan Stanley that Party A and Party B had agreed to work together going forward. We refer to Parties A and B together as “Consortium B”.

On May 14, 2019, on behalf of G&W, representatives of BofA Merrill Lynch and Morgan Stanley sent each of Consortium A, Consortium B and the Strategic Consortium a letter setting forth in greater detail the next round of the potential sale process and asking for definitive proposals to be submitted by June 25, 2019.

On May 21, 2019, the G&W Board held a regularly scheduled meeting with members of G&W’s senior management and representatives of each of BofA Merrill Lynch, Morgan Stanley, Simpson Thacher and Wachtell in attendance. Prior to the meeting, a representative of G&W furnished to the G&W Board updated disclosure statements provided by each of BofA Merrill Lynch and Morgan Stanley, which identified prior or current engagements or relationships between the applicable financial advisor and the potential bidders. Representatives of BofA Merrill Lynch and Morgan Stanley reviewed with the G&W Board the feedback received from the bidders, including the partnership between Party A and Party B and the request from Party G to partner with a company or consultant in the railroad industry. A representative of Simpson Thacher reviewed with the G&W Board a draft merger agreement, which contemplated, among other things, a “hell or high water” antitrust and regulatory efforts standard requiring the acquiror to take all actions to obtain all necessary antitrust and regulatory approvals, the ability of G&W to terminate the merger agreement to accept a superior proposal, a company termination fee equal to 2.5% of transaction equity value and a reverse termination fee equal to 8.0% of transaction equity value. Following discussion among the G&W Board, the G&W Board determined that it was not reasonably likely that Party G would be able to increase its valuation in light of Party E already participating in the sale process and thus not being able to work with Party G and the G&W Board’s skepticism that a partnership with a consultant with operational experience in the railroad industry would meaningfully improve Party G’s valuation compared to the other indications of interest received. Without representatives of BofA Merrill Lynch and Morgan Stanley present, members of G&W’s senior management also reviewed for the G&W Board the terms of the amendments to the existing engagement letters with BofA Merrill Lynch and Morgan Stanley from the 2017 “market check” process. The amendments did not modify the amount of the fees payable under those engagements letters but extended the term of each financial advisor’s engagement and offered to engage each financial advisor for a sale of one or more of G&W’s businesses in the event a sale of G&W was not pursued and the Board were to elect to engage a financial advisor for such a sale of one or more of G&W’s businesses. Following discussion, the G&W Board approved the terms of the amendments to the existing engagement letters. The amendment to the engagement letter with BofA Merrill Lynch was executed on June 4, 2019, and the amendment to the engagement letter with Morgan Stanley was executed on June 13, 2019.

On May 23, 2019, Brookfield contacted representatives of BofA Merrill Lynch and Morgan Stanley to request permission to contact Party C to discuss a potential sale of G&W’s Australia business in the event that

Consortium A were to acquire G&W. Following discussions with representatives of each of BofA Merrill Lynch and Morgan Stanley, G&W’s senior management agreed to permit Brookfield to contact Party C.

On May 24, 2019, the draft merger agreement was made available to Consortium A, Consortium B and the Strategic Consortium.

On June 2, 2019, the Strategic Consortium contacted representatives of BofA Merrill Lynch and Morgan Stanley to request permission to contact Party D and Party G as potential additional equity financing sources. Following discussions with representatives of each of BofA Merrill Lynch and Morgan Stanley, G&W’s senior management agreed to permit the Strategic Consortium to contact Party D.

On June 7, 2019, the G&W Board met telephonically with members of G&W’s senior management and representatives of each of BofA Merrill Lynch, Morgan Stanley, Simpson Thacher and Wachtell in attendance. Representatives of BofA Merrill Lynch and Morgan Stanley reviewed with the G&W Board the status of the potential sale process, including the consortia that had formed, their requests for additional equity investors and, in one case, a bidder’s request for additional time prior to submission of final bids. The G&W Board ultimately concluded to maintain the current timetable for bid submission to maintain momentum and competitive tension and to continue to permit bidder groups to contact financing sources as necessary to ensure the timely submission of actionable final bids.

On June 12, 2019, the Strategic Consortium informed representatives of BofA Merrill Lynch and Morgan Stanley that, even though they had received G&W’s permission to speak with several equity financing sources, they would not be submitting a proposal because they did not believe they would be able to obtain sufficient equity financing commitments by June 25, 2019.

On June 14, 2019, Consortium A submitted a revised draft of the merger agreement, which contemplated, among other things, that the acquiror’s required efforts to obtain necessary antitrust and regulatory efforts would be more limited relative to the “hell or high water” antitrust and regulatory efforts standard proposed by G&W other than with respect to a divestiture of G&W’s Australia business, a company termination fee equal to 4.0% of transaction equity value and a reverse termination fee equal to 5.5% of transaction equity value. That same day, Consortium B submitted a revised draft of the draft merger agreement, which contemplated, among other things, a “hell or high water” antitrust and regulatory efforts standard with a customary exception limiting acquiror’s required efforts with respect to Consortium B’s investment funds and portfolio companies, a company termination fee equal to 3.5% of transaction equity value and a reverse termination fee equal to 5.0% of transaction equity value.

On June 20, 2019, the G&W Board met telephonically with members of G&W’s senior management and representatives of each of BofA Merrill Lynch, Morgan Stanley and Simpson Thacher in attendance. Representatives of BofA Merrill Lynch and Morgan Stanley reviewed with the G&W Board the status of the potential sale process, including the continued interest of Consortium A and Consortium B as well as their reaction to May carload results and the general macroeconomic environment. Representatives of BofA Merrill Lynch also noted the call they received on June 7, 2019 from a non-U.S. railroad operator, probing into a potential transaction involving G&W and such representatives noted that they had not heard from such party since the initial outreach and did not sense there was a strong interest in pursuing a transaction. Representatives of Simpson Thacher provided the G&W Board with an update as to the status of the bidders’ merger agreement markups, including the proposed conditions to closing and relative regulatory requirements and covenants of each bidder group.

Also on June 20, 2019, representatives of Simpson Thacher spoke with White & Case LLP (“White & Case”), counsel to Consortium A, to provide feedback on the revised draft of the merger agreement submitted by Consortium A. That same day, representatives of Simpson Thacher spoke with counsel to Consortium B to provide feedback on the revised draft of the merger agreement submitted by Consortium B. Later that day, representatives of Simpson Thacher sent a revised draft of the merger agreement to White & Case and counsel to Consortium B, which contemplated, among other things, a “hell or high water” antitrust and regulatory efforts standard with a customary exception limiting the acquiror’s required efforts with respect to its equityholders’ investment funds and portfolio companies, a company termination fee equal to 2.75% of transaction equity value and a reverse termination fee equal to 7.5% of transaction equity value.

On June 25, 2019, representatives of BofA Merrill Lynch and Morgan Stanley received a revised proposal from Consortium A offering to acquire G&W at a price of $109 per share of G&W common stock in cash along with a revised draft of the merger agreement, which contemplated, among other things, that the acquiror’s required efforts to obtain necessary antitrust and regulatory efforts would be more limited relative to the “hell or high water” antitrust and regulatory efforts standard proposed by G&W other than with respect to a divestiture of G&W’s Australia business, a company termination fee equal to 3.5% of transaction equity value and a reverse termination fee equal to 5.75% of transaction equity value. Later that day, representatives of BofA Merrill Lynch and Morgan Stanley received a revised proposal from Consortium B to acquire G&W at a price of $105.50 per share of G&W common stock in cash along with a revised draft of the merger agreement, which contemplated, among other things, a company termination fee equal to 3.33% of transaction equity value and a reverse termination fee equal to 5.75% of transaction equity value.

On the morning of June 26, 2019, following discussions with G&W’s senior management, on behalf of G&W, representatives of each of BofA Merrill Lynch and Morgan Stanley contacted representatives of Consortium A and separately contacted representatives of Consortium B, in each case, to indicate that the bidders’ decrease in valuation compared to their indication of interest would jeopardize their ability to successfully pursue a transaction with G&W. On the call with Consortium A, representatives of BofA Merrill Lynch and Morgan Stanley also expressed G&W’s concern with the limitations included in the revised merger agreement on Consortium A’s efforts to obtain required antitrust and regulatory approvals. That afternoon, representatives of White & Case spoke to representatives of Simpson Thacher to discuss the efforts standard with respect to antitrust and regulatory approvals and revising the merger agreement to require Consortium A to take a wider range of actions to obtain required antitrust and regulatory approvals compared to what had been contemplated in the previous draft of the merger agreement submitted by Consortium A.

On the evening of June 26, 2019, the G&W Board met telephonically with members of G&W’s senior management and representatives of each of BofA Merrill Lynch, Morgan Stanley, Simpson Thacher and Wachtell in attendance. Representatives of BofA Merrill Lynch and Morgan Stanley reviewed with the G&W Board the proposals received and the communications with the bidders earlier that day. A representative of Simpson Thacher reviewed with the G&W Board the respective antitrust and regulatory profiles and financing commitments of Consortium A and Consortium B. Representatives of BofA Merrill Lynch and Morgan Stanley reviewed with the G&W Board, and the G&W Board approved, the proposed next steps with each of Consortium A and Consortium B, including the proposed messages to be delivered by representatives of BofA Merrill Lynch and Morgan Stanley to seek higher valuations from each of Consortium A and Consortium B.

On the morning of June 27, 2019, Consortium B submitted to representatives of BofA Merrill Lynch and Morgan Stanley a revised proposal offering to acquire G&W at a price of $107.50 per share of G&W common stock in cash. In the afternoon, consistent with the G&W Board’s directives, representatives of BofA Merrill Lynch and Morgan Stanley contacted representatives of Consortium A to provide feedback on behalf of the G&W Board and continued to express that, among other things, Consortium A needed to further revise its draft merger agreement to require Consortium A to take a wider range of actions to obtain required antitrust and regulatory approvals and to increase the valuation offered prior to the next meeting of the G&W Board scheduled for the evening of June 28, 2019. Later in the afternoon, consistent with the G&W Board’s directives, representatives of BofA Merrill Lynch and Morgan Stanley contacted representatives of Consortium B to provide feedback on behalf of the G&W Board and expressed that, among other things, Consortium B needed to further increase the valuation offered prior to the next meeting of the G&W Board scheduled for the evening of June 28, 2019 as it may not have another opportunity to do so once that board meeting occurred. Later that evening, a representative of Party B acting on behalf of Consortium B contacted representatives of BofA Merrill Lynch and Morgan Stanley to ask what valuation would be required to have a successful bid. The representatives of BofA Merrill Lynch and Morgan Stanley did not identify any specific valuation but did reiterate the message delivered earlier that afternoon.

Also on June 27, 2019, on behalf of Consortium A, White & Case sent to Simpson Thacher a revised draft of the portion of the merger agreement relating to the antitrust and regulatory efforts standard which contemplated, among other things, an expansion of the actions that Consortium A would be required to take to obtain required antitrust and regulatory approvals. Early in the morning on June 28, 2019, Simpson Thacher sent to White & Case a revised draft of that portion of the merger agreement to further expand the actions that Consortium A would be required to take to obtain required antitrust and regulatory approvals. Later in the morning on June 28, 2019, representatives of White & Case spoke with representatives of Simpson Thacher to discuss that portion of the merger agreement. In the afternoon on June 28, 2019, on behalf of Consortium A, White & Case sent to Simpson Thacher a revised draft of that portion of the merger agreement which provided that Consortium A would be required to take all actions with respect to G&W and its subsidiaries to obtain required antitrust and regulatory approvals unless it resulted in a “material adverse effect”.

Also on June 28, 2019, in the morning, a representative of Party B acting on behalf of Consortium B contacted Mr. Hellmann to ask again whether a certain valuation would lead to a successful bid. Mr. Hellmann directed the representative to speak with representatives of BofA Merrill Lynch and Morgan Stanley. Also that morning, a representative of Party A acting on behalf of Consortium B contacted a representative of BofA Merrill Lynch to inquire whether a valuation of $110.00 per share would be higher than the valuations offered by other bidders and, if not, whether a certain valuation would lead to a successful bid. The representative of BofA Merrill Lynch did not provide any specific guidance as to valuation, and instead reiterated that Consortium B should, if it wished to be the successful bidder, increase its proposed valuation prior to the meeting of the G&W Board later that day. In the afternoon, representatives of Consortium A submitted to representatives of BofA Merrill Lynch and Morgan Stanley a revised proposal offering to acquire G&W at a price of $112.00 per share of G&W common stock in cash. The revised proposal was described as Consortium A’s “best and final” proposal, indicated that it would expire at 8:00 p.m. that evening if not accepted and was conditioned on G&W agreeing to exclusivity with Consortium A. Prior to the start of the G&W Board meeting that evening, Consortium B did not submit a further revised proposal, and the last proposal it had submitted on the morning of June 27, 2019 was to acquire G&W at a price of $107.50 per share of G&W common stock in cash.

On the evening of June 28, 2019, the G&W Board met at G&W’s corporate headquarters with members of G&W’s senior management and representatives of each of BofA Merrill Lynch, Morgan Stanley, Simpson Thacher and Wachtell in attendance. Neither updated disclosure statement reflected any material differences compared to the prior disclosure statements provided to the G&W Board prior to its meeting on May 21, 2019. A representative of Simpson Thacher reviewed with the G&W Board the respective antitrust and regulatory profiles of Consortium A and Consortium B and the material terms of the most recent draft of the merger agreement. Representatives of each of Simpson Thacher and Wachtell also reviewed with the G&W Board its fiduciary duties and discussed the proposed amendment of G&W’s bylaws to include an “exclusive forum” provision. Representatives of BofA Merrill Lynch and Morgan Stanley reviewed with the G&W Board the communications with Consortium A and Consortium B since the last board meeting and revised proposals received from each consortium. Representatives of each of BofA Merrill Lynch and Morgan Stanley reviewed with the G&W Board its respective preliminary financial perspectives regarding G&W. Mr. Hellmann also confirmed for the G&W Board that, consistent with the board’s instructions throughout the process, neither he nor any other member of senior management had any discussions with either Consortium A or Consortium B regarding employment, compensation or equity reinvestment following a transaction. Following discussion among the G&W Board, the G&W Board concluded that Consortium A’s proposal was more favorable to G&W’s stockholders compared to Consortium B’s proposal and that concluding an agreement with Consortium A on the terms being discussed was in the best interests of the Company and its stockholders. As a result, the G&W Board authorized G&W’s senior management to work with Consortium A to seek to finalize a definitive agreement over the weekend for the

G&W Board’s final consideration. The G&W Board determined that the representatives of BofA Merrill Lynch and Morgan Stanley should first attempt to seek a higher valuation from Consortium A in exchange for a grant of exclusivity but, if required by Consortium A in order to proceed in accordance with Consortium A’s final proposal, G&W’s senior management was authorized to agree to exclusivity.

Immediately following the board meeting on June 28, 2019, on behalf of G&W and consistent with the G&W Board’s directives, representatives of BofA Merrill Lynch and Morgan Stanley called representatives of Consortium A to inform them that they had been selected to finalize a definitive agreement with G&W and that G&W was prepared to work with Consortium A on an exclusive basis to do so but would not agree to a formal exclusivity agreement at their proposed price. Following that call, a representative of Party B contacted representatives of BofA Merrill Lynch and Morgan Stanley for an update on the result of the board meeting. Representatives of BofA Merrill Lynch and Morgan Stanley called the representative of Party B and informed the representative that the G&W Board had decided to move forward with another bidder. The representative of Party B inquired as to whether Consortium B would be selected as the successful bidder if it were able to propose a valuation of $110 per share, and the representatives of BofA Merrill Lynch and Morgan Stanley replied that such a valuation would not be sufficient to prevail. The representative of Party B then speculated as to whether specific valuations in excess of $110 per share would be sufficient to prevail, and the representatives of BofA Merrill Lynch and Morgan Stanley did not provide a specific valuation. Afterwards, representatives of BofA Merrill Lynch and Morgan Stanley spoke with representatives of Consortium A who indicated that, as they had described in their “best and final” offer, they would not increase their valuation and would not proceed to finalizing a definitive agreement at their current valuation without a formal exclusivity agreement; accordingly, later that evening G&W agreed to grant exclusivity to Consortium A until 5 p.m. on July 1, 2019. Later that night, following the entry into exclusivity with Consortium A, the representative of Party B called representatives of BofA Merrill Lynch and Morgan Stanley. In light of the exclusivity agreement, the representatives of BofA Merrill Lynch and Morgan Stanley informed the representative of Party B that they were unable to discuss further. Following that call, neither Party B nor the other member of Consortium B had any further contact with G&W or any of its advisors.

Also on June 28, 2019 following the meeting of the G&W Board, Simpson Thacher sent to White & Case a revised draft of the merger agreement, which contemplated, among other things, a company termination fee equal to 3.0% of transaction equity value and a reverse termination fee equal to 6.75% of transaction equity value.

On the afternoon of June 29, 2019, on behalf of Consortium A, White & Case sent to Simpson Thacher a revised draft of the merger agreement, which contemplated, among other things, a company termination fee equal to 3.0% of transaction equity value and a reverse termination fee equal to 6.0% of transaction equity value. On June 30, 2019, Simpson Thacher and White & Case exchanged several drafts of, and held discussions regarding, the merger agreement and related documents.

In the evening of June 30, 2019, the G&W Board met telephonically with members of G&W’s senior management and representatives of each of BofA Merrill Lynch, Morgan Stanley, Simpson Thacher and Wachtell in attendance. Prior to the meeting, a representative of G&W furnished to the G&W Board updated disclosure statements provided by each of BofA Merrill Lynch and Morgan Stanley, which identified prior or current engagements or relationships between the applicable financial advisor and Consortium A or Consortium B. A representative of Simpson Thacher provided the G&W Board with an update on the near final draft of the merger agreement and a summary of the material changes to the merger agreement since the last meeting of the G&W Board on June 28, 2019. At the request of the G&W Board, each of BofA Merrill Lynch and Morgan Stanley reviewed with the G&W Board its financial analysis of the merger consideration and delivered to the G&W Board an oral opinion, which was subsequently confirmed by delivery of a written opinion, dated June 30, 2019, to the effect that, as of the date of its written opinion and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by each financial advisor as set forth in the applicable written opinion, the merger consideration of  $112.00 per share in cash to be received by the holders of the shares of G&W common stock (other than excluded shares)

pursuant to the merger agreement was fair from a financial point of view to such holders of shares of G&W common stock. The full text of the written opinion of each of BofA Merrill Lynch and Morgan Stanley is attached to this proxy statement as Annexes B and C and is incorporated by reference in this proxy statement in its entirety. See also “—Opinion of BofA Merrill Lynch” beginning on page [●] and “—Opinion of Morgan Stanley” beginning on page [●]. A representative of Simpson Thacher then described the resolutions before the G&W Board. After further discussion by the G&W Board, the G&W Board unanimously approved and declared advisable and fair to and in the best interests of G&W and its stockholders, the merger agreement substantially in the form presented to the G&W Board and the merger, and unanimously recommended that G&W stockholders vote to adopt the merger agreement.

Following the approval of the G&W Board of the merger and the merger agreement, early in the morning on July 1, 2019, the parties finalized and executed the merger agreement and the other documentation related to the proposed transaction. Concurrently with the execution of the merger agreement, Brookfield and GIC SI delivered executed debt and equity financing commitment letters providing for the committed debt and equity financing required for the merger.

On July 1, 2019, prior to commencement of trading of G&W’s common stock on the NYSE, G&W and Brookfield issued a joint press release announcing the proposed transaction.

Recommendation of the G&W Board and Reasons for the Merger

The G&W Board recommends that you vote “FOR” the merger proposal.

At a meeting of the G&W Board held on June 30, 2019, the G&W Board, acting in consultation with its outside legal counsel and financial advisors, unanimously determined that the merger, the merger agreement and the other transactions contemplated by the merger agreement are advisable, fair to and in the best interests of G&W and the G&W stockholders, declared advisable and approved the merger, the merger agreement and the other transactions contemplated by the merger agreement, resolved that the merger agreement be submitted to the G&W stockholders for adoption thereby in accordance with applicable law, the merger agreement and the bylaws of G&W at a special meeting of stockholders and recommended that the G&W stockholders vote to adopt the merger agreement.

When you consider the G&W Board’s recommendation, you should be aware that G&W’s directors may have interests in the merger that may be different from, or in addition to, the interests of G&W stockholders generally. These interests are described in the section entitled “The Merger Proposal (Proposal 1)—Interests of G&W Executive Officers and Directors in the Merger.”

In the course of reaching its decision, the G&W Board consulted with our senior management, financial and legal advisors, reviewed a significant amount of information and considered a number of potentially positive factors with respect to the merger and the other transactions contemplated by the merger agreement, including, among others, the following (not necessarily in order of relative importance):

•

Merger consideration. The G&W Board considered the $112.00 per share in cash to be paid as merger consideration in relation to (i) the G&W Board’s estimate of the current and future value of G&W as an independent entity and (ii) the market price of G&W’s common stock on March 8, 2019, the last trading day prior to initial media speculation that G&W was considering a possible transaction.

•

Premium. The G&W Board considered that the $112.00 per share in cash to be paid as merger consideration represents a premium of approximately 39.5% over the $80.28 per share closing price of G&W’s stock on March 8, 2019, the last trading day prior to initial media speculation that G&W was considering a possible transaction.

•

Cash consideration. The G&W Board considered the fact that the merger consideration would be paid solely in cash, which enables our stockholders to realize value that has been created at G&W while eliminating long-term business and execution risk.

•

Strategic alternatives. The G&W Board considered the potential values, benefits, risks and uncertainties facing G&W stockholders associated with possible strategic alternatives to the merger (including alternative acquisition proposals and scenarios involving the possibility of remaining independent), and the timing and likelihood of accomplishing such alternatives, taking into account the fact that G&W had engaged in extensive discussions with potential acquirors over the course of the two years preceding the negotiation of the transaction with Parent. The G&W Board also considered its alternatives in light of the risks associated with remaining an independent, standalone company. Based on the foregoing, the G&W Board considered that none of these options, on a risk-adjusted basis, was reasonably likely to create value for G&W stockholders greater than the merger consideration.

•

Fairness opinion. The G&W Board considered the oral opinions of BofA Merrill Lynch and Morgan Stanley rendered to the G&W Board on June 30, 2019, which were each subsequently confirmed by delivery of a written opinion, dated June 30, 2019, to the G&W Board to the effect that, as of the date of such opinion, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by each financial advisor as set forth in the applicable written opinion, the merger consideration of $112.00 per share in cash to be received by holders of shares of G&W common stock (other than excluded shares) pursuant to the merger agreement was fair from a financial point of view to such holders. The BofA Merrill Lynch and Morgan Stanley opinions are more fully described in “The Merger Proposal (Proposal 1)—Opinions of G&W’s Financial Advisors” and the full text of each opinion is attached to this proxy statement as Annex B and Annex C.

•

Negotiations with Parent. The G&W Board considered the benefits that we and our advisors were able to obtain during our extensive negotiations with Parent and that the merger agreement was the product of arm’s-length negotiations and contained terms and conditions that were, in the G&W Board’s view, advisable and favorable to G&W and its stockholders.

•

Timing of Parent’s offer. The G&W Board considered the timing of the merger and the risk that if G&W did not accept Parent’s offer, which Parent had indicated was the highest offer it would make, at the time that it did, the G&W Board might not have had another opportunity to do so.

•

G&W’s current condition. The G&W Board considered information with respect to our financial condition, results of operations, competitive position and business strategy, on both a historical and prospective basis, as well as current industry, regulatory, economic and market conditions, trends and cycles.

•

G&W’s future prospects. The G&W Board considered G&W’s future prospects if we were to remain independent, including the competitive landscape and the business, financial and execution risks, our relationships with customers and suppliers, and the risks associated with continued independence discussed below.

•

Risks associated with continued independence. While the G&W Board remained supportive of our strategic plan and optimistic about our prospects on a standalone basis, it also considered the risks associated with operating as a standalone company, including the potential execution risks associated with the strategic plan, the achievability of meeting financial projections and the potential risk associated with the possibility that even if our strategic plan were successfully executed, the market may not reflect such execution in G&W’s stock price. The G&W Board also considered risks associated with its ability to realize potential acquisition and investment opportunities at favorable valuations in light of the rapid growth of infrastructure investment funds in recent years and their lower cost of capital compared to other investors. The G&W Board also considered risks associated with laws and regulations affecting our industry, including the continued existence of the so-called “45G” tax credit. The G&W Board concluded that the merger consideration enabled G&W stockholders to realize a substantial portion of G&W’s potential future value, including the value of potential acquisition and investment opportunities as a company controlled by an infrastructure investment fund with access to a lower cost of capital, without the market or execution risks associated with continued independence.

•

Economic conditions. The G&W Board considered the current state of the economy, debt financing markets and uncertainty surrounding forecasted economic conditions both in the near term and the long term, which could reduce our net revenue or profitability.

•	Merger agreement. The G&W Board considered, in consultation with its counsel, the terms of the merger agreement, including:

•	the representations, warranties and covenants of the parties, the conditions to the parties’ obligations to complete the merger and their ability to terminate the merger agreement;

•	the fact that the consummation of the merger is not conditioned on Parent’s ability to obtain financing;

•	the fact that G&W has sufficient operating flexibility to conduct its business in the ordinary course between the execution of the merger agreement and the consummation of the merger;

•

the obligation of Parent under certain circumstances to pay us a reverse termination fee of $388,000,000, including the guarantee thereof pursuant to the terms and conditions of the limited guarantees;

•	the fact that the definition of “material adverse effect” has a number of customary exceptions and is generally a very high standard as applied by courts;

•

the right of G&W and the G&W Board to respond to a competing superior proposal from any bidder prior to obtaining the G&W stockholder approval if the G&W Board determines in good faith, after consultation with its outside legal counsel and financial advisor(s), that such acquisition proposal constitutes a superior proposal and that failure to change its recommendation with respect to such proposal and terminate the merger agreement to enter a definitive agreement with respect to such superior proposal would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable law, subject to certain notice requirements and “matching rights” in favor of Parent, provided that we pay Parent the applicable termination fee;

•

the belief of the G&W Board that, although the termination fee provisions might have the effect of discouraging competing third-party proposals, such provisions are customary for transactions of this type, and its belief that the $194,000,000 termination fee was reasonable in the context of comparable transactions and the likelihood that a fee of such size would not be a meaningful deterrent to alternative acquisition proposals;

•

the G&W Board’s right to change its recommendation in connection with an intervening event prior to obtaining the G&W stockholder approval if the G&W Board has determined in good faith, after consultation with its outside legal counsel, that the failure to make such change in recommendation would be reasonably likely to be inconsistent with its fiduciary duties under applicable law, subject to certain notice requirements and “matching rights” in favor of Parent, as well as Parent’s right to terminate the merger agreement and seek payment of the applicable termination fee; and

•

G&W’s right, under specified circumstances, to specifically enforce Parent’s obligations under the merger agreement, including Parent’s obligation to enforce the equity commitment letters in order to consummate the merger.

•

Financing. The G&W Board considered the fact that Parent has obtained committed debt financing for the transaction from reputable financial institutions, and that Parent has obtained committed equity financing from the Investors/Guarantors for the full amount of equity required in connection with such committed debt financing, as well as the fact that Parent must use commercially reasonable efforts to consummate the debt financing and the equity financing and that such funding provides an amount sufficient to cover the aggregate merger consideration, all fees and expenses required to be paid by Parent, Merger Sub and the surviving corporation in connection with the merger and the financing, the refinancing of any outstanding indebtedness of G&W and all other payment obligations of Parent, Merger Sub and the surviving corporation in connection therewith.

•

Likelihood of consummation. The G&W Board considered the likelihood that the merger would be completed, in light of, among other things, the conditions to the merger and the absence of a financing condition, the relative likelihood of obtaining required regulatory approvals, and the remedies available to us under the merger agreement, as well as the level of commitment by Parent to obtain the applicable consents imposed by regulators in connection with securing such approvals, including the commitment to propose, negotiate, commit to and effect, by consent decree, hold separate orders or otherwise, the sale, divesture, disposition, or license of any assets, properties, products, rights, services or businesses of the Company or its subsidiaries or any interest therein, to the extent such transaction would not have a materially adverse effect (it being understood that the sale of GWA would not be deemed to have a materially adverse effect).

•

Brookfield Infrastructure and GIC’s reputation. The G&W Board considered the favorable business reputation and capabilities of Brookfield Infrastructure and GIC and their management, and Brookfield Infrastructure and GIC’s general ability to complete acquisition transactions.

•

Appraisal rights. The G&W Board considered the fact that stockholders who do not vote to adopt the merger agreement and who comply with the requirements of the DGCL will have the right to dissent from the merger and to demand appraisal of the fair value of their shares under the DGCL.

•

Stockholders’ ability to reject the merger. The G&W Board considered the fact that the merger is subject to the adoption of the merger agreement by the affirmative vote of holders of 66 2/3% of the voting power of the outstanding shares of G&W common stock as of the close of business on the record date (and noting that holders of G&W Class A common stock would be entitled to one vote per share and holders of G&W Class B common stock would be entitled to 10 votes per share).

In the course of reaching its decision, the G&W Board also considered a number of potentially negative factors with respect to the merger and the other transactions contemplated by the merger agreement including, among others, the following (not necessarily in the order of relative importance):

•

Participation in future gains. The G&W Board considered the fact that we will no longer exist as an independent public company and G&W stockholders will forgo any future increase in G&W’s value that might result from our earnings or possible growth as an independent company. The G&W Board was optimistic about our prospects on a standalone basis, but concluded that the premium reflected in the merger consideration constituted fair compensation for the loss of the potential stockholder benefits that could be realized by our strategic plan particularly on a risk-adjusted basis and in light of the achievability of our financial projections.

•	Regulatory risk. The G&W Board considered the risk that the completion of necessary regulatory reviews, the completion of which is beyond G&W’s control, may be delayed, conditioned or denied.

•

Risks associated with a failure to consummate the merger. The G&W Board considered the fact that there can be no assurance that all conditions to the parties’ obligations to consummate the merger will be satisfied and as a result the possibility that the merger might not be completed, and the fact that any reverse termination fee may not fully compensate G&W for the costs of non-consummation in the circumstances in which it is payable. The G&W Board noted the fact that, if the merger is not completed, (i) we will have incurred significant risk, transaction expenses and opportunity costs, including the possibility of disruption to our operations, diversion of management and employee attention, employee attrition and a potentially negative effect on our business and customer relationships, (ii) depending on the circumstances that caused the merger not to be completed, it is likely that the price of G&W’s common stock will decline, potentially significantly, and (iii) the market’s perception of G&W could be adversely affected.

•

Financing risk. The G&W Board considered the risk that, while the merger agreement is not subject to any financing condition, if Parent fails to obtain sufficient financing, the merger is unlikely to be consummated.

•

Restrictions on the operation of our business. The G&W Board considered the restrictions on the conduct of our business prior to the completion of the merger, including restrictions on realizing certain business opportunities or taking certain actions with respect to our operations we would otherwise take absent the pending merger.

•	Non-solicitation provision. The G&W Board considered the fact that the merger agreement precludes us from actively soliciting alternative proposals.

•

Termination fee. The G&W Board considered the possibility that the $194,000,000 termination fee payable to Parent in certain circumstances might have the effect of discouraging alternative acquisition proposals or reducing the price of such proposals.

•

Parent termination fee. The G&W Board considered the fact that G&W’s monetary remedy in connection with a breach of the merger agreement by Parent or Merger Sub is limited to the amount of the $388,000,000, plus reasonable and documented out-of-pocket costs and expenses up to $10,000,000 in connection with enforcing the payment of the Parent termination fee, and may not be sufficient to compensate G&W for losses suffered as a result of a breach or termination of the merger agreement by Parent or Merger Sub.

•

Tax treatment. The G&W Board considered the fact that any gains arising from the receipt of the merger consideration would generally be taxable to G&W stockholders that are U.S. holders for U.S. federal income tax purposes.

•	Stockholder Litigation. The G&W Board considered the impact on G&W of potential stockholder litigation in connection with the merger.

While the G&W Board considered potentially positive and potentially negative factors, the G&W Board concluded that, overall, the potentially positive factors outweighed the potentially negative factors. Accordingly, the G&W Board unanimously determined that the merger, merger agreement and the other transactions contemplated by the merger agreement are advisable, fair to and in the best interests of G&W and its stockholders.

The foregoing discussion is not intended to be an exhaustive list of the information and factors considered by the G&W Board in its consideration of the merger, but includes the material positive factors and material negative factors considered by the G&W Board in that regard. In view of the number and variety of factors and the amount of information considered, the G&W Board did not find it practicable to, nor did it attempt to, make specific assessments of, quantify, or otherwise assign relative weights to, the specific factors considered in reaching its determination. In addition, individual members of the G&W Board may have given different weights to different factors. Based on the totality of the information presented, the G&W Board collectively reached the unanimous decision to approve and declare advisable and fair to and in the best interests of G&W and its stockholders, the merger, the merger agreement and the other transactions contemplated by the merger agreement in light of the factors described above and other factors that the members of the G&W Board felt were appropriate.

Portions of this explanation of G&W’s reasons for the merger and other information presented in this section are forward-looking in nature and, therefore, should be read in light of the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Opinions of G&W’s Financial Advisors

Opinion of BofA Securities, Inc.

G&W has retained BofA Merrill Lynch to act as G&W’s financial advisor in connection with the merger. BofA Merrill Lynch is an internationally recognized investment banking firm which is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. G&W selected BofA Merrill Lynch to act as G&W’s financial advisor in connection with the merger on the basis of BofA Merrill Lynch’s experience in transactions similar to the merger, qualifications, expertise and reputation and its knowledge of G&W and its business and the industries in which G&W conducts its business.

On June 30, 2019, at a meeting of the G&W Board held to evaluate the merger, BofA Merrill Lynch delivered to the G&W Board an oral opinion, which was confirmed by delivery of a written opinion dated June 30, 2019, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations described in its opinion, the merger consideration to be received by holders of G&W common stock was fair, from a financial point of view, to such holders.

The full text of BofA Merrill Lynch’s written opinion to the G&W Board, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex B to this document and is incorporated by reference herein in its entirety. The following summary of BofA Merrill Lynch’s opinion is qualified in its entirety by reference to the full text of the opinion. BofA Merrill Lynch delivered its opinion to the G&W Board for the benefit and use of the G&W Board (in its capacity as such) in connection with and for purposes of its evaluation of the merger consideration from a financial point of view. BofA Merrill Lynch’s opinion does not address any other aspect of the merger and no opinion or view was expressed as to the relative merits of the merger in comparison to other strategies or transactions that might be available to G&W or in which G&W might engage or as to the underlying business decision of G&W to proceed with or effect the merger. BofA Merrill Lynch’s opinion does not address any other aspect of the merger and does not constitute a recommendation to any stockholder as to how to vote or act in connection with the proposed merger or any other matter.

In connection with rendering its opinion, BofA Merrill Lynch has, among other things:

(1)	reviewed certain publicly available business and financial information relating to G&W;

(2)

reviewed certain internal financial and operating information with respect to the business, operations and prospects of G&W furnished to or discussed with BofA Merrill Lynch by the management of G&W, including the Financial Projections (defined below under “—Certain Financial Projections”) relating to G&W prepared by the management of G&W;

(3)	discussed the past and current business, operations, financial condition and prospects of G&W with members of senior management of G&W;

(4)	reviewed the trading history for G&W Class A common stock and a comparison of that trading history with the trading histories of other companies BofA Merrill Lynch deemed relevant;

(5)	compared certain financial and stock market information of G&W with similar information of other companies BofA Merrill Lynch deemed relevant;

(6)	compared certain financial terms of the merger to financial terms, to the extent publicly available, of other transactions BofA Merrill Lynch deemed relevant;

(7)

considered the results of BofA Merrill Lynch’s efforts on behalf of G&W to solicit, at the direction of G&W, indications of interest and definitive proposals from third parties with respect to a possible acquisition of all or a portion of G&W;

(8)	reviewed a draft, dated June 30, 2019, of the merger agreement (the “Draft Agreement”); and

(9)	performed such other analyses and studies and considered such other information and factors as BofA Merrill Lynch deemed appropriate.

In arriving at its opinion, BofA Merrill Lynch assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with it and relied upon the assurances of the management of G&W that they were not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Financial Projections, BofA Merrill Lynch was advised by G&W, and assumed, that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of G&W as to the future financial performance of G&W. BofA Merrill Lynch did not make and was not provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of G&W, nor did it make any physical inspection of the properties or assets of G&W. BofA Merrill Lynch did not evaluate the solvency or fair value of G&W or Parent under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. BofA Merrill Lynch assumed, at the direction of G&W, that the merger would be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, would be imposed that would have an adverse effect on G&W or the contemplated benefits of the merger in any way meaningful to BofA Merrill Lynch’s analysis or opinion. BofA Merrill Lynch also assumed, at the direction of G&W, that the final executed Agreement would not differ in any material respect from the Draft Agreement reviewed by it.

BofA Merrill Lynch expressed no view or opinion as to any terms or other aspects of the merger (other than the merger consideration to the extent expressly specified in its opinion), including, without limitation, the form or structure of the merger. BofA Merrill Lynch’s opinion was limited to the fairness, from a financial point of view, of the merger consideration to be received by the holders of G&W common stock and no opinion or view was expressed with respect to any consideration received in connection with the merger by the holders of any class of securities, creditors or other constituencies of any party. In addition, no opinion or view was expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the merger, or class of such persons, relative to the merger consideration or otherwise. Furthermore, no opinion or view was expressed as to the relative merits of the merger in comparison to other strategies or transactions that might be available to G&W or in which G&W might engage or as to the underlying business decision of G&W to proceed with or effect the merger. BofA Merrill Lynch also did not express any opinion or view with respect to, and BofA Merrill Lynch relied, at the direction of G&W, upon the assessments of representatives of G&W regarding, legal, regulatory, accounting, tax and similar matters relating to G&W or the merger, as to which matters BofA Merrill Lynch understood that G&W obtained such advice as it deemed necessary from qualified professionals. In addition, BofA Merrill Lynch expressed no opinion or recommendation as to how any stockholder should vote or act in connection with the merger or any other matter.

BofA Merrill Lynch’s opinion was necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to BofA Merrill Lynch as of, the date of its opinion. It should be understood that subsequent developments may affect its opinion, and BofA Merrill Lynch does not have any obligation to update, revise or reaffirm its opinion. The issuance of BofA Merrill Lynch’s opinion was approved by a fairness opinion review committee of BofA Merrill Lynch. Except as described in this summary, G&W imposed no other limitations on the investigations made or procedures followed by BofA Merrill Lynch in rendering its opinion.

The discussion set forth below in the section entitled “Summary of Material G&W Financial Analyses” represents a brief summary of the material financial analyses presented by BofA Merrill Lynch to the G&W

Board in connection with its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by BofA Merrill Lynch, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by BofA Merrill Lynch. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by BofA Merrill Lynch.

Summary of Material G&W Financial Analyses

Selected Publicly Traded Companies Analysis. BofA Merrill Lynch reviewed publicly available financial and stock market information for G&W and the following six publicly traded class I railroad companies:

•	Union Pacific Corporation

•	CSX Corporation

•	Canadian National Railway Company

•	Norfolk Southern Corporation

•	Canadian Pacific Railway Limited

•	Kansas City Southern

BofA Merrill Lynch reviewed, among other things, per share equity values, based on closing stock prices on June 28, 2019, of the selected publicly traded companies as a multiple of calendar year 2019 estimated earnings per share, commonly referred to as EPS. The overall low to high calendar year 2019 estimated EPS multiples observed for the selected publicly traded companies were 17.8x to 19.7x (with an average of 18.6x and a median of 18.5x). BofA Merrill Lynch also reviewed enterprise values of the selected publicly traded companies, calculated as equity values based on closing stock prices on June 28, 2019, plus debt, less cash and cash equivalents, as a multiple of calendar years 2019 and 2020 estimated earnings before interest, taxes, depreciation and amortization, commonly referred to as EBITDA. The overall low to high calendar year 2019 EBITDA multiples observed for the selected publicly traded companies were 10.9x to 13.6x (with an average of 12.4x and a median of 12.3x), and the overall low to high calendar year 2020 EBITDA multiples observed for selected publicly traded companies were 9.9x to 12.6x (with an average of 11.4x and a median of 11.5x). BofA Merrill Lynch then applied calendar year 2019 EPS multiples of 17.0x to 19.0x derived from the selected publicly traded companies to G&W’s calendar year 2019 estimated EPS, applied calendar year 2019 EBITDA multiples of 10.5x to 12.5x derived from the selected publicly traded companies to G&W’s calendar year 2019 estimated EBITDA and applied calendar year 2020 EBITDA multiples of 9.5x to 11.5x derived from the selected publicly traded companies to G&W’s calendar year 2020 estimated EBITDA. Estimated financial data of the selected publicly traded companies were based on publicly available research analysts’ estimates, and estimated financial data of G&W were based on the Financial Projections. This analysis indicated the following approximate implied per share equity value reference ranges for G&W, rounded to the nearest $0.25 per share, as compared to the merger consideration:

Implied Per Share Equity Value Reference Ranges for G&W			Merger Consideration
2019E EPS	2019E EBITDA	2020E EBITDA
$73.50 – $82.25	$85.25 – $107.25	$87.75 – $112.75	$112.00

No company used in this analysis is identical or directly comparable to G&W. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which G&W was compared.

Selected Precedent Transactions Analysis. BofA Merrill Lynch reviewed, to the extent publicly available, financial information relating to the following 20 selected transactions involving companies in the railroad industry:

Acquiror	Target
• GMéxico Transportes S.A. de C.V.	• Florida East Coast Railway Holdings Corp

• G&W Australia Holdings LP	• Glencore Rail

• Macquarie Infrastructure and Real Assets	• G&W Australia Holdings LP (48.9%)

• Consortium consisting of Canadian Pension Plan Investment Board, Global Infrastructure Partners, China Investment Corporation, GIC Private Limited, British Columbia Investment Management Corporation	• Pacific National Group

• Genesee & Wyoming Inc.	• Freightliner Corporation (95%)

• Genesee & Wyoming Inc.	• RailAmerica, Inc

• Berkshire Hathaway Inc.	• Burlington Northern Santa Fe Corporation

• Canadian Pacific Railway Limited	• Dakota, Minnesota & Eastern Railroad Corporation

• Fortress Investment Group LLC	• Florida East Coast Industries, Inc.

• Fortress Investment Group LLC	• RailAmerica, Inc

• América Latina Logística	• Brasil Ferrovias S.A.

• TOLL Holdings	• Patrick Corporation Ltd

• Kansas City Southern	• Grupo Transportacion Ferroviaria Mexicana SA (51%)

• Canadian National Railway Company	• BC Rail Ltd.

• Canadian National Railway Company	• Wisconsin Central Transportation Co.

• Canadian National Railway Company	• Illinois Central Corporation

• CSX Transportation Inc. / Norfolk Southern Railway Company	• Consolidated Rail Corporation

• Union Pacific Corporation	• Southern Pacific Rail Corp.

• Union Pacific Corporation	• Chicago and North Western Transportation Company

• Burlington Northern Inc.	• Santa Fe Pacific Corp.

BofA Merrill Lynch reviewed transaction values, calculated as the enterprise value implied for the target company, computed as the aggregate consideration payable in the selected transaction, plus debt, less cash and cash equivalents of the target company, as a multiple of the target company’s estimated adjusted EBITDA for the 12 months preceding the announcement date, referred to as LTM EBITDA (except for the Fortress Investment Group LLC / Florida East Coast Industries, Inc. transaction, for which such data was not available, and the G&W Australia Holdings LP / Glencore Rail and Macquarie Infrastructure and Real Assets / G&W Australia Holdings LP transactions, for which such data was not available and transaction values were calculated as the enterprise value implied for the target company as a multiple of the target company’s EBITDA projections for the 12 months following the announcement date). The overall low to high multiples of the target companies’ estimated LTM EBITDA for the selected transactions were 6.1x to 16.7x (with an average of 11.1x and a median of 11.2x). BofA Merrill Lynch then applied LTM EBITDA multiples of 10.0x to 13.0x derived from the selected transactions to G&W’s estimated EBITDA for the 12 months ended June 30, 2019. Estimated financial data of the selected transactions were based on publicly available information and estimated financial data of G&W were based on the Financial Projections. This analysis indicated the following approximate implied per share equity value reference ranges for G&W, rounded to the nearest $0.25 per share, as compared to the merger consideration:

Implied Per Share Equity Value Reference Range for G&W	Merger Consideration
LTM EBITDA
$79.50 – $112.75	$112.00

No company, business or transaction used in this analysis is identical or directly comparable to G&W or the merger. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or other values of the companies, business segments or transactions to which G&W and the merger were compared.

Discounted Cash Flow Analysis. BofA Merrill Lynch performed a discounted cash flow analysis of G&W to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that G&W was forecasted to generate during G&W’s third and fourth quarters of fiscal year 2019 through fiscal year 2023 based on the Financial Projections. BofA Merrill Lynch calculated terminal values for G&W alternatively based on perpetuity growth rates ranging from 2.5% to 3.0% and by applying LTM EBITDA exit multiples ranging from 10.0x to 11.5x to G&W’s fiscal year 2023 estimated adjusted EBITDA. The cash flows and terminal values were then discounted to present value as of June 30, 2019, assuming a mid-year convention for cash flows, using discount rates ranging from 7.75% to 9.50%, which were based on an estimate of G&W’s weighted average cost of capital. From the resulting enterprise values, BofA Merrill Lynch deducted net debt as of June 30, 2019 to derive equity values. This analysis indicated the following approximate implied per share equity value reference ranges for G&W, rounded to the nearest $0.25 per share, as compared to the merger consideration:

Implied Per Share Equity Value Reference Ranges for G&W		Merger Consideration
Perpetuity Growth Rate Methodology	LTM EBITDA Exit Multiple Methodology
$88.00 – $142.75	$99.75 – $125.75	$112.00

Other Factors

BofA Merrill Lynch also noted certain additional factors that were not considered as part of BofA Merrill Lynch’s material financial analyses with respect to its opinion but were referenced for informational purposes, including, among other things, the following:

•	historical trading prices of G&W common stock during the 52-week period ended June 28, 2019, which ranged from $68.38 to $100.00 per share;

•

publicly available research analysts’ perspectives on G&W, which generally indicated one-year price targets for G&W’s common stock ranging from $69.00 to $98.00, discounted to present value using an illustrative 10.75% discount rate, which resulted in a range of illustrative prices for G&W’s common stock of between $62.25 and $88.50 per share, rounded to the nearest $0.25 per share; and

•

an illustrative analysis of the implied present value as of June 30, 2019 of the future value per share of G&W common stock as of December 31, 2020, determined by applying next 12 months’ (which is referred to as “NTM”) estimated EPS multiples ranging from 17.0x to 19.0x to G&W’s estimated EPS for fiscal year 2021 derived from the Financial Projections and then discounting the results using an illustrative discount rates ranging from 9.0% to 12.0%, which resulted in a range of illustrative values for G&W common stock of between $95.75 and $111.25 per share, rounded to the nearest $0.25 per share.

Miscellaneous

As noted above, the discussion set forth above in the sections entitled “Summary of Material G&W Financial Analyses” is a summary of the material financial analyses presented by BofA Merrill Lynch to the G&W Board in connection with its opinion and is not a comprehensive description of all analyses undertaken or factors considered by BofA Merrill Lynch in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. BofA Merrill Lynch believes that its analyses summarized above must be considered as a whole. BofA Merrill Lynch further believes that selecting portions of its analyses and the factors considered or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying BofA Merrill Lynch’s analyses and opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.

In performing its analyses, BofA Merrill Lynch considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of G&W. The estimates of the future performance of G&W in or underlying BofA Merrill Lynch’s analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by BofA Merrill Lynch’s analyses. These analyses were prepared solely as part of BofA Merrill Lynch’s analysis of the fairness, from a financial point of view, to the holders of G&W common stock of the merger consideration to be received by such holders and were provided to the G&W Board in connection with the delivery of BofA Merrill Lynch’s opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be BofA Merrill Lynch’s view of the actual values of G&W.

The type and amount of consideration payable in the merger was determined through negotiations between G&W and Parent, rather than by any financial advisor, and was approved by the G&W Board. The decision to enter into the merger agreement was solely that of the G&W Board. As described above, BofA Merrill Lynch’s opinion and analyses were only one of many factors considered by the G&W Board in its evaluation of the proposed merger and should not be viewed as determinative of the views of the G&W Board or management with respect to the merger or the merger consideration.

G&W has agreed to pay BofA Merrill Lynch for its services in connection with the merger an aggregate fee currently estimated to be approximately $27.4 million, $2.5 million of which was paid as compensation for rendering a financial opinion to the G&W Board and the remaining portion of which is contingent upon consummation of the merger. G&W also has agreed to reimburse BofA Merrill Lynch for its expenses incurred in connection with BofA Merrill Lynch’s engagement and to indemnify BofA Merrill Lynch, any controlling person of BofA Merrill Lynch and each of their respective directors, officers, employees, agents and affiliates against specified liabilities, including liabilities under the federal securities laws.

BofA Merrill Lynch and its affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of their businesses, BofA Merrill Lynch and its affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of G&W, Parent and certain of their respective affiliates.

BofA Merrill Lynch and its affiliates in the past have provided, currently are providing, and in the future may provide investment banking, commercial banking and other financial services to G&W and/or certain of its affiliates and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as administrative agreement, collateral agent, joint lead arranger and joint bookrunner for, and lender under, certain term loans, letters of credit and credit and leasing facilities for G&W and/or certain of its affiliates, (ii) having provided or providing certain treasury management services and products to G&W and/or certain of its affiliates and (iii) having provided or providing certain foreign exchange trading services to G&W and/or certain of its affiliates. BofA Merrill Lynch has advised G&W that from June 1, 2017 through May 31, 2019, BofA Merrill Lynch and its affiliates derived aggregate revenues from G&W and its affiliates of approximately $10 million for such investment and corporate banking services.

In addition, BofA Merrill Lynch and its affiliates in the past have provided, currently are providing, and in the future may provide investment banking, commercial banking and other financial services to Brookfield Asset Management Inc. (“Brookfield”), an indirect parent of Brookfield Infrastructure, GIC and the Republic of Singapore (“Singapore”), each an affiliate of Parent, and/or certain of their respective affiliates and/or portfolio companies and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as financial advisor to Brookfield, GIC and/or Singapore and/or certain of their respective affiliates and/or portfolio companies in connection with certain mergers and acquisition transactions, (ii) having acted or acting as administrative agent, collateral agent, arranger, bookrunner and/or lender for Brookfield, GIC and/or Singapore and/or certain of their respective affiliates and/or portfolio companies in connection with the financing for various acquisition transactions, (iii) having acted or acting as underwriter, initial purchaser and/or placement agent for various equity and debt offerings undertaken by Brookfield, GIC and/or Singapore and/or certain of their respective affiliates and/or portfolio companies, (iv) having provided or providing certain treasury management services and products to Brookfield, GIC and/or Singapore and/or certain of their respective affiliates and/or portfolio companies and (v) having provided or providing certain commodities, derivatives and/or foreign exchange trading services to Brookfield, GIC and/or Singapore and/or certain of their respective affiliates and/or portfolio companies. From June 1, 2017 through May 31, 2019, BofA Merrill Lynch and its affiliates derived aggregate revenues from Brookfield, GIC, Singapore and their affiliates of approximately $320 million for such investment and corporate banking services.

Opinion of Morgan Stanley & Co. LLC

Morgan Stanley was retained by G&W to act as its financial advisor and to render a financial opinion in connection with a potential sale of G&W. G&W selected Morgan Stanley to act as its financial advisor based on Morgan Stanley’s experience in transactions similar to the merger, qualifications, expertise and reputation and its knowledge of G&W and its business and the industries in which G&W conducts its business. On June 30, 2019, Morgan Stanley rendered its oral opinion, which was subsequently confirmed in writing, to the G&W Board to the effect that, as of the date of such opinion, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in Morgan Stanley’s written opinion, the merger consideration to be received by the holders of shares of G&W common stock (other than excluded shares) pursuant to the merger agreement was fair, from a financial point of view, to such holders of shares of G&W common stock.

The full text of Morgan Stanley’s written opinion to the G&W Board, dated June 30, 2019, is attached as Annex C and is incorporated by reference into this proxy statement in its entirety. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. Stockholders of G&W are urged to, and should, read the opinion carefully and in its entirety. Morgan Stanley’s opinion was directed to the G&W Board and addressed only the fairness, from a financial point of view, as of the date of the opinion, of the merger consideration to be received by the holders of shares of G&W common stock (other than excluded shares) pursuant to the merger agreement. Morgan Stanley’s opinion did not address any other aspect of the merger and did not and does not constitute an opinion or recommendation as to how the holders of shares of G&W common stock should vote at any stockholders’ meeting to be held in connection with the merger. The summary of Morgan Stanley’s opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of Morgan Stanley’s opinion.

In arriving at its opinion, Morgan Stanley:

•	reviewed certain publicly available financial statements and other business and financial information of G&W;

•	reviewed certain internal financial statements and other financial and operating data concerning G&W;

•	reviewed certain financial projections prepared by the management of G&W;

•	discussed the past and current operations and financial condition and the prospects of G&W with senior executives of G&W;

•	reviewed the reported prices and trading activity for the G&W common stock;

•	compared the financial performance of G&W and the prices and trading activity of the G&W common stock with that of certain other publicly-traded companies comparable with G&W, and their securities;

•	reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

•	participated in certain discussions and negotiations among representatives of G&W and Parent and their financial and legal advisors;

•

reviewed a draft of the merger agreement, dated June 30, 2019, a draft of the debt commitment letter, dated June 30, 2019, a draft of the form of the equity commitment letter, dated June 30, 2019, and certain related documents; and

•	performed such other analyses and considered such other factors as Morgan Stanley deemed appropriate.

In arriving at its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to Morgan Stanley by G&W, and formed a substantial basis for Morgan Stanley’s opinion. With respect to G&W’s financial projections, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best then-currently available estimates and judgments of the management of G&W of the future financial performance of G&W. In addition, Morgan Stanley assumed that the merger will be consummated in accordance with the terms set forth in the merger agreement without any waiver, amendment or delay of any material terms or conditions, including, among other things, that Parent will obtain financing in accordance with the terms set forth in the debt commitment letter and equity commitment letters and that the definitive merger agreement would not differ in any material respect from the draft thereof furnished to Morgan Stanley. Morgan Stanley assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed merger. Morgan Stanley noted that it is not a legal, tax or regulatory advisor. Morgan Stanley is a financial advisor only and relied upon, without independent verification, the assessment of G&W and its legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of G&W’s officers, directors, or employees, or any class of such persons, relative to the merger consideration to be received by the holders of shares of G&W common stock in the transaction. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of G&W, nor was Morgan Stanley furnished with any such valuations or appraisals. Morgan Stanley’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of June 30, 2019. Events occurring after such date may affect Morgan Stanley’s opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise or reaffirm its opinion.

Summary of Financial Analyses

The following is a summary of the material financial analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion letter dated June 30, 2019 to the G&W Board. The following summary is not a complete description of Morgan Stanley’s opinion or the financial analyses performed and factors considered by Morgan Stanley in connection with its opinion, nor does the order of analyses described represent the relative importance or weight given to those analyses. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. The analyses listed in the tables and described below must be considered as a whole; considering any portion of such analyses and of the factors, without considering all analyses and factors reviewed, could create a misleading or incomplete view of the process underlying Morgan Stanley’s opinion. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before March 8, 2019, the last trading day prior to initial media speculation of a potential transaction involving G&W, and is not necessarily indicative of current market conditions.

In performing the financial analyses summarized below and in arriving at its opinion, Morgan Stanley, at the direction of G&W Board, used and relied upon certain financial projections provided by G&W’s management and referred to in this proxy statement (and defined in the below section captioned “—Certain Financial Projections”) as the “Financial Projections”. For more information, please see the section of this proxy statement captioned “—Certain Financial Projections”.

Publicly Traded Comparable Companies Analysis. Morgan Stanley performed a publicly traded comparable companies analysis, which attempts to provide an implied value of a company by comparing it to similar companies that are publicly traded. Morgan Stanley reviewed and compared, using publicly available information, certain future financial information for G&W with corresponding future financial information, ratios and public market multiples for certain publicly traded companies in the rail industry that operate Class I railroads (the “Comparable Companies”). For purposes of this analysis, Morgan Stanley determined, upon the application of its professional judgment and experience, that given the lack of publicly traded short line railroad companies, the companies that are most similar to G&W’s current and anticipated operations are the Class I railroad companies. The Comparable Companies used in this analysis included the following:

•	Union Pacific Corporation

•	CSX Corporation

•	Canadian National Railway Company

•	Norfolk Southern Corporation

•	Canadian Pacific Railway Limited

•	Kansas City Southern

For purposes of this analysis, Morgan Stanley analyzed:

•

the ratio of aggregate value (“AV”) (calculated as the market value of equity plus preferred stock plus book value of total debt, plus non-controlling interests (as appropriate for the company being analyzed) net of cash, cash equivalents and marketable securities) to estimated EBITDA (the “AV / EBITDA Multiple”), based on Thomson Reuters consensus estimates for fiscal year 2019.

•

the ratio of price per share of common stock as of the close of trading on June 28, 2019 to estimated earnings per share (“EPS” and the ratio of price to EPS, the “P/E Multiple”), based on Thomson Reuters consensus estimates for fiscal year 2019.

Results of the analysis were presented for the Comparable Companies, as indicated in the following tables:

	FY2019E AV / EBITDA Multiple	FY2019E P/E Multiple
Union Pacific Corporation	12.9x	18.8x
CSX Corporation	11.7x	17.7x
Canadian National Railway Company	13.3x	19.7x
Norfolk Southern Corporation	11.9x	18.3x
Canadian Pacific Railway Limited	13.6x	18.7x
Kansas City Southern	10.9x	18.1x
Median	12.4x	18.5x

Based on its analysis of the relevant metrics for each of the Comparable Companies and taking into consideration the different business, financial and operating characteristics of the Comparable Companies as compared to G&W and upon the application of its professional judgment, Morgan Stanley selected representative ranges of AV / EBITDA Multiple and P/E Multiple for the fiscal year 2019 and applied these ranges of multiples to estimates of fiscal year 2019 EBITDA of $648 million and fiscal year 2019 EPS of $4.32, respectively, in each case as provided by G&W management in the Financial Projections. Morgan Stanley calculated a range of estimated implied values per share of G&W common stock as follows, each rounded to the nearest $0.25, as compared to the merger consideration of $112.00 per share:

	Selected Comparable Company Multiple Range	Implied Value Per Share Range for G&W
FY2019E AV/EBITDA Multiple	10.0x – 11.5x	$78.50 – $95.25
FY2019E P/E Multiple	17.0x – 19.0x	$73.50 – $82.25

No company utilized in the publicly traded comparable companies analysis is identical to G&W and hence the foregoing summary and underlying financial analyses involved considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which G&W was compared. In evaluating Comparable Companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of G&W, such as the impact of competition on the business of G&W and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of G&W or the industry or in the financial markets in general. Mathematical analysis is not in itself a meaningful method of using publicly traded comparable companies data.

Precedent Transactions Analysis. Morgan Stanley performed a precedent transactions analysis, which attempts to provide an implied value of a company based on publicly available financial terms of selected precedent transactions. Morgan Stanley compared publicly available statistics for certain transactions since 2012 with transaction AV above $500 million involving businesses that Morgan Stanley judged to be similar in certain respects to G&W’s business or aspects thereof based on Morgan Stanley’s professional judgment and experience. For these transactions, Morgan Stanley reviewed the ratio of the AV of the transaction to the last 12 months EBITDA prior to the announcement date of the applicable transaction (“LTM EBITDA”, and such ratio, the “AV / LTM EBITDA Multiple”), based on publicly available financial information. The following is a list of the transactions reviewed:

Date Announced	Acquiror	Target	AV / LTM EBITDA Multiple
July 23, 2012	G&W	RailAmerica, Inc.	10.3x
February 24, 2015	G&W	Freightliner Group Limited	9.5x
March 15, 2016	Global Infrastructure Partners, CPP Investment Board, China Investment Corporation, GIC Private Limited and British Columbia Investment Management Corporation	Pacific National Pty Ltd	10.3x
October 20, 2016	G&W	Glencore Rail (NSW) Pty Ltd	11.4x
October 20, 2016	Macquarie Infrastructure and Real Assets Limited	G&W Australia Holdings LP	11.2x
March 28, 2017	Ferrocarril Mexicano, S. A. de C. V., Grupo México, S.A.B. de C.V.	Florida East Coast Railway Holding Corporation	13.6x

The selected precedent transactions varied significantly based upon company scale, business risks, growth prospects and geography, as well as prevailing market trends. Based on its experience and professional judgment and taking into consideration, among other things, (i) the observed multiples for the precedent transactions listed above, (ii) the different business, financial and operating characteristics of the companies in such transactions as compared to G&W and (iii) the prevailing market trends for the valuation and performance of railroad companies at the time of each transaction as compared to the current prevailing market trends, Morgan Stanley applied an AV / LTM EBITDA Multiple range of 10.0x to 12.0x to G&W’s adjusted LTM EBITDA as of March 31, 2019 of $628 million as provided by G&W management.

Based on this analysis, Morgan Stanley calculated a range of estimated implied values per share of G&W common stock as follows, each rounded to the nearest $0.25, as compared to the merger consideration of $112.00 per share:

	Selected Precedent Transactions Multiple Range	Implied Value Per Share Range for G&W
AV / LTM EBITDA Multiple	10.0x – 12.0x	$75.00 – $96.50

No company or transaction utilized in the precedent transactions analysis is identical to G&W or the merger. In evaluating the precedent transactions, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of G&W, such as the impact of competition on G&W’s business or the industry generally, industry growth, and the absence of any adverse material change in the financial condition or prospects of G&W or the industry, or in the financial markets in general.

Discounted Cash Flow Analysis. Morgan Stanley performed a discounted cash flow analysis, which is designed to provide an implied value of a company by calculating the present value of the estimated future unlevered free cash flows and terminal value of a company. Morgan Stanley calculated a range of implied values per share of G&W common stock based on estimates of future unlevered free cash flows for the second, third and fourth calendar quarters in 2019 and each of the fiscal years 2020 through 2023 contained in the Financial Projections. Morgan Stanley also calculated a range of terminal values for G&W based on terminal AV / LTM EBITDA exit multiples ranging from 10.0x to 11.0x, which range was selected based on Morgan Stanley’s professional judgment and experience. The estimated unlevered free cash flows and the range of terminal values were then discounted to present values as of March 31, 2019 using a range of discount rates from 7.1% to 8.6%, which range of discount rates was selected, upon the application of Morgan Stanley’s professional judgment and experience, to reflect G&W’s estimated weighted average cost of capital.

Based on this analysis, Morgan Stanley derived a range of estimated implied values per share of G&W common stock of $101.50 to $121.00, rounded to the nearest $0.25, as compared to the merger consideration of $112.00 per share.

Other Information

Discounted Equity Value Analysis. For reference only and not as a component of its fairness analysis, Morgan Stanley performed a discounted equity value analysis, which is designed to provide insight into a theoretical estimate of the future implied value of a company’s common equity as a function of such company’s estimated future earnings and a theoretical range of trading multiples. The resulting estimated future implied value of equity is subsequently discounted back to the present day at the company’s cost of equity in order to arrive at an illustrative estimate of the present value for the company’s theoretical future implied stock price.

In arriving at the estimated equity values per share of G&W common stock, Morgan Stanley selected a representative range of P/E Multiples utilizing the next 12 months estimated earnings per share from the Comparable Companies’ historical trading range and applied these ranges of multiples to estimates of fiscal year 2020 EPS of $5.55 and fiscal year 2021 EPS of $6.68, respectively, in each case from the Financial Projections. Morgan Stanley then discounted the resulting equity values to March 31, 2019 at a discount rate of 9.6%, selected by Morgan Stanley based on the application of its professional judgment and experience to reflect G&W’s cost of equity. Based on this analysis, Morgan Stanley derived a range of implied values per share of G&W common stock as follows, each rounded to the nearest $0.25:

	Reference Range	Implied Value Per Share Range for G&W
FY2019E P / NTM EPS	17.0x – 19.0x	$88.25 – $98.50
FY2020E P / NTM EPS	17.0x – 19.0x	$96.75 – $108.25

Illustrative Leveraged Buyout Analysis. For reference only and not as a component of its fairness analysis, Morgan Stanley performed a hypothetical leveraged buyout analysis to determine the prices at which an infrastructure investor might effect a leveraged buyout of G&W. In preparing this analysis, Morgan Stanley utilized the Financial Projections, at the direction of G&W management. Financial projections for fiscal years 2024 through 2028 were extrapolated based on the direction of, and guidance from, G&W management. Morgan Stanley assumed (i) an illustrative transaction date of March 31, 2019, (ii) a subsequent exit transaction by the infrastructure investor at December 31, 2028, (iii) a multiple of 5.5x of total debt to LTM EBITDA as of March 31, 2019 excluding G&W’s Australia operations but including Australia dividends and not burdened by stock-based compensation, (iv) target range of annualized internal rates of return for the infrastructure investor of 11.0% to 14.0%, and (v) a range from 10.0x to 11.0x of AV / LTM EBITDA exit multiples. Morgan Stanley selected the leverage multiple, financing terms, exit multiple, and target internal rates of return based upon the application of its professional judgment and experience.

Based on this analysis, Morgan Stanley derived a range of implied values per share of G&W common stock of $95.25 to $116.75, rounded to the nearest $0.25.

Equity Research Analysts’ Price Targets. For reference only and not as a component of its fairness analysis, Morgan Stanley reviewed the undiscounted price targets for shares of G&W Class A common stock prepared and published by nine equity research analysts as of March 8, 2019, the last trading day prior to initial media speculation of a potential transaction involving G&W. These targets generally reflect each analyst’s estimate of the future public market trading price of shares of G&W Class A common stock. In order to better compare the equity analysts’ stock price targets with the merger consideration, based on its professional judgment and experience, Morgan Stanley discounted each analyst’s price target to present value by applying, for a one year discount period, a discount rate of 9.6%, selected by Morgan Stanley based on the application of its professional judgment and experience to reflect G&W’s cost of equity. This analysis resulted in a discounted analyst price target range for shares of G&W Class A common stock of $63.00 to $86.75 per share, rounded to the nearest $0.25. Morgan Stanley also noted that the median of equity analysts’ discounted price targets for shares of G&W Class A common stock was $79.39 per share.

The price targets published by equity research analysts do not necessarily reflect current market trading prices for shares of G&W Class A common stock and these estimates are subject to uncertainties, including the future financial performance of G&W and future financial market conditions.

Historical Trading Range. For reference only and not as a component of its fairness analysis, Morgan Stanley reviewed the low and high per share trading range of shares of G&W Class A common stock for the 12-month period ending March 8, 2019, the last trading day prior to initial media speculation of a potential transaction involving G&W. Morgan Stanley observed that during such period the per share trading range was $67.92 to $92.59 per share of G&W Class A common stock.

General

In connection with the review of the merger by the G&W Board, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the range of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley’s view of the actual value of G&W.

In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond the control of G&W. These include, among other things, the impact of competition on the business of G&W and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of G&W and the industry, and in the financial markets in general. Any estimates contained in Morgan Stanley’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness, from a financial point of view, of the merger consideration to be received by the holders of shares of G&W common stock (other than excluded shares), and in connection with the delivery of its opinion dated June 30, 2019 to the G&W Board. These analyses do not purport to be appraisals or to reflect the prices at which shares of G&W common stock might actually trade.

The merger consideration was determined through arm’s-length negotiations between G&W and Parent and was approved by the G&W Board. Morgan Stanley acted as financial advisor to the G&W Board during these negotiations but did not, however, recommend any specific consideration to G&W or the G&W Board, nor opine that any specific consideration constituted the only appropriate consideration for the merger. In addition, Morgan Stanley’s opinion did not address the relative merits of the merger as compared to any other alternative business transaction, and Morgan Stanley’s opinion expressed no opinion or recommendation as to how the holders of shares of G&W common stock should vote at any stockholders’ meeting to be held in connection with the merger.

Morgan Stanley’s opinion and its presentation to the G&W Board was one of many factors taken into consideration by the G&W Board in deciding to approve the execution, delivery and performance by G&W of the merger agreement and the transactions contemplated thereby. Consequently, the analyses as described above should not be viewed as determinative of the opinion of the G&W Board with respect to the merger consideration pursuant to the merger agreement or of whether the G&W Board would have been willing to agree to different consideration. Morgan Stanley’s opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with its customary practice.

The G&W Board retained Morgan Stanley based on Morgan Stanley’s qualifications, experience and expertise and its familiarity with G&W. Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Its securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of Brookfield and GIC, each of which are significant stockholders of Parent, and certain of their majority-controlled affiliates and portfolio companies, Parent, G&W, or any other company, or any currency or commodity, that may be involved in the merger, or any related derivative instrument.

Under the terms of its engagement letter dated December 5, 2017, as amended on June 13, 2019, Morgan Stanley provided G&W financial advisory services and a financial opinion, described in this section and attached to this proxy statement as Annex C, in connection with the merger. As compensation for Morgan Stanley’s financial advisory services, G&W has agreed to pay Morgan Stanley a fee, which is contingent upon the consummation of the merger, of approximately $27 million (the “Morgan Stanley Transaction Fee”). As compensation for Morgan Stanley rendering a financial opinion to the G&W Board, G&W paid Morgan Stanley a fee equal to $2.5 million, which will be credited against the Morgan Stanley Transaction Fee payable if the merger is consummated. G&W has also agreed to reimburse Morgan Stanley for its reasonable and documented expenses incurred from time to time in connection with this engagement. In addition, G&W has agreed to indemnify Morgan Stanley and its affiliates, its and their respective directors, officers, employees and agents and each other person, if any, controlling Morgan Stanley or any of its affiliates, against any losses, claims, damages or liabilities, relating to, arising out of or in connection with Morgan Stanley’s engagement and to reimburse certain expenses relating to such indemnity.

In the two years prior to the date of its opinion, Morgan Stanley has provided financing services to G&W and has received fees in connection with such services of less than approximately $3 million in the aggregate. In the 30 months prior to the date of its opinion, Morgan Stanley has provided financial advisory and financing services to Brookfield and GIC and certain of their majority-controlled affiliates and portfolio companies and has received fees in connection with such services of approximately $60 to $85 million and $15 to $35 million, in the aggregate, respectively. Morgan Stanley may also seek to provide financial advisory and financing services to Brookfield, GIC and G&W and their respective affiliates in the future and would expect to receive fees for the rendering of these services.

Certain Financial Projections

In our press releases announcing quarterly and annual earnings, G&W has from time to time publicly provided certain projections as to our future financial performance (which projections may also be included in investor presentations from time to time). G&W does not otherwise, as a matter of course, publicly disclose projections as to our future financial performance. However, G&W’s senior management prepared and provided to the G&W Board and to BofA Merrill Lynch and Morgan Stanley certain non-public financial forecasts, which BofA Merrill Lynch and Morgan Stanley relied on in performing their financial analyses summarized above under “Opinions of G&W’s Financial Advisors”. In response to the G&W Board’s desire to review updated financial information to assess the Company’s strategic alternatives, G&W’s senior management prepared a draft set of projections in December 2018 based on a prior set of projections prepared by G&W’s senior management in connection with its “market check” process in late 2017 and updated to, among other things, include updated business and economic conditions and costs and benefits from specific new business initiatives, which projections were further updated in early 2019 for updated business and economic conditions. These updated projections were presented by G&W’s senior management at the G&W Board’s February 1, 2019 meeting, and we refer to this set of financial projections as the “Financial Projections”. A version of the Financial Projections was included in the “confidential information package” made available to the Sponsors and other bidders involved in the sale process in the course of their due diligence, and we refer to this version of the Financial Projections as the “CIP Projections”. The CIP Projections were based on the Financial Projections except that the CIP Projections were intended to illustrate for the Sponsors and other potential bidders the potential financial performance of G&W in the event G&W were able to fully achieve operational and cost improvement initiatives, successfully complete specific technology projects and effectively deploy $300,000,000 of capital in each of 2019, 2020 and 2021 for acquisitions and new business investments assuming that G&W would be able to achieve a return consistent with prior investments, all of which were uncertain and not included in the Financial Projections. The Financial Projections, including earlier drafts thereof, and the CIP Projections were provided to BofA Merrill Lynch and Morgan Stanley, but neither the earlier drafts of the Financial Projections nor the CIP Projections were approved by the G&W Board for BofA Merrill Lynch and Morgan Stanley’s use for purposes of their respective financial analyses summarized under “Opinions of G&W’s Financial Advisors”. Only the Financial Projections were approved by the G&W Board for BofA Merrill Lynch and Morgan Stanley’s use for purposes of its financial analyses summarized above under “Opinions of G&W’s Financial Advisors”. BofA Merrill Lynch and Morgan Stanley expressed no view or opinion as to the Financial Projections or the assumptions on which they were based. A summary of the Financial Projections and the CIP Projections (which we refer to collectively as the “Projections”) are set forth below.

Financial Projections(1)

(US$ in millions)	2019E	2020E	2021E	2022E	2023E
Revenue	$2,212	$2,348	$2,478	$2,594	$2,697
Adjusted EBITDA(2)	$648	$733	$823	$872	$922
Capital Expenditures(3)	$331	$327	$284	$279	$284
Unlevered Free Cash Flow(4)	$238	$315	$439	$511	$546

(1)

The Financial Projections approved by the G&W Board were presented in the same manner as would be presented in G&W’s financial statements. The figures reflected here are derived from the Financial Projections but are presented on an economic basis, including only 51% of G&W’s ownership of Australia and 50% of its ownership in CG Railway joint ventures, to be consistent with the presentation in the CIP Projections and the figures generally used by BofA Merrill Lynch and Morgan Stanley in their respective financial analyses.

(2)

“Adjusted EBITDA” is defined as earnings before interest expense, provision for income taxes, depreciation and amortization and after costs related to equity-based compensation, as adjusted to exclude restructuring charges as well as other non-recurring items typically identified in G&W’s financial statements.

(3)	“Capital Expenditures” are defined as capital expenditures for maintenance, grant-funded projects (net of grant proceeds received) and new business investments.

(4)

“Unlevered Free Cash Flow” is defined as Adjusted EBITDA less estimated cash taxes (net of the benefit of tax credits), Capital Expenditures, cash restructuring costs, pension service costs, equity investments in joint ventures and other cash flow items. The calculation of Unlevered Free Cash Flow was not expressly included in the Financial Projections but was derived from the Financial Projections and is included for reference.

CIP Projections(1)

(US$ in millions)	2019E	2020E	2021E	2022E	2023E	2024E	2025E	2026E	2027E	2028E
Revenue	$2,365	$2,677	$2,972	$3,115	$3,237	$3,359	$3,478	$3,609	$3,741	$3,872
Adjusted EBITDA(2)	$692	$833	$969	$1,040	$1,107	$1,177	$1,236	$1,306	$1,375	$1,447
Capital Expenditures(3)	$405	$388	$398	$296	$302	$295	$298	$315	$321	$335

(1)

The CIP Projections were presented on an economic basis, including only 51% of G&W’s ownership of Australia and 50% of its ownership in CG Railway joint ventures. The CIP Projections provided to bidders included 10 years of projections for illustrative purposes. No measure of free cash flow was presented in the CIP Projections, and the calculation of any such measure would require assumptions that were not provided in the CIP Projections; accordingly, no such measure is presented here.

(2)

“Adjusted EBITDA” is defined as earnings before interest expense, provision for income taxes, depreciation, amortization and after costs related to equity-based compensation, as adjusted to include the effects of assumed prospective acquisitions and exclude restructuring charges as well as other non-recurring items typically identified in G&W’s financial statements.

(3)

“Capital Expenditures” are defined as capital expenditures for maintenance, grant-funded projects (net of grant proceeds received) and new business investments (which include capital expenditures for assumed prospective acquisitions).

The Projections were not prepared with a view to public disclosure and are included in this proxy statement only because the Financial Projections were made available to BofA Merrill Lynch and Morgan Stanley for use in connection with their financial analysis summarized above under “The Merger Proposal (Proposal 1)—Opinions of G&W’s Financial Advisors” and the CIP Projections were made available to the Sponsors and other bidders involved in the sale process in the course of their due diligence. The Projections were not prepared with a view to compliance with generally accepted accounting principles as applied in the United States, which we refer to as “GAAP,” the published guidelines of the SEC regarding projections and forward-looking statements or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The Projections were prepared by, and are the responsibility of, our management. PricewaterhouseCoopers LLP (“PwC”) has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the Projections and, accordingly, PwC does not express an opinion or any other form of assurance with respect thereto. The PwC report incorporated by reference in this proxy statement relates to the Company’s previously issued financial statements. It does not extend to the Projections and should not be read to do so. The Projections were prepared solely for internal use of G&W and are subjective in many respects.

Although this summary of the Projections is presented with numerical specificity, the projections reflect numerous variables, assumptions and estimates as to future events made by our management that our management believed were reasonable at the time the Projections were prepared, taking into account the relevant information available to management at the time. However, such variables, assumptions and estimates are inherently uncertain and many of which are beyond the control of our management. Because the Projections cover multiple years, by their nature, they become less predictive with each successive year. This information is not fact and should not be relied upon as being necessarily indicative of actual future results. Important factors that may affect actual results and cause the Projections not to be achieved include adverse global macroeconomic and business conditions that could negatively impact our business, changes in commodity prices that could decrease demand for the transportation of commodities, an inability to consummate additional acquisitions or investments or manage our growth effectively, an inability to integrate acquired businesses successfully or realize the anticipated cost savings or other benefits, an inability to obtain additional capital to fund our acquisitions and investments that might require us to forego potential opportunities and impair our growth strategy, exposure to market risks such as changes in interest rates, foreign currency exchange rates and hedging transactions entered into to mitigate those, a deterioration in our relationships with Class I railroad and other connecting carriers, our dependence on lease agreements with Class I railroads, the loss of important customers or contracts, exposure to the credit risk of our customers and counterparties and their failure to meet their financial obligations, our transportation of hazardous materials, which could result in material losses, the susceptibility of our operations and rail infrastructure to weather conditions and other natural occurrences, our failure to maintain satisfactory working relationships with partners in Australia, market and regulatory responses to climate change and other changes in the dynamics of global energy markets, the restrictions imposed by the covenants in our U.S. and Australia credit facilities, our substantial indebtedness, our inability to obtain government funding for capital projects or to benefit from revenue support grants, the occurrence of losses or other liabilities that are not covered by insurance or that exceed our insurance limits, the significant regulation of our railroad operations, the significant costs for violations of, or liabilities under, environmental laws and regulations, competition from numerous sources related to geography, substitute products, other types of transportation and other rail operators, diesel fuel supply constraints resulting from disruptions in the fuel markets and increases in diesel fuel costs, claims and lawsuits that could result in significant expenditures, strikes and work stoppages of our employees and our customers’ employees who belong to labor unions, inability to employ a sufficient number of qualified workers, our dependence on our senior management team to execute our growth strategy, failure to maintain an effective system of internal control over financial reporting, disclosure controls and procedures, the dependence of our operations on our ability to obtain railcars, locomotives and other critical railroad items from suppliers, terrorism and anti-terrorism measures, our reliance on the stability and availability of our technology systems to operate our business, certain additional risks associated with our foreign operations, including the risk of doing business in foreign countries, exchange rate fluctuations, political and economic uncertainty related to Brexit, the cancellation of our concession and/or lease agreements in Australia, open access regimes in Australia and Europe and changes in such regimes, revocation of our safety accreditations, our significant funding obligations under our U.K. pension plan and risks related to taxation, including the failure to extend the U.S. Short Line Tax Credit and the distribution of the earnings of our foreign subsidiaries. In addition, the Projections do not take into account any circumstances or events occurring after the date that they were prepared and do not give effect to the merger. As a result, there can be no assurance that the Projections will be realized, and actual results may be materially better or worse than those contained in the Projections. The inclusion of this information should not be regarded as an indication that the G&W Board, G&W, BofA Merrill Lynch, Morgan Stanley, Parent, Parent’s representatives and affiliates (including the Sponsors) or any other recipient of this information considered, or now considers, the Projections to be necessarily predictive of actual future results. The summary of the Projections is not included in this proxy statement in order to induce any stockholder to vote in favor of the merger proposal or any of the other proposals to be voted on at the special meeting.

The Projections are forward-looking statements. For information on factors that may cause G&W’s future results to materially vary, see the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Except to the extent required by applicable federal securities laws, we do not intend, and expressly disclaim any responsibility, to update or otherwise revise the Projections to reflect circumstances existing after the date when G&W prepared the Projections or to reflect the occurrence of future events or changes in general economic or industry conditions, even in the event that any of the assumptions underlying the Projections are shown to be in error. By including in this document a summary of certain financial projections, neither G&W nor any of its representatives or advisors (including BofA Merrill Lynch and Morgan Stanley) nor Parent, Parent’s representatives and affiliates (including the Sponsors) makes any representation to any person regarding the ultimate performance of G&W or the surviving corporation compared to the information contained in such financial forecasts and should not be read to do so.

Certain of the measures included in the Projections may be considered non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by G&W may not be comparable to similarly titled amounts used by other companies. The non-GAAP financial measures were relied upon by BofA Merrill Lynch and Morgan Stanley for purposes of their respective financial analyses and opinions and by the G&W Board in connection with its consideration of the merger. Financial measures provided to a financial advisor in connection with a business combination transaction are excluded from the definition of non-GAAP financial measures and therefore are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not relied upon by BofA Merrill Lynch and Morgan Stanley for purposes of their respective financial analyses and opinions or by the G&W Board in connection with its consideration of the merger. Accordingly, we have not provided a reconciliation of the financial measures.

Interests of G&W’s Executive Officers and Directors in the Merger

In considering the recommendation of the G&W Board that you vote to approve the merger proposal, you should be aware that, aside from their interests as G&W stockholders, G&W’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of G&W stockholders generally, which may create potential conflicts of interest. These interests are described in more detail below, and with respect to the named executive officers of G&W, are quantified in the “Golden Parachute Compensation” table below. The G&W Board was aware of these interests and considered them when it adopted the merger agreement and approved the merger. The calculations set forth herein are based on the outstanding equity-based awards and deferred compensation account balances as of July 1, 2019.

With regard to our directors serving on the G&W Board, these interests relate to the impact of the transaction on the directors’ outstanding equity awards and the provision of indemnification, the advancement of expenses, exculpation and insurance arrangements pursuant to the merger agreement and G&W’s certificate of incorporation and bylaws, which reflect that such directors may be subject to claims arising from their service on the G&W Board, subject in all respects to the limitations set forth in the merger agreement. In addition, Parent has agreed in the merger agreement to perform the indemnification agreements between G&W and the directors serving on the G&W Board, subject in all respects to the limitations set forth in the merger agreement. We estimate that the aggregate amount that would become payable to our directors serving on the G&W Board (other than John C. Hellmann, whose respective interests are as an executive officer and further described below) in settlement of their unvested equity awards if the effective time was October 15, 2019, based on the price per share of G&W common stock of $112.00, is approximately $1,835,904.

G&W’s current executive officers are: John C. Hellmann, Timothy J. Gallagher, Allison M. Fergus, Michael O. Miller, Matthew O. Walsh and Christopher F. Liucci. References to “executive officers” in this section also include David A. Brown who, effective February 8, 2019, ceased to be an executive officer of G&W.

With regard to our executive officers, these interests relate to the possible receipt of the following types of payments and benefits that may be triggered by or otherwise relate to the merger, assuming the merger occurred on October 15, 2019 and, where applicable, the executive officer experiences a qualifying termination immediately thereafter, and coverage under indemnification, advancement of expenses and insurance arrangements, in each case as further described below:

•	accelerated vesting of executive officer equity awards, in the aggregate amount of approximately $32,363,145 for all executive officers;

•	the unvested deferred compensation account balances of G&W’s executive officers will fully vest in the aggregate amount of approximately $1,806,845;

•	with respect to certain executive officers, vested deferred compensation account balances will be paid out on an accelerated basis in accordance with the prior elections of such executive officers;

•

possible cash severance payments and other termination benefits following a qualifying termination of employment pursuant to continuity agreements with each of our executive officers, in an aggregate amount of approximately $18,750,202 for all executive officers;

•	certain bonus payments that may be payable to certain executive officers pursuant to the transaction bonus program that may be established in connection with the merger; and

•

the provision of indemnification, advancement of expenses and insurance arrangements pursuant to the merger agreement and G&W’s certificate of incorporation and bylaws, and performance under indemnification agreements between G&W and its executive officers.

Treatment of Director and Executive Officer Common Stock

As is the case for any stockholder of G&W, G&W’s directors and executive officers will receive $112.00 in cash, without interest, and less any applicable withholding taxes, for each share of G&W common stock that they own at the effective time. For information regarding beneficial ownership of G&W common stock by each of G&W’s current directors, G&W’s named executive officers and all directors and executive officers as a group, see the section entitled “Security Ownership of Certain Beneficial Owners and Management” beginning on page [●].

Treatment of Director and Executive Officer Equity Awards

As described under “The Merger Agreement—Treatment of G&W Equity Awards” beginning on page [●], the merger agreement provides that each option to purchase shares of G&W common stock, each PSU and each Stock Unit will be treated as set forth below.

Treatment of Stock Options

Immediately prior to the effective time, except as otherwise agreed to in writing between a holder and Parent, each outstanding option to purchase shares of G&W common stock will automatically become immediately vested and be cancelled and the holder will be entitled to receive an amount in cash, without interest and less any applicable withholding taxes, equal to (i) the number of shares subject to the option multiplied by (ii) the excess, if any, of $112.00 over the exercise price per share of the option, payable in a lump sum through G&W’s payroll system or by check as soon as reasonably practicable after the effective time.

Treatment of Stock Units

Immediately prior to the effective time, except as otherwise agreed to in writing between a holder and Parent, each outstanding G&W deferred stock unit, restricted stock unit (other than a PSU), phantom stock unit, restricted share or similar stock right (in each case, a “Stock Unit”) will automatically become immediately vested, and each Stock Unit will be cancelled and the holder will be entitled to receive, at or promptly following the effective time, an amount in cash, without interest and less any applicable withholding taxes, equal to (x) the total number of shares subject to the Stock Unit immediately prior to the effective time multiplied by (y) $112.00, payable in a lump sum through G&W’s payroll system or by check as soon as reasonably practicable after the effective time.

Treatment of PSUs

Immediately prior to the effective time, except as otherwise agreed to in writing between a holder and Parent, each outstanding G&W performance-based restricted stock unit (“PSU”) will automatically become immediately vested, and each PSU will be cancelled, with the holder being entitled to receive an amount in cash, without interest and less any applicable withholding taxes, equal to (i) with respect to each PSU with a performance period beginning January 1, 2019 and ending December 31, 2021, (A) if the effective time occurs prior to January 1, 2020, an amount in cash, without interest and less any applicable withholding taxes, equal to (x) the total number of shares subject to the PSU immediately prior to the effective time, calculated based on target-level performance, multiplied by (y) $112.00 and (B) if the effective time occurs on or after January 1, 2020, an amount in cash equal to (x) the total number of shares subject to the PSU as of immediately prior to the effective time, calculated based on actual-level performance, calculated with the applicable performance period running through the date of the Company’s most recently completed quarterly financial results prior to the closing, pursuant to and in accordance with the terms of such PSU, multiplied by (y) $112.00, and (ii) with respect to all other PSUs, an amount in cash, without interest and less any applicable withholding taxes, equal to (x) the total number of shares subject to the PSU immediately prior to the effective time, calculated based on actual performance achieved, in accordance with the terms of each PSU, multiplied by (y) $112.00.

Payments for Unvested Equity Awards

The following table sets forth the amounts that each director, named executive officer and all other executive officers as a group of G&W would receive with respect to unvested stock options, Stock Units and PSUs, assuming the completion of the merger occurred on October 15, 2019. The number of outstanding vested options beneficially owned as of July 1, 2019 by each individual listed in the table below is included in the “Security Ownership of Certain Beneficial Owners and Management” table beginning on page [●]. The numbers set forth below do not attempt to forecast any grants, additional issuances, dividends, additional deferrals or forfeitures of equity-based awards following the date of this proxy statement. The calculations set forth in the table below are based on the outstanding equity-based awards as of July 1, 2019. Depending on when the effective date occurs, certain equity-based awards shown in the table below may vest in accordance with their terms.

Estimated Payments for Unvested Equity Awards Table

Executive Officers and Directors	Aggregate Amount Payable for Unvested Stock Options ($)(1)	Aggregate Amount Payable for Unvested Stock Units ($)(2)	Aggregate Amount Payable for Unvested PSUs ($)(3)
Directors (excluding John C. Hellmann)
Richard H. Bott	—	130,032	—
Bruce J. Carter	—	227,136	—
Cynthia L. Hostetler	—	227,136	—
Øivind Lorentzen III	—	130,032	—
Albert J. Neupaver	—	254,800	—
Joseph H. Pyne	—	254,800	—
Ann N. Reese	—	227,136	—
Mark A. Scudder	—	130,032	—
Hunter C. Smith	—	254,800	—
Named Executive Officers
John C. Hellmann	3,403,588	7,873,376	3,814,384
David A. Brown(4)	938,936	921,312	357,392
Timothy J. Gallagher	937,210	1,691,200	1,055,824
Allison M. Fergus	789,504	1,461,712	866,320
Matthew O. Walsh	988,797	1,798,160	1,118,544
All Other Executive Officers as a Group(5) (2 persons)	906,582	2,172,576	1,267,728

(1)

This amount includes the estimated value that each executive officer or director would receive in respect of unvested stock options based on the merger consideration and the assumed closing of the merger on October 15, 2019 on a “single-trigger” basis, pursuant to the terms of the merger agreement solely as a result of the closing of the merger.

(2)

This amount includes the estimated value that each executive officer or director would receive in respect of Stock Units based on the merger consideration and the assumed closing of the merger on October 15, 2019 on a “single-trigger” basis solely as a result of the closing of the merger. This amount does not include value of vested deferred stock units held by our directors.

(3)

This amount includes the estimated value of unvested PSUs with a performance period beginning January 1, 2019 and ending December 31, 2021 based on a deemed target-level performance and all other unvested PSUs based on actual performance, in each case, based on the merger consideration and the assumed closing of the merger on October 15, 2019 on a “single-trigger” basis, pursuant to the terms of the merger agreement solely as a result of the closing of the merger.

(4)	Effective February 8, 2019, Mr. Brown ceased to be a named executive officer of G&W.
(5)	This group consists of Christopher F. Liucci and Michael O. Miller.

Continuity Agreements

Each G&W executive officer is party to a continuity agreement with G&W. The continuity agreements with each executive officer provide that, upon termination of his or her employment without cause or resignation for good reason within two years following a change of control (which this transaction will be deemed to constitute), each executive officer will receive a cash severance amount equal to three times (two times, in the case of Mr. Liucci) the sum of his or her current salary plus target annual incentive compensation for that year. Additionally, the executives would be entitled to receive accrued but unpaid base salary and annual incentive compensation and a pro rata portion of the executive officer’s annual bonus, calculated based on actual performance. Further, pursuant to the continuity agreements, upon termination without cause or resignation for good reason within two years following a change of control, all unvested stock options, stock appreciation rights, phantom stock units and restricted stock granted or issued by the Company immediately become vested to the extent such acceleration does not take place earlier under the applicable plan documents.

If any payments or benefits due to the executive officer in connection with a change in control would be subject to an excise tax by reason of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended, then the executive officers are entitled to receive the greater of the after-tax change of control payment, including their payment of the 20% excise tax for excess tax for excess parachute payments, or the after-tax safe harbor limit of three times the respective executive officer’s base amount less one dollar.

The term “good reason” is generally defined in all of the continuity agreements with our executive officers to mean, during the term of the agreement, any of the following without the executive officer’s express written consent: (i) any material and adverse diminution in the executive officer’s duties, titles or responsibilities with G&W from those in effect immediately prior to the change in control; provided, however, that no such diminution will be deemed to exist because of changes in the executive officer’s duties, titles or responsibilities as a consequence of G&W ceasing to be subject to the reporting requirements of the Exchange Act; (ii) any material reduction in the executive officer’s annual base salary, annual equity award target or annual cash bonus percentage target from the annual base salary, annual equity award target or annual cash bonus percentage target in effect immediately prior to the change in control; provided that “good reason” will not exist if, in lieu of annual equity grants, the executive officer is provided with an equivalent compensation package; (iii) any requirement that the executive officer be based at a location more than 35 miles from the location at which the executive officer was based immediately prior to the change in control (or a substantial increase in the amount of travel the executive officer is required to do because of a relocation of the executive offices); and (iv) any failure by G&W to obtain from any successor to G&W, including any surviving entity, an agreement reasonably satisfactory to the executive officer to assume and perform the continuity agreement.

The term “cause” is generally defined in all of the continuity agreements with our executive officers to mean, during the term of the agreement, the occurrence of: (i) the willful and continued failure of the executive officer to perform substantially all of his or her duties with G&W (other than any such failure resulting from incapacity due to physical or mental illness) for a period of 10 days following the delivery of a written demand for performance that specifically identifies the manner in which the G&W Board believes that the executive officer has not performed his or her duties; (ii) dishonesty in the performance of the executive officer’s duties with G&W; (iii) the executive officer’s conviction of, or plea of guilty or nolo contendere to, a crime under the laws of the United States or any state thereof constituting (x) a felony or (y) a misdemeanor involving fraudulent conduct or moral turpitude; (iv) the executive officer’s willful malfeasance or willful misconduct in connection with the executive officer’s duties with G&W or any act or omission which is injurious to the financial condition or business reputation of G&W or its affiliates; or (v) the executive officer’s breach of the restrictive covenant provisions of the continuity agreement.

Although it is not currently anticipated that any of G&W’s executive officers will experience a termination of employment in connection with the completion of the merger, for an estimate of the amounts that would become payable to each of G&W’s executive officers under the continuity agreements if a severance-qualifying termination of employment were to occur immediately following consummation of the merger, see “—Potential Merger-Related Payments to Named Executive Officers” below.

Deferred Compensation Plan

Each current G&W executive officer participates in the G&W Amended and Restated 2004 Deferred Compensation Plan (the “DCP”). The unvested account balance of each participating executive officer will fully vest in connection with the merger pursuant to the terms of the DCP, provided, that no amounts will be accelerated to the extent such acceleration would subject G&W to the loss of a deduction by reason of Section 280G of the Internal Revenue Code of 1986, as amended, and pursuant to the election of Messrs. Hellmann and Gallagher, completed in connection with his commencement of participation in the DCP, such executive officers will have their vested account balances paid out in the form of a lump sum cash payment, to be paid no later than 60 days after the closing date.

Indemnification and Insurance

The merger agreement provides that from and after the effective time, the surviving corporation will indemnify and hold harmless each present and former director and officer of G&W or any of its subsidiaries (in each case, to the extent acting in such capacity) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities or awards paid in settlement incurred in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative and whether formal or informal arising out of, relating to or in connection with the fact that such person is or was a director or officer of the Company or any of its subsidiaries or any acts or omissions occurring or alleged to occur prior to the effective time in such person’s capacity as a director or officer of the Company, whether asserted or claimed prior to, at or after the effective time, to the fullest extent that G&W would have been permitted under Delaware law and its certificate of incorporation and bylaws in effect on the date of the merger agreement to indemnify such person (and the surviving corporation will (and Parent will cause the surviving corporation to) advance expenses (including reasonable legal fees and expenses) incurred in the defense of any such proceeding (subject to such person providing an undertaking to repay such advancement if it is ultimately determined that such person is not entitled to indemnification), subject to certain limitations).

For a period of six years after the effective time, the provisions in the surviving corporation’s certificate of incorporation and bylaws with respect to indemnification, advancement of expenses and exculpation of former or present directors and officers will be no less favorable to such directors and officers than such provisions contained in G&W’s certificate of incorporation and bylaws in effect as of the date of the merger agreement, which provisions will not be amended, repealed or otherwise modified for a period of six years after the effective time in any manner that would adversely affect the rights thereunder of any such individuals. Parent will cause the surviving corporation to honor and perform under all indemnification agreements entered into by G&W or any of its subsidiaries with its or their directors and officers.

The merger agreement also provides that Parent will maintain, or will cause the surviving corporation to maintain, at no expense to the beneficiaries, for at least six years from the effective time the current policies of the directors’ and officers’ liability insurance and fiduciary liability insurance maintained by us (provided that Parent or the surviving corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are not less advantageous to any beneficiary thereof) with respect to matters existing or occurring at or prior to the effective time. Additionally, at Parent’s option, in lieu of maintaining such current policies, G&W will purchase from insurance carriers with comparable credit ratings, no later than the effective time, a six-year prepaid “tail policy” providing at least the same coverage and amounts containing terms and conditions that are no less advantageous in the aggregate to the insured than the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by G&W and its subsidiaries with respect to claims arising from facts or events that occurred at or before the effective time, including the transactions contemplated by the merger agreement; provided, however, that after the effective time, Parent and the surviving corporation will not be required to pay in the aggregate for such coverage under each such policy more than 300% of the last annual premium paid by G&W prior to the date of the merger agreement in respect of the coverage required to be obtained pursuant to the merger agreement under each such policy, but in such case will purchase as much coverage as reasonably practicable for such amount. If G&W elects to purchase such a “tail policy,” the surviving corporation will (and Parent will cause the surviving corporation to) maintain such “tail policy” in full force and effect and continue to honor its respective obligations thereunder.

The indemnification and insurance provisions of the merger agreement are intended to benefit, and are enforceable by, each present and former director and officer of G&W or any of its subsidiaries (in each case, to the extent acting in such capacity) (the “indemnified persons”) and their respective heirs or representatives.

Continuation of Employee Compensation and Benefit Levels

Under the merger agreement, for a period ending on the later of (x) 12 months following the effective time and (y) December 31, 2020 (which we refer to as the “benefit continuation period”), Parent has agreed to provide, or to cause the surviving corporation to provide, to each employee of G&W or its subsidiaries, including our executive officers, who continued to be employed by the surviving corporation or any subsidiary or affiliate (which we refer to as “continuing employees” herein) (i) a salary, wage, target annual cash bonus opportunity and commissions opportunity that, in each case, is no less favorable than the salary, wage, target bonus opportunity and commissions opportunity that was provided to such continuing employee immediately prior to the effective time and (ii) employee pension, welfare and other benefits (other than equity compensation, defined pension benefits, retiree medical and life insurance benefits) that have an aggregate value that is substantially comparable to the employee pension, welfare and other benefits provided to such continuing employee immediately prior to the effective time (other than equity compensation, defined pension benefits, retiree medical and life insurance benefits). For the duration of the benefit continuation period, Parent or one of its affiliates will maintain for the benefit of each continuing employee a severance or termination arrangement no less favorable than the severance or termination arrangement provided to such continuing employee immediately prior to the effective time and as set forth in the Company disclosure letter. Parent intends to implement a long term incentive plan during the benefit continuation period in amounts and on terms and conditions as determined by Parent. The foregoing provisions do not apply to any continuing employees covered by a collective bargaining agreement.

Transaction Bonus Program

Under the merger agreement and the related Company disclosure letter, G&W may grant transaction bonuses to up to 30 employees, to be designated by our Chief Executive Officer and which may include executive officers, with payments thereunder not to exceed $500,000 individually and $5,000,000 in the aggregate, subject to such employee’s employment through the closing date and payable within 45 days following the closing date. The other terms of the transaction bonus awards are subject to Parent’s review and approval, which is not to be unreasonably withheld.

As of the date of this proxy statement, the recipients, individual award amounts and terms of the transaction bonus awards have not yet been determined.

Other Interests

As of the date of this proxy statement, other than the arrangements discussed in this proxy statement, none of our executive officers has entered into any agreement with Parent regarding employment with, or compensation from, or equity participation or reinvestment in, the surviving corporation or Parent on a going-forward basis following the completion of the merger. However, Parent (or its representatives) and some or all of our executive officers may from time to time have discussions with respect to, or enter into, such arrangements, including, but not limited to, arrangements related to the transaction bonus program or any other cash-based retention program that may be established by Parent.

Potential Merger-Related Payments to Named Executive Officers

The following table sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for G&W’s named executive officers based on the merger, assuming that the merger was completed on October 15, 2019 and each named executive officer is terminated without cause immediately following the completion of the merger. The actual amounts payable would depend on the date of termination, the manner of the termination and the terms of the agreements in effect at such time. The calculations set forth in the table below are based on the outstanding equity-based awards and deferred compensation account balances as of July 1, 2019.

Golden Parachute Compensation

Name	Cash ($)(1)	Equity ($)(2)	Pension/ NQDC ($)(3)	Perquisites /Benefits ($)(4)	Tax Reimbursement ($)(5)	Other ($)(6)	Total ($)(7)
John C. Hellmann	5,571,270	15,091,348	512,189	—	—	—	21,174,807
David A. Brown(8)	600,000	2,217,640	—	—	—	—	2,817,640
Timothy J. Gallagher	2,781,000	3,684,234	380,564	—	—	—	6,845,798
Allison M. Fergus	2,511,290	3,117,536	220,213	—	—	—	5,849,039
Matthew O. Walsh	2,950,366	3,905,501	236,971	—	—	—	7,092,838

(1)

This amount includes the estimated total cash severance payments (comprised of three times the sum of the named executive officer’s current salary plus target annual incentive compensation for that year) which would be payable under the respective named executive officer’s continuity agreement assuming a termination date of, and the completion of the merger occurring on, October 15, 2019, but does not include (i) any pro rata annual bonus, as described under the continuity agreements, as receipt of such amounts is dependent upon actual performance through the most recently completed calendar month prior to termination and (ii) any amounts payable (to the extent awarded and earned) pursuant to the transaction bonus program, as described herein.

All components of the cash severance amount are “double-trigger” (i.e., they are contingent upon a qualifying termination of employment during the two-year period following the completion of the merger). The estimated amount of each component of the cash severance payment (excluding any pro rata bonus and transaction bonus, as noted above) is set forth in the table below.

Name	Multiple of Base Salary Payout ($)	Multiple of Bonus Payout ($)
John C. Hellmann	2,785,635	2,785,635
David A. Brown(8)	600,000	—
Timothy J. Gallagher	1,545,000	1,236,000
Allison M. Fergus	1,435,023	1,076,267
Matthew O. Walsh	1,639,092	1,311,274

(2)

This amount includes the estimated value of unvested stock options, PSUs and Stock Units, the vesting of which would be accelerated immediately prior to the effective time. The value set forth in the “Equity” column in the table above attributable to each type of accelerated equity held by G&W’s named executive officers is set forth above in the section entitled “—Payments for Unvested Equity Awards”.

(3)

The amounts in this column represent accelerated vesting under the provisions of the DCP. In the event of a change of control under our DCP, participants are entitled to acceleration of unvested account balances, subject to the Section 280G safe harbor provisions, and a participant’s vested account balance will be paid out on an accelerated basis based on his or her prior election. Messrs. Hellmann and Gallagher have elected to receive a lump sum payment of their vested account balance in connection with a change in control.

(4)	None of the named executive officers have any perquisites or benefits that would be paid out upon a qualifying termination following completion of the merger.
(5)	G&W has no obligation to any named executive officer to offset golden parachute excise taxes under the Code or to reimburse the named executive officer for related taxes.
(6)	None of the named executive officers have any other benefits that would be paid out upon a qualifying termination following completion of the merger.
(7)	Includes the aggregate dollar value of the sum of all estimated amounts reported in the preceding columns.
(8)	Effective February 8, 2019, Mr. Brown ceased to be a named executive officer of G&W.

Financing of the Merger

We anticipate that the total funds needed to complete the merger (including the funds to pay G&W stockholders, to pay the holders of other equity-based interests the amounts due to them under the merger agreement and to repay outstanding indebtedness required to be repaid as a result of the merger), which would be approximately $8.7 billion, will be funded through a combination of the following:

(i) debt financing in an aggregate principal amount of $3,150,000,000, consisting of a $600,000,000 senior secured revolving credit facility and $2,550,000,000 in aggregate principal amount of senior secured term loans (provided that a portion of the senior secured term loan financing may be replaced by the proceeds of the issuance of notes in an amount to be agreed, as described below). Parent has received firm commitments from a consortium of financial institutions to provide the debt financing. See the section entitled “—Debt Financing”; and

(ii) equity financing in an aggregate amount of approximately $5,527,000,000. Parent has received equity commitments for the equity financing from the Investors/Guarantors. See the section entitled “—Equity Financing”.

The completion of the merger is not conditioned upon Parent’s receipt of financing.

Debt Financing

In connection with the entry into the merger agreement, Parent has obtained a commitment letter (the “debt commitment letter”) from Credit Suisse Loan Funding LLC, Credit Suisse AG, Wells Fargo Bank, National Association, Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Royal Bank of Canada, RBC Capital Markets, LLC, BMO Capital Markets Corp., Bank of Montreal, The Bank of Nova Scotia, The Toronto-Dominion Bank, New York Branch, TD Securities (USA) LLC, Barclays Bank PLC, MUFG Bank, Ltd., MUFG Union Bank, N.A. and MUFG Securities Americas Inc. (collectively, the “debt commitment parties”) to provide, severally but not jointly, upon the terms and subject to the conditions set forth in the debt commitment letter, acquisition debt financing in an aggregate amount of $3,150,000,000, consisting of a $600,000,000 senior secured revolving credit facility and $2,550,000,000 in aggregate principal amount of senior secured term loans (a portion of which may, at the option of the Merger Sub in its sole discretion prior to the launch of general syndication, but subject to the terms and conditions set forth in the debt commitment letter, be available in a separate term loan tranche denominated in pounds sterling in an amount up to £300,000,000). Merger Sub may, at its option, issue notes in a private placement, the gross proceeds of which will be used to reduce any borrowings under, or commitments to provide, the senior secured term loans on a dollar for dollar basis.

The proceeds of the debt financing will be used (i) to pay the consideration for the merger, (ii) to repay in full all outstanding indebtedness of G&W and its subsidiaries under G&W’s existing U.S. credit facility, (iii) to pay the fees, costs and expenses related to the merger and the refinancing of G&W’s existing U.S. credit facility and (iv) for working capital and general corporate purposes.

The obligations of the debt commitment parties to provide the debt financing under the debt commitment letter are subject to a number of conditions, including (i) the substantially simultaneous completion of the merger in accordance with the merger agreement without giving effect to certain material amendments or waivers absent the consent of the debt commitment parties, (ii) that the specified representations and warranties in the merger agreement will be true and correct to the extent required by the debt commitment letter, (iii) the consummation of the equity financing prior to, or substantially concurrently with, the initial borrowings under the debt facilities, and the consummation of the refinancing of G&W’s existing U.S. credit facility prior to, or substantially concurrently with, the initial borrowings under the debt facilities, (iv) the delivery of certain audited, unaudited and pro forma financial statements, (v) the execution of certain definitive debt documentation consistent with the debt commitment letter, (vi) subject to customary limitations, the execution of certain definitive documentation to perfect the administrative agent’s security interest in the collateral as provided in the debt commitment letter, (vii) the receipt of documentation and other information about the borrowers and guarantors required under applicable “know your customer” and anti-money laundering rules and regulations (including the PATRIOT Act), (viii) payment of all applicable invoiced fees and expenses, (ix) the completion of the required marketing period and (x) that no change, event, fact, condition, development, effect or occurrence shall have occurred that would constitute a “material adverse effect” (as defined in the merger agreement).

The obligations of the debt commitment parties to provide the debt financing under the debt commitment letter will terminate at the earlier of (i) five business days after the end date (as defined in the section entitled “The Merger Agreement—Termination of the Merger Agreement” starting on page [●]), (ii) the valid termination of the merger agreement prior to the consummation of the merger or (iii) the consummation of the merger without the use of the senior debt facilities.

Parent and Merger Sub are required under the merger agreement to use commercially reasonable efforts to take all actions and do all things necessary, proper or advisable to arrange and consummate the financing on the terms and conditions contemplated by the debt commitment letter. In the event any portion of the debt financing becomes unavailable on the terms and conditions contemplated in the debt commitment for any reason, Parent and Merger Sub are required under the merger agreement to use, and cause their respective subsidiaries to use, their reasonable best efforts to obtain alternative third-party financing from alternative sources in an amount that when added with Parent and Merger Sub’s existing cash on hand and the equity financing is sufficient to consummate the transactions contemplated by the merger agreement and on terms and conditions that are not materially less beneficial to Parent or Merger Sub than the terms in the debt commitment letter. The documentation governing the debt financing contemplated by the debt commitment letter has not been finalized and, accordingly, the actual terms of the debt financing may differ from those described in this proxy statement.

Parent and Merger Sub have agreed in the merger agreement to use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange and consummate the debt financing and equity financing on the terms and conditions set forth in the financing commitments, including using reasonable best efforts to (i) maintain in full force and effect the financing commitments until the earliest of the consummation of the transactions contemplated by the merger agreement, the termination of the merger agreement or the time at which alternative financing is obtained, (ii) satisfy on a timely basis, to the extent in their control, all conditions to funding in the debt commitment letter and fee letter (together, the “debt financing commitments”), (iii) negotiate and enter into definitive agreements with respect thereto on terms and conditions described in the debt financing commitments prior to the closing date or otherwise consistent in all material respects with the debt financing commitments and on terms that would not reduce the aggregate principal amount of the debt financing to an amount that would be less than an amount that would be required to consummate the merger and make the other payments required in connection therewith or impose new or additional conditions or otherwise adversely amend the conditions to the receipt of the financing in a manner that would reasonably be expected to prevent or materially delay the debt financing, (iv) enforce their rights under the debt financing commitments and (v) in the event that all conditions in the debt financing commitments have been satisfied, cause the lenders and other persons providing the debt financing to fund on the closing date the debt financing required to the consummate the merger and the other transactions contemplated thereby.

Equity Financing

Parent has received (i) an equity commitment letter from the Brookfield Funds, dated as of July 1, 2019 (the “Brookfield equity commitment letter”), pursuant to which the Brookfield Funds have committed, subject to the conditions of the Brookfield equity commitment letter, to provide equity financing in an aggregate amount of $4,027,235,093, and (ii) an equity commitment letter from Lisson Grove, dated as of July 1, 2019 (the “Lisson Grove equity commitment letter” and, together with the Brookfield equity commitment letter, the “equity commitment letters”), pursuant to which Lisson Grove has committed, subject to the conditions of the Lisson Grove equity commitment letter, to provide equity financing in an aggregate amount of $1,500,000,000.

Funding of the equity financing is subject to the terms, conditions and limitations set forth in the equity commitment letters, which conditions include: (i) the written waiver by Parent or Merger Sub or the satisfaction of all conditions precedent set forth in the merger agreement to Parent’s and Merger Sub’s obligations to effect the closing of the merger, (ii) the proceeds of the debt financing or any alternative financing have been funded (or will be funded at the closing of the merger if the equity financing is funded at the closing of the merger) to Parent or Merger Sub and (iii) the substantially simultaneous closing of the merger on the terms and subject to the conditions of the merger agreement.

The obligation of each Investor/Guarantor to fund the equity financing will terminate automatically and immediately upon the earliest to occur of (i) the closing of the merger, (ii) the termination of the merger agreement in accordance with its terms, and (iii) the assertion by G&W or any of its affiliates or representatives acting on G&W’s behalf in any action of any claim against such Investor/Guarantor or such Investor/Guarantor’s related parties (as defined in each equity commitment letter) relating to such equity commitment letter, the limited guarantee with such Investor/Guarantor or the merger agreement or any of the transactions contemplated thereby or by such equity commitment letter (other than any action (A) to specifically enforce such equity commitment letter as described in such equity commitment letter, (B) for specific performance as provided in the merger agreement or (C) to enforce the Brookfield confidentiality agreement (in the case of the Brookfield equity commitment letter) or the GIC SI confidentiality agreement (in the case of the Lisson Grove equity commitment letter)).

Pursuant to the terms and conditions of the merger agreement Parent and Merger Sub will use commercially reasonable efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to arrange and consummate the equity financing on the terms and conditions contemplated by the equity commitment letters.

G&W has the right to enforce Parent’s right to cause the equity financing to be funded by the Investors/Guarantors as a third party beneficiary solely to the extent G&W is entitled to specific performance under the merger agreement to cause the equity financing to be funded (see the section entitled “The Merger Agreement—Specific Performance”).

Limited Guarantees

Subject to the terms and conditions set forth in certain limited guarantees, each dated July 1, 2019 and executed concurrently with the execution of the merger agreement, the Brookfield Funds and Lisson Grove have each guaranteed the payment obligations of Parent with respect to, (i) the obligation of Parent under the merger agreement to pay the reverse termination fee if the merger agreement is terminated by the Company under specified circumstances (see the section entitled “The Merger Agreement—Termination Fees and Expenses”) and (ii) Parent’s obligation to pay certain interest and expenses and certain reimbursement and indemnification obligations of Parent under the merger agreement.

The Brookfield Funds’ obligations under its limited guarantee are subject to an aggregate cap equal to the amount of $290,142,000 and Lisson Grove’s obligations under its limited guarantee are subject to an aggregate cap equal to the amount of $107,858,000.

The limited guarantees will automatically and immediately terminate and the Investors/Guarantors will have no further obligations under the limited guarantees, upon the earliest to occur of: (i) the closing of the merger, (ii) the receipt in full by the Company or its affiliates of the amounts the Investors/Guarantors are obligated to pay under the limited guarantees (subject to the cap on such obligations in the limited guarantees) and (iii) the six-month anniversary of any termination of the merger agreement in accordance with its terms if by such date G&W has not made a claim in writing to Parent for payment of any obligations or to the Investors/Guarantors for payment of any obligations (it being understood that in the event such claim is made, the limited guarantees will automatically terminate when such claim is finally resolved or otherwise finally satisfied).

G&W’s recourse under and pursuant and subject to the terms and conditions of the limited guarantees and the equity commitment letters is G&W’s sole and exclusive remedy against the (i) Investors/Guarantors and (ii) affiliates or representatives of Parent, Merger Sub or the Investors/Guarantors (but, in the case of this clause (ii), not including Parent, Merger Sub or the Investors/Guarantors) in respect of any liabilities or obligations arising under, or in connection with, the merger agreement, the equity commitment letters or the transactions contemplated thereby.

Antitrust Reviews Required for the Merger and Other Regulatory Filings

U.S. Surface Transportation Board

Under the Interstate Commerce Commission Termination Act of 1995, as amended (the “ICCTA”), we cannot complete the merger unless and until Parent and its controlling member, Brookfield (the “Parent controlling member”) (or, as described herein, a voting trustee), are exempted under the ICCTA, or unless the STB approves or authorizes their control (or, as described herein, control by a voting trustee) of our U.S. railroads. Parent and the Parent controlling member filed a notice of exemption with the STB on July 9, 2019, which will not be effective until further order of the STB. The STB has invited comments from the public, as well as from Brookfield and Parent, by August 21, 2019 and replies by September 5, 2019. The approval, authorization or exemption of the merger and the other transactions contemplated by the merger agreement by the STB is a condition to each party’s obligations to complete the merger. However, if the other closing conditions in the merger agreement (other than those that by their nature are to be satisfied at closing) are reasonably expected to be satisfied prior to the STB approving, authorizing or exempting the merger and the other transactions contemplated by the merger agreement, Parent agreed to submit to the STB a form of voting trust agreement, seek an informal opinion from the STB that the voting trust would insulate Parent from unauthorized control of the Company and file with the STB all appropriate and necessary documentation for the approval, authorization or exemption of the voting trustee’s control of the Company. Once Parent has received the informal opinion from the STB with respect to the voting trust and the STB has approved, authorized or exempted the voting trustee’s control of the Company, Parent would then be obligated to consummate the merger pursuant to the voting trust agreement under which the stock of the surviving corporation would be placed into the voting trust immediately following the effective time of the merger.

Australia Regulatory

On July 2, 2019, Parent notified the Australian Competition and Consumer Commission (“ACCC”) of its intention to divest the Company’s interests in G&W Australia Holdings LP (“GWA”) and on August 4, 2019, certain subsidiaries of G&W signed a definitive agreement to divest the Company’s interests in GWA to Macquarie Australian Infrastructure Management 1 Limited as trustee for PGGM Ibis LP Trust. If conditions to the divestiture contemplated by such definitive agreement are satisfied prior to the consummation of the merger, the divestiture will be consummated contemporaneously with, or immediately prior to, the consummation of the merger.

The merger will not be consummated until (i) Parent has received written notice by or on behalf of the Treasurer of the Commonwealth of Australia stating (or to the effect) that the Australia Commonwealth Government does not object to the transactions contemplated by the merger agreement, (ii) the Treasurer of the Commonwealth of Australia becomes precluded from making an order in relation to the subject matter of the merger agreement and the transactions contemplated by it under the Australian Foreign Acquisitions and Takeover Act 1975 (Cth) (“FATA”) or (iii) if an interim order is made under the FATA in respect of the transactions contemplated by the merger agreement, the subsequent period for making a final order prohibiting the transactions contemplated by the merger agreement elapses without a final order being made. Consummation of the divestiture of the Company’s interests in GWA contemporaneously with, or immediately prior to, the consummation of the merger would render any approval under FATA unnecessary.

Europe Antitrust

Under the German Act against Restraints of Competition, we cannot complete the merger until the merger has been cleared or deemed to be cleared by the German Federal Cartel Office or the applicable waiting period has expired pursuant to sec. 40 paras. 1 and 2 of the Act against Restraints of Competition. We also cannot complete the merger until the merger has been approved by the President of the Office of Competition and Consumer Protection pursuant to the Polish Act of 16 February 2007 on competition and consumer protection. Pursuant to the merger agreement, G&W and Parent submitted a joint filing on July 22, 2019 to the German Federal Cartel Office and on July 22, 2019 to the Polish Office of Competition and Consumer Protection to obtain the requisite clearances. We expect to receive clearance of the merger promptly following submission of the filings.

Other Regulatory Notifications

The parties have agreed to submit a voluntary joint notice of the merger to CFIUS under Section 721 of the Defense Production Act of 1950, as amended. Approval by CFIUS, as further defined in the merger agreement, is a condition to each party’s obligations to complete the merger.

General

Under the merger agreement, G&W and Parent have both agreed to use their reasonable best efforts to complete the merger, including obtaining the requisite antitrust approvals and CFIUS approval. Each party is required to use reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) subject to applicable law, furnish the other party as promptly as reasonably practicable all information required for any application or other filing to be made by the other party, (iii) promptly notify the other party of any substantive communication received by such party from, or given by such party to, any U.S. or foreign governmental agency and of any substantive communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated by the merger agreement and, subject to applicable law, furnish the other party promptly with copies of all correspondence, filings and communications between them and the governmental entity regarding such transactions, (iv) respond as promptly as reasonably practicable to any inquiries received from, and supply as promptly as reasonably practicable any additional information or documentation that may be requested by any governmental entity in respect of such registrations, declarations and filings or such transactions, (v) permit the other party to review any substantive communication given by it to, and consult with each other in advance, and consider in good faith the other party’s reasonable comments in connection with, any filing, notice, application, submission, communication, meeting or conference with, any governmental entity or, in connection with any proceeding by a private party, with any other person and (vi) take any action in order to (A) obtain all requisite or advisable approvals and authorizations, or permit the expiration of waiting periods, for the transactions contemplated by the merger agreement under any applicable law or (B) obtain the approval, authorization or exemption of any governmental entity for the transactions contemplated by the merger agreement, in each case, with respect to any such approval, authorization, waiting period or exemption under applicable antitrust laws that is required to be obtained to satisfy the applicable merger closing condition within the first period of formal or public review commonly known as “Phase I” for such approval, authorization, waiting period or exemption.

While we have no reason to believe it will not be possible to complete the antitrust reviews in a timely manner, there is no certainty that these reviews will be completed within the period of time contemplated by the merger agreement or that the completion of any of such reviews would not be conditioned upon actions that would be materially adverse to G&W or Parent, or that a challenge to the merger will not be made. If a challenge is made, we cannot predict the result. Private parties or State Attorneys General may also bring actions under the antitrust and other laws under certain circumstances. The merger agreement specifies that nothing will require (A) Parent, its affiliates or direct or indirect equity holders or their respective affiliates or any investment funds advised or managed by one or more affiliates of Parent or any direct or indirect portfolio companies thereof to agree or commit to any imposition of any condition or restriction (other than the Company and its subsidiaries) necessary to secure the requisite approvals and authorizations or expiration of waiting periods for the transactions contemplated by the merger agreement under any applicable law or to obtain the approval, authorization or exemption of any governmental entity or (B) the Company, Parent, Merger Sub, or any of their respective affiliates or direct or indirect equity holders or their affiliates or investment funds advised or managed by one or more affiliates of Parent to propose, negotiate, agree, accept, commit to or effect, by consent decree, hold-separate or administrative order or otherwise, a Company remedial measure that would reasonably be expected to result in a material adverse effect. In addition, with respect to securing CFIUS approval, the merger agreement provides that Parent and its controlled affiliates and subsidiaries will generally not be required to (I) divest its ownership interests in G&W or its subsidiaries or assets thereof to the extent that such divestiture would, individually or in the aggregate, reasonably be expected to have a material adverse effect or (II) hold direct or indirect ownership interests in G&W or its subsidiaries or any assets thereof through proxy holders or a voting trust (except for any such arrangements with respect to portions of the business of G&W or its subsidiaries that are not, individually or in the aggregate, material to G&W and its subsidiaries, taken as a whole).

Further, antitrust reviews do not constitute an endorsement or recommendation of the merger.

Material U.S. Federal Income Tax Consequences of the Merger

The exchange of G&W common stock for cash in the merger generally will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under state and local and other tax laws. In general, a U.S. holder (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page [●]) whose shares of G&W common stock are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder’s adjusted tax basis in such shares at the time of the exchange. Gain or loss will be determined separately for each block of shares of G&W common stock (i.e., shares of G&W common stock acquired at the same cost in a single transaction). The determination of the actual tax consequences of the merger to a holder of G&W common stock will depend on the holder’s specific situation.

The tax consequences of the merger to you will depend on your particular circumstances. You should read the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page [●] and consult your tax advisors regarding the U.S. federal income tax consequences of the merger to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Delisting and Deregistration of G&W Common Stock

As promptly as practicable following the completion of the merger, the G&W Class A common stock currently listed on the NYSE will cease to be listed on the NYSE and will be deregistered under the Exchange Act.

Appraisal Rights

If the merger is completed, G&W stockholders will be entitled to appraisal rights under Section 262 of the DGCL, provided that they strictly comply with the requirements of Section 262 of the DGCL.

Under the DGCL, if you do not wish to accept the merger consideration of $112.00 for each share of G&W common stock (other than excluded shares) provided for in the merger agreement, you have the right to seek appraisal of your shares of G&W common stock and to receive payment in cash for the “fair value” of your shares of G&W common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be fair value, provided that you strictly comply with the requirements of Section 262 of the DGCL. The “fair value” of your shares of G&W common stock as determined by the Delaware Court of Chancery may be more or less than, or the same as, the $112.00 per share that you are otherwise entitled to receive under the terms of the merger agreement. These rights are known as appraisal rights. G&W stockholders who do not vote in favor of the merger proposal and who properly demand appraisal for their shares in compliance with the provisions of Section 262 of the DGCL and who do not thereafter fail to perfect, withdraw or otherwise lose such rights will be entitled to appraisal rights. Strict compliance with the statutory procedures in Section 262 of the DGCL is required. Failure to timely and properly comply with the statutory requirements will result in the loss of your appraisal rights.

This section is intended only as a brief summary of certain provisions of the Delaware statutory procedures that a stockholder must follow in order to demand and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements and the law pertaining to appraisal rights under the DGCL, and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which appears in Annex D to this proxy statement and is incorporated into this proxy statement by reference. The following summary does not constitute any legal or other advice, nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262 of the DGCL. All references in Section 262 of the DGCL and in this summary to a “stockholder” or a “holder” are to the record holder of the shares of G&W common stock as to which appraisal rights are asserted.

Under Section 262 of the DGCL, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation must, not less than 20 days before the meeting, notify the stockholders who were stockholders of record on the record date for notice of such meeting with respect to shares for which appraisal rights are available that appraisal rights will be available. A copy of Section 262 of the DGCL must be included with such notice. This proxy statement constitutes G&W’s notice to our stockholders that appraisal rights are available in connection with the merger and the full text of Section 262 of the DGCL is attached to this proxy statement as Annex D, in compliance with the requirements of Section 262 of the DGCL. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 of the DGCL contained in Annex D. Failure to comply timely and properly with the requirements of Section 262 of the DGCL will result in the loss of your appraisal rights under the DGCL. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of G&W common stock, G&W believes that if a stockholder is considering exercising such rights, such stockholder should seek the advice of legal counsel.

Any stockholder wishing to demand appraisal of his, her or its shares of G&W common stock must deliver to G&W at the address in the next paragraph below a written demand for appraisal of his, her or its shares of G&W common stock before the vote is taken to approve the merger proposal, which written demand must reasonably inform us of the identity of the stockholder and that the stockholder intends to demand appraisal of his, her or its shares of G&W common stock. A stockholder’s failure to deliver to G&W the written demand for appraisal prior to the taking of the vote on the merger proposal at the special meeting of stockholders will result in the loss of appraisal rights. A stockholder seeking to perfect appraisal rights must not vote or submit a proxy in favor of the merger proposal. A stockholder who submits a proxy and who wishes to exercise appraisal rights must either submit a proxy containing instructions to vote “AGAINST” the merger proposal or abstain from voting on the merger proposal. Voting against or abstaining from voting or failing to vote on the merger proposal by itself does not constitute a demand for appraisal within the meaning of Section 262 of the DGCL. The written demand for appraisal must be in addition to and separate from any proxy or vote on the merger proposal. A stockholder seeking to exercise appraisal rights must hold of record the shares of G&W common stock on the date the written demand for appraisal is made and must continue to hold the shares of G&W common stock of record through the effective time. A stockholder will lose his, her or its appraisal rights if the stockholder transfers the shares for which it is seeking appraisal rights before the effective time.

All demands for appraisal should be addressed to Genesee & Wyoming Inc., Attention: General Counsel, 20 West Avenue, Darien, Connecticut 06820, and must be delivered to G&W before the vote is taken to approve the merger proposal at the special meeting, and must be executed by, or on behalf of, the record holder of the shares of G&W common stock.

Only a holder of record of shares of G&W common stock is entitled to demand an appraisal of the shares registered in that holder’s name. Accordingly, a demand for appraisal must be executed by or on behalf of the record stockholder. The demand should set forth, fully and correctly, the record stockholder’s name as it appears in the transfer agent’s records and should specify the stockholder’s mailing address and the number of shares registered in the stockholder’s name. The demand must state that the stockholder intends to demand appraisal of the stockholder’s shares in connection with the merger. The demand cannot be made by the beneficial owner. A beneficial owner of shares of G&W common stock held in “street name” who wishes to exercise appraisal rights should take such actions as may be necessary to ensure that a timely and proper demand for appraisal is made by the record holder of the shares. The beneficial holder must have the registered owner, such as a bank, brokerage firm or other nominee, submit the required demand in respect of those shares of G&W common stock. If the shares are held through a brokerage firm, bank or other nominee that in turn holds the shares through a central securities depository nominee, a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as the record stockholder. If you hold your shares of G&W common stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

If shares of G&W common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal must be made in that capacity. If the shares of G&W common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner or owners. A record owner, such as a bank, brokerage firm or other nominee, who holds shares of G&W common stock as a nominee for others, may exercise his, her or its right of appraisal with respect to the shares of G&W common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of G&W common stock as to which appraisal is sought. Where no number of shares of G&W common stock is expressly mentioned, the demand will be presumed to cover all shares of G&W common stock held in the name of the record owner. If a stockholder holds shares of G&W common stock through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record owner. Stockholders who hold their shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers or other nominees to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

Within 10 days after the effective time, the surviving corporation in the merger must give notice of the date that the merger became effective to each of G&W’s record stockholders who has submitted a demand in compliance with Section 262 of the DGCL and who did not vote in favor of the merger proposal. At any time within 60 days after the effective time of the merger, any stockholder who has not commenced an appraisal proceeding or joined a proceeding as a named party may withdraw the stockholder’s demand and accept the consideration specified by the merger agreement for that stockholder’s shares of G&W common stock by delivering to the surviving corporation a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective date of the merger will require written approval of G&W, as the surviving corporation. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just. If a petition for appraisal is filed and the surviving corporation does not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any stockholder who withdraws such stockholder’s right to appraisal in accordance with the proviso in the immediately preceding sentence, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder will be entitled to receive only payment of the “fair value” of such stockholder’s shares of G&W common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be fair value. The fair value of the shares of G&W common stock determined in any such appraisal proceeding could be less than, equal to or more than the consideration offered pursuant to the merger agreement.

Within 120 days after the effective time, but not thereafter, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 of the DGCL and is entitled to appraisal rights under Section 262 of the DGCL may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of G&W common stock held by all such stockholders. Upon the filing of the petition by a stockholder, service of a copy of such petition will be made upon the surviving corporation. None of Brookfield Infrastructure, GIC, GIC SI, the Investors/Guarantors, Parent, Merger Sub or G&W, as the surviving corporation, has any obligation to file such a petition or has any present intention to file such a petition, and holders should not assume that any of the foregoing will file a petition. If a petition for appraisal is not timely filed, then the right to appraisal will cease. Accordingly, it is the obligation of the holders of G&W common stock to initiate all necessary petitions to perfect their appraisal rights in respect of shares of G&W common stock within the time prescribed in Section 262 of the DGCL and the failure of a stockholder to file such a petition within the period specified in Section 262 of the DGCL will result in the loss of appraisal rights.

Any stockholder who has properly complied with the requirements of Section 262 of the DGCL and who did not vote in favor of the merger proposal is, within 120 days after the effective date of the merger, entitled upon written request to receive from the surviving corporation a statement setting forth the aggregate number of shares of G&W common stock not voted in favor of the merger proposal and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed within 10 days after such written request has been received by the surviving corporation or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later. A person who is the beneficial owner of shares of G&W common stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition for appraisal or request from the surviving corporation such statement.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, then the surviving corporation will be obligated, within 20 days after receiving service of a copy of the petition, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares of G&W common stock and with whom agreements as to the value of their shares of G&W common stock have not been reached. After notice to stockholders who have demanded appraisal from the Register in Chancery, if such notice is ordered by the Delaware Court of Chancery, the Delaware Court of Chancery will conduct a hearing upon the petition and determine those stockholders who have complied with Section 262 of the DGCL and who have become entitled to the appraisal rights provided by Section 262 of the DGCL. Notwithstanding the foregoing, upon application by the surviving corporation or any stockholder entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial on the appraisal prior to final determination of the stockholders entitled to an appraisal. The Delaware Court of Chancery may require stockholders who have demanded payment for their shares of G&W common stock to submit their stock certificates to the Register in Chancery for notation of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder. In addition, the Delaware Court of Chancery will dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares of G&W common stock entitled to appraisal exceeds 1% of the outstanding shares of G&W common stock, or (2) the value of the consideration provided in the merger for such total number of shares of G&W common stock exceeds $1,000,000.

The Delaware Court of Chancery will then conduct an appraisal proceeding to determine the fair value of the shares of G&W common stock as of the effective time of the merger exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. When the fair value has been determined, the Delaware Court of Chancery will direct the payment of such value, together with interest, if any, on the amount so determined to be the fair value by the surviving corporation to the stockholders entitled thereto. Payment will be so made to holders of shares represented by certificates upon surrender to the surviving corporation of the certificates representing such stock and, in the case of holders of uncertificated stock, forthwith. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest will accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time.

You should be aware that an investment banking opinion as to the fairness from a financial point of view of the consideration to be received in a sale transaction, such as the merger, is not an opinion as to fair value under Section 262 of the DGCL. Although we believe that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the merger consideration. Moreover, none of Brookfield Infrastructure, GIC, GIC SI, the Investors/Guarantors, Parent, Merger Sub or G&W, as the surviving corporation, anticipates offering more than the merger consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262 of the DGCL, the “fair value” of a share of G&W common stock is less than or equal to the merger consideration. In determining “fair value,” the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Costs of the appraisal proceeding (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts used in the appraisal proceeding, to be charged pro rata against the value of all shares of G&W common stock entitled to appraisal. Any stockholder who demanded appraisal rights will not, after the effective time, be entitled to vote shares of G&W common stock subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares of G&W common stock, other than with respect to payment as of a record date prior to the effective time. If no petition for appraisal is filed within 120 days after the effective time, or if the stockholder otherwise fails to perfect, validly withdraws or otherwise loses such holder’s right to appraisal, then the right of that stockholder to appraisal will cease and that stockholder’s shares of G&W common stock will be deemed to have been converted at the effective time into the right to receive the $112.00 per share cash payment (without interest and subject to any applicable withholding taxes) for his, her or its shares of G&W common stock pursuant to the merger agreement.

Failure to comply strictly with all of the procedures set forth in Section 262 of the DGCL will result in the loss of a stockholder’s appraisal rights.

In view of the complexity of Section 262 of the DGCL, G&W stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors.

THE MERGER AGREEMENT

The following discussion sets forth the material provisions of the merger agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated by reference herein. The rights and obligations of the parties are governed by the express terms and conditions of the merger agreement and not by this discussion, which is summary by nature. This discussion is not complete and is qualified in its entirety by reference to the complete text of the merger agreement. You are encouraged to read the merger agreement carefully in its entirety, as well as this proxy statement and any documents incorporated by reference herein, before making any decisions regarding the merger. This section is not intended to provide you with any factual information about us. Such information can be found elsewhere in this proxy statement and in the public filings we make with the SEC, as described in the section entitled “Where You Can Find More Information,” beginning on page [●].

The Merger

Upon the terms and subject to the conditions of the merger agreement and in accordance with the DGCL, at the effective time, Merger Sub will merge with and into G&W, the separate corporate existence of Merger Sub will cease, and G&W will continue as the surviving corporation and a wholly-owned subsidiary of Parent. The merger will have the effects set forth in the merger agreement and the relevant provisions of the DGCL.

Closing and Effectiveness of the Merger

The closing of the merger will take place at 9:00 a.m. (New York City time) on the third business day following the day on which the conditions to closing (described below under “—Conditions to Closing of the Merger”) have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing (but subject to the satisfaction or waiver of those conditions at the closing)), or such other time as G&W and Parent may agree, provided that if Parent’s marketing period (described below under “—Marketing Period and Efforts”) has not ended at least three business days prior to the time the closing would otherwise have been required to occur pursuant to the foregoing, unless otherwise agreed in writing by the parties, then the parties will not be required to effect the closing until the earlier of (i) a business day during the marketing period specified by Parent with no less than three business days’ notice to G&W and (ii) the third business day following the final day of the marketing period or, if earlier, the business day prior to the end date, subject to, in each case, the satisfaction or waiver of the conditions to closing (other than those conditions that by their nature are to be satisfied at the closing (but subject to the satisfaction or waiver of those conditions at the closing)).

On the closing date, Parent and G&W will file a certificate of merger with the Secretary of State of the State of Delaware in accordance with Section 251 of the DGCL. The merger will become effective at the time the certificate of merger is filed with the Secretary of State of the State of Delaware or at a later time as Parent and G&W agree upon in writing and specify in the certificate of merger in accordance with the DGCL.

Merger Consideration

Except as otherwise agreed to in writing between a holder of G&W common stock and Parent, each share of G&W common stock issued and outstanding immediately prior to the effective time (other than excluded shares) will be converted automatically into the right to receive $112.00 in cash, without interest and subject to any applicable withholding taxes (the “merger consideration”). After the merger is completed, holders of shares of G&W common stock will have only the right to receive the merger consideration, and will no longer have any rights as holders of G&W common stock. Shares of G&W common stock held by us or any wholly-owned subsidiary of G&W immediately prior to the effective time, including shares held in treasury by us, or by Parent or Merger Sub or any other wholly-owned subsidiary of Parent immediately prior to the effective time will be cancelled without payment at the effective time. Shares held by stockholders who have properly made and not withdrawn a demand for appraisal rights under the DGCL (which we refer to as “dissenting shares”) will not be converted into the right to receive the merger consideration unless and until such holder has effectively withdrawn or otherwise lost or failed to perfect such holder’s rights to appraisal or payment under the DGCL, at which time such shares will be treated as if they had been converted into and become exchangeable for the right to receive, as of the effective time, the merger consideration, without interest and subject to any applicable withholding tax. G&W will give Parent prompt written notice of any written demands for appraisal or withdrawals of such demands, and any other instruments served pursuant to applicable law relating to stockholders’ rights of appraisal. G&W will not, without the consent of Parent, and prior to the effective time, Parent will not without the consent of G&W, make any payment with respect to any demands for appraisal or offer to settle or compromise, or settle or compromise or otherwise negotiate, any demands for appraisal, or approve any withdrawal of any such demands, or waive any failure to timely deliver a written demand for appraisal or otherwise to comply with the provisions of the DGCL, or agree to do any of the foregoing. Pursuant to the merger agreement, the paying agent, Parent and the surviving corporation (and any agent thereof) will be entitled to deduct and withhold from the consideration otherwise payable in respect of the G&W common stock, options to purchase shares of G&W common stock, Stock Units and PSUs such amounts as it is required to deduct and withhold with respect to the making of such payment by applicable law (as reasonably determined by the paying agent, Parent or the Surviving Corporation (or any agent thereof)). To the extent that amounts are withheld or deducted by the paying agent, Parent or the Surviving Corporation (or any agent thereof) and paid over to the applicable governmental entity, the withheld or deducted amounts will be treated for all purposes of the merger agreement as having been paid to the holder of G&W common stock, options to purchase shares of G&W common stock, Stock Units and PSUs in respect of which that deduction and withholding were made. See “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page [●] and consult your tax advisors regarding the U.S. federal income tax consequences of the merger to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Exchange Procedures

Before the effective time, Parent or Merger Sub will enter into an agreement with a paying agent (the “paying agent”) selected by Parent and approved by G&W, which approval will not be unreasonably conditioned, withheld or delayed, to receive payment of the aggregate merger consideration as provided by the merger agreement in respect of shares of G&W common stock (other than excluded shares). Concurrently with the effective time, Parent will deposit (or cause to be deposited) with the paying agent in trust for the benefit of holders of shares of G&W common stock (other than excluded shares) a cash amount in immediately available funds (the “exchange fund”) that, when taken together with cash available on G&W’s balance sheet deposited with the paying agent, is sufficient to provide all funds necessary for payment of the aggregate merger consideration in exchange for all of the shares of G&W common stock outstanding immediately prior to the effective time (other than excluded shares). Parent will not be required to deposit or cause to be deposited with the paying agent funds sufficient to pay the merger consideration that would be payable with respect to the dissenting shares if such shares were not dissenting shares. Promptly after the effective time (and in any event within two business days thereafter), the surviving corporation will cause the paying agent to mail to each former record holder of a certificate or certificates (“certificates”) that immediately prior to the effective time represented outstanding shares of G&W common stock and, if required by the paying agent, each former holder of record of shares of G&W common stock held in book-entry form (other than excluded shares) (A) transmittal materials, including a customary letter of transmittal, specifying that delivery will be effected and risk of loss and title to the certificates will pass, only upon delivery of the certificates to the paying agent or, with respect to book-entry shares, only upon delivery of evidence of the book-entry transfer as the paying agent may reasonably request, such transmittal materials to be in such form and have such other provisions as Parent and the Company may reasonably agree, and (B) instructions for use in effecting the surrender of the certificates or book-entry shares, as applicable, in exchange for merger consideration. Each record holder of book-entry shares will be entitled to receive the merger consideration for each share represented by such holder’s book-entry shares upon the receipt by the paying agent of evidence, if any, of the book-entry transfer of the book-entry shares as the paying agent may reasonably request. Each record holder of certificates will be entitled to receive the merger consideration for each share represented by such holder’s certificates upon surrender of such certificates to the paying agent.

Upon demand, any portion of the exchange fund that remains unclaimed by the former holders of shares of G&W common stock for 12 months after the effective time will be delivered to the surviving corporation. Thereafter, holders of certificates or book-entry shares who have not yet surrendered their certificates or book-entry shares will be entitled to look to the surviving corporation for payment of the merger consideration upon delivery of evidence of certificates or book-entry shares acceptable to the surviving corporation. Until surrendered, the certificates or book-entry shares will represent only the right to receive upon surrender the aggregate merger consideration as provided in the merger agreement.

If payment of the merger consideration in respect of any cancelled share of G&W common stock is to be made to a person other than the person in whose name the surrendered certificate is registered, or if there is a transfer of shares that are not registered in the transfer records of G&W, it will be a condition to payment that the certificate formerly representing such share of G&W common stock is properly endorsed or otherwise in proper form and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable transfer or other similar taxes have been paid or are not applicable. Payment of the merger consideration with respect to book-entry shares will only be made to the person in whose name such book-entry shares are registered.

The merger consideration paid upon the surrender of certificates or book-entry shares in accordance with the terms of the merger agreement will be deemed to have been paid in full satisfaction of all rights pertaining to the shares of G&W common stock previously represented by such certificates or book-entry shares.

Treatment of G&W Equity Awards

The merger agreement provides that outstanding equity-based awards under G&W’s equity plan and employee stock purchase plan will be treated as set forth below.

Stock Options. Immediately prior to the effective time, except as otherwise agreed to in writing between a holder and Parent, each outstanding option to purchase shares of G&W common stock will automatically become immediately vested and be cancelled and the holder will be entitled to receive an amount in cash, without interest and less any applicable withholding taxes, equal to (i) the number of shares subject to the option multiplied by (ii) the excess, if any, of $112.00 over the exercise price per share of the option, payable in a lump sum through G&W’s payroll system or by check as soon as reasonably practicable after the effective time.

Stock Units. Immediately prior to the effective time, except as otherwise agreed to in writing between a holder and Parent, each outstanding G&W deferred stock unit, restricted stock unit (other than a PSU), phantom stock unit, restricted share or similar stock right (in each case, a “Stock Unit”) will automatically become immediately vested, and each Stock Unit will be cancelled and the holder will be entitled to receive, at or promptly following the effective time, an amount in cash, without interest and less any applicable withholding taxes, equal to (x) the total number of shares subject to the Stock Unit immediately prior to the effective time multiplied by (y) $112.00, payable in a lump sum through G&W’s payroll system or by check as soon as reasonably practicable after the effective time.

PSUs. Immediately prior to the effective time, except as otherwise agreed to in writing between a holder and Parent, each outstanding G&W performance-based restricted stock unit (“PSU”) will automatically become immediately vested, and each PSU will be cancelled, with the holder being entitled to receive an amount in cash, without interest and less any applicable withholding taxes, equal to (i) with respect to each PSU with a performance period beginning January 1, 2019 and ending December 31, 2021, (A) if the effective time occurs prior to January 1, 2020, an amount in cash, without interest and less any applicable withholding taxes, equal to (x) the total number of shares subject to the PSU immediately prior to the effective time, calculated based on target-level performance, multiplied by (y) $112.00 and (B) if the effective time occurs on or after January 1, 2020, an amount in cash equal to (x) the total number of shares subject to the PSU as of immediately prior to the effective time, calculated based on actual-level performance, calculated with the applicable performance period running through the date of the Company’s most recently completed quarterly financial results prior to the closing, pursuant to and in accordance with the terms of such PSU, multiplied by (y) $112.00, and (ii) with respect to all other PSUs, an amount in cash, without interest and less any applicable withholding taxes, equal to (x) the total number of shares subject to the PSU immediately prior to the effective time, calculated based on actual performance achieved, in accordance with the terms of each PSU, multiplied by (y) $112.00.

ESPPs. With respect to the Amended and Restated Genesee & Wyoming Inc. Employee Stock Purchase Plan (the “stock purchase plan”), (i) the stock purchase plan will terminate immediately prior to the effective time and no further rights will be granted or exercised under the stock purchase plan, (ii) no enrollment for offering periods will be commenced on or after the date of the merger agreement, (iii) if the closing occurs prior to the end of the current offering period, a new exercise date will be set under the stock purchase plan, which date will be the business day immediately prior to the anticipated closing date, (iv) participants in the stock purchase plan may not alter their payroll deductions from those in effect on the date of the merger agreement (other than to discontinue participation in the stock purchase plan) and (v) the amount of the accumulated contributions of each participant under the stock purchase plan as of immediately prior to the effective time will, to the extent not used to purchase shares of common stock, be refunded to such participant as promptly as reasonably practicable following the effective time (without interest).

Representations and Warranties

The merger agreement contains representations and warranties that we, on the one hand, and Parent and Merger Sub, on the other hand, have made to one another (in some cases, as of specific dates) relating to our and their respective businesses. The assertions embodied in those representations and warranties were made solely for purposes of the merger agreement, and may be subject to important qualifications and limitations (including through the use of exceptions for certain matters disclosed by the party that made the representations and warranties to the other party) agreed to by the parties in connection with negotiating the terms of the merger agreement. Accordingly, G&W stockholders should not rely on representations and warranties as characterizations of the actual state of facts or circumstances, and should bear in mind that the representations and warranties were made solely for the benefit of the parties to the merger agreement, were negotiated for purposes of governing contractual rights and relationships and allocating contractual risk among the parties to the merger agreement as of specific dates, rather than to establish matters as facts, and may be subject to contractual standards of materiality different from those generally applicable to stockholders. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the merger agreement, which subsequent information may or may not be reflected in our public disclosures. None of the representations and warranties will survive the closing of the merger, and, therefore, they will have no legal effect under the merger agreement after the effective time. This description of the representations and warranties is included to provide G&W stockholders with information regarding the terms of the merger agreement. The representations and warranties in the merger agreement and their description in this proxy statement should be read in conjunction with the other information contained in the reports, statements and filings we publicly file with the SEC.

Our representations and warranties relate to, among other things:

•	our and our subsidiaries’ due organization, valid existence, good standing, corporate power, qualification to do business and similar corporate matters;

•	our and our material subsidiaries’ certificate of incorporation, bylaws or equivalent organizational or governing documents;

•	our and our subsidiaries’ capitalization, capital structure and equity securities;

•

our corporate power and authority to enter into and perform our obligations under the merger agreement and consummate the merger and the other transactions contemplated thereby, and the enforceability and due execution and delivery of the merger agreement;

•	G&W stockholder approval required to complete the merger;

•

the absence of conflicts with our (and our subsidiaries’) organizational documents or any license or applicable law, rule, regulation, order, judgment or decree (assuming that certain regulatory filings are made, certain regulatory consents are obtained and stockholder approval is obtained) in each case as a result of the execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated thereby;

•

the absence of defaults, breaches, violations, losses of benefits under, certain rights (including termination, cancellation, amendment or acceleration rights) or consents required under our and our subsidiaries’ contracts, or creation of certain liens on our material assets, in each case as a result of the execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated thereby;

•

consents, approvals, authorizations, permits, notifications and filings required by governmental entities to enter into the merger agreement, perform thereunder and consummate the transactions contemplated thereby;

•

our and our subsidiaries’ compliance with applicable law (including applicable anti-corruption and trade control laws), or posted privacy and system security policies, licenses and certain regulatory matters;

•

accuracy and sufficiency of financial statements and SEC filings, disclosure controls and procedures and internal controls over financial reporting, the Sarbanes Oxley Act of 2002 and the absence of undisclosed liabilities (including certain “off-balance sheet” arrangements);

•	our and our subsidiaries’ material contracts;

•

(a) the representation that from March 31, 2019 through the date of the merger agreement, except as contemplated by the merger agreement, the Company and its subsidiaries have conducted their respective businesses in the ordinary course of business and the absence of certain actions that would have required Parent’s consent under the merger agreement, including amendments to G&W’s or any of its subsidiaries’ certificate of incorporation or bylaws or other applicable governing instruments, issuing, pledging or disposing of shares of capital stock and voting securities (with exceptions), the creation of certain liens (except to secure indebtedness or other obligations under the Company’s U.S. or Australia credit facilities), declaring, authorizing or making payments of dividends or other distributions, the incurrence or guarantee of certain additional indebtedness, employee layoffs that would reasonably be expected to trigger notification requirements under the WARN Act, material changes to accounting policies, entering into a plan of reorganization or new lines of business or adopting a rights or “poison pill” plan that would be applicable to the merger agreement or merger and (b) the absence from December 31, 2018 of any event, development, change, effect, fact, condition or occurrence that would reasonably be expected to, individually or in the aggregate, have a material adverse effect or prevent or materially delay the consummation by G&W of the transactions contemplated by the merger agreement;

•

the absence of suits, claims, actions, proceedings or arbitrations pending or, to the knowledge of G&W, threatened against us or our subsidiaries or our respective assets or properties and the absence of certain orders or injunctions against us or our subsidiaries or our respective assets or properties;

•	labor and employment matters affecting us or our subsidiaries, including our benefits plans;

•	insurance policies and related matters;

•	our real and personal property;

•	certain tax matters;

•	accuracy of information in this proxy statement;

•	intellectual property;

•	environmental matters;

•

the G&W Board’s receipt of opinions from Morgan Stanley and BofA Merrill Lynch regarding the fairness, from a financial point of view, of the merger consideration to be received by holders of shares of G&W common stock (other than excluded shares);

•	brokers’, investment bankers’, and finders’ fees; and

•	inapplicability of antitakeover statutes to the merger.

Some of our representations and warranties are qualified as to materiality or by exceptions related to circumstances or events or occurrences that would not reasonably be expected to prevent or delay our consummation of the transactions contemplated by the merger agreement or related to a material adverse effect with respect to G&W and our subsidiaries, taken as a whole. Under the merger agreement, “material adverse effect” with respect to G&W and our subsidiaries means any event, development, change, effect, fact, condition or occurrence that, individually or in the aggregate, has a material adverse effect on or with respect to the business, assets, properties, liabilities, results of operation or financial condition of G&W and our subsidiaries, taken as a whole; provided, that no events, developments, changes, effects, facts, conditions or occurrences relating to, arising out of or in connection with or resulting from any of the following, either alone or in combination, will constitute or contribute to a material adverse effect (provided, that with respect to the first, second, fourth and fifth bullet points below, to the extent that G&W and our subsidiaries, taken as a whole, are disproportionately affected thereby as compared with other participants in the industries in which we and our subsidiaries operate (in which case the incremental disproportionate impact or impacts may be taken into account in determining whether there has been a material adverse effect)):

•

general changes or developments in the economy or the financial, debt, capital, credit or securities markets in the United States or elsewhere in the world, including as a result of changes in geopolitical conditions;

•	general changes or developments in the industries in which G&W or its subsidiaries operate;

•

the execution and delivery of the merger agreement or the public announcement or pendency of the merger or other transactions contemplated thereby, including any impact on relationships, contractual or otherwise, with customers, connecting railroads, lessors, suppliers, vendors, investors, lenders, partners, contractors or employees of G&W and its subsidiaries, or the performance of the merger agreement and the transactions contemplated thereby, including compliance with the covenants set forth in the merger agreement and any action taken or omitted to be taken by G&W at the express written request of or with the express written consent of Parent or Merger Sub (except that the above event will not apply to certain representations and warranties of G&W regarding absence of conflicts or compliance with the interim operating covenants);

•	changes or prospective changes in any applicable laws or regulations or applicable accounting regulations or principles or interpretation or enforcement thereof;

•

any hurricane, cyclone, tornado, earthquake, flood, tsunami, natural disaster, act of God or other comparable events or outbreak or escalation of hostilities or war (whether or not declared), military actions or any act of sabotage or terrorism, or national or international political or social conditions;

•

any change in the price or trading volume of the shares of common stock of G&W or the credit rating of G&W, in each case, in and of itself (except the facts, circumstances, events, developments, changes, effects or occurrences giving rise to or contributing to such change may be taken into account in determining whether there has been or will be a material adverse effect); or

•	any failure by G&W to meet any published analyst estimates or expectations of G&W’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by G&W to meet its internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (except the facts, circumstances, events, developments, changes, effects or occurrences giving rise to or contributing to such change may be taken into account in determining whether there has been or will be a material adverse effect).

Parent and Merger Sub also make a number of representations and warranties to us regarding various matters pertinent to the merger. The topics covered by these representations and warranties include the following:

•	due organization, valid existence, good standing, corporate power, qualification to do business and similar corporate matters;

•

corporate power and authority to enter into and perform their obligations under the merger agreement and consummate the merger and the other transactions contemplated thereby, and the enforceability and due execution and delivery of the merger agreement;

•

the absence of conflicts with their respective organizational documents, or any applicable law, rule, regulation, order, judgement or decree (assuming that certain regulatory filings are made and certain regulatory consents are obtained), in each case as a result of the execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated thereby;

•

the absence of defaults, breaches, violations, accelerations of obligations, loss of benefit under, or certain rights (including termination, cancellation or amendment rights) of third parties under Parent’s, Merger Sub’s or either of their subsidiaries’ contracts, or creation of liens on Parent’s or Merger Sub’s material assets in either case as a result of the execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated thereby;

•

the absence of suits, claims, actions, proceedings or arbitrations pending or threatened against them or their assets and properties and the absence of certain material orders or injunctions against them;

•	no ownership by Parent, Merger Sub and their respective subsidiaries of G&W common stock;

•

Parent’s ownership of 100% (directly or indirectly) of Merger Sub and the absence of any liabilities or obligations of Merger Sub other than in connection with the merger agreement, the other transaction documents and liabilities and obligations incidental to its formation and the maintenance of its existence;

•	accuracy of information supplied by or on behalf of Parent or Merger Sub for inclusion in or incorporation by reference in this proxy statement;

•	brokers’, finders’ and investment bankers’ fees;

•	the delivery of executed equity and debt commitment letters;

•	the committed financing and the availability and sufficiency of funds in accordance with the debt commitment letter and the equity commitment letters to complete the merger;

•	the delivery by Parent to G&W of the limited guarantees;

•	the solvency of the surviving corporation immediately following the effective time (subject to certain identified assumptions);

•	no vote required of the stockholders of Parent, except for the adoption of the plan of merger contained in the merger agreement by Parent as the sole stockholder of Merger Sub;

•	that Parent and Merger Sub have had access to information regarding G&W’s business and has conducted their own independent investigation and analysis of G&W;

•	the absence of certain arrangements between Parent, Merger Sub or any of their respective subsidiaries and any G&W stockholder, member of management or director; and

•	acknowledgement as to the absence of any other representations or warranties by G&W other than as set forth in the merger agreement.

Some of Parent’s and Merger Sub’s representations and warranties are qualified as to materiality or by exceptions related to the absence of any circumstances which would or would reasonably be expected to prevent, materially delay or have a material adverse effect on the ability of Parent or Merger Sub to consummate the transactions contemplated by the merger agreement.

The representations and warranties of each of the parties to the merger agreement will expire upon the completion of the merger or the termination of the merger agreement.

Conduct of Business Pending the Merger

We have agreed to restrictions on the operation of our business until the earlier of the effective time or the valid termination of the merger agreement. Except (i) as otherwise expressly required or permitted by the merger agreement, (ii) as set forth in the Company disclosure letter, (iii) as required by applicable laws or (iv) as Parent consents to in writing (not to be unreasonably withheld, conditioned or delayed), (a) we have agreed to use our commercially reasonable efforts to conduct the business of the Company and our subsidiaries in the ordinary and usual course of business and to preserve substantially intact our business organization and material business relationships with governmental entities, employees, customers, suppliers, creditors, lessors and other persons with whom we or any of our subsidiaries have material business relationships and maintain our insurance coverage with respect to any material assets and (b) without limiting the foregoing, we will not and will cause each of our subsidiaries not to:

•	amend or otherwise change our certificate of incorporation or bylaws or other applicable governing instruments;

•

acquire (whether by merger, consolidation or acquisition of stock or substantially all of the assets), or make any investment in any interest in, any corporation, partnership or other business organization or material assets (not including inventory or supplies) or division thereof, in each case, except for (A) purchases of inventory and supplies in the ordinary course of business consistent with past practice or pursuant to existing contracts in effect as of the date of the merger agreement, (B) acquisitions or investments not to exceed $10,000,000 in the aggregate (excluding capital expenditures otherwise permitted by the merger agreement), (C) any merger or consolidation of wholly-owned subsidiaries of the Company with each other that does not result in a material increase in tax liabilities or (D) any acquisition made in accordance with the Company’s capital policy in effect as of the date of the merger agreement and previously made available to Parent;

•

issue, sell, grant, pledge, encumber or dispose of (or authorize the issuance, sale, grant, pledge, encumbrance or disposition of), any shares of capital stock, voting securities or other ownership interest, or any options, warrants, convertible securities or other rights of any kind to acquire or receive any voting securities or other ownership interest (including stock appreciation rights, phantom stock or similar instruments), of G&W or any of its subsidiaries (except (a) for the issuance of shares of G&W common stock upon the exercise, vesting or settlement of options, stock units and PSUs, (b) for any issuance, sale or disposition to G&W or a wholly-owned subsidiary of G&W by any subsidiary of G&W or (c) pursuant to the purchase of shares under the stock purchase plan in accordance with the merger agreement);

•

reclassify, combine, split, subdivide, redeem, purchase or otherwise acquire any shares of capital stock of G&W (except (a) for the acquisition of shares of G&W common stock tendered by directors or employees in connection with a cashless exercise of options or in order to pay taxes in connection with the exercise of options or (b) for the settlement of any stock units and PSUs pursuant to the terms of the stock purchase plan), or reclassify, combine, split or subdivide any capital stock or other ownership interests of any of the Company’s subsidiaries;

•

except to secure indebtedness and other obligations under G&W’s U.S. credit facility or Australia credit facility, create or incur certain liens on any material assets of G&W or its subsidiaries (with certain exceptions);

•

sell, transfer or otherwise dispose of (whether by merger, consolidation or disposition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or otherwise sell, transfer, assign, license, covenant not to assert, abandon, allow to lapse, allow to expire, or dispose of any assets, rights or properties (including intellectual property) other than (A) sales, transfers, dispositions or licensing of equipment and/or inventory, in the ordinary course of business or pursuant to existing contracts, (B) assignments of leases or sub-leases, in each case, in the ordinary course of business, (C) other sales, transfers, assignments, exclusive licenses, expirations or dispositions of assets, rights or properties to G&W or any wholly-owned subsidiary of G&W or of assets, rights or properties with a value of less than $25,000,000 in the aggregate or (D) non-exclusive licenses of owned intellectual property granted by the Company or any subsidiary to customers in the ordinary course of business;

•

declare, set aside, establish a record date for, authorize, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to our or our subsidiaries’ capital stock (except for any dividend or distribution by a subsidiary of G&W to G&W or any wholly-owned subsidiary of G&W);

•

except for borrowings under G&W’s U.S. credit facility or Australia credit facility incurred in the ordinary course of business for working capital purposes, including amounts incurred to make payments in connection with the Interline Settlement System, and except for intercompany loans between G&W and any of its wholly-owned subsidiaries or between any wholly-owned subsidiaries of G&W, (A) incur indebtedness for borrowed money in excess of $10,000,000, or modify in any material respect the terms of any such indebtedness for borrowed money, or issue any bonds, debentures, notes or similar instruments, (B) assume, guarantee or endorse the obligations of any person or enter into any “keep well” or other agreement to maintain any financial condition of another person (other than a wholly-owned subsidiary of G&W), (C) pre-pay any indebtedness for borrowed money if such prepayment would give rise to a “make whole” or breakage cost or modify in any material respect or change the material terms or extend the maturity of, any indebtedness, or (D) make loans, advances, or capital contributions to any person (other than a wholly-owned subsidiary of the Company), other than (1) letters of credit issued in the ordinary course of business, (2) guarantees by the Company of indebtedness of wholly-owned subsidiaries of the Company, (3) performance bonds not to exceed $10,000,000 in the aggregate or (4) any indebtedness or other obligation incurred for acquisitions, investments or capital expenditures made in accordance with the Company’s capital policy;

•

except as required by the terms of any Company plan or to the extent changes have already been approved in the annual budget approved by the G&W Board for 2019 (A) increase the compensation or benefits of any employees (except for increases in the ordinary course of business consistent with past practice with respect to employees who are not directors or executive officers, including pursuant to G&W’s regular merit review process, including any ordinary course new hires or promotions that do not exceed 10% in the aggregate), (B) grant any severance or termination pay to any employee not provided under any Company plan (except in the ordinary course of business or as required by applicable law), (C) establish, adopt, enter into, amend or terminate any equity or equity-based plan or any employment, consulting or severance agreement or arrangement or (to the extent resulting in a material increase in cost to the Company) any pension, retirement, profit-sharing, or welfare benefit agreement or arrangement with any of its present or former directors, officers, other employees or consultants who are natural persons, except for offers of employment or promotions in the ordinary course of business or in connection with a hiring of replacements with an annual base compensation that does not exceed, or is not expected to exceed, $200,000, (D) hire or terminate (other than for cause) any employee or consultant (who is a natural person), other than the hiring of replacements on substantially similar terms or the hiring or termination of individuals with an annual base compensation that does not exceed, or is not expected to exceed, $200,000, (E) grant any equity or equity-based awards, (F) loan or advance any money or any other property to any present or former director, officer, employee or consultant (who is a natural person) of the Company or any subsidiary of the Company, (G) take any action to accelerate the vesting, funding or payment of, or lapsing of restrictions with respect to, any equity-based compensation or other long-term incentive compensation under any Company plan or (H) allow for the commencement of any new enrollment for offering periods under the stock purchase plan;

•

with respect to the Freightliner U.K. pension plan, (A) agree to any changes to future funding arrangements, (B) take any action that may lead to a material increase in contributions, (C) take or permit any action that would require notification to the pensions regulator (the “pensions regulator”) under section 69 or section 70 of the United Kingdom Pensions Act 2004 (the “U.K. Pensions Act”), (D) take any action that would cause the plan to commence winding up, (E) accept any transfer of liabilities, (F) take any action or omit to take any action which would reasonably be expected to lead to the issuance of a financial support direction or contribution notice under the U.K. Pensions Act, or (G) knowingly give cause to the current advisors or the trustees of the plan to report any wrongdoing or irregularity to the pensions regulator;

•

enter into, adopt, amend or terminate or agree to any collective bargaining agreement or similar agreement with any labor organization, in each case, except (A) to the extent required by applicable law or (B) for the entry into, adoption of, amendment of, termination of or agreement in respect of any collective bargaining agreement that is currently under negotiation, as disclosed in the Company disclosure letter, or is required to be under negotiation, in the ordinary course of business on terms that, in each case, are not materially less favorable to the Company and its subsidiaries in the aggregate compared to any collective bargaining agreement in existence as of the date of the merger agreement;

•	implement any employee layoffs or plant closings that would reasonably be expected to trigger notification requirements pursuant to the WARN Act;

•

make any material change in any accounting principles, methods or practices except as may be required to conform to changes in statutory or regulatory accounting rules, applicable law or GAAP or regulatory requirements with respect thereto;

•

other than as required by applicable law or GAAP, (A) make any material change to any method of tax accounting, (B) make, revoke or change any material tax election, (C) surrender any claim for a refund of material taxes, (D) enter into any closing agreement with respect to any material taxes, (E) amend any material income tax return, (F) settle or compromise any material tax liability, (G) seek any material tax ruling from any tax authority or (H) consent to any extension or waiver of the limitation period applicable to any material taxes;

•

other than any stockholder litigation related to the merger agreement or merger, settle or compromise any litigation, other than settlements or compromises of litigation (A) where the amount paid (net of insurance proceeds receivable) does not exceed (1) $7,500,000 or, if greater, does not exceed the total amount reserved for such matter in the Company’s financial statements included in its reports filed with the SEC since January 1, 2017 or (2) $15,000,000 in the aggregate, and (B) that does not include any admission of wrongdoing or criminal act and that provides for a general release of all claims against the Company and its affiliates; provided that no settlement or compromise of any litigation may impose restrictions in any material respect on the operations or business of the Company or its subsidiaries as conducted on the date of the merger agreement;

•

other than in the ordinary course of business, (A) modify, amend, renew, extend, waive or grant any release of any rights under any material contract, other than in the ordinary course of business on terms that are not adverse in any material respect to the Company and its subsidiaries, taken as a whole, or cancel or terminate, in whole or in part, any material contract or (B) enter into any contract that would have been a “material contract” under certain provisions of the merger agreement, including contracts providing for a joint venture or partnership; indebtedness in excess of $10,000,000; a prohibition on the payment or pledging of dividends or distributions; the payment by or to the Company of more than $10,000,000 in a year; earn-out or other contingent payments above $5,000,000 (in acquisition or disposition agreements); material ongoing requirements (in settlement agreements); or certain related party transactions, if such contract had existed on the date of the merger agreement, other than any contract entered into in connection with the taking of any action otherwise permitted by the interim restrictions set forth in the merger agreement;

•

enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries or enter into a new line of business;

•	adopt a rights plan, “poison pill” or similar agreement that is, or at the effective time of the merger will be, applicable to the merger agreement or the merger;

•

make capital expenditures except in accordance with the Company’s capital policy and in an aggregate amount not to exceed (A) from the date of the merger agreement through December 31, 2019 (or, if earlier, the closing date of the merger), $30,000,000 and (B) if the closing of the merger is after December 31, 2019, from January 1, 2020 through the closing date of the merger, $30,000,000; or

•	agree, authorize or commit to do any of the foregoing actions.

The parties also agreed that with respect to any action taken pursuant to an exception to any restriction set forth above requiring compliance with the Company’s capital policy, to the extent such capital expenditure would require consent of the G&W Board, such capital expenditure will also require consent of Parent and to the extent such capital expenditure would require the preparation of a memorandum, such memorandum will be provided to Parent. Any such action will be deemed not to violate any other restrictions set forth above.

Non-Solicitation of Acquisition Proposals

Non-Solicitation Provisions and Exceptions

Until the earlier of the effective time and the valid termination of the merger agreement, G&W is subject to restrictions on its ability to solicit third party proposals relating to alternative transactions or to provide information to and engage in discussions or negotiations with a third party in relation to an alternative transaction (subject to certain exceptions prior to the approval of the merger proposal by G&W stockholders at the special meeting). Specifically, G&W will not, will cause its subsidiaries not to and will use its reasonable best efforts to cause its and their respective directors, officers, employees, investment bankers, attorneys, accountants, consultants and other advisors or representatives not to, directly or indirectly:

•

initiate, solicit or knowingly encourage or knowingly facilitate any inquiries with respect to, or the making of, any inquiry regarding, or any proposal or offer that constitutes, or could reasonably be expected to result in or lead to, an acquisition proposal;

•

engage in, continue or otherwise participate in any negotiations or discussions concerning, or provide access to its properties, books, records or any confidential information or data to, any person relating to any proposal, offer or inquiry that constitutes, or could reasonably be expected to result in or lead to, an acquisition proposal;

•	approve, endorse or recommend (or propose publicly to approve, endorse or recommend) any acquisition proposal; or

•

execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, confidentiality agreement (other than an acceptable confidentiality agreement executed in accordance with the merger agreement), merger agreement, acquisition agreement, exchange agreement, joint venture agreement, partnership agreement, option agreement or other similar agreement for or relating to any acquisition proposal.

G&W agreed that immediately following the execution of the merger agreement, G&W will, and will cause each of its subsidiaries and will use its reasonable best efforts to cause its and their representatives to cease any solicitations, discussions or negotiations with any person in connection with any acquisition proposal, in each case, that exist as of the date of the merger agreement. G&W also agreed that following the execution of the merger agreement it would promptly request that each person (other than Parent and Merger Sub and their respective representatives) who had executed a confidentiality agreement prior to the date of the merger agreement in connection with a potential acquisition of G&W return or destroy all confidential information furnished to such person by or on behalf of G&W or any of its subsidiaries prior to the date of the merger agreement and terminate access to any physical or electronic data room maintained by or on behalf of G&W or any of its subsidiaries.

G&W also agreed that it will promptly (within one business day) notify, in writing, Parent of the receipt of any inquiry, proposal or offer received after the date of the merger agreement that constitutes, or could reasonably be expected to result in or lead to, any acquisition proposal. The notice will include a summary of the material terms of, and the identity of the person or group making, the inquiry, proposal or offer, an unredacted copy of the acquisition proposal or inquiry, proposal or offer (and if not in writing, a written description of the material terms and conditions of such inquiry, proposal or offer) and any other documents evidencing or specifying the terms of the proposal, offer, inquiry or request. G&W agreed it will promptly (within one business day) keep Parent reasonably informed of any material developments with respect to any such inquiry, proposal, offer or acquisition proposal, including any material changes thereto and copies of any additional written materials received by the Company, its subsidiaries or their respective representatives. The Company may grant a waiver, amendment or release under any confidentiality or standstill agreement to the extent necessary to allow for a confidential acquisition proposal so long as the Company promptly (within one business day) notifies Parent of such waiver, amendment or release (including the identity of such counterparty) and the G&W Board had determined prior to the grant of such waiver, amendment or release in good faith, after consultation with its outside legal counsel, that the failure of the G&W Board to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law.

Notwithstanding the foregoing non-solicitation restrictions and G&W’s obligations under the merger agreement relating to the special meeting, nothing contained in the merger agreement prevents us or the G&W Board from:

•

taking and disclosing a position contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act, making a customary “stop-look-and-listen” communication pursuant to Rule 14d-9(f) under the Exchange Act or making any legally required disclosure to stockholders with regard to the transactions contemplated by the merger agreement or an acquisition proposal (provided that this will not be deemed to permit the Company or the G&W Board to effect a change of recommendation except otherwise in accordance with the merger agreement);

•

prior to obtaining the approval of the merger proposal by the G&W stockholders at the special meeting, contacting and engaging in discussions with any person or group and their respective representatives who has made an acquisition proposal after the date of the merger agreement that did not result from a breach of the non-solicitation restrictions in the merger agreement, solely for the purpose of clarifying such acquisition proposal and the terms thereof;

•

prior to obtaining the approval of the merger proposal by the G&W stockholders at the special meeting, (x) contacting and engaging in any negotiations or discussions with any person and its representatives who has made an acquisition proposal after the date of the merger agreement that did not result from a breach of the non-solicitation restrictions described above and (y) providing access to G&W’s or any of its subsidiaries’ properties, books and records and providing information and data in response to a request therefor by any person who has made a bona fide acquisition proposal that did not result from a breach of the non-solicitation restrictions described above, if the G&W Board (A) determines in good faith, after consultation with its outside legal counsel and financial advisor(s), that such acquisition proposal constitutes or could reasonably be expected to constitute, result in or lead to a superior proposal, (B) determines in good faith, after consultation with its outside legal counsel, that the failure to provide such access or engage in such negotiations or discussions would be reasonably likely to be inconsistent with its fiduciary duties, and (C) has received an acceptable confidentiality agreement from such person; provided that G&W must provide to Parent and Merger Sub any material non-public information or data that is provided to any person given such access that was not previously made available to Parent or Merger Sub prior to or substantially concurrently with the time it is provided to such person (and in any event within 24 hours);

•	prior to obtaining the approval of the merger proposal by the G&W stockholders at the special meeting, making a change of recommendation to the extent otherwise permitted by the merger agreement; and

•	resolving, authorizing, committing or agreeing to take any of the foregoing actions, only to the extent such actions would be permitted by the foregoing.

G&W Board Recommendation and Change of Recommendation

Under the terms of the merger agreement, subject to the exceptions described below, the G&W Board has agreed to recommend that the G&W stockholders vote in favor of the merger proposal. If the G&W Board fails to include its recommendation in this proxy statement, directly or indirectly withdraws, modifies, qualifies or changes its recommendation, or formally resolves to effect or publicly announces an intention to effect any of the foregoing, it constitutes a “change of recommendation” of the G&W Board. The Company has also agreed that no matters will be brought before the special meeting of G&W stockholders other than the adoption of the merger agreement, any related “golden parachute” vote related to executive compensation and any related and customary procedural matters (including an adjournment proposal).

Superior Proposal

If prior to obtaining the approval of the merger proposal by the G&W stockholders at the special meeting, the G&W Board determines in good faith, after consultation with its financial advisor(s) and outside legal counsel, in response to an acquisition proposal that did not result from a breach of the non-solicitation restrictions in the merger agreement, that (i) such proposal constitutes a superior proposal and (ii) the failure to make a change of recommendation or terminate the merger agreement and enter a definitive agreement with respect to the superior proposal would be reasonably likely to be inconsistent with its fiduciary duties under applicable law, the Company or the G&W Board may make a change of recommendation with respect to the merger proposal or terminate the merger agreement to enter into a definitive agreement with respect to such superior proposal (provided that the Company pays to Parent the Company termination fee at or prior to the time of such termination). The Company will not be entitled to make a change of recommendation or terminate the merger agreement unless:

•

the Company delivers to Parent a written notice advising Parent that the G&W Board proposes to take such action and containing the material terms and conditions of the superior proposal (including the identity of the party making the superior proposal and a written summary of any material terms and conditions communicated orally), and unredacted copies of the proposed transaction agreement (if any) and copies of any other documents evidencing or specifying the terms and conditions of such acquisition proposal, and

•

at or after 5:00 p.m., New York City time, on the third business day (with two additional business days for any material changes to such superior proposal) immediately following the day on which the Company delivered such notice, the G&W Board reaffirms in good faith (1) after consultation with its outside legal counsel and financial advisor(s) that such acquisition proposal continues to constitute a superior proposal if the adjustments to the terms and conditions of the merger agreement proposed by Parent (if any) were to be given effect and (2) after consultation with its outside legal counsel, that the failure to make a change of recommendation or so terminate would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law.

If requested by Parent, the Company will, and will cause its subsidiaries to, and will use its reasonable best efforts to cause its or their representatives to, during such three-day period, engage in good faith negotiations with Parent and its representatives to make such adjustments in the terms and conditions of the merger agreement so that such acquisition proposal would cease to constitute a superior proposal.

Intervening Event

If prior to obtaining the approval of the merger proposal by the G&W stockholders at the special meeting, the G&W Board determines in good faith, in response to an event, fact, development, circumstance or occurrence (excluding any acquisition proposal or superior proposal) that materially affects the business, assets, operations or prospects of the Company and its subsidiaries, taken as a whole, and that was not known and was not reasonably foreseeable to the Company or the G&W Board as of July 1, 2019 (or the consequences of which were not reasonably foreseeable to the G&W Board as of July 1, 2019), becomes known to the Company or the G&W Board after July 1, 2019 (an “intervening event”), after consultation with its outside legal counsel, that the failure to make a change of recommendation would be reasonably likely to be inconsistent with its fiduciary duties under applicable law, the Company or the G&W Board may make a change of recommendation. The Company will not be entitled to make, or agree or resolve to make, a change of recommendation unless:

•

the Company delivers to Parent a written notice advising Parent that the G&W Board proposes to take such action and containing the material facts underlying the determination that an intervening event has occurred, and

•

at or after 5:00 p.m., New York City time, on the third business day (with two additional business days for any material development with respect to such intervening event), the G&W Board reaffirms in good faith (after consultation with its outside legal counsel) that the failure to make a change of recommendation would be reasonably likely to be inconsistent with its fiduciary duties under applicable law.

If requested by Parent, the Company will, and will cause its subsidiaries to, and will use its reasonable best efforts to cause its or their representatives to, during such three-day period, engage in good faith negotiations with Parent and its representatives to make such adjustments in the terms and conditions of the merger agreement so as to obviate the need for a change of recommendation.

Stockholders Meeting

G&W has agreed to, as promptly as practicable (and not more than five business days) following the later of (a) the tenth day after this proxy statement is filed if the SEC has not informed the Company that it will review this proxy statement and (b) confirmation by the SEC that the SEC has no further comments to this proxy statement, (i) take all action required under the DGCL, the certificate of incorporation and bylaws of G&W and the applicable requirements of the NYSE necessary to promptly and duly call, give notice of, convene and hold as promptly as practicable a special meeting of the G&W stockholders for the purpose of approving and adopting the merger agreement (notwithstanding that the G&W Board has changed its recommendation with respect to the merger proposal) and (ii) mail this proxy statement to the G&W stockholders. G&W may postpone, recess or adjourn the special meeting (w) to the extent required by law, (x) to allow reasonable additional time to solicit additional proxies to the extent G&W reasonably believes necessary in order to obtain approval of the merger proposal by the G&W stockholders at the special meeting or (y) if as of the time for which the special meeting is originally scheduled (as set forth in this proxy statement) there are insufficient shares of common stock of G&W represented (either in person or by proxy) and voting to constitute a quorum necessary to conduct the business of the special meeting. However, the Company may not postpone, recess or adjourn the special meeting (A) pursuant to the foregoing sentence for more than 10 business days after the date on which it was originally scheduled without Parent’s prior written consent (which consent will not be unreasonably withheld, delayed or conditioned) or (B) to a date after the date that is two business days prior to the end date.

In addition, G&W has agreed to, by acting through the G&W Board, (a) make the recommendation that the G&W stockholders vote in favor of the merger proposal and include in this proxy statement the recommendation and (subject to the consent of its financial advisors) the written opinions of its financial advisors and (b) use its reasonable best efforts to obtain the approval of the merger proposal by the G&W stockholders, provided that the G&W Board may change its recommendation in the manner described above in the first paragraph of the section entitled “—G&W Board Recommendation and Change of Recommendation” and following such change of recommendation, may fail to use such reasonable best efforts. G&W agreed that no matters will be brought before the special meeting other than the adoption of the merger agreement, any related “golden parachute” vote under Rule 14a-21(c) of the Exchange Act and any related and customary procedural matters.

Certain Definitions

In this proxy statement, we refer to a confidentiality agreement that contains confidentiality and standstill provisions on terms no less favorable in any substantive respect to G&W than those contained in (i) the amended and restated letter agreement, dated March 22, 2019, between Brookfield Infrastructure and G&W (the “Brookfield confidentiality agreement”) and (ii) the amended and restated letter agreement, dated March 26, 2019, between GIC SI and G&W (the “GIC SI confidentiality agreement”) (except for such changes specifically necessary in order for G&W to be able to comply with its obligations under the merger agreement and such non-material changes requested by the counterparty to ensure the confidentiality agreement is consistent with its organization’s customary policies, procedures and practices with respect to confidentiality agreements), as an “acceptable confidentiality agreement.”

In this proxy statement, we refer to any proposal or offer from any person (other than Parent, Merger Sub or their respective affiliates) relating to, in a single transaction or series of related transactions, (A) any direct or indirect acquisition or purchase of a business that constitutes 20% or more of the net revenues, net income or assets of G&W and its subsidiaries, taken as a whole, (B) any direct or indirect acquisition of 20% or more of the consolidated assets of the Company and its subsidiaries, taken as a whole (based on the fair market value thereof, as determined in good faith by the G&W Board), including through the acquisition of one or more subsidiaries of the Company owning such assets, (C) acquisition of beneficial ownership, or the right to acquire beneficial ownership, of 20% or more of the total voting power of the equity securities of G&W, any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of the total voting power of the equity securities of G&W, or any merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving G&W (or any subsidiary of G&W whose business constitutes 20% of more of the net revenues, net income or assets of G&W and its subsidiaries, taken as a whole), (D) any issuance or sale or other disposition (including by way of merger, reorganization, division, consolidation, share exchange, business combination, recapitalization or other similar transaction) of 20% or more of the total voting power of the equity securities of the Company or (E) any other transaction having a similar effect to those described in the foregoing clauses (A) through (D), as an “acquisition proposal”.

In this proxy statement, we refer to a bona fide written acquisition proposal (except that references to “20%” in such definition will be deemed to be references to “50%”) made after the date of the merger agreement that the G&W Board in good faith determines is reasonably likely to be consummated in accordance with its terms and would, if consummated, result in a transaction that is more favorable from a financial point of view to the stockholders of G&W than the transactions contemplated by the merger agreement after taking into account all such factors and matters deemed relevant in good faith by the G&W Board, including legal, financial (including the financing terms of any such proposal), regulatory, timing or other aspects of such proposal and the transactions contemplated by the merger agreement, as a “superior proposal.”

Efforts to Complete the Merger

General

Each of the parties will use its reasonable best efforts to take or cause to be taken all actions and to do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the merger and the other transactions contemplated by the merger agreement, including certain specified actions related to the antitrust and regulatory approvals and making, as promptly as reasonably practicable (and within the time limits set forth in the merger agreement and Company disclosure letter) the regulatory filings described in more detail under “The Merger Proposal (Proposal 1)—Antitrust Reviews Required for the Merger” beginning on page [●]. In connection therewith, Parent, Merger Sub and the Company will use reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) subject to applicable law, furnish the other party as promptly as reasonably practicable all information required for any application or other filing to be made by the other party, (iii) promptly notify the other party of any substantive communication received by such party from, or given by such party to, any U.S. or foreign governmental agency and of any substantive communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated by the merger agreement and, subject to applicable law, furnish the other party promptly with copies of all correspondence, filings and communications between them and the governmental entity regarding such transactions, (iv) respond as promptly as reasonably practicable to any inquiries received from, and supply as promptly as reasonably practicable any additional information or documentation that may be requested by any governmental entity in respect of such registrations, declarations and filings or such transactions, (v) permit the other party to review any substantive communication given by it to, and consult with each other in advance, and consider in good faith the other party’s reasonable comments in connection with, any communication, meeting or conference with, any governmental entity or, in connection with any proceeding by a private party, with any other person and (vi) take any action in order to (A) obtain all requisite or advisable approvals and authorizations, or permit the expiration of waiting periods, for the transactions contemplated by the merger agreement under any applicable law or (B) obtain the approval, authorization or exemption of any governmental entity for the transactions contemplated by the merger agreement, in each case, with respect to any such approval, authorization, waiting period or exemption under applicable antitrust laws that is required to be obtained to satisfy the applicable closing condition within the first period of formal or public review commonly known as “Phase I” for such approval, authorization, waiting period or exemption.

With respect to the CFIUS approval, Parent, Merger Sub and G&W will use reasonable best efforts to make certain filings with, consult with and comply with follow-up requests received from, CFIUS. The parties will cooperate with each other in connection with any such filings and in connection with resolving any investigations or inquiries related thereto.

GWA Divestiture

In connection with any planned divestiture by Parent of the Company’s interests in G&W Australia Holdings LP (“GWA”) to a third party (the “GWA divestiture”), the Company agreed to, and to cause its subsidiaries to, use reasonable best efforts to reasonably assist and reasonably cooperate with Parent, at Parent’s sole cost and expense, in Parent’s efforts to consummate the GWA divestiture in the most expeditious manner practicable (whether concurrently with, or at any time after, the effective time) and take such actions as may be reasonably requested by Parent, including using reasonable best efforts to: (A) to the extent in the possession of the Company and its subsidiaries, furnish Parent with such pertinent information and disclosures as Parent reasonably requests in connection with the GWA divestiture, (B) upon reasonable notice, make the relevant officers and senior employees of the Company and GWA available for a reasonable number of meetings with potential purchasers, (C) if required, take all corporate actions reasonably requested by Parent to permit the consummation of the GWA divestiture, (D) execute definitive documentation relating to the GWA divestiture as Parent may reasonably request; and (E) assist Parent in obtaining, as promptly as reasonably practicable, all necessary consents, approvals, orders, waivers, authorizations and actions or nonactions, and making all other necessary registrations, declarations and filings in connection with the GWA divestiture. However, nothing will require cooperation that would unreasonably interfere with the business or operations of the Company and its subsidiaries and none of the Company or any of its subsidiaries will be required to pay any fee or incur any other liability or obligation in connection with the GWA divestiture or be required to take any action that would subject it to actual or potential liability, to bear any cost or expense or to pay any fee or make any other payment or agree to provide any indemnity in connection with GWA divestiture prior to the effective time. None of the Company or its subsidiaries or their respective officers, directors or employees will be required to execute or enter into or perform any agreement with respect to the GWA divestiture that is not contingent on the closing or that would be effective prior to the closing and no directors of the Company will be required to execute or enter into or perform any agreement with respect to the GWA divestiture. Pursuant to the foregoing, on August 4, 2019, certain subsidiaries of G&W signed a definitive agreement to divest the Company’s interests in GWA to Macquarie Australian Infrastructure Management 1 Limited as trustee for PGGM Ibis LP Trust. If the conditions to the GWA divestiture contemplated by such definitive agreement are satisfied prior to the consummation of the merger, the GWA divestiture will be consummated contemporaneously with, or immediately prior to, the consummation of the merger. The GWA divestiture is not a condition to the closing of the merger.

Communications with Governmental Entities

No party will independently participate in any substantive meeting or communication with any governmental entity in respect of any such filings, investigation or other inquiry relating to the above without giving the other parties sufficient prior notice. Notwithstanding anything to the contrary in this section, the parties may, as they deem advisable and necessary, provide sensitive information and materials of a party to the other party on an outside counsel-only basis or directly to the applicable governmental entity while, to the extent feasible, making a version in which the sensitive information has been redacted available to the other party. Materials provided to the other party or its counsel may be redacted to remove references concerning the valuation of the Company, privileged communications, or other sensitive material. Parent or Merger Sub will not be required to provide any non-public financial information with respect to GIC Private Limited or any of its affiliates or any entity managed or advised by GIC Private Limited (other than of the type or to the extent previously provided to a governmental entity in previous applications under substantially similar standards of confidentiality). If any such information is requested but not provided, Parent will enter into good faith discussions with the Company and the governmental entity to, and use its reasonable best efforts to, provide other information, within the constraints imposed on GIC Private Limited and its affiliates by applicable law, organizational documents, existing internal policies and past practices, that attempts in good faith to address the topic(s) of inquiry then being made by such governmental entity.

Actions by and Restrictions on Parent

Subject to other limitations set forth in the merger agreement and as described in “—Limitations on Parent Required Actions” below, Parent will and will cause its controlled affiliates and subsidiaries to, take any and all steps necessary to (i) resolve, avoid, or eliminate impediments or objections, if any, that may be asserted with respect to the transactions contemplated by the merger agreement under any antitrust law or other applicable law requiring receipt of other regulatory approvals or (ii) avoid the entry of, effect the dissolution of, and have vacated, lifted, reversed or overturned, any decree, order or judgment that would prevent, prohibit, restrict or delay the consummation of the contemplated transactions, so as to enable the parties to close the contemplated transactions expeditiously (but in no event later than the end date), including (x) proposing, negotiating, committing to and effecting, by consent decree, hold separate orders or otherwise, the sale, divesture, disposition, or license of any assets, properties, products, rights, services or businesses of the Company or its subsidiaries or any interest therein and (y) otherwise taking or committing to take actions that would limit the Company’s or its subsidiaries’ freedom of action with respect to, or its or their ability to retain any assets, properties, products, rights, services or businesses of the Company or its subsidiaries or any interest or interests therein (the actions contemplated by clauses (x) and (y), a “Company remedial measure”).

With respect to the CFIUS approval, Parent will (subject to the limitations set forth in “—Limitations on Parent Required Actions” below), and will cause its controlled affiliates and subsidiaries to, use reasonable best efforts to (x) resolve, avoid, or eliminate impediments or objections that may be asserted with respect to the transactions contemplated by the merger agreement under the DPA or (y) avoid the entry of any decree, order or judgment under the DPA that would prevent, prohibit, restrict or delay the consummation of the transactions contemplated by the merger agreement, so as to enable the parties to close the contemplated transactions expeditiously (but in no event later than the end date), including entering into customary mitigation agreements and any other Company remedial measure.

If any administrative or judicial action or proceeding is instituted by a governmental entity or private party challenging the merger, Parent, Merger Sub and G&W will use reasonable best efforts to cause the subsidiaries and controlled affiliates of Parent to cooperate in all respects with each other and use its respective reasonable best efforts to contest and resist such action and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by the merger agreement, and Parent and Merger Sub must defend, at their cost and expense, any action or actions, whether judicial or administrative, in connection with the transactions contemplated by the merger agreement. Notwithstanding the foregoing, G&W will not be required to agree to any term or take any action with respect to any term in connection with the foregoing obligations that is not conditioned upon consummation of the merger. Neither Parent nor Merger Sub nor any of their controlled affiliates will acquire or agree to acquire or purchase a portion of the assets of or equity in any business or division thereof if the entering into of a definitive agreement relating to, or the consummation of, such transaction would reasonably be expected to (i) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, any governmental consents necessary to consummate the transactions contemplated by the merger agreement or the expiration or termination of any applicable waiting period, (ii) materially increase the risk of any governmental entity seeking or entering an order prohibiting the consummation of the transactions contemplated by the agreement, or (iii) materially increase the risk of not being able to remove any such order on appeal or otherwise.

Parent will not permit any person (other than the Investors/Guarantors and their affiliates) to (A) invest or commit to invest, directly or indirectly, in Parent if such investment or commitment would reasonably be expected to (i) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, any consents of any governmental entity necessary to consummate the transactions contemplated by the merger agreement or the expiration or termination of any applicable waiting period; (ii) materially increase the risk of any governmental entity seeking or entering an order prohibiting the consummation of the transactions contemplated by the merger agreement; (iii) materially increase the risk of not being able to remove any such order on appeal or otherwise; (iv) otherwise impose any material delay in the consummation of, or materially increase the risk of not consummating, the transactions contemplated by the merger agreement or (v) materially increase the risk that a burdensome condition would be imposed in order to secure the requisite approvals and authorizations or expiration of waiting periods for the transactions contemplated by the merger agreement under any applicable law or to obtain the approval, authorization or exemption of any governmental entity or (B) control Parent or Merger Sub under certain Treasury regulations related to certain investments in the United States by foreign persons.

Limitations on Parent Required Actions

Notwithstanding anything to the contrary in the merger agreement, nothing in the merger agreement will (i) require (A) Parent, its affiliates or direct or indirect equity holders or their respective affiliates or any investment funds advised or managed by one or more affiliates of Parent or any direct or indirect portfolio companies thereof to agree or commit to any imposition of any condition or restriction (other than, for the avoidance of doubt, the Company and its subsidiaries) necessary to secure the requisite approvals and authorizations or expiration of waiting periods for the transactions contemplated by the merger agreement under any applicable law or to obtain the approval, authorization or exemption of any governmental entity or (B) the Company, Parent, Merger Sub, or any of their respective affiliates or direct or indirect equity holders or their affiliates or investment funds advised or managed by one or more affiliates of Parent to propose, negotiate, agree, accept, commit to or effect, by consent decree, hold-separate or administrative order or otherwise, a Company remedial measure that would reasonably be expected to result in a material adverse effect (clauses (A) and (B), a “burdensome condition”) or (ii) permit the Company and its subsidiaries and other affiliates to, without Parent’s prior written approval, agree or commit to the imposition of any condition or restriction necessary to secure the requisite approvals, authorizations and exemptions under the merger agreement. In addition, with respect to securing CFIUS approval, the merger agreement provides that Parent and its controlled affiliates and subsidiaries will generally not be required to (I) divest its ownership interests in G&W or its subsidiaries or assets thereof to the extent that such divestiture would, individually or in the aggregate, reasonably be expected to have a material adverse effect or (II) hold direct or indirect ownership interests in G&W or its subsidiaries or any assets thereof through proxy holders or a voting trust (except for any such arrangements with respect to portions of the business of G&W or its subsidiaries that are not, individually or in the aggregate, material to G&W and its subsidiaries, taken as a whole).

Other Consents

The Company and Parent will cooperate with one another (i) in determining whether any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts in connection with the consummation of the transactions contemplated hereby and (ii) in seeking timely to obtain any such actions, consents, approvals or waivers. Neither the Company nor any of its subsidiaries will make or agree to make any payment of a consent fee, “profit sharing” payment or other consideration (including increased or accelerated payments) or concede anything of monetary or economic value for the purposes of obtaining any such consents without the prior consent of Parent, such consent not to be unreasonably withheld, delayed or conditioned.

Delisting and Deregistration of G&W Common Stock

Prior to the closing date, G&W will cooperate with Parent and will use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable laws and rules and policies of the NYSE to enable the delisting of its shares from the NYSE as promptly as practicable after the effecting time and the deregistration of its shares under the Exchange Act at the effective time.

Takeover Statutes

If any “fair price,” “moratorium,” “business combination,” “control share acquisition” or other form of anti-takeover statute or regulation is or may become applicable to the merger or the other transactions contemplated by the merger agreement, each of G&W and Parent and the members of their respective boards of directors will grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by the merger agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated by the merger agreement.

Employee Benefits

Under the merger agreement, for a period ending on the later of (x) 12 months following the effective time and (y) December 31, 2020 (which we refer to as the “benefit continuation period”), Parent has agreed to provide, or to cause the surviving corporation to provide, to each employee of G&W or its subsidiaries, including our executive officers, who continued to be employed by the surviving corporation or any subsidiary or affiliate (which we refer to as “continuing employees” herein) with (i) a salary, wage, target annual cash bonus opportunity and commissions opportunity that, in each case, is no less favorable than the salary, wage, target bonus opportunity and commissions opportunity that was provided to such continuing employee immediately prior to the effective time and (ii) employee pension, welfare and other benefits (other than equity compensation, defined pension benefits, retiree medical and life insurance benefits) that have an aggregate value that is substantially comparable to the employee pension, welfare and other benefits provided to such continuing employee immediately prior to the effective time (other than equity compensation, defined pension benefits, retiree medical and life insurance benefits) . For the duration of the benefit continuation period, Parent or one of its affiliates will maintain for the benefit of each continuing employee a severance or termination arrangement no less favorable than the severance or termination arrangement provided to such continuing employee immediately prior to the effective time and as set forth in the Company disclosure letter. The foregoing provisions do not apply to any continuing employees covered by a collective bargaining agreement.

Under the merger agreement and the related Company disclosure letter, G&W may grant transaction bonuses to up to 30 employees, to be designated by our chief executive officer and which may include named executive officers, with payments thereunder not to exceed $500,000 individually and $5,000,000 in the aggregate, subject to such employee’s employment through the closing date and payable within 45 days following the closing date. The other terms of the transaction bonus awards are subject to Parent’s review and approval, which is not to be unreasonably withheld. As of the date of this proxy statement, the recipients, individual award amounts and terms of the transaction bonus awards have not yet been determined.

In addition, the merger agreement provides that, to the extent that Parent modifies any coverage or benefit plan in which continuing employees participate, Parent or any of its subsidiaries (including G&W and any of its subsidiaries) will (i) cause any pre-existing conditions, limitations, or actively-at-work requirements, and eligibility waiting periods under any group health plans of Parent or its affiliates to be waived with respect to continuing employees and their eligible dependents to the extent such conditions were inapplicable or waived under comparable G&W group health plans, (ii) give each continuing employee credit for the plan year in which the effective time occurs towards applicable deductibles and annual out-of-pocket limits for medical expenses incurred prior to the effective time for which payment has been made and (iii) to the extent that it would not result in a duplication of benefits and to the extent that such service was recognized under a similar Company plan, give each continuing employee service credit for such continuing employee’s employment with G&W for purposes of eligibility to participate and vesting credit (but excluding benefit accrual under any defined benefit pension plan) under each applicable Parent benefit plan as if such service had been performed with Parent.

Directors’ and Officers’ Indemnification and Insurance

The merger agreement provides that from and after the effective time, the surviving corporation will indemnify and hold harmless each present and former director and officer of G&W or any of its subsidiaries (in each case, to the extent acting in such capacity) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities or awards paid in settlement incurred in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative and whether formal or informal arising out of, relating to or in connection with the fact that such person is or was a director or officer of the Company or any of its subsidiaries or any acts or omissions occurring or alleged to occur prior to the effective time in such person’s capacity as a director or officer of the Company, whether asserted or claimed prior to, at or after the effective time, to the fullest extent that G&W would have been permitted under Delaware law and its certificate of incorporation and bylaws in effect on the date of the merger agreement to indemnify such person (and the surviving corporation will (and Parent will cause the surviving corporation to) advance expenses (including reasonable legal fees and expenses) incurred in the defense of any such proceeding (subject to such person providing an undertaking to repay such advancement if it is ultimately determined that such person is not entitled to indemnification), subject to certain limitations).

For a period of six years after the effective time, the provisions in the surviving corporation’s certificate of incorporation and bylaws with respect to indemnification, advancement of expenses and exculpation of former or present directors and officers will be no less favorable to such directors and officers than such provisions contained in G&W’s certificate of incorporation and bylaws in effect as of the date of the merger agreement, which provisions will not be amended, repealed or otherwise modified for a period of six years after the effective time in any manner that would adversely affect the rights thereunder of any such individuals. Parent will cause the surviving corporation to honor and perform under all indemnification agreements entered into by G&W or any of its subsidiaries with its or their directors and officers.

The merger agreement also provides that Parent will maintain, or will cause the surviving corporation to maintain, at no expense to the beneficiaries, for at least six years from the effective time the current policies of the directors’ and officers’ liability insurance and fiduciary liability insurance maintained by us (provided that Parent or the surviving corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are not less advantageous to any beneficiary thereof) with respect to matters existing or occurring at or prior to the effective time. Additionally, at Parent’s option, in lieu of maintaining such current policies, G&W will purchase from insurance carriers with comparable credit ratings, no later than the effective time, a six-year prepaid “tail policy” providing at least the same coverage and amounts containing terms and conditions that are no less advantageous in the aggregate to the insured than the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by G&W and its subsidiaries with respect to claims arising from facts or events that occurred at or before the effective time, including the transactions contemplated by the merger agreement; provided, however, that after the effective time, Parent and the surviving corporation will not be required to pay in the aggregate for such coverage under each such policy more than 300% of the last annual premium paid by G&W prior to the date of the merger agreement in respect of the coverage required to be obtained pursuant to the merger agreement under each such policy, but in such case will purchase as much coverage as reasonably practicable for such amount. If G&W elects to purchase such a “tail policy,” the surviving corporation will (and Parent will cause the surviving corporation to) maintain such “tail policy” in full force and effect and continue to honor their respective obligations thereunder.

The indemnification and insurance provisions of the merger agreement are intended to benefit, and are enforceable by, the indemnified persons and their respective heirs or representatives.

Financing

G&W Indebtedness

We have agreed to, and to cause our applicable subsidiaries to, arrange for customary payoff letters and instruments of discharge to be delivered at the closing of the merger providing for the payoff, discharge and termination on the closing date of all then-outstanding indebtedness under our U.S. credit facility and to deliver, or cause our applicable subsidiaries to deliver, prepayment and termination notices in accordance with the terms of such indebtedness (which may be conditional on the occurrence of the closing).

Marketing Period and Efforts

Under the merger agreement, we have agreed to allow Parent a period of 15 consecutive business days (subject to customary blackout dates) to market the debt financing. This marketing period is a period commencing on or after the date Parent has received certain required financial information (provided, that such period will not be deemed to have commenced (1) prior to September 3, 2019 or (2) if on or prior to the completion of such 15 business day period, (x) PwC has withdrawn its audit opinion with respect to any of the audited financial statements that are part of the required financial information, in which case the marketing period will not commence unless and until a new unqualified audit opinion is issued or (y) G&W publicly announces an intention to restate any financial statements that are part of the required financial information, in which case the marketing period will not commence unless and until such restatement has been completed or G&W announces no such restatement is required in accordance with GAAP. The marketing period will not be required to be consecutive to the extent it would include November 27, 2019 or November 29, 2019 (which will be excluded for purposes of, but will not reset, the 15 consecutive business day period). If the marketing period is not completed on or before December 23, 2019, then it will commence no earlier than January 3, 2020. Notwithstanding anything in this section to the contrary, the marketing period in any event will end on any earlier date on which the debt financing is consummated.

Parent and Merger Sub have agreed to use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange and consummate the debt financing and equity financing on the terms and conditions described in or contemplated by the financing commitments, including using reasonable best efforts to (i) maintain in full force and effect the financing commitments until the earliest of the consummation of the transactions contemplated by the merger agreement, the termination of the merger agreement or the time at which alternative financing is obtained, (ii) satisfy on a timely basis, to the extent within their control, all conditions to funding in the debt financing commitments, (iii) negotiate and enter into prior to closing date definitive agreements with respect thereto on terms and conditions described in the debt financing commitments or otherwise consistent in all material respects with the debt financing commitments and on other terms that would not reasonably be expected to prevent or materially delay the receipt of the debt financing prior to the closing date, (iv) enforce their rights under the debt financing commitments and (v) in the event that all conditions in the debt financing commitments have been satisfied, cause the lenders and other persons providing the debt financing to fund on the closing date the debt financing required the consummate the merger and the other transactions contemplated thereby.

G&W’s Cooperation

We have agreed to use reasonable best efforts to provide, and to cause our subsidiaries and our and their representatives to use reasonable best efforts to provide to Parent and Merger Sub, at the sole cost and expense of Parent, all reasonable cooperation reasonably requested by Parent that is necessary and customary, in accordance with the terms of the debt financing (or alternative financing), including, among other things, using reasonable best efforts to:

•

furnish Parent and Merger Sub with (A) the financial information required to commence the marketing period described above and (B) to the extent in possession of the Company and our subsidiaries and reasonably requested by Parent, such other pertinent and customary information necessary to permit Parent to consummate the debt financing, including information necessary to prepare a customary preliminary offering memorandum or preliminary private placement memorandum for a private placement of non-convertible high-yield debt securities pursuant to Rule 144A under the Securities Act; provided that G&W will not be obligated to provide certain financial and other information;

•

prior to and during the marketing period, upon reasonable notice, participate in a reasonable number of lender presentations, road shows, due diligence sessions, drafting sessions and sessions with rating agencies, and to reasonably cooperate with the marketing or syndication efforts of Parent and Merger Sub and their financing sources, in each case as reasonably requested by Parent and Merger Sub in connection with the debt financing or alternative financing;

•

in advance of and during the marketing period, assist, subject to certain limitations, Parent in its preparation of (i) offering documents, private placement memoranda, bank information memoranda (including obtaining customary authorization and representation letters) and (ii) materials for rating agency presentations, marketing materials, offering documents, bank information memoranda, lender presentations, private placement memoranda, prospectuses and similar documents reasonably required in connection with the debt financing; provided that G&W and its subsidiaries will not be obligated to furnish certain financial and other information;

•

reasonably facilitate the pledging of collateral, including by executing and delivering as of the closing definitive financing documents, pledge and security documents and other customary certificates or documents to the extent reasonably requested by Parent in connection with the debt financing or any alternative financing;

•	provide information required under applicable “know your customer” and anti-money laundering rules and regulations; and

•

request and facilitate G&W’s independent accountants to provide to Parent, consistent with their customary practice, any “comfort letters” (including “negative assurance” comfort, on customary terms and consistent with their customary practice in connection with the debt financing) as reasonably requested by Parent as necessary for financings similar to the debt financing.

The obligations of Parent and Merger Sub to consummate the merger are not conditioned upon the obtaining of the debt financing or any alternative financing. None of G&W or its subsidiaries or their respective officers, directors, or employees will be required to execute or enter into or perform any agreement with respect to the debt financing contemplated by the debt financing commitments that is not contingent upon the closing or that would be effective prior to the closing (other than the execution of customary authorization letters and representation letters referenced above) and no directors of G&W will be required to execute or enter into or perform any agreement with respect to the debt financing. Parent will promptly reimburse us, upon our request, for all reasonable and documented out-of-pocket costs incurred connection with the cooperation described above and will indemnify and hold harmless G&W and its subsidiaries and their respective representatives against any and all losses suffered or incurred by them in connection with the arrangement of the debt financing and performance of their respective obligations thereunder and any information utilized in connection therewith, except with respect to any losses suffered or incurred as a result of willful misconduct by G&W and its subsidiaries, as determined by a court of competent jurisdiction in a final and non-appealable decision.

Conditions to the Closing of the Merger

Each party’s obligation to effect the merger is subject to the satisfaction or waiver of various conditions, which include the following:

•

the merger agreement has been adopted by the affirmative vote of the holders of 66 2/3% of the voting power of the outstanding shares of G&W common stock as of the close of business on the record date at the special meeting;

•

no governmental entity of competent jurisdiction shall have enacted or promulgated any law, statute, rule, regulation, executive order, decree, ruling, injunction or other order (whether temporary, preliminary or permanent) to prohibit, restrain, enjoin or make illegal the consummation of the merger that remains in effect;

•

either (i) the approval or authorization of, or exemption by, the STB (as the case may be) with respect to the merger and the other transactions contemplated by the merger agreement shall have been obtained or (ii) (A) the STB shall have provided Parent with an informal opinion that the proposed voting trust would insulate Parent from unauthorized control of G&W until final approval, authorization or exemption has been obtained and (B) the approval, authorization or exemption by the STB with respect to the voting trustee’s control of the Company shall have been obtained, as further described in the section entitled “Antitrust Reviews Required for the Merger” beginning on page [●]; and

•

any required antitrust or other regulatory approvals under the merger agreement shall have been obtained, as further described in the section entitled “Antitrust Reviews Required for the Merger” beginning on page [●].

Parent and Merger Sub are not obligated to effect the merger under the merger agreement unless the following conditions are satisfied (or waived by Parent) at or prior to the effective time:

•

our representations and warranties regarding organization and qualification of G&W and its subsidiaries, our certificate of incorporation and bylaws, certain elements of our capitalization, our authority to enter into the merger agreement, our brokers and certain takeover statutes are true and correct in all material respects, as of the date of the merger agreement and as of the closing of the merger (except to the extent that such representations or warranties speak to an earlier date in which case they shall be true and correct as of such date);

•

our representations and warranties regarding certain elements of our capitalization are true and correct in all respects, as of the date of the merger agreement and as of the closing of the merger (except to the extent that such representations or warranties speak to an earlier date in which case they shall be true and correct as of such date) except, in the case of certain elements of such representations and warranties, for inaccuracies that do not increase the aggregate consideration payable to Parent pursuant to the merger agreement in more than a de minimis respect;

•

our representations and warranties regarding the absence since December 31, 2018 of a material adverse effect or events that would prevent or materially delay the consummation by the Company of the transactions contemplated by the merger agreement are true and correct in all respects, as of the date of the merger agreement and as of the closing of the merger;

•

our other representations and warranties set forth in the merger agreement (other than those noted in the preceding three bullet points) are true and correct in all respects (without giving effect to any “materiality,” “material adverse effect” or similar qualifiers contained in any such representations and warranties), as of the date of the merger agreement and as of the closing of the merger (except to the extent that any such representations or warranties speak to an earlier date, in which case, they shall be true and correct as of such date), except where the failures of any such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to have a material adverse effect;

•

we have performed in all material respects the obligations, and complied in all material respects with the agreements and covenants, required to be performed by, or complied with by, us under the merger agreement at or prior to the effective time;

•

since the date of the merger agreement, no change, event, fact, condition, development, effect or occurrence shall have occurred that, individually or in the aggregate with all other changes, events, facts, conditions, developments, effects or occurrences, has had or would reasonably be expected to have a “material adverse effect” in the manner described under “—Representations and Warranties” beginning on page [●]; and

•	Parent has received a certificate executed by an executive officer of G&W certifying that the conditions described in the preceding six bullet points have been satisfied.

We are not obligated to effect the merger under the merger agreement unless the following conditions are satisfied (or waived by us) at or prior to the effective time:

•

the representations and warranties of Parent and Merger Sub set forth in the merger agreement are true and correct, as of the date of the merger agreement and as of the closing of the merger (except to the extent that any such representations or warranties speak to an earlier date, in which case, they shall be true and correct as of such date), except where the failures of any such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to prevent or materially delay the consummation by Parent or Merger Sub of the transactions contemplated by the merger agreement;

•

Parent and Merger Sub have performed in all material respects the obligations, and complied in all material respects with the agreements and covenants, required to be performed by or complied with by them under the merger agreement at or prior to the closing of the merger; and

•	we have received a certificate executed by an executive officer of Parent certifying that the conditions described in the preceding two bullet points have been satisfied.

Termination of the Merger Agreement

G&W or Parent may terminate the merger agreement under the following circumstances:

•	by mutual written consent of G&W, Parent and Merger Sub;

•

if any court or other governmental entity of competent jurisdiction has issued a final order, decree or ruling, or taken any other final action permanently restraining, enjoining or otherwise prohibiting the merger and such order, decree, ruling or other action is or shall have become final and non-appealable, provided that the party seeking to terminate the merger agreement under this circumstance shall not have the right to so terminate if any action of such party (or in the case of Parent, Merger Sub) or the failure of such party (or in the case of Parent, Merger Sub) to perform any of its obligations under the merger agreement required to be performed at or prior to the effective time of the merger has been the primary cause of such events;

•

if the merger has not occurred on or before July 1, 2020 (the “end date”), provided that the right to terminate the merger agreement under this circumstance will not be available to any party if any action of such party (or, in the case of Parent, Merger Sub) or the failure of such party (or, in the case of Parent, Merger Sub) to perform any of its obligations under this merger agreement required to be performed at or prior to the effective time of the merger was the primary cause of the merger not having occurred on or prior to the end date (for the avoidance of doubt, Parent’s failure to consummate the closing solely due to the unavailability of the debt financing (or, if alternative financing is being used, such alternative financing) shall not in itself be deemed to be an action or failure to act for purposes of this circumstance); or

•

if the adoption of the merger agreement by G&W stockholders has not been obtained at the special meeting or at any adjournment or postponement thereof at which a vote on the approval of the merger proposal was taken.

G&W may terminate the merger agreement by written notice to Parent:

•

if there shall have been a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub contained in the merger agreement, such that the conditions to G&W’s obligation to consummate the closing would not be satisfied (and such breach is not curable or, if curable, is not cured prior to the earlier of (i) 30 days after written notice thereof is given by G&W to Parent or (ii) the end date), provided that the right to terminate the merger agreement under this circumstance will not be available to G&W if G&W is then in material breach of any of its covenants or agreements contained in the merger agreement;

•

prior to the adoption of the merger agreement by the G&W stockholders at the special meeting or any adjournment or postponement thereof, in order to enter into a definitive acquisition agreement with respect to a superior proposal, subject to the terms and conditions of the non-solicitation provisions and related notice procedures in the merger agreement; or

•

if (i) the conditions to Parent’s and Merger Sub’s obligation to consummate the closing (other than those conditions that by their nature are to be satisfied at the closing, which conditions are capable at the time of termination of being satisfied if the closing were to occur at such time) have been satisfied or waived in accordance with the merger agreement, (ii) Parent and Merger Sub fail to consummate the merger within three business days of the date on which the closing should have occurred pursuant to the terms and conditions of the merger agreement and (iii) during such three business day period, G&W stood ready willing and able to consummate the merger and the other transactions contemplated by the merger agreement.

Parent may terminate the merger agreement by written notice to G&W:

•

if there shall have been a breach of any representation, warranty, covenant or agreement on the part of G&W contained in the merger agreement, such that the conditions to Parent’s and Merger Sub’s obligation to consummate the closing would not be satisfied (and such breach is not curable or, if curable, is not cured prior to the earlier of (i) 30 days after written notice thereof is given by Parent to G&W or (ii) the end date), provided that the right to terminate the merger agreement under this circumstance will not be available to Parent if Parent or Merger Sub is then in material breach of any of its covenants or agreements contained in the merger agreement; or

•	if (i) prior to the adoption of the merger agreement by the G&W stockholders at the special meeting or any adjournment or postponement thereof, the G&W Board shall have made a change of recommendation, (ii) the G&W Board fails to include its recommendation to approve the merger proposal in this proxy statement, (iii) the G&W Board has recommended, adopted, approved, endorsed or publicly proposed to recommend, adopt, approve or endorse to the G&W stockholders an acquisition proposal with a person other than Parent or Merger Sub, (iv) the G&W Board has made any public recommendation in connection with a tender offer or exchange offer that is subject to Regulation 14D under the Exchange Act (with certain exceptions), (v) an acquisition proposal (other than an acquisition proposal subject to Regulation 14D) has been publicly announced or disclosed and the G&W Board has failed to reaffirm its recommendation on or prior to ten business days following the Company’s receipt of a request from Parent with respect thereto or (vi) the G&W Board has formally resolved to effect or publicly announced an intention to effect any of the foregoing prior to the adoption of the merger agreement by the G&W stockholders at the special meeting or any adjournment or postponement thereof (unless such actions are otherwise permitted by the merger agreement).

Termination Fees and Expenses

We will be required to pay Parent a termination fee in the form of a cash amount equal to $194,000,000 in the following circumstances:

•

if the merger agreement is validly terminated by G&W (prior to obtaining the G&W stockholder vote approving the merger proposal) to enter into a definitive agreement with respect to a superior proposal, in which case, the Company will pay the termination fee to Parent at or prior to termination;

•

if the merger agreement is validly terminated by Parent based on (i) a change of recommendation of the G&W Board (prior to the adoption of the merger agreement by the G&W stockholders at the special meeting or any adjournment or postponement thereof), (ii) the failure of the G&W Board to include its recommendation to approve the merger proposal in this proxy statement, (iii) the G&W Board has recommended, adopted, approved, endorsed or publicly proposed to recommend, adopt, approve or endorse to the G&W stockholders an acquisition proposal with a person other than Parent or Merger Sub, (iv) the G&W Board has made any public recommendation in connection with a tender offer or exchange offer that is subject to Regulation 14D under the Exchange Act (with certain exceptions), (v) an acquisition proposal (other than an acquisition proposal subject to Regulation 14D) has been publicly announced or disclosed and the G&W Board has failed to reaffirm its recommendation on or prior to ten business days following the Company’s receipt of a request from Parent with respect thereto or (vi) the G&W Board has formally resolved to effect or publicly announced an intention to effect any of the foregoing prior to the adoption of the merger agreement by the G&W stockholders at the special meeting or any adjournment or postponement thereof (unless such actions are otherwise permitted by the merger agreement), in which case, the Company will pay the termination fee to Parent as promptly as reasonably practicable (and in any event, within two business days of termination);

•

if the merger is validly terminated by either party (A) if the effective time has not occurred on or before the end date (though such termination right is not available to a party if any action of such party (or, in the case of Parent, Merger Sub) or the failure of such Party (or, in the case of Parent, Merger Sub) to perform any of its obligations under the merger agreement was the primary cause of the failure of the effective time to occur on or before the end date, though Parent’s failure to consummate the closing solely due to the unavailability of debt financing is not in itself be deemed to be an action or failure to act for these purposes) or (B) if the requisite vote of the G&W stockholders to consummate the merger is not obtained at the special meeting or any adjournment or postponement thereof and, in the case of (A) and (B), Parent would have been entitled to terminate the merger agreement pursuant to the bullet point directly above, in which case, the Company will pay the termination fee to Parent as promptly as reasonably practicable (and in any event, within two business days of termination);

•	if the merger is validly terminated

•	by either party

•

if the effective time has not occurred on or before the end date and prior to termination, an acquisition proposal was made to the G&W Board or made publicly to the Company’s stockholders and not withdrawn prior to such termination, or

•

if the requisite vote of the G&W stockholders to consummate the merger is not obtained at the special meeting or any adjournment or postponement thereof and at any time after the execution of the merger agreement and prior to the merger agreement being adopted by G&W stockholders at the special meeting or at any adjournment or postponement thereof at which a vote on the approval of the merger proposal is taken, an acquisition proposal has been made directly to the Company’s stockholders, or an acquisition proposal otherwise becomes publicly known, and not withdrawn prior to the vote to approve the merger agreement

•	or by Parent

•

because the Company breached certain representations, warranties, covenants or agreements such that certain conditions to closing would not be satisfied prior to the earlier of Parent giving 30 days’ written notice to the Company or the end date and prior to termination, an acquisition proposal was made to the G&W Board or made publicly to the G&W stockholders and not withdrawn prior to such termination,

•

and, in each case, within 12 months after such termination, we have entered into a definitive agreement with respect to any acquisition proposal or shall have consummated any acquisition proposal (provided, that for purposes of this termination fee trigger, each reference in the definition of “acquisition proposal” to “20%” is deemed to be a reference to “50%”), in which case the Company will pay the termination fee to Parent within two business days from the earlier of the entry into a definitive agreement with respect to such acquisition proposal or the consummation of such acquisition proposal.

Parent will be required to pay us a reverse termination fee in the form of a cash amount equal to $388,000,000 in the event that the merger agreement:

•

is validly terminated by us, if (i) the conditions to Parent’s and Merger Sub’s obligation to consummate the closing (other than those conditions that by their nature are to be satisfied at the closing, which conditions are capable at the time of termination of being satisfied if the closing were to occur at such time) have been satisfied or waived in accordance with the merger agreement, (ii) Parent and Merger Sub fail to consummate the merger within three business days of the date on which the closing should have occurred pursuant to the terms and conditions of the merger agreement and (iii) during such three business day period, G&W stood ready willing and able to consummate the merger and the other transactions contemplated by the merger agreement;

•

is validly terminated by us by written notice from us, if there shall have been a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub contained in the merger agreement, such that the conditions to G&W’s obligation to consummate the closing would not be satisfied (and such breach is not curable or, if curable, is not cured prior to the earlier of (i) 30 days after written notice thereof is given by G&W to Parent or (ii) the end date), provided that the right to terminate the merger agreement under this circumstance will not be available to G&W if G&W is then in material breach of any of its covenants or agreements contained in the merger agreement; or

•

is validly terminated by us if the effective time has not occurred on or before the end date (though such termination right is not available if any of our actions or our failure to perform any of our obligations under the merger agreement was the primary cause of the failure of the effective time to occur on or before the end date) and we would have been entitled to terminate the merger agreement pursuant to the two bullet points above.

Such reverse termination fee is payable by Parent to us within two business days of the applicable termination. Neither party is required to pay the applicable termination fee or reverse termination fee on more than one occasion.

Without limiting the Company’s rights to specific enforcement expressly set forth in the merger agreement, the termination of the merger agreement and receipt of payment of the Parent termination fee pursuant to the terms of the merger agreement and the reimbursement of any costs and expenses of the Company pursuant to the merger agreement (and the obligations of the Investors/Guarantors under their limited guarantees with respect thereto), are the sole and exclusive remedy of the Company and its related parties against any of Parent, Merger Sub, the Investors/Guarantors, or any of Parent related parties or the lenders, agents, underwriters, commitment parties and arrangers (and their respective affiliates and representatives) of the debt financing, for any cost, expense, loss or damage suffered as a result of, or arising from or otherwise in connection with (i) the merger agreement, the limited guarantees, the equity commitment letters or any of the other agreements, instruments, and documents contemplated by the merger agreement or executed in connection therewith, the transactions contemplated thereby, (ii) the failure of the merger or the other transactions contemplated by the merger agreement to be consummated (including the funding of the financing), (iii) any breach (or threatened or alleged breach) of, or failure (or threatened or alleged failure) to perform under, the merger agreement or any of the other documents delivered with it or executed in connection therewith or otherwise or (iv) any oral representation made or alleged to have been made in connection with the merger agreement or such other documents (collectively, the “transaction related matters”). Except as expressly provided in the immediately preceding sentence, none of Parent, Merger Sub, the Parent related parties or the lender related parties will have any liability or obligation relating to or arising out of or in connection with any transaction related matters, except that nothing will relieve Parent of its obligations under covenants related to the confidentiality agreements, publicity and reimbursement of costs related to the debt financing for an amount not to exceed, when taken together with any amounts payable pursuant to the expense cap in the merger agreement, and none of the Company, its subsidiaries nor any other Company related party will seek or be entitled to seek or recover any damages or seek or be entitled to any remedy with respect to any losses or damages suffered in connection with any transaction related matters.

Amendment and Waiver of the Merger Agreement

Subject to the provisions of applicable law, the merger agreement may be amended by the parties at any time prior to the effective time. The merger agreement may only be amended by written agreement, executed and delivered by duly authorized officers of the respective parties with certain exceptions related to the financing.

At any time prior to the effective time, any party may extend the time for performance of any obligation or other act of the other parties, waive any inaccuracies in the representations and warranties in the merger agreement or any document delivered in connection therewith, or waive the other party’s compliance with any of the agreements or conditions contained in provisions of the merger agreement (subject to compliance with applicable law). Any such extension or waiver will be valid if set forth in a written instrument signed by the party or parties to be bound thereby and specifically referencing the merger agreement.

Specific Performance

The parties have agreed in the merger agreement that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties do not perform the provisions of the merger agreement (including failing to take such actions as are required of it under the merger agreement in order to consummate the merger agreement) in accordance with its specified terms or otherwise breach such provisions, and accordingly, the parties have agreed that they will be entitled to an injunction, specific performance and other equitable relief to prevent breaches of the merger agreement and to enforce specifically the terms and provision of the merger agreement. The parties have further agreed that prior to the closing, G&W will be entitled to seek specific performance to enforce specifically the terms and provisions of, and to prevent or cure breaches of the merger agreement. Notwithstanding anything to the contrary in the merger agreement, or in any other transaction document to the contrary, G&W will be entitled to seek specific performance to cause Parent and Merger Sub to cause the equity financing to be funded and to consummate the closing only if:

•

Parent is required to complete the closing pursuant to the terms and conditions of the merger agreement and Parent fails to complete the closing by the date the closing is required to have occurred pursuant to the terms and conditions of the merger agreement;

•	the debt financing (or alternative financing with respect thereto) has been funded or will be funded at the closing if the equity financing is funded; and

•	G&W has confirmed that, if specific performance is granted and the equity financing and the debt financing are funded, then the closing would occur.

G&W may concurrently pursue (i) specific performance and (ii) the payment of the reverse termination fee, if, as and when payable under the merger agreement, but will not be entitled to receive both a grant of specific performance to cause the equity financing to be funded and payment of the reverse termination fee.

No Third Party Beneficiaries

The merger agreement is binding upon and inuring solely to the benefit of each party thereto, and nothing in the merger agreement, expressly or impliedly, is intended to or will confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of the merger agreement, other than (A) at and after the effective time (i) benefits to the directors and officers who are intended to be third-party beneficiaries of certain terms of the merger agreement, (ii) the rights of the holders of shares of G&W common stock under the merger agreement, (iii) the rights of the holders of options, stock units and PSUs under the merger agreement, and (iv) with respect to certain terms of the merger agreement, the debt financing sources and their related parties.

Governing Law

The merger agreement is governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule, with customary exceptions relating to debt financing.

Jurisdiction

The parties will not bring or support any litigation against any debt financing source or its related parties relating to the merger agreement or any of the transactions contemplated thereby in any forum other than a court of competent jurisdiction sitting in the borough of Manhattan of the City of New York.

Subject to the foregoing, the parties have irrevocably agreed to submit themselves to the sole and exclusive jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware in connection with any matter based upon or arising out of the merger agreement or any of the transactions contemplated by the merger agreement or the actions of Parent, Merger Sub or G&W in the negotiation, administration, performance and enforcement thereof (or, in the event (but only in the event) the Delaware Court of Chancery does not have subject matter jurisdiction over such matter, the United States District Court for the District of Delaware, or in the event (but only in the event) that such United States District Court for the District of Delaware does not have subject matter jurisdiction over such matter, any Delaware state court sitting in New Castle County).

Waiver of Jury Trial

Each of the parties irrevocably waived any and all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to the merger agreement or the transactions contemplated thereby

(including any such action involving any debt financing source or its related parties or affiliates or representatives of Parent, Merger Sub or the Investors/Guarantors (but not including Parent, Merger Sub or the Investors/Guarantors)).

Non-Recourse

Except for (i) claims against the Investors/Guarantors in accordance with and under the terms of each Investor/Guarantor’s limited guarantee, (ii) claims for specific performance of the equity commitment letters to the extent provided therein, and (iii) claims against the parties to the confidentiality agreements for breaches thereof in accordance with the terms thereof ((i), (ii) and (iii), the “permitted claims”), the merger agreement may only be enforced against, and all actions or claims that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to any transaction related matters may only be made against Parent, Merger Sub and the Company, and, except for permitted claims, none of the Investors/Guarantors or any other related parties of Parent will have any liability for any obligations or liabilities of the parties to the merger agreement or for any claim against the parties to the merger agreement. The Company and its related parties will not seek to enforce the merger agreement against, make any claims for breach of the merger agreement against, or make any claims in respect of any transaction related matters against or seek to recover monetary damages from, any related party of Parent (other than in respect of permitted claims).

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER MERGER-RELATED

COMPENSATION PROPOSAL

(PROPOSAL 2)

In accordance with Section 14A of the Exchange Act, G&W is providing its stockholders with the opportunity to cast a non-binding, advisory vote on the compensation that will be paid or may become payable to the named executive officers of G&W in connection with the merger, the value of which is set forth in the table entitled “Golden Parachute Compensation” on page [●]. This proposal, commonly known as “say-on-golden parachutes” is referred to in this proxy statement as the named executive officer merger-related compensation proposal. As required by Section 14A of the Exchange Act, G&W is asking its stockholders to vote on the adoption of the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to G&W’s named executive officers in connection with the merger, as disclosed under “The Merger Proposal (Proposal 1)—Interests of G&W’s Executive Officers and Directors in the Merger—Potential Merger-Related Payments to Named Executive Officers,” including the table, associated footnotes and narrative discussion, is hereby APPROVED.”

The vote on the named executive officer merger-related compensation proposal is a vote separate and apart from the vote on the merger proposal. Accordingly, you may vote to approve the merger proposal and vote not to approve the named executive officer merger-related compensation proposal, and vice versa. Because the vote to approve the named executive officer merger-related compensation proposal is only advisory in nature, it will not be binding on G&W, Parent or the surviving corporation. Accordingly, because G&W is contractually obligated to pay such merger-related compensation, the compensation will be paid or payable, subject only to the conditions applicable thereto, if the merger proposal is approved, regardless of the outcome of the advisory vote.

Assuming a quorum is present, approval of the named executive officer merger-related compensation proposal (on a non-binding basis) requires the vote of the holders of a majority in voting power of the shares of G&W common stock present in person or represented by proxy at the special meeting. Abstentions will have the same effect as a vote “AGAINST” the named executive officer merger-related compensation proposal, but the failure to vote your shares will have no effect on the outcome of the proposal. Broker non-votes, if any, will have no effect on the outcome of the named executive officer merger-related compensation proposal. If you sign and return a proxy and do not indicate how you wish to vote on the executive officer merger-related compensation proposal, your shares will be voted in favor of the proposal.

The G&W Board unanimously recommends that the G&W stockholders vote “FOR” the named executive officer merger-related compensation proposal.

ADJOURNMENT PROPOSAL

(PROPOSAL 3)

G&W stockholders are being asked to approve a proposal that will give us authority from the stockholders to adjourn the special meeting for the purpose of soliciting additional proxies in favor of the merger proposal if there are insufficient votes at the time of the special meeting to approve the merger proposal. If a quorum is not present, the person presiding at the special meeting may adjourn the special meeting from time to time until a quorum is present.

In addition, the G&W Board could postpone the special meeting before it commences, subject to the terms of the merger agreement. If the special meeting is adjourned or postponed, stockholders who have already submitted their proxies will be able to revoke them at any time prior to the final vote on the proposals. If the adjournment is for more than 30 days, or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting.

Assuming a quorum is present, approval of the adjournment proposal requires the vote of the holders of a majority in voting power of the shares of G&W common stock present in person or represented by proxy at the special meeting. Abstentions will have the same effect as a vote “AGAINST” the adjournment proposal, but the failure to vote your shares will have no effect on the outcome of the proposal, assuming that a quorum exists. Broker non-votes, if any, will have no effect on the outcome of the adjournment proposal. If you sign and return a proxy and do not indicate how you wish to vote on the adjournment proposal, your shares will be voted in favor of the adjournment proposal. G&W does not intend to call a vote on this proposal if the merger proposal has been approved at the special meeting.

The G&W Board unanimously recommends that the G&W stockholders vote “FOR” the adjournment proposal.

MARKET PRICES OF G&W COMMON STOCK

Market Information

G&W Class A common stock trades on the NYSE under the symbol “GWR”. As of [●], 2019, there were [●] shares of G&W Class A common stock outstanding and [●] shares of G&W Class B common stock outstanding. The following table shows the high and low sales price of G&W common stock for our third quarter of fiscal 2019 (through [●], 2019) and each of our preceding fiscal quarters in 2019, 2018, 2017 and 2016.

Fiscal Year	High		Low
2019
First Quarter		$89.39		$70.15
Second Quarter		$101.18		$83.44
Third Quarter (through [●], 2019)	$	[●]	$	[●]
2018
First Quarter		$84.40		$67.61
Second Quarter		$82.965		$67.61
Third Quarter		$92.59		$80.47
Fourth Quarter		$92.91		$68.27
2017
First Quarter		$78.81		$63.71
Second Quarter		$69.80		$61.44
Third Quarter		$74.24		$64.31
Fourth Quarter		$81.73		$70.62
2016
First Quarter		$65.35		$41.56
Second Quarter		$66.64		$52.205
Third Quarter		$70.64		$57.62
Fourth Quarter		$80.73		$64.36

The closing sales price of G&W Class A common stock on the NYSE on [●], 2019, the latest practicable date before the printing of this proxy statement, was $[●] per share. The closing sales price of G&W common stock on the NYSE on March 8, 2019, the last trading day prior to initial media speculation about a potential transaction involving G&W, was $80.28 per share. You are urged to obtain current market quotations for G&W common stock when considering whether to approve the merger proposal.

Holders

At the close of business on [●], 2019, [●] shares of G&W Class A common stock were issued and outstanding, held by approximately [●] holders of record, and [●] shares of G&W Class B common stock were issued and outstanding, held by approximately [●] holders of record.

Dividends

We did not pay cash dividends related to the G&W Class A common stock or the G&W Class B common stock in 2019 year to date or for the years ended December 31, 2018 and 2017. We do not intend to pay cash dividends to our common stockholders for the foreseeable future and intend to retain earnings, if any, for future operation and expansion of our business. Under the terms of the merger agreement, from the date of the merger agreement until the earlier of the effective time of the merger or the valid termination of the merger agreement, we may not declare or pay dividends to our common stockholders without Parent’s written consent.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below shows how much of G&W common stock was beneficially owned as of July 1, 2019 (unless another date is indicated) by (i) each person known by G&W to beneficially own more than 5% of G&W common stock, (ii) each director (who was serving as a director as of that date) and nominee for director, (iii) each named executive officer as of December 31, 2018, and (iv) all current directors and executive officers as a group.

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s ownership percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

As of July 1, 2019, there were 56,582,043 shares of G&W Class A common stock outstanding and 376,392 shares of G&W Class B common stock outstanding.

	Class A Common Stock		Class B Common Stock
Name of Beneficial Owner	Number	Percent	Number	Percent		Percent of Vote
Directors and Nominees
John C. Hellmann(2)	768,633	1.35%	1,872		*	1.30%
Mark A. Scudder(3)	55,034	*	—	—		*
Øivind Lorentzen III(4)	55,022	*	—	—		*
Richard H. Bott(5)	23,787	*	—	—		*
Ann N. Reese(6)	20,630	*	—	—		*
Albert J. Neupaver(7)	12,603	*	—	—		*
Hunter C. Smith(8)	11,658	*	—	—		*
Joseph H. Pyne(9)	10,880	*	—	—		*
Cynthia L. Hostetler(10)	3,827	*	—	—		*
Bruce J. Carter(11)	1,769	*	—	—		*

Other Named Executive Officers:
Matthew O. Walsh(12)	190,364	*	—	—		*
Allison M. Fergus(13)	140,634	*	—	—		*
Timothy J. Gallagher(14)	134,316	*	—	—		*
David A. Brown(15)	101,330	*	—	—		*
All Directors and Current Executive Officers as a Group (15 persons)(16)	1,560,603	2.73%	—		*	2.59%

Significant Stockholders:
Mortimer B. Fuller III(17)	138,889	*	374,320	99.45%		6.43%

The Vanguard Group(18)	5,300,016	9.37%	—	—		8.78%
100 Vanguard Boulevard Malvern, Pennsylvania 19355

BlackRock, Inc.(19)	5,173,647	9.14%	—	—		8.57%
55 East 52nd Street New York, New York 10055

	Class A Common Stock		Class B Common Stock
Name of Beneficial Owner	Number	Percent	Number	Percent	Percent of Vote
Wellington Management Group LLP(20)	5,071,276	8.96%	—	—	8.40%
c/o Wellington Management Company LLP 280 Congress Street Boston, Massachusetts 02210

FMR LLC(21)	3,534,262	6.25%	—	—	5.86%
245 Summer Street Boston, Massachusetts 02210

Credit Suisse AG(22)	3,045,939	5.38%	—	—	5.05%
Uetlibergstrasse 231 P.O. Box 900 CH 8070 Zurich, Switzerland

*	Represents less than 1.0%
(1)

Reflects the voting power of the outstanding share holdings shown on the table as a result of the fact that Class A Common Stock is entitled to one vote per share and Class B Common Stock is entitled to ten votes per share.

(2)

The amounts shown include: (1) 338,616 shares of Class A Common Stock owned by Mr. Hellmann individually; (2) 304,164 shares of Class A Common Stock that may be purchased pursuant to options exercisable within 60 days; (3) 70,298 shares of Class A Common Stock represented by restricted stock; (4) 55,555 shares of Class A Common Stock held by a trust of which Mr. Hellmann is the investment trustee; and (5) 1,872 shares of Class B Common Stock owned by Mr. Hellmann individually. The number of shares in the table includes 238,616 shares of Class A Common Stock held in a brokerage account pledged as collateral for a personal credit facility.

(3)

The amount shown includes: (1) 53,493 shares of Class A Common Stock owned by Mr. Scudder individually; (2) 380 shares of Class A Common Stock that may be received for DSUs; and (3) 1,161 shares of Class A Common Stock represented by restricted stock.

(4)

The amount shown includes: (1) 30,158 shares of Class A Common Stock owned by Mr. Lorentzen individually; (2) 2,500 shares of Class A Common Stock held by a self-directed IRA; (3) 21,203 shares of Class A Common Stock that may be received for DSUs; and (4) 1,161 shares of Class A Common Stock represented by restricted stock.

(5)

The amount shown includes: (1) 14,075 shares of Class A Common Stock owned by Mr. Bott individually; (2) 8,551 shares of Class A Common Stock that may be received for DSUs; and (3) 1,161 shares of Class A Common Stock represented by restricted stock.

(6)

The amount shown includes: (1) 7,493 shares of Class A Common Stock owned by Ms. Reese individually; (2) 11,109 shares of Class A Common Stock that may be received for DSUs; and (3) 2,028 shares of Class A Common Stock represented by restricted stock.

(7)

The amount shown includes: (1) 7,657 shares of Class A Common Stock owned by Mr. Neupaver individually; (2) 2,671 shares of Class A Common Stock that may be received for DSUs; and (3) 2,275 shares of Class A Common Stock represented by restricted stock.

(8)

The amount shown includes: (1) 4,165 shares of Class A Common Stock owned by Mr. Smith individually; (2) 5,218 shares of Class A Common Stock that may be received for DSUs; and (3) 2,275 shares of Class A Common Stock represented by restricted stock.

(9)

The amount shown includes: (1) 4,097 shares of Class A Common Stock owned by Mr. Pyne individually; (2) 4,508 shares of Class A Common Stock that may be received for DSUs; and (3) 2,275 shares of Class A Common Stock represented by restricted stock.

(10)

The amount shown includes: (1) 434 shares of Class A Common Stock owned by Ms. Hostetler individually; (2) 1,365 shares of Class A Common Stock that may be received for DSUs; and (2) 2,028 shares of Class A Common Stock represented by restricted stock.

(11)	The amount shown includes: (1) 434 shares of Class A Common Stock owned by Mr. Carter individually; and (2) 1,335 shares of Class A Common Stock that may be received for DSUs.
(12)

The amount shown includes: (1) 93,084 shares of Class A Common Stock owned by Mr. Walsh individually; (2) 81,225 shares of Class A Common Stock that may be purchased pursuant to options exercisable within 60 days; and (3) 16,055 shares of Class A Common Stock represented by restricted stock. The number of shares in the table includes 82,470 shares of Class A Common Stock held in a brokerage account pledged as collateral for a personal credit facility.

(13)

The amount shown includes: (1) 54,900 shares of Class A Common Stock owned by Ms. Fergus jointly with her spouse; (2) 72,683 shares of Class A Common Stock that may be purchased pursuant to options exercisable within 60 days; and (3) 13,051 shares of Class A Common Stock represented by restricted stock.

(14)

The amount shown includes: (1) 38,656 shares of Class A Common Stock owned by Mr. Gallagher individually; (2) 80,560 shares of Class A Common Stock that may be purchased pursuant to options exercisable within 60 days; and (3) 15,100 shares of Class A Common Stock represented by restricted stock.

(15)

The amount shown includes: (1) 21,982 shares of Class A Common Stock owned by Mr. Brown individually; (2) 71,122 shares of Class A Common Stock that may be purchased pursuant to options exercisable within 60 days; and (3) 8,226 shares of Class A Common Stock represented by restricted stock. Effective February 8, 2019, Mr. Brown ceased to be a named executive officer of G&W.

(16)

See footnotes 2 through 14 to this table. The amounts shown include: (1) 735,506 shares of Class A Common Stock owned individually, jointly with a spouse or in a self-directed IRA, including 55,555 shares of Class A Common Stock which are held in trust; (2) 620,491 shares of Class A Common Stock that may be purchased pursuant to options exercisable within 60 days; (3) 1,872 shares of Class B Common Stock owned individually; (4) 148,266 shares of Class A Common Stock represented by restricted stock; and (5) 56,340 shares of Class A Common Stock that may be received for DSUs. This group includes Christopher F. Liucci and Michael O. Miller.

(17)

The amounts shown include: (1) 117,663 shares of Class A Common Stock owned by Mr. Fuller individually; (2) 21,000 shares of Class A Common Stock held by a trust of which Mr. Fuller is the trustee; (3) 226 shares of Class A Common Stock held by Mr. Fuller’s wife, as to which shares Mr. Fuller disclaims beneficial ownership; (4) 317,572 shares of Class B Common Stock owned by Mr. Fuller individually; (5) 54,000 shares of Class B Common Stock held by three trusts of which Mr. Fuller is the trustee; and (6) 2,748 shares of Class B Common Stock held by Mr. Fuller’s wife, as to which shares Mr. Fuller disclaims beneficial ownership.

(18)

The amount and percentage shown solely with respect to the Class A Common Stock and the information contained in this footnote are based on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 11, 2019. Vanguard has sole voting power with respect to 40,134 shares of Class A Common Stock, shared voting power with respect to 11,892 shares of Class A Common Stock, sole dispositive power with respect to 5,264,972 shares of Class A Common Stock and shared dispositive power with respect to 35,044 shares of Class A Common Stock.

(19)

The amount and percentage shown solely with respect to the Class A Common Stock and the information contained in this footnote are based on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 4, 2019. BlackRock has sole voting power with respect to 4,883,391 shares of Class A Common Stock and sole dispositive power with respect to 5,173,647 shares of Class A Common Stock.

(20)

The amount and percentage shown solely with respect to the Class A Common Stock and the information contained in this footnote are based on a Schedule 13G/A filed by Wellington Management Group LLP (“Wellington”) and certain affiliated entities with the SEC on February 12, 2019. According to their joint Schedule 13G/A, Wellington, Wellington Group Holdings LLP and Wellington Investment Advisors Holding LLP have shared voting power with respect to 4,418,107 shares of Class A Common Stock and shared dispositive power with respect to 5,071,276 shares of Class A Common Stock; and Wellington Management Company LLP has shared voting power with respect to 4,270,246 shares of Class A Common Stock and shared dispositive power with respect to 4,867,397 shares of Class A Common Stock.

(21)

The amount and percentage shown solely with respect to the Class A Common Stock and the information contained in this footnote are based on a Schedule 13G/A filed by FMR LLC and Abigail P. Johnson with the SEC on February 13, 2019. According to their joint Schedule 13G/A filing, they have sole voting power with respect to 301,732 shares of Class A Common Stock and sole dispositive power with respect to 3,534,262 shares of Class A Common Stock.
(22)

The amount and percentage shown solely with respect to the Class A Common Stock and the information contained in this footnote are based on a Schedule 13G filed by Credit Suisse AG with the SEC on February 13, 2019. Credit Suisse has shared voting and dispositive power with respect to 3,045,939 shares of Class A Common Stock.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following is a summary of the material U.S. federal income tax consequences of the merger to “U.S. holders” and “non-U.S. holders” (in each case, as defined below) of G&W common stock whose shares of common stock are converted into the right to receive cash in the merger. This summary is based on the provisions of the Code, applicable Treasury regulations, judicial authority, administrative interpretations, and administrative rulings in effect as of the date of this proxy statement, all of which may change, possibly with retroactive effect. This summary is general in nature and does not purport to be a complete analysis of all potential tax effects of the merger.

This discussion addresses only the consequences of the exchange of shares of G&W Class A common stock and G&W Class B common stock held as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). It does not consider the effect of the Medicare tax on net investment income or any applicable state, local or foreign income tax laws, or of any non-income tax laws. In addition, this discussion does not address all aspects of U.S. federal income tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•	a bank, insurance company, or other financial institution;

•	a tax-exempt organization;

•	a retirement plan or other tax-deferred account;

•	an entity or arrangement treated for U.S. federal income tax purposes as a partnership, S corporation or other pass-through entity (or an investor in such an entity or arrangement);

•	a real estate investment trust or regulated investment company;

•	a dealer or broker in stocks and securities or currencies;

•	a trader in securities that elects mark-to-market treatment;

•	a holder of shares subject to the alternative minimum tax provisions of the Code;

•	a holder of shares that received the shares through the exercise of an employee stock option, through a tax qualified retirement plan or otherwise as compensation;

•	a U.S. holder (as defined below) that has a functional currency other than the U.S. dollar;

•	a “controlled foreign corporation,” “passive foreign investment company,” or corporation that accumulates earnings to avoid U.S. federal income tax;

•	a holder of shares that exercises appraisal rights;

•	a foreign pension fund and its affiliates;

•	a holder that holds shares as part of a hedge, straddle, constructive sale, conversion or other integrated transaction;

•	a United States expatriate; or

•

a holder of shares that is required to accelerate the recognition of any item of gross income with respect to the shares as a result of such income being recognized on an applicable financial statement.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds G&W common stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding G&W common stock and partners in such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences of the merger to them.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of G&W common stock that is:

•	an individual citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

A “non-U.S. holder” means a beneficial owner of G&W common stock that is not a U.S. holder or a partnership (or any other entity classified as a partnership for U.S. federal income tax purposes).

U.S. Holders

General. The exchange of G&W common stock for cash in the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder whose shares of G&W common stock are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder’s adjusted tax basis in such shares. A U.S. holder’s adjusted tax basis generally will equal the price the U.S. holder paid for such shares. Gain or loss will be determined separately for each block of shares of G&W common stock (i.e., shares of G&W common stock acquired at the same cost in a single transaction). If a U.S. holder acquired different blocks of shares of G&W common stock at different times or different prices, such U.S. holder must determine its adjusted tax basis and holding period separately with respect to each block of shares of G&W common stock that it holds.

Such gain or loss generally will be treated as long-term capital gain or loss if the U.S. holder has held the shares of G&W common stock for more than one year at the time of the effective time. Long-term capital gains of non-corporate U.S. holders (including individuals) are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding. Information reporting and backup withholding (currently at a rate of 24%) may apply to payments made in connection with the merger. Backup withholding will not apply, however, to a holder of G&W common stock who (1) furnishes a correct taxpayer identification number (“TIN”), certifies that such holder is not subject to backup withholding on the Internal Revenue Service Form W-9 (or appropriate successor form) included in the transmittal materials that such holder will receive, and otherwise complies with all applicable requirements of the backup withholding rules; or (2) provides proof that such holder is otherwise exempt from backup withholding. Backup withholding is not an additional tax, and any amounts withheld under the backup withholding rules may be refunded or credited against a holder’s U.S. federal income tax liability, if any, provided that such holder furnishes the required information to the Internal Revenue Service in a timely manner. The Internal Revenue Service may impose a penalty upon any taxpayer that fails to provide the correct TIN.

Non-U.S. Holders

General. A non-U.S. holder’s receipt of cash in exchange for shares of G&W common stock pursuant to the merger generally will not be subject to U.S. federal income tax unless:

•

the gain, if any, on such shares is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to the non-U.S. holder’s permanent establishment in the United States);

•

the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the exchange of shares of G&W common stock for cash pursuant to the merger and certain other conditions are met; or

•	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes and certain other conditions are met.

A non-U.S. holder described in the first bullet point immediately above will generally be subject to regular U.S. federal income tax on any gain realized as if the non-U.S. holder were a U.S. holder. If such non-U.S. holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits (or a lower treaty rate). A individual non-U.S. holder described in the second bullet point immediately above will be subject to tax at a rate of 30% (or a lower treaty rate) on any gain realized, which may be offset by U.S.-source capital losses recognized in the same taxable year, even though the individual is not considered a resident of the United States.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). It is possible that we are currently (or we have been) a “United States real property holding corporation” for U.S. federal income tax purposes. However, so long as our G&W Class A common stock is regularly traded on an established securities market during the calendar year in which the merger occurs, (i) only a non-U.S. holder who holds or held (at any time during the shorter of the five year period preceding the date of disposition or the holder’s holding period) more than 5% of our G&W Class A common stock will be subject to U.S. federal income tax on the disposition of our G&W Class A common stock pursuant to the merger, and (ii) with respect to our G&W Class B common stock, only non-U.S. holders who own G&W Class B common stock the fair market value of which exceeded, as of the date such stock was acquired, the fair market value on that date of 5% of the then outstanding G&W Class A common stock will be subject to U.S. federal income tax on the disposition of our G&W Class B common stock pursuant to the merger. Any such holder of our G&W Class B common stock may also be subject to U.S. withholding tax equal to 15% of the total amount realized on the disposition of such G&W Class B common stock. Non-U.S. holders of our G&W Class A common stock and G&W Class B common stock should consult their own tax advisors regarding the consequences of disposing of their shares.

Information Reporting and Backup Withholding. Information reporting and backup withholding will generally apply to payments made pursuant to the merger to a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Copies of applicable information returns reporting such payments and any withholding may also be made available to the tax authorities in the non-U.S. holder’s country in which such holder resides under the provisions of an applicable treaty or agreement. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a U.S. broker or a non-U.S. broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. A non-U.S. holder must generally submit an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable IRS Form W-8) attesting to its exempt foreign status in order to qualify as an exempt recipient. Notwithstanding the foregoing, backup withholding and information reporting may apply if we, the paying agent or Parent has actual knowledge, or reason to know, that a non-U.S. holder is a U.S. person. Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the Internal Revenue Service.

THIS DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. WE URGE YOU TO CONSULT WITH YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE MERGER ARISING UNDER THE FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

FUTURE G&W STOCKHOLDER PROPOSALS

If the merger is not completed, G&W stockholders will continue to be entitled to attend and participate in G&W’s annual meeting of stockholders. If G&W holds its 2020 annual meeting of stockholders, any stockholder proposal intended for inclusion in the proxy materials for the 2020 annual meeting pursuant to Rule 14a-8 under the Exchange Act must be received at our principal executive offices no later than December 10, 2019. Where a stockholder does not seek inclusion of the proposal in the proxy material and submits a proposal outside of the process described in Rule 14a-8 of the Exchange Act, the proposal must still comply with the procedural requirements in G&W’s bylaws. Accordingly, written notice must be delivered to the Corporate Secretary of G&W, at the Company’s principal executive offices no earlier than February 12, 2020 and no later than March 13, 2020. Failure to deliver a proposal in accordance with this procedure may result in it not being timely received. A copy of the full text of the bylaw provisions discussed above may be obtained by writing to our Corporate Secretary at 20 West Avenue, Darien, Connecticut 06820.

Any stockholder suggestions for director nominations must be submitted by the dates by which other stockholder proposals are required to be submitted as set forth above.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

The SEC’s proxy rules permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies.

While G&W does not household, a number of brokerage firms with account holders who are G&W stockholders household proxy materials, delivering a single set of proxy materials to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can request, and the Company will promptly deliver, a separate copy of the proxy statement by writing to our Corporate Secretary at our principal executive offices, which are located at 20 West Avenue, Darien, Connecticut 06820 or by calling (203) 202-8900.

WHERE YOU CAN FIND MORE INFORMATION

Investors will be able to obtain free of charge this proxy statement and other documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, this proxy statement and our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 are available free of charge through our website at www.gwrr.com as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information located on, or hyperlinked or otherwise connected to, G&W’s website is not, and shall not be deemed to be, a part of this proxy statement or incorporated into any other filings that we make with the SEC.

The SEC allows us to “incorporate by reference” documents we file with the SEC into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except that information that we file later with the SEC will automatically update and supersede this information. This proxy statement incorporates by reference the documents listed below that have been previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including information furnished under Item 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits):

•	G&W’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and filed on February 26, 2019;

•	G&W’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019 and filed on May 9, 2019;

•	G&W’s Definitive Proxy Statement on Schedule 14A filed on April 8, 2019; and

•	G&W’s Current Reports on Form 8-K filed on February 11, 2019, May 24, 2019, July 1, 2019 and August 5, 2019 (other than the portions of such documents not deemed to be filed).

We also incorporate by reference into this proxy statement additional documents that G&W may file with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, from the date of this proxy statement until the date of the special meeting; provided, however, that we are not incorporating by reference any additional documents or information furnished and not filed with the SEC.

The directors, executive officers and certain other members of management and employees of G&W may be deemed “participants” in the solicitation of proxies from G&W stockholders in favor of the proposed merger. You can find information about G&W’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and in its Definitive Proxy Statement filed with the SEC on Schedule 14A on April 8, 2019 and in its Current Report on Form 8-K filed with the SEC on February 11, 2019 and May 24, 2019 (other than the portions of such documents not deemed to be filed).

You may request a copy of documents incorporated by reference at no cost, by writing Allison M. Fergus, General Counsel and Secretary, Genesee & Wyoming Inc., 20 West Avenue, Darien, Connecticut 06820

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [●], 2019. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

Execution Version

AGREEMENT AND PLAN OF MERGER

Among

GENESEE & WYOMING INC.,

DJP XX, LLC

and

MKM XXII CORP.

Dated as of July 1, 2019

A-i

A-ii

A-iii

INDEX OF DEFINED TERMS

2019 PSU	A-4
Acceptable Confidentiality Agreement	A-56
Acquisition Proposal	A-33
Action	A-16
Affiliate	A-56
Agreement	A-1
Alternative Financing	A-45
Anti-Corruption Laws	A-12
Antitrust Law	A-37
Applicable Date	A-13
Australia Credit Facility	A-56
Bankruptcy and Equity Exception	A-10
Book-Entry Shares	A-5
Brookfield Guarantor	A-1
Business Day	A-57
Bylaws	A-9
Cancelled Shares	A-3
Capital Policy	A-27
Capitalization Date	A-9
Certificate of Incorporation	A-9
Certificate of Merger	A-2
Certificates	A-5
CFIUS	A-57
CFIUS Approval	A-57
Change of Recommendation	A-35
Class A Common Stock	A-9
Class B Common Stock	A-9
Closing	A-2
Closing Date	A-2
Code	A-17
Common Stock	A-9
Company	A-1
Company Disclosure Letter	A-8
Company Employees	A-16
Company Equity Award	A-57
Company Notice	A-33
Company Plans	A-16
Company Related Parties	A-53
Company Remedial Measure	A-38
Company Requisite Vote	A-10
Company Securities	A-9
Company Stock Plan	A-57
Company Systems	A-21
Company Termination Payment	A-57
Confidentiality Agreements	A-40
Continuing Employees	A-41
Contract	A-14
Contribution Notice	A-57
control	A-57
Credit Facility	A-57

Debt Financing	A-25
Debt Financing Commitments	A-25
DGCL	A-1
Dissenting Shares	A-7
DOJ	A-36
DPA	A-57
Effective Time	A-2
End Date	A-50
Environmental Laws	A-22
Equity Financing	A-25
Equity Financing Commitment	A-25
ERISA	A-16
Exchange Act	A-11
Exchange Fund	A-5
Excluded Information	A-46
Ex-Im Laws	A-12
Expense Cap	A-53
Financial Advisor	A-22
Financial Support Direction	A-57
Financing	A-25
Financing Commitments	A-25
FTC	A-36
GAAP	A-58
GIC Guarantor	A-1
Government Official	A-58
Governmental Entity	A-11
Guarantor	A-1
Hazardous Materials	A-22
ICCTA	A-11
Indemnified Parties	A-42
Infringe	A-21
Intellectual Property	A-21
Intervening Event	A-34
Intervening Event Notice	A-33
Intervening Event Notice Period	A-33
IRS	A-16
Joint Notice	A-11
knowledge	A-58
Law	A-58
Lender Related Party	A-54
Licenses	A-11
Liens	A-19
Marketing Period	A-58
Material Adverse Effect	A-58
Material Contract	A-15
Merger	A-1
Merger Sub	A-1
Notice Period	A-33
Option	A-3
Other Regulatory Approvals	A-11

A-iv

Owned Intellectual Property	A-21
Owned IP	A-21
Parent	A-1
Parent Disclosure Letter	A-23
Parent Group	A-36
Parent Guarantee	A-1
Parent Material Adverse Effect	A-50
Parent Related Parties	A-53
Parent Termination Fee	A-52
Parties	A-1
Party	A-1
Paying Agent	A-5
Pensions Regulator	A-59
Per Share Merger Consideration	A-3
Permitted Claims	A-54
Permitted Liens	A-19
Person	A-59
Preferred Stock	A-9
Proceeding	A-42
Proxy Statement	A-20
PSU	A-4
PwC	A-58
Recommendation	A-10
Representatives	A-31
Required Information	A-59
Sanctioned Country	A-12

Sanctioned Person	A-12
Sanctions Laws	A-12
SEC	A-13
SEC Reports	A-13
Securities Act	A-13
Share	A-3
Snow Australia Divestiture	A-37
STB	A-11
Stock Purchase Plan	A-4
Stock Unit	A-3
Stockholders Meeting	A-35
subsidiaries	A-59
subsidiary	A-59
Superior Proposal	A-34
Surviving Corporation	A-1
Systems	A-21
Tax Return	A-20
Taxes	A-20
Trade Control Laws	A-12
Transaction Documents	A-60
Transaction Litigation	A-48
Transaction Related Matters	A-54
UK Plan	A-60
WARN Act	A-18
Willful Breach	A-60

A-v

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of July 1, 2019 (this “Agreement”), is entered into by and among Genesee & Wyoming Inc., a Delaware corporation (the “Company”), DJP XX, LLC, a Delaware limited liability company (“Parent”), and MKM XXII Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub” and, together with the Company and Parent, the “Parties” and each, a “Party”).

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	SLRC	The NASDAQ Global Select Market

RECITALS

WHEREAS, the respective Boards of Directors of Parent and Merger Sub have approved and declared advisable this Agreement and the merger of Merger Sub with and into the Company (the “Merger”) with the Company surviving the Merger on the terms and subject to the conditions set forth in this Agreement and have authorized the execution and delivery hereof;

WHEREAS, the Board of Directors of the Company has unanimously (i) determined that it is in the best interests of the Company and the stockholders of the Company, and declared it advisable, to enter into this Agreement with Parent and Merger Sub providing for the Merger in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), (ii) approved this Agreement and the transactions contemplated hereby in accordance with the DGCL and (iii) adopted a resolution recommending this Agreement be adopted by the stockholders of the Company;

WHEREAS, as a material inducement to, and as a condition to, the Company entering into this Agreement, concurrently with the execution of this Agreement, each of Brookfield Infrastructure Fund IV-A, L.P., Brookfield Infrastructure Fund IV-B, L.P., Brookfield Infrastructure Fund IV-C, L.P. and Brookfield Infrastructure Fund IV (ER) SCSp (collectively, the “Brookfield Guarantor”) and Lisson Grove Investment Pte. Ltd. (the “GIC Guarantor”; each of the Brookfield Guarantor and the GIC Guarantor, a “Guarantor”) has entered into a limited guarantee, dated as of the date hereof, guaranteeing certain of Parent’s and Merger Sub’s obligations under this Agreement (each, a “Parent Guarantee”); and

WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises, and of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

THE MERGER

SECTION 1.1    The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving Corporation”) and a wholly owned subsidiary of Parent, and the separate corporate existence of the Company, with all of its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger, except as set forth in Article II. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Company as the Surviving Corporation and all claims, obligations, debts, liabilities and duties of the Company and Merger Sub shall become the claims, obligations, debts, liabilities and duties of the Company as the Surviving Corporation. The Merger shall have the effects set forth in this Agreement and specified in the DGCL.

SECTION 1.2    Closing. The closing of the Merger (the “Closing”) shall take place at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York, at 9:00 a.m., New York City time, on the third Business Day following the day on which the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing) have been satisfied or waived in accordance with this Agreement or at such other time and place as the Company and Parent may agree in writing; provided that, if the Marketing Period has not ended at least three Business Days prior to the time the Closing would otherwise have been required to occur pursuant to the foregoing, unless otherwise agreed in writing by the Parties, the Parties shall not be required to effect the Closing until the earlier of (i) a Business Day during the Marketing Period specified by Parent on no less than three Business Days’ prior written notice to the Company and (ii) the third Business Day following the final day of the Marketing Period or, if earlier, the Business Day prior to the End Date, subject to, in each case, the satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing). The date on which the Closing occurs is referred to herein as the “Closing Date”.

SECTION 1.3    Effective Time. Subject to the provisions of this Agreement, at the Closing, the Company and Parent will cause the Merger to be consummated by filing a certificate of merger (the “Certificate of Merger”), to be executed, acknowledged and filed with the Secretary of State of the State of Delaware in accordance with Section 251 of the DGCL. The Merger shall become effective at the time when the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later time as may be agreed by the Company and Parent in writing and specified in the Certificate of Merger in accordance with the DGCL (the effective time of the Merger being hereinafter referred to as the “Effective Time”).

SECTION 1.4    Certificate of Incorporation; Bylaws.

(a)    At the Effective Time, the certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated in its entirety to read as set forth in Exhibit A, and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation, until thereafter amended or restated as provided therein and by applicable Law, in each case consistent with the obligations set forth in Section 6.10.

(b)    At the Effective Time, and without any further action on the part of the Company and Merger Sub, the bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation (except that references therein to the name of Merger Sub shall be replaced by references to the name of the Surviving Corporation), until thereafter amended or restated as provided therein, by the certificate of incorporation of the Surviving Corporation and by applicable Law, in each case consistent with the obligations set forth in Section 6.10.

SECTION 1.5    Directors and Officers.

(a)    The Parties shall take all actions reasonably necessary to cause the directors of Merger Sub at the Effective Time to be the directors of the Surviving Corporation immediately following the Effective Time, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the bylaws of the Surviving Corporation and applicable Law.

(b)    The officers of the Company at the Effective Time shall be the officers of the Surviving Corporation immediately following the Effective Time until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation and applicable Law.

ARTICLE II

EFFECT OF THE MERGER ON THE CAPITAL STOCK

OF THE CONSTITUENT CORPORATIONS

SECTION 2.1    Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holders of any of the following securities:

(a)    Merger Consideration. Except as otherwise agreed to in writing between a holder of Shares (as defined below) and Parent, each share of Common Stock (each such share, a “Share”) issued and outstanding immediately prior to the Effective Time (other than (i) Shares owned by Parent, Merger Sub or any other wholly owned subsidiary of Parent immediately prior to the Effective Time and Shares owned by the Company or any wholly owned subsidiary of the Company immediately prior the Effective Time, including Shares held in treasury by the Company, and in each case not held on behalf of third parties (collectively, the “Cancelled Shares”) and (ii) the Dissenting Shares (as defined below)) shall be converted automatically into and shall thereafter represent the right to receive $112.00 per share in cash, without interest (the “Per Share Merger Consideration”). At the Effective Time, all of the Shares that have been converted into a right to receive the Per Share Merger Consideration as provided in this Section 2.1(a) shall no longer be outstanding, shall be cancelled and extinguished automatically and shall cease to exist, and each former holder of Shares that were outstanding immediately prior to the Effective Time will cease to have any rights with respect to such Shares, except for the right to receive the Per Share Merger Consideration to be paid in consideration therefor in accordance with this Article II.

(b)    Cancellation of Cancelled Shares. Each Cancelled Share shall cease to be outstanding, be cancelled without any conversion thereof or payment of any consideration therefor and shall cease to exist.

(c)    Merger Sub. Each share of common stock, par value $0.01 per share, of Merger Sub, issued and outstanding immediately prior to the Effective Time, shall be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

SECTION 2.2    Treatment of Company Equity Awards.

(a)    Treatment of Options. Immediately prior to the Effective Time, except as otherwise agreed to in writing between a holder of Options (as defined below) and Parent, each outstanding option to purchase Shares (an “Option”) under the Company Stock Plan shall, automatically and without any required action on the part of the holder thereof, become immediately vested and be cancelled and shall only entitle the holder of such Option to receive (without interest), at or promptly after the Effective Time, an amount in cash equal to (x) the total number of Shares subject to the Option multiplied by (y) the excess, if any, of the Per Share Merger Consideration over the exercise price per Share under such Option, less applicable Taxes required to be withheld with respect to such payment. For the avoidance of doubt, any Option which has a per Share exercise price that is greater than or equal to the Per Share Merger Consideration shall be cancelled at the Effective Time for no consideration or payment.

(b)    Treatment of Stock Units. Immediately prior to the Effective Time, except as otherwise agreed to in writing between a holder of Stock Units (as defined below) and Parent, each outstanding deferred stock unit, restricted stock unit (other than a PSU), phantom stock unit, restricted share or similar stock right (any such arrangement, other than a PSU, a “Stock Unit”) under the Company Stock Plan shall, automatically and without any required action on the part of the holder thereof, become immediately vested and be cancelled and shall only entitle the holder of such Stock Unit to receive (without interest), at or promptly after the Effective Time, an amount in cash equal to (x) the total number of Shares subject to such Stock Unit immediately prior to the Effective Time multiplied by (y) the Per Share Merger Consideration, less applicable Taxes required to be withheld with respect to such payment.

(c)    Treatment of Performance-Based Restricted Stock Units. Immediately prior to the Effective Time, except as otherwise agreed to in writing between a holder of PSUs (as defined below) and Parent, each outstanding performance-based restricted stock unit (any such arrangement, a “PSU”) under the Company Stock Plan shall automatically and without any required action on the part of the holder thereof, become immediately vested and be cancelled and shall only entitle the holder of such PSU to receive (without interest), at or promptly after the Effective Time, (i) with respect to each PSU with a performance period beginning January 1, 2019 and ending December 31, 2021 (each, a “2019 PSU”), (A) if the Effective Time occurs prior to January 1, 2020, an amount in cash equal to (x) the target number of Shares subject to such PSU immediately prior to the Effective Time multiplied by (y) the Per Share Merger Consideration and (B) if the Effective Time occurs on or after January 1, 2020, an amount in cash equal to (x) the number of Shares subject to such award as of immediately prior to the Effective Time, calculated based on actual-level performance, calculated with the applicable performance period running through the date of the Company’s most recently completed quarterly financial results prior to the Closing, pursuant to and in accordance with the terms of such PSU, multiplied by (y) the Per Share Merger Consideration, in each case, less applicable Taxes required to be withheld with respect to such payment, and (ii) with respect to all other PSUs, an amount in cash equal to (x) the number of Shares subject to such PSU immediately prior to the Effective Time, calculated based on actual performance achieved, in accordance with the terms of each PSU, multiplied by (y) the Per Share Merger Consideration, less applicable Taxes required to be withheld with respect to such payment.

(d)    Stock Purchase Plan. As soon as practicable following the date of this Agreement and in any event prior to the Effective Time, the Board of Directors of the Company shall adopt resolutions and take such other actions (including, if appropriate, amending the terms of the Amended and Restated Genesee & Wyoming Inc. Employee Stock Purchase Plan (the “Stock Purchase Plan”)) that may be necessary or required under the Stock Purchase Plan and applicable Law to (i) ensure that the Stock Purchase Plan shall terminate in its entirety immediately prior to the Effective Time and no further rights shall be granted or exercised under the Stock Purchase Plan thereafter, (ii) ensure that no enrollment for offering periods under the Stock Purchase Plan shall be commenced on or after the date of this Agreement, (iii) if the Closing shall occur prior to the end of the offering period in existence under the Stock Purchase Plan on the date of this Agreement, cause a new exercise date to be set under the Company Plan, which date shall be the Business Day immediately prior to the anticipated Closing Date, (iv) prohibit participants in the Stock Purchase Plan from altering their payroll deductions from those in effect on the date of this Agreement (other than to discontinue their participation in the Stock Purchase Plan in accordance with the terms and conditions thereof) and (v) provide that the amount of the accumulated contributions of each participant under the Stock Purchase Plan as of immediately prior to the Effective Time shall, to the extent not used to purchase shares of Common Stock in accordance with Section 2.2(d)(iii), be refunded to such participant as promptly as reasonably practicable following the Effective Time (without interest).

(e)    Corporate Actions. At or prior to the Effective Time, the Company, the Board of Directors of the Company and the Compensation Committee of the Board of Directors of the Company, as applicable, shall adopt any resolutions and take any actions which are necessary to effectuate the provisions of this Section 2.2.

(f)    On the Closing Date, Parent will deposit (or cause to be deposited) with the Company, by wire transfer of immediately available funds, the aggregate amount owed to holders of Options, Stock Units and PSUs (after giving effect to any required Tax withholdings as provided in Section 2.3(e)). As promptly as reasonably practicable following the Closing Date, but in no event later than the next regularly scheduled payroll date following the Closing Date, the applicable former holders of Options, Stock Units and PSUs will receive a payment from the Surviving Corporation, through its payroll system or payroll provider, of all amounts required to be paid to such former holders in respect of Options, Stock Units and PSUs that were cancelled and converted pursuant to Sections 2.2(a), 2.2(b) or 2.2(c), as applicable (after giving effect to any required Tax withholdings as provided in Section 2.3(e)). Notwithstanding the foregoing, if any payment owed to a holder of Options, Stock Units and PSUs pursuant to Sections 2.2(a), 2.2(b) or 2.2(c), as applicable, cannot be made through the Surviving Corporation’s payroll system or payroll provider, then the Surviving Corporation will issue a check for such payment to such holder (less applicable withholding Taxes), which check will be sent by courier to such holder as promptly as reasonably practicable following the Closing Date (but in any event on or prior to the next regularly scheduled payroll date). Notwithstanding the foregoing, to the extent any such amounts relate to a Company Equity Award that is nonqualified deferred compensation subject to Section 409A of the Code, the Company shall pay such amounts at the earliest time permitted under the terms of the applicable agreement, plan or arrangement relating to such Company Equity Award that will not trigger a tax or penalty under Section 409A of the Code.

SECTION 2.3    Surrender of Shares.

(a)    Paying Agent. Prior to the Effective Time, Parent or Merger Sub shall enter into an agreement in form and substance reasonably acceptable to the Company with a paying agent selected by Parent with the Company’s prior written approval, which approval shall not be unreasonably conditioned, withheld or delayed, to act as agent for the stockholders of the Company in connection with the Merger (the “Paying Agent”) to receive payment of the aggregate Per Share Merger Consideration to which the stockholders of the Company shall become entitled pursuant Section 2.1(a). At the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent, a cash amount in immediately available funds that, when taken together with cash available on the Company’s balance sheet that is deposited with the Paying Agent at the Effective Time, are sufficient in the aggregate to provide all funds necessary for the Paying Agent to pay the aggregate Per Share Merger Consideration in exchange for all of the Shares outstanding immediately prior to the Effective Time (other than the Cancelled Shares and Dissenting Shares) (such cash being hereinafter referred to as the “Exchange Fund”) in trust for the benefit of the holders of the Shares that will be converted into the right to receive the Per Share Merger Consideration pursuant to Section 2.1(a). With respect to any Dissenting Shares, Parent shall not be required to deposit or cause to be deposited with the Paying Agent funds sufficient to pay the Per Share Merger Consideration that would be payable in respect of such Dissenting Shares if such Dissenting Shares were not Dissenting Shares. The Paying Agent shall invest the Exchange Fund as reasonably directed by Parent; provided that such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion, or in money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of acquisition or a combination of the foregoing and, in any such case, no such instrument shall have a maturity exceeding three months. To the extent that there are losses with respect to such investments, or the Exchange Fund diminishes for other reasons below the level required to make prompt cash payment of the aggregate Per Share Merger Consideration as contemplated hereby, Parent shall promptly replace or restore, or cause to be replaced or restored, the cash in the Exchange Fund lost through such investments or other events so as to ensure that the Exchange Fund is at all times maintained at a level sufficient to make such cash payments. Any interest and other income resulting from such investment shall become a part of the Exchange Fund, and any amounts in excess of the amounts payable under Section 2.1(a) shall be promptly returned to Parent or the Surviving Corporation, as requested by Parent. The funds deposited with the Paying Agent pursuant to this Section 2.3(a) shall not be used for any purpose other than as contemplated by this Section 2.3(a).

(b)    Exchange Procedures.

(i)    Transmittal Materials. Promptly after the Effective Time (and in any event within two Business Days thereafter), the Surviving Corporation shall cause the Paying Agent to mail or otherwise provide to each former holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding Shares, if any (“Certificates”), and, if required by the Paying Agent, each former holder of record of Shares held in book-entry form (“Book-Entry Shares”) (other than holders of Cancelled Shares and Dissenting Shares) (A) transmittal materials, including a letter of transmittal in customary form as agreed by the Parties, specifying that delivery shall be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Paying Agent or, with respect to Book-Entry Shares, only upon delivery of evidence, if any, of the book-entry transfer of Book-Entry Shares as the Paying Agent may reasonably request, such transmittal materials to be in such form and have such other provisions as Parent and the Company may reasonably agree, and (B) instructions for use in effecting the surrender of the Certificates or Book-Entry Shares, as applicable, in exchange for the Per Share Merger Consideration.

(ii)    Certificates. Upon surrender of Certificates to the Paying Agent, each holder of record of one or more Certificates, if any, shall be entitled to receive, and Parent shall cause the Paying Agent to pay and deliver as promptly as reasonably practicable after the Effective Time, a cash amount in immediately available funds (after giving effect to any required Tax withholdings as provided in Section 2.3(e)) equal to the product obtained by multiplying (A) the number of Shares represented by such Certificates by (B) the Per Share Merger Consideration, and the Certificates so surrendered shall immediately be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates.

(iii)    Book-Entry Shares. Notwithstanding anything to the contrary contained in this Agreement, any holder of Book-Entry Shares will not be required to deliver a Certificate to receive the Per Share Merger Consideration. In lieu thereof, each holder of record of one or more Book-Entry Shares (other than Cancelled Shares and Dissenting Shares) shall upon receipt by the Paying Agent of evidence, if any, of the book-entry transfer of Book-Entry Shares as the Paying Agent may reasonably request be entitled to receive, and Parent shall cause the Paying Agent to pay and deliver as promptly as reasonably practicable after the Effective Time, a cash amount in immediately available funds (after giving effect to any required Tax withholdings as provided in Section 2.3(e)) equal to the product obtained by multiplying (A) the number of Shares represented by such Book-Entry Shares by (B) the Per Share Merger Consideration, and the Book-Entry Shares so surrendered shall immediately be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Book-Entry Shares.

(iv)    Unrecorded Transfers; Other Payments. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company or if payment of the Per Share Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificates is registered, a check for any cash to be exchanged upon due surrender of the Certificates may be issued to such transferee or other Person if the Certificates formerly representing such Shares so surrendered are properly endorsed or otherwise in proper form and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable transfer or other similar Taxes have been paid or are not applicable. Payment of the Per Share Merger Consideration with respect to Book-Entry Shares will only be made to the Person in whose name such Book-Entry Shares are registered.

(v)    Until surrendered as contemplated by this Section 2.3(b), each Certificate and Book-Entry Share (other than Cancelled Shares and Dissenting Shares) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender (together, if applicable, with a letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required pursuant to such instructions (as applicable)) the applicable Per Share Merger Consideration as contemplated by this Article II. The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of Shares for the Per Share Merger Consideration.

(c)    Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains unclaimed by the former holders of Shares for 12 months after the Effective Time shall be delivered to the Surviving Corporation upon demand. Any holder of Certificates or Book-Entry Shares (other than Cancelled Shares and Dissenting Shares) who has not theretofore complied with this Article II shall thereafter be entitled to look to the Surviving Corporation for payment of the Per Share Merger Consideration (after giving effect to any required Tax withholdings as provided in Section 2.3(e)) upon delivery of evidence of Certificates or Book-Entry Shares acceptable to the Surviving Corporation, without any interest thereon in accordance with the provisions set forth in Section 2.3(b), and the Surviving Corporation shall remain liable for (subject to applicable abandoned property, escheat or other similar Laws) payment of such holder’s claim for the Per Share Merger Consideration payable upon due surrender of its Certificates or Book-Entry Shares. Notwithstanding anything to the contrary herein, none of the Surviving Corporation, Parent, the Company, the Paying Agent or any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. Any amounts remaining unclaimed by such holders immediately prior to such time at which such amounts would otherwise escheat to or become property of any Governmental Entity shall become, to the extent permitted by applicable Law, the property of the Surviving Corporation, free and clear of all claims of interest of any Person previously entitled thereto.

(d)    Transfers. From and after the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any evidence of a Certificate or Book-Entry Share is presented, and acceptable, to the Surviving Corporation, Parent or the Paying Agent for transfer, subject to compliance with the procedures set forth in this Article II, it shall be cancelled and exchanged for the cash amount in immediately available funds to which the holder thereof is entitled pursuant to Section 2.1(a) (without interest and less applicable withholding Taxes). The Per Share Merger Consideration paid upon surrender of Certificates or receipt by the Paying Agent of an “agent’s message”, if applicable, in the case of Book-Entry Shares in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares formerly represented by such Certificates or Book-Entry Shares, as applicable.

(e)    Withholding Rights. Each of the Paying Agent, Parent and the Surviving Corporation (and any agent thereof) shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares, Options, Stock Units and PSUs such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any other applicable state, local or foreign Tax Law (as reasonably determined by the Paying Agent, Parent or the Surviving Corporation (or any agent thereof)). To the extent that amounts are so deducted or withheld by the Paying Agent, Parent or the Surviving Corporation (or any agent thereof), as the case may be, such deducted or withheld amounts (i) shall be remitted by the Paying Agent, Parent or the Surviving Corporation, as applicable, to the applicable Governmental Entity, and (ii) shall be treated for all purposes of this Agreement as having been paid to the holder of Shares, Options, Stock Units and PSUs (as the case may be) in respect of which such deduction and withholding was made by the Paying Agent, the Surviving Corporation or Parent, as the case may be.

SECTION 2.4    Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, if required by the DGCL (but only to the extent required thereby) any Shares that are issued and outstanding immediately prior to the Effective Time and that are held by holders who have not voted such Shares in favor of the adoption of this Agreement and who are entitled to and have properly demanded appraisal rights with respect thereto in accordance with Section 262 of the DGCL, have complied in all respects with Section 262 of the DGCL and have not effectively withdrawn such demand (collectively, “Dissenting Shares”) shall not be converted into the right to receive the Per Share Merger Consideration as provided in Section 2.1(a), unless and until such Person shall have effectively withdrawn or otherwise lost or failed to perfect such Person’s right to appraisal or payment under the DGCL, at which time such Shares shall be treated as if they had been converted into and become exchangeable for the right to receive, as of the Effective Time, the Per Share Merger Consideration as provided in Section 2.1(a), without interest and after giving effect to any required Tax withholdings pursuant to Section 2.3(e) and such Shares shall not be deemed Dissenting Shares, and such holder thereof shall cease to have any other rights with respect to such Shares. Each Dissenting Share shall no longer be outstanding, shall automatically be canceled and extinguished and shall cease to exist at the Effective Time, and each holder of Dissenting Shares shall be entitled to receive only the payment of the fair value of such Dissenting Shares in accordance with the provisions of, and as provided by, Section 262 of the DGCL with respect to such Dissenting Shares unless and until such Person shall have effectively withdrawn or otherwise lost or failed to perfect such Person’s right to appraisal or payment under the DGCL. The Company shall give Parent prompt written notice of any written demands for appraisal or withdrawals of such demands, and any other instruments served pursuant to applicable Law that are received by the Company relating to stockholders’ rights of appraisal. The Company shall not, except with the prior written consent of Parent, and prior to the Effective Time, Parent shall not, except with the prior written consent of the Company, make any payment with respect to any demands for appraisal or offer to settle or compromise, or settle or compromise or otherwise negotiate, any such demands, or approve any withdrawal of any such demands, or waive any failure to timely deliver a written demand for appraisal or otherwise to comply with the provisions under Section 262 of the DGCL, or agree to do any of the foregoing.

SECTION 2.5    Adjustments. Notwithstanding anything to the contrary herein, in the event that the number of Shares or securities convertible or exchangeable into or exercisable for Shares issued and outstanding after the date hereof and prior to the Effective Time shall have been changed into a different number of Shares or securities or a different class as a result of a reclassification, stock split (including a reverse stock split), combination, stock dividend or distribution, recapitalization, subdivision, merger, issuer tender or exchange offer, or other similar transaction, then the Per Share Merger Consideration shall be equitably adjusted to provide to Parent and the holders of Shares, Options, Stock Units and PSUs the same economic effect as contemplated by this Agreement prior to such event; provided that nothing in this Section 2.5 shall be construed to permit the Company, any subsidiary of the Company or any other Person to take any action that is otherwise prohibited by the terms of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Parent and Merger Sub that, except (i) as disclosed in the SEC Reports filed with, or furnished to, the SEC on or after January 1, 2017 and prior to the date of this Agreement (excluding any disclosures set forth in the SEC Reports under the captions “Risk Factors” or “Forward-Looking Statements” to the extent they are cautionary, predictive or forward-looking in nature), it being acknowledged and agreed that nothing disclosed in the SEC Reports will be deemed to modify or qualify the representations and warranties set forth in Section 3.3, or (ii) as set forth on the corresponding sections or subsections of the disclosure letter delivered to Parent by the Company concurrently with entering into this Agreement (the “Company Disclosure Letter”), it being acknowledged and agreed that disclosure of any item in any section or subsection of the Company Disclosure Letter shall also be deemed disclosure with respect to any other section or subsection of this Agreement to the extent which the relevance of such item is reasonably apparent on its face:

SECTION 3.1    Organization and Qualification; Subsidiaries. Each of the Company and its subsidiaries is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and, to the extent such concept is applicable, is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or present conduct of its business requires such qualification, except where the failure to be so qualified or, to the extent such concept is applicable, in good standing would not, individually or in the aggregate, reasonably be expected to (i) have a Material Adverse Effect or (ii) prevent or materially delay the consummation by the Company of the transactions contemplated by this Agreement. Section 3.1 of the Company Disclosure Letter sets forth (x) each of the Company’s subsidiaries and the ownership interest of the Company in each such subsidiary, as well as the ownership interest of any other Person or Persons, to the knowledge of the Company, in each such subsidiary and (y) the jurisdiction of organization of each such subsidiary. Except as set forth on Section 3.1 of the Company Disclosure Letter and except for securities held by the Company in connection with its ordinary course treasury investment activities, neither the Company nor any of its subsidiaries owns, directly or indirectly, any capital stock or voting securities of, or other equity interests in, or has any direct or indirect equity participation or similar interest in or any interest convertible into or exchangeable or exercisable for, any capital stock or voting securities of, or other equity interests in, any other Person.

SECTION 3.2    Certificate of Incorporation and Bylaws. The Company has furnished or otherwise made available to Parent, prior to the date hereof, a correct and complete copy of the certificate of incorporation, as amended to date (the “Certificate of Incorporation”), and the amended and restated bylaws, as amended to date (the “Bylaws”), of the Company as currently in effect, and equivalent organizational or governing documents, as amended to date (excluding amendments that are not material), of each of the Company’s material subsidiaries, and each of the foregoing documents is in full force and effect. The Company is not in violation of any of the provisions of the Certificate of Incorporation or the Bylaws. Each of the Company’s material subsidiaries is not in violation of any of the provisions of its organizational or governing documents in any material respect.

SECTION 3.3    Capitalization. The authorized capital stock of the Company consists of (i) 180,000,000 shares of Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), (ii) 30,000,000 shares of Class B Common Stock, par value $0.01 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), and (iii) 3,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).

(a)    As of the close of business on June 27, 2019 (the “Capitalization Date”):

(i)    no shares of Preferred Stock were issued or outstanding or held by the Company in its treasury;

(ii)    56,335,969 shares of Class A Common Stock were issued and outstanding and 19,002,582 shares of Class A Common Stock were held by the Company in its treasury;

(iii)    376,392 shares of Class B Common Stock were issued and outstanding and no shares of Class B Common Stock were held by the Company in its treasury;

(iv)    there were (x) (A) 1,348,691 shares of Class A Common Stock underlying outstanding Options, (B) 363,855 shares of Class A Common Stock underlying outstanding Stock Units, and (C) 138,624 shares of Class A Common Stock underlying outstanding PSUs (calculated based on deemed target-level performance achievement for 2019 PSUs and actual-level performance achievement for all other PSUs, calculated in accordance with the terms of each PSU), in each such case as granted or provided for under the Company Stock Plan, along with the applicable award agreements with respect to which any Company Equity Awards have been issued thereunder, and pursuant to which any Company Equity Awards are outstanding, and (y) no shares of Class A Common Stock reserved for issuance under the Stock Purchase Plan;

(b)    From the close of business on the Capitalization Date, no Company Equity Awards have been granted and no Shares have been issued, except for shares of Class A Common Stock issued pursuant to (x) the purchase of shares under the Stock Purchase Plan or (y) the exercise of Options or the vesting or settlement of Stock Units and PSUs, in each case in accordance with the terms of the Company Stock Plan. Except as set forth in Section 3.3(a) or on Section 3.1 or Section 3.3(b) of the Company Disclosure Letter and except for issuances expressly permitted by Section 5.1(b)(iii), (i) there are not outstanding or authorized any (A) shares of capital stock or other voting securities of the Company or its subsidiaries, other than Shares that have become outstanding after the Capitalization Date, which were reserved for issuance as of the Capitalization Date as set forth in Section 3.3(a), (B) securities of the Company or its subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of the Company or its subsidiaries or (C) subscriptions, options, warrants, calls, phantom stock, equity appreciation or other similar rights, agreements, arrangements, understandings or commitments to acquire from the Company or its subsidiaries, or obligations of the Company or its subsidiaries to issue or sell, any capital stock, voting securities, securities convertible into, exercisable for, or exchangeable for, or giving any Person a right to subscribe for or acquire, any capital stock, voting securities or any other equity interests of the Company or any of its subsidiaries (collectively, “Company Securities”) and

(ii) there are no outstanding contractual obligations of the Company or its subsidiaries to (I) repurchase, redeem or otherwise acquire any Company Securities or (II) grant, extend or enter into any subscription, option, warrant, call, convertible securities or other similar right, agreement, arrangement, understanding or commitment with respect to Company Securities. All outstanding Shares, and all Shares reserved for issuance as noted in Section 3.3(a), when issued in accordance with the respective terms thereof, are or will be duly authorized, validly issued, fully paid and non-assessable, and are not subject to and were not issued in violation of any pre-emptive rights, purchase options, call or right of first refusal or similar rights. Each of the outstanding shares of capital stock or other equity interests of each of the Company’s subsidiaries is duly authorized, validly issued, fully paid and non-assessable and, except as set forth on Section 3.1 or Section 3.3(b) of the Company Disclosure Letter, all such shares or other equity interests are owned by the Company or a subsidiary of the Company and are owned free and clear of all Liens, agreements, transfer restrictions, limitations in voting rights, charges or other encumbrances of any nature whatsoever, except in each case for Permitted Liens or for transfer restrictions of general applicability arising under securities laws. Neither the Company nor any of its subsidiaries has outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company or the holders of voting securities of the Company on any matter.

(c)    Section 3.3(c) of the Company Disclosure Letter sets forth, as of the Capitalization Date, a list of all outstanding Options, Stock Units, and PSUs, the number of shares of Common Stock subject to each such Company Equity Award (calculated using target-level performance for 2019 PSUs and actual-level performance for all other PSUs, calculated in accordance with the terms of each PSU), the grant date, to the extent applicable, the exercise price per share, and the name of the holder thereof. No direct or indirect subsidiary of the Company owns any Shares. Each Option was granted in compliance with all applicable securities Laws and all of the terms and conditions of the Company Stock Plan pursuant to which it was issued.

SECTION 3.4    Authority. The Company has all requisite corporate power and authority, and has taken all corporate action necessary, to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated hereby, subject only to the affirmative vote (in person or by proxy) of the holders of 66 2/3% of the voting power of the outstanding shares of Common Stock at the Stockholders Meeting, or any adjournment or postponement thereof, to adopt this Agreement (the “Company Requisite Vote”) and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effects of applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and any implied covenant of good faith and fair dealing (the “Bankruptcy and Equity Exception”). The Board of Directors of the Company, at a duly called and held meeting, has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, fair to and in the best interests of the Company and the Company’s stockholders, (ii) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, (iii) subject to the terms of this Agreement, resolved to recommend that the stockholders of the Company vote in favor of the adoption of this Agreement and the Merger (the “Recommendation”) and (iv) directed that this Agreement be submitted to the stockholders of the Company at the Stockholders Meeting for their adoption and approval. The only vote or approval of the holders of any class or series of capital stock of the Company or any of its subsidiaries which is required to adopt and approve this Agreement and the transactions contemplated hereby is the Company Requisite Vote.

SECTION 3.5    No Conflict; Required Filings and Consents.

(a)    The execution, delivery and performance of this Agreement by the Company and the consummation of the Merger and the other transactions contemplated hereby do not and will not (i) breach,

violate or conflict with the Certificate of Incorporation or Bylaws or the organizational or governing documents of any of the Company’s subsidiaries, (ii) assuming that all consents, approvals and authorizations contemplated by subsection (b) below have been obtained, all filings described in such clauses have been made and the Company Requisite Vote has been obtained, conflict with, breach or violate any Law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties or assets are bound or (iii) result in any breach or violation of or constitute a default (or an event which with or without notice or lapse of time or both would become a default), require a consent or result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, or result in the creation of a Lien (except a Permitted Lien) on any of the material assets of the Company pursuant to, any Contract to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or their respective assets or properties are bound, except, in the case of clauses (ii) and (iii), for any such conflict, violation, breach, default, loss, right or other occurrence which would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect or prevent or materially delay the consummation by the Company of the transactions contemplated by this Agreement.

(b)    Subject to the accuracy of Parent’s and Merger Sub’s representations set forth in Section 4.3(b), the execution, delivery and performance of this Agreement by the Company and the consummation of the Merger and the other transactions contemplated hereby by the Company do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any governmental, quasi-governmental or regulatory (including stock exchange) authority, agency, court, commission or other governmental body, whether foreign or domestic, of any country, nation, republic, federation or similar entity or any state, county, parish or municipality, jurisdiction or other political subdivision thereof (each, a “Governmental Entity”), except for (i) compliance with the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder (including the filing of the Proxy Statement), and state securities, takeover and “blue sky” laws, (ii) the applicable filings and approvals under any applicable Antitrust Law, including with the Surface Transportation Board (the “STB”) under the Interstate Commerce Commission Termination Act of 1995, as amended (the “ICCTA”), (iii) compliance with the applicable requirements of the New York Stock Exchange, (iv) the filing with the Secretary of State of the State of Delaware of the Certificate of Merger as required by the DGCL, (v) the submission of a voluntary joint notice of the transactions contemplated hereby to CFIUS and any requested supplemental information (the “Joint Notice”) pursuant to the DPA, (vi) any consent, approval, authorization, permit, action, filing or notification described on Section 3.5(b) of the Company Disclosure Letter (together with the CFIUS Approval, the “Other Regulatory Approvals”) and (vi) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not reasonably be expected to, individually or in the aggregate, (A) prevent or materially delay the consummation by the Company of the transactions contemplated by this Agreement or (B) have a Material Adverse Effect.

SECTION 3.6    Compliance.

(a)    The business of the Company and its subsidiaries is not in violation, nor since the Applicable Date has been in violation, of any Law or posted policies with respect to privacy and system security, in each case, applicable to the Company or any of its subsidiaries, except for violations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and the Company and its subsidiaries have all permits, licenses, authorizations, exemptions, orders, consents, approvals and franchises from Governmental Entities required to conduct their respective businesses and own, lease and operate their respective assets and properties as being conducted as of the date hereof and as of the Effective Time (“Licenses”), except for any such Licenses the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Since the Applicable Date, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) the Company and its subsidiaries have maintained, and have been in compliance with all terms and conditions of, all Licenses and all Licenses are in full force and effect, and (ii) no default has occurred under, and there exists no event that, with or without notice, lapse of time or both, would reasonably be expected to result in a default under, or would give to others any right of revocation, non-renewal, adverse modification or cancellation of, any License.

(b)    Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, for the preceding five years none of the Company or any of its subsidiaries or, to the knowledge of the Company, any of their directors, officers, agents, employees or other Person acting on behalf of any of the Company or its subsidiaries, in their capacity as such, (i) is or has been in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 or any other similar applicable Law that prohibits corruption or bribery (collectively, “Anti-Corruption Laws”) or (ii) has directly or indirectly made, offered, agreed, requested or taken any other act in furtherance of an offer, promise or authorization of any unlawful bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment in violation of any of the applicable Anti-Corruption Laws. The Company and its subsidiaries maintain complete and accurate books and records, including records of payments to any agents, consultants, representatives, third parties, and Government Officials. The Company has instituted and maintains policies and procedures reasonably designed to ensure compliance with the applicable Anti-Corruption Laws.

(c)    Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, for the preceding five years none of the Company or any of its subsidiaries or, to the knowledge of the Company, any of their directors, officers, agents, employees or other Person acting on behalf of any of the Company or its subsidiaries, in their capacity as such, is currently, or has been in the last five years: (i) a Sanctioned Person, (ii) organized, ordinarily resident or located in a Sanctioned Country, (iii) engaging in any dealings or transactions with, or for the benefit of, any Sanctioned Person or in any Sanctioned Country, to the extent such activities would cause the Company to violate applicable Sanctions Laws or Ex-Im Laws, or (iv) otherwise in violation of applicable Sanctions Laws, Ex-Im Laws, or anti-boycott Laws (collectively, “Trade Control Laws”).

(d)    For the preceding five years none of the Company or any of its subsidiaries or, to the knowledge of the Company, any of their directors, officers, agents, employees or other Person acting on behalf of any of the Company or its subsidiaries, in their capacity as such, (i) has received from any Governmental Entity or any other Person any notice, inquiry, or internal or external allegation, (ii) made any voluntary or involuntary disclosure to a Governmental Entity or (iii) conducted any internal investigation or audit concerning any actual or potential violation or wrongdoing, in each case, related to, or in connection with Anti-Corruption Laws or Trade Control Laws.

(e)    For purposes of this Agreement:

(i)    “Ex-Im Laws” means all applicable U.S. and non-U.S. Laws relating to export, reexport, transfer, and import controls, including the Export Administration Regulations, the International Traffic in Arms Regulations, and the customs and import Laws administrated by U.S. Customs and Border Protection.

(ii)    “Sanctioned Country” means any country or region that is the target of a comprehensive embargo under Trade Control Laws (Cuba, Iran, North Korea, Syria, and the Crimea region of Ukraine).

(iii)    “Sanctioned Person” means any Person that is the target of sanctions or restrictions under Sanctions Laws or Ex-Im Laws, including: (i) any Person listed on any applicable U.S. or non-U.S. sanctions- or export-related restricted party list, including the U.S. Department of the Treasury Office of Foreign Assets Control’s (“OFAC”) Specially Designated Nationals and Blocked Persons List; (ii) any Person that is, in the aggregate, 50 percent or greater owned, directly or indirectly, or otherwise controlled by a Person or Persons described in clause (i); or (iii) any national of a Sanctioned Country.

(iv)    “Sanctions Laws” means all applicable U.S. and non-U.S. Laws relating to economic or trade sanctions, including the Laws administered or enforced by the United States (including by OFAC or the U.S. Department of State) or the United Nations Security Council.

SECTION 3.7    SEC Filings; Financial Statements; Undisclosed Liabilities.

(a)    The Company has timely filed or furnished all forms, reports, statements, certifications and other documents (including all exhibits and other information incorporated therein, amendments and supplements thereto) in each case required to be filed or furnished on or prior to the date hereof by it with the U.S. Securities and Exchange Commission (the “SEC”) since January 1, 2017 (the “Applicable Date”) through the date hereof (all such forms, reports, statements, certificates and other documents filed since the Applicable Date, including all exhibits and other information incorporated therein, amendments and supplements thereto, collectively, the “SEC Reports”). As of their respective SEC filing dates, or, if amended or superseded by a subsequent filing made prior to the date of this Agreement, as of the date of the last such amendment or superseding filing prior to the date of this Agreement, the SEC Reports complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act and the Sarbanes-Oxley Act of 2002, as the case may be, and the applicable rules and regulations promulgated thereunder, each as in effect on the date of any such filing. As of the time of filing with the SEC (or, if amended prior to the date of this Agreement, as of the date of such amendment), none of the SEC Reports so filed contained, when filed, any untrue statement of a material fact or omitted to state any material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent that the information in such SEC Reports has been amended or superseded by a later SEC Report filed prior to the date of this Agreement. Since the Applicable Date, the Company has been in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the New York Stock Exchange. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to any of the SEC Reports. None of the Company’s subsidiaries is required to file periodic reports with the SEC pursuant to the Exchange Act.

(b)    The audited consolidated financial statements of the Company (including all notes thereto) included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the SEC have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its subsidiaries at the respective dates thereof (taking into account the notes thereto) and the consolidated statements of operations, cash flows and changes in equity for the periods indicated. The unaudited consolidated financial statements of the Company and its subsidiaries (including any related notes thereto) for all interim periods included in the Company’s quarterly reports on Form 10-Q filed with the SEC since January 1, 2019 and included in the SEC Reports have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and except for the absence of footnote disclosures and normal period-end adjustments as permitted by GAAP) and fairly present in all material respects the consolidated financial position of the Company and its subsidiaries as of the respective dates thereof (taking into account the notes thereto) and the consolidated statements of operations and cash flows for the periods indicated (subject to normal period-end adjustments as permitted by GAAP). Neither the Company nor any of its subsidiaries is a party to, or has any commitment to become a party to, any “off balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K promulgated by the SEC).

(c)    The Company has established and maintains disclosure controls and procedures and internal controls over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rules 13a-15 and 15d-15 of the Exchange Act. Such disclosure controls and procedures are effective to ensure that material information required to be disclosed by the Company is recorded and reported on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC and other public disclosure documents. The Company’s management has completed an assessment of the effectiveness of the Company’s internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2018, and such assessment concluded that such controls were effective. Based on the Company’s management’s most recently completed evaluation of the Company’s internal control over financial reporting prior to the date hereof, the Company has not identified (i) any “significant deficiencies” or “material weaknesses” in the system of internal control over financial reporting utilized by the Company and its subsidiaries that has not been subsequently remediated or (ii) any fraud that involves the Company’s management or other employees who have a significant role in the preparation of financial statements or the internal control over financial reporting utilized by the Company and its subsidiaries. Since the Applicable Date, the Company’s principal executive officer and its principal financial officer have disclosed, based on their evaluation of internal control over financial reporting, to the Company’s auditors and the audit committee of the Board of Directors any instances identified by them or of which they have been made aware of “significant deficiencies,” “material weaknesses” or fraud referred to in clauses (i) or (ii) above. Since the Applicable Date, there have been no material written complaints received by the Company from a Governmental Entity regarding accounting, internal accounting controls or auditing practices of the Company or any of its subsidiaries.

(d)    Except (i) as disclosed, reflected, accrued or reserved against in the financial statements (including all notes thereto) of the Company contained in the Company’s quarterly report on Form 10-Q for the period ended March 31, 2019; (ii) for liabilities or obligations incurred in the ordinary course of business since March 31, 2019; (iii) for liabilities or obligations which have been discharged or paid in full prior to the date of this Agreement, (iv) for liabilities or obligations incurred pursuant to the transactions contemplated by this Agreement and (v) for liabilities or obligations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither the Company nor any of its subsidiaries has any liabilities or obligations of a nature required by GAAP to be reflected in a consolidated balance sheet or disclosed in the notes thereto.

SECTION 3.8    Contracts.

(a)    Except (i) for this Agreement, (ii) for the Contracts filed no less than one Business Day prior to the date hereof as exhibits to the SEC Reports, (iii) for the Company Plans and (iv) as set forth in Section 3.8(a) of the Company Disclosure Letter, as of the date hereof, neither the Company nor any of its subsidiaries is party to or bound by any note, bond, mortgage, indenture, contract, agreement, lease, license or other similar instrument or obligation, in each case, whether written or oral, and any amendments or supplements thereto (each, a “Contract”) that:

(i)    contains covenants binding upon the Company or any of its subsidiaries that (A) prohibit, limit or restrict or purport to prohibit, limit or restrict the ability of the Company or any of its Affiliates to engage in any business or compete in any business or with any Person or operate in any geographic area, (B) contain “most favored nation” or “exclusivity” provisions, or (C) grant any right of first refusal or right of first offer with respect to the equity interests or substantially all of the assets of any Person in favor of any third Person, in each case, that are material to the Company and its subsidiaries, taken as a whole, other than restrictions (1) pursuant to “paper barriers”, as such term is generally understood in the railroad industry, that are applicable to the Company or any of its subsidiaries, or (2) that are part of the terms and conditions of any “requirements” or similar agreement under which the Company or any of its subsidiaries has agreed to procure goods or services exclusively from any Person;

(ii)    other than with respect to any partnership that is wholly owned by the Company or any of its subsidiaries, is a joint venture, partnership or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture;

(iii)    is an indenture, credit agreement, loan agreement, security agreement, guarantee, bond or similar Contract pursuant to which any indebtedness of the Company or any of its subsidiaries, in each case in excess of $10 million, is outstanding (or may be incurred) or secured, other than any such Contract between or among any of the Company and any of its wholly owned subsidiaries;

(iv)    prohibits the payment of dividends or distributions in respect of the capital stock of the Company or any of its subsidiaries or prohibits the pledging of the capital stock of the Company or any subsidiary of the Company;

(v)    has resulted in payments by the Company or any of its subsidiaries of more than $10 million in the aggregate for the prior fiscal year (other than Contracts subject to clause (iii) above);

(vi)    has resulted in payments to the Company or any of its subsidiaries of more than $10 million in the aggregate for the prior fiscal year;

(vii)    with respect to any acquisition or divestiture pursuant to which the Company or any of its subsidiaries has continuing “earn-out” or other contingent payment obligations, in each case, that would reasonably be expected to result in payments in excess of $5 million;

(viii)    contains any license, royalty, covenant not to sue, escrow, co-existence, concurrent use, consent to use or other right that relates to material Intellectual Property or material Systems (including any Contracts relating to the licensing of Intellectual Property used or owned by the Company and its subsidiaries), provided, however, that none of the following are required to be scheduled on Section 3.8(a)(viii) of the Company Disclosure Letter, but shall constitute Material Contracts for purposes of this Section 3.8 if they otherwise qualify: any “shrink wrap” or other standard end user license for uncustomized, commercially available off-the-shelf software used by the Company or any of its subsidiaries solely for its own internal use in the ordinary course of business with a replacement cost or annual license, maintenance or subscription fees of less than $10 million per year;

(ix)    is a collective bargaining agreement or similar agreement to which the Company or any of its subsidiaries is a party;

(x)    is a settlement, conciliation or similar Contract (A) which would require the Company or any of its subsidiaries to pay consideration of more than $2.5 million after the date of this Agreement or (B) that subjects the Company or any of its subsidiaries to any material ongoing requirements (other than payment requirements) or restrictions; and

(xi)    (A) is between the Company or any of its subsidiaries, on the one hand, and any director or officer of the Company or any of its subsidiaries or any Person beneficially owning 5% or more of the outstanding Shares, on the other hand, except for any Company Plan or (B) that would be required to be disclosed under Item 404 under Regulation S-K under the Securities Act.

Each Contract required to be set forth in Section 3.8(a) of the Company Disclosure Letter or filed (or which is required to be filed) as an exhibit to the SEC Reports as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act (in each case, excluding any Company Plan) is referred to herein as a “Material Contract”.

(b)    Each of the Material Contracts is valid and binding on the Company and each of its subsidiaries party thereto and, to the knowledge of the Company, each other party thereto, and is in full force and effect and enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception, except (i) to the extent that any Material Contract expires in accordance with its terms, and (ii) for such failures to be valid and binding or to be in full force and effect that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, as the date hereof (x) neither the Company nor, to the knowledge of the Company, any of its subsidiaries has received written notice from any other party to a Material Contract that such other party intends to terminate, not renew, or renegotiate the terms of any such Material Contract and (y) there is no breach or default under any Material Contract by the Company or any of its subsidiaries and no event or condition has occurred that with or without the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or any of its subsidiaries or, to the knowledge of the Company, any other party thereto. The Company has made available to Parent prior to the execution of this Agreement a true and complete copy of each Material Contract.

SECTION 3.9    Absence of Certain Changes or Events. (a) Since March 31, 2019 through the date of this Agreement, except as contemplated by this Agreement, the Company and its subsidiaries (i) have conducted their respective businesses in the ordinary course of business and (ii) have not taken any action that, if taken after the date hereof, would require the consent of Parent pursuant to the terms of Section 5.1(b)(i), (iii), (v), (vii), (viii), (xii), (xiii), (xvii) or (xviii) hereof and (b) since December 31, 2018 there has not occurred any event, development, change, effect, fact, condition or occurrence that would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect or prevent or materially delay the consummation by the Company of the transactions contemplated by this Agreement.

SECTION 3.10    Absence of Litigation. As of the date of this Agreement, there are no suits, claims, actions, proceedings, or arbitrations (each, an “Action”) pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or any of their respective assets or properties, other than any such Action that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect or prevent or materially delay the consummation by the Company of the transactions contemplated by this Agreement. As of the date of this Agreement, neither the Company nor any of its subsidiaries or any of their respective properties or assets is or are subject to any order, writ, judgment, injunction, decree or award except for those that would not reasonably be expected, individually or in the aggregate, (a) to have a Material Adverse Effect or (b) to prevent or materially delay the consummation by the Company of the transactions contemplated by this Agreement.

SECTION 3.11    Employee Benefit Plans.

(a)    Section 3.11(a) of the Company Disclosure Letter contains a true and complete list, as of the date of this Agreement, of each material “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), and each other material employee benefit plan, policy, program or arrangement providing compensation or benefits to any current or former officer, employee or director or consultant (who is a natural person) (collectively, the “Company Employees”), including bonus plans, employment, severance, fringe benefits, change in control, incentive equity or equity-based compensation, or deferred compensation arrangements, in each case, contributed to, sponsored or maintained by the Company or any of its subsidiaries, or pursuant to which the Company or any of its subsidiaries has an obligation to contribute or otherwise has any liability, other than a plan, policy, program, or arrangement which is required to be maintained by applicable Law (such plans, programs, policies, agreements and arrangements, collectively “Company Plans”); provided, however, that Section 3.11(a) of the Disclosure Schedule shall not contain disclosure of (i) any Company Plan that has immaterial liability, (ii) any Contract entered into with a non-US employee that is substantially consistent with a form employment agreement maintained by the Company or one of its subsidiaries, as of the date of this Agreement for the benefit of any current, former or retired employee of the Company or any of its subsidiaries and which form agreement has been made available to Parent or (iii) any Company Plan that relates solely to a consultant who is a natural person who earns annual compensation of less than $200,000.

(b)    With respect to each Company Plan set forth on Section 3.11(a) of the Company Disclosure Letter, the Company has made available to Parent a true and complete copy thereof to the extent in writing and, to the extent applicable, (i) any related trust agreement or other funding instrument, (ii) the most recent determination letter, if any, received from the Internal Revenue Service (the “IRS”), (iii) the most recent summary plan description for each Company Plan for which such summary plan description is required, and (iv) for the most recent fiscal year (A) the Form 5500 and attached schedules, (B) audited financial statements, (C) actuarial valuation reports, if any and (D) all material correspondence to or from the IRS, the United States Department of Labor, the Pension Benefit Guaranty Corporation or any other Governmental Entity with respect to any Company Plan.

(c)    Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) each Company Plan has been established and administered in accordance with its terms and in compliance with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the “Code”), and other applicable Laws, rules and regulations, (ii) there has been no “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) or any breach of fiduciary duty as determined under ERISA) with respect to any Company Plan and (iii) with respect to each Company Plan, as of the date of this Agreement, no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of the Company, threatened. Each Company Plan which is intended to be qualified under Section 401(a) of the Code has received a determination letter to that effect from the IRS and, to the knowledge of the Company, no circumstances exist which would reasonably be expected to materially adversely affect such qualification.

(d)    All non-U.S. Company Plans comply in all respects with applicable local Law, and all such plans that are intended to be funded and/or book-reserved are funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions.

(e)    Except as set forth in Section 3.11(e) of the Company Disclosure Letter, no Company Plan provides for post-employment or retiree health benefits or life insurance, except to the extent required by Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code, or similar Laws.

(f)    Except as set forth in Section 3.11(f) of the Company Disclosure Letter, no Company Plan is a plan that is subject to Section 302 of Title IV of ERISA or Section 412 of the Code. No Company Plan is (i) a “multiple employer plan” (within the meaning of the Code or ERISA), (ii) a “multiple employer welfare arrangement” (within the meaning of Section 3(40) of ERISA) or (iii) a “funded welfare plan” within the meaning of Section 419 of the Code. (A) No Company Plan covered by Title IV of ERISA has been terminated and no proceedings have been instituted to terminate or appoint a trustee under Title IV of ERISA to administer any such plan and (B) no Company Plan (other than any subject to Section 412 of the Code or Section 302 of ERISA) has failed to satisfy the minimum funding standard within the meaning of Section 412 of the Code or Section 302 of ERISA or obtained a waiver of any minimum funding standard or an extension of any amortization period under Section 412 of the Code or Section 302 or 304 of ERISA.

(g)    Except as set forth in Section 3.11(g) of the Company Disclosure Letter, no Company Plan exists that as a result of the consummation of the transactions contemplated by this Agreement would, either alone or in combination with another event, (i) accelerate the time of payment, vesting, or funding, or increase the amount of compensation, severance or benefit due to any Company Employee, (ii) directly or indirectly cause the Company to transfer or set aside any assets to fund any material benefits under any Company Plan, (iii) limit or restrict the right to merge, materially amend, terminate or transfer the assets of any Company Plan on or following the Effective Time, (iv) require a “gross-up,” indemnification for or payment to any individual for any Taxes imposed under Section 409A or Section 4999 of the Code or (v) result in any payments or benefits which would not reasonably be expected to be deductible under Section 280G of the Code.

(h)    Without limiting the generality of Section 3.11(c), the Pensions Regulator has not issued to the Company or any of its subsidiaries a Financial Support Direction, a Contribution Notice or a warning notice in respect of the potential issue of a Financial Support Direction or Contribution Notice and, to the knowledge of the Company, there is no valid basis for the issuance of a Financial Support Direction or Contribution Notice with respect to the UK Plan. Other than the UK Plan, neither the Company nor any of its subsidiaries is, or has at any time in the six years prior to the Closing Date been, an employer (for the purposes of Section 38 or Sections 43 – 51 of the United Kingdom Pensions Act 2004) of any UK registered occupational pension scheme which is not a money purchase pension scheme (both terms as defined in the Pensions Scheme Act 1993) or “connected” with or an “associate” of (as those terms are used in Section 38 or Sections 43 – 51 of the United Kingdom Pensions Act 2004) such an employer.

SECTION 3.12    Labor and Employment Matters.

(a)    Except as set forth in Section 3.12(a) of the Company Disclosure Letter, neither the Company nor any subsidiary is a party to any collective bargaining agreement or similar agreement with any labor organization or other representative of any Company Employees, nor is any such agreement being (or required to be) negotiated by the Company as of the date hereof. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and its subsidiaries are in compliance with any collective bargaining or similar agreements with any labor organization or other representative of any Company Employees to which the Company or its subsidiaries is a party or as to which the Company or its subsidiaries is otherwise subject or bound. As of the date hereof, there are no, and since the Applicable Date there have been no, material strikes, work stoppages, slowdowns, lockouts or similar material labor disputes pending or, to the knowledge of the Company, threatened in writing against the Company or any of its subsidiaries. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there are no (i) unfair labor practice complaints or charges pending against the Company or any subsidiary before the National Labor Relations Board or any other labor relations tribunal or authority, (ii) claims or complaints before the National Mediation Board or any court or any other labor relations tribunal or authority alleging any violation of the Railway Labor Act or any collective bargaining agreement, (iii) to the knowledge of the Company, union organizing efforts regarding any Company Employees, or (iv) liabilities or obligations under the WARN Act that remain unsatisfied. As of the date of this Agreement, there are no pending or, to the knowledge of the Company, threatened and, since the Applicable Date, there have been no, charges, complaints, grievances, arbitrations, audits, investigations of which the Company has been notified in writing, actions or proceedings relating to employees or employment practices, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)    Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and each of its subsidiaries are in compliance in all respects with all applicable Laws respecting labor, employment, fair employment practices (including equal employment opportunity Laws), wages and hours, hours of service, terms and conditions of employment, employee leasing, classification of employees as exempt or non-exempt from overtime pay requirements and the proper classification of individuals as non-employee contractors or consultants, workers’ compensation, occupational safety and health and immigration.

(c)    For purposes of this Agreement:

(i)    “WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988 or any similar state or local Law.

SECTION 3.13    Insurance. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) all insurance policies (including any self-insurance or “fronting” insurance programs maintained by the Company) of the Company and its subsidiaries are in full force and effect and provide insurance in such amounts and against such risks as is sufficient to comply with applicable Law and as is customary in the industries in which the Company and its subsidiaries operate, (b) all premiums due with respect to such insurance policies have been paid in accordance with the terms thereof and (c) other than in connection with ordinary course renewals, the Company has not received any written notice of termination, cancellation or non-renewal with respect to any such policy, nor, to the knowledge of the Company, are any of the foregoing threatened.

SECTION 3.14    Properties. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company or a subsidiary of the Company owns and has good and valid title to, or has a good and valid leasehold, easement, right of way, trackage rights, license or other interest in, or otherwise has a valid right of possession, use or access to, all items of real and personal property of the Company and its subsidiaries, in each case, free and clear of all liens, encumbrances, claims, security interests, options, defects, imperfections of title and other similar restrictions and limitations (“Liens”) (except in all cases for (A) statutory liens securing payments not yet due, (B) such imperfections or irregularities of title, Liens, charges, easements, covenants and other restrictions or encumbrances as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties as currently conducted, (C) easements, rights of way or other similar matters or restrictions or exclusions which are matters of public record or which would be shown by a current title report or other similar report and any condition or other matter that would be shown or disclosed by a current and accurate survey, railroad valuation map or physical inspection of the real property, (D) encumbrances affecting the interest of the grantor of any easements benefitting any real property which were not granted by or consented to by the Company or any of its subsidiaries, (E) encumbrances for current Taxes or other governmental charges not yet due and payable or for Taxes that are being contested in good faith by appropriate proceeding and for which adequate reserves have been established in accordance with GAAP, (F) pledges or deposits made in the ordinary course of business to secure obligations under workers’ compensation, unemployment insurance, social security, retirement and similar Laws or similar legislation or to secure public or statutory obligations, (G) Liens granted in connection with Contracts entered into in the ordinary course of business pursuant to which a Governmental Entity will pay for a certain portion of a capital project associated with a railroad located in that Governmental Entity’s jurisdiction, (H) mechanics’, carriers’, workmen’s, repairmen’s or other like encumbrances arising or incurred in the ordinary course of business for amounts not yet past due or for such encumbrances that are being contested in good faith by appropriate proceeding and for which adequate reserves have been established and (I) mortgages, or deeds of trust, security interests or other Liens or encumbrances on title related to indebtedness reflected on the consolidated financial statements of the Company) (items in clauses (A) through (I) referred to herein as “Permitted Liens”); provided that no representation is made under this Section 3.14 with respect to any Intellectual Property.

SECTION 3.15    Tax Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(a)    The Company and each of its subsidiaries (A) have timely filed (taking into account any extension of time within which to file) all Tax Returns (as defined below) required to be filed by any of them and all such filed Tax Returns are complete and accurate in all respects, (B) have paid all Taxes (as defined below) whether or not shown as due on such filed Tax Returns and (C) have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(b)    No Tax audits, examinations, investigations or other proceedings with respect to the Company or any of its subsidiaries are currently ongoing, pending or otherwise threatened in writing.

(c)    Neither the Company nor any of its subsidiaries has been included in any “consolidated,” “unitary” or “combined” Tax Return provided for under the Laws of the United States with respect to Taxes for any taxable period for which the statute of limitations has not expired (other than a group the common parent of which is the Company).

(d)    There are no Liens for Taxes on any of the assets of the Company other than Liens described in clause (F) of the definition of Permitted Liens.

(e)    Neither the Company nor any of its subsidiaries has participated in any “listed transactions” within the meaning of Treasury Regulations Section 1.6011-4.

(f)    Neither the Company nor any of its subsidiaries (A) has any liability for the Taxes of any Person (other than the Company or its subsidiaries) under Treasury Regulations Section 1.1502-6 or any similar provision of state, local or foreign Law, (B) is a party to or bound by any Tax sharing agreement, Tax allocation agreement or Tax indemnity agreement (other than any other commercial agreements or contracts not primarily related to Tax or any agreement among or between only the Company and/or any of its subsidiaries) or (C) has been either a “distributing corporation” or a “controlled corporation” in a transaction intended to be governed by Section 355 of the Code in the two-year period ending on the date of this Agreement.

(g)    Neither the Company nor any of its subsidiaries will be required to include any amounts in income, or exclude any item of deduction, for any taxable period (or portion thereof) ending after the Closing Date as a result of any of the following that occurred or existed on or prior to the Closing Date: (i) a “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), (ii) an installment sale or open transaction, (iii) a prepaid amount, (iv) an intercompany item under Treasury Regulations Section 1.1502-13 or an excess loss account under Treasury Regulations Section 1.1502-19 or (v) change in the accounting method of the Company or any of its subsidiaries.

(h)    No written claim has been made by a Governmental Entity in a jurisdiction where the Company or any of its subsidiaries does not file Tax Returns such that it is or may be subject to taxation by, or required to file any Tax Return in, that jurisdiction.

(i)    For purposes of this Agreement, the following terms shall have the meanings assigned below:

(i)    “Taxes” means all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, license, production, value added, occupancy and other taxes, duties, charges, fees, levies or other like assessments of any nature whatsoever imposed by any Governmental Entity, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions; and

(ii)    “Tax Return” means all returns, declarations and reports (including any attached schedules) prepared, filed or required to be filed with a Tax authority, including any information return, claim for refund, amended return or declaration of estimated Tax.

SECTION 3.16    Proxy Statement. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the proxy statement to be sent to the stockholders of the Company in connection with the Stockholders Meeting (such proxy statement, as amended or supplemented, the “Proxy Statement”) will, on the date it (and any amendment or supplement thereto) is first filed with the SEC, or at the time it is first mailed to the stockholders of the Company or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. The Proxy Statement will, at the time of the Stockholders Meeting, comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any statement made in the Proxy Statement based on information supplied by or on behalf of Parent or Merger Sub or any of their respective Representatives which is contained or incorporated by reference in the Proxy Statement.

SECTION 3.17    Intellectual Property; Security. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(a)    the Company and its subsidiaries exclusively own all right, title, and interest in and all Owned Intellectual Property, free and clear of all Liens except Permitted Liens, and have the valid right to use all other Intellectual Property and Systems used in or necessary for the operation of their businesses, and none of the foregoing will be adversely impacted by (or will require the payment or grant of additional amounts or consideration as a direct result of) the execution, delivery or performance of any of this Agreement or any of the Transaction Documents or the consummation of the Merger and the other transactions contemplated hereby or thereby;

(b)    a true and complete list of all the registrations and applications for any Owned IP are set forth on Section 3.17(a) of the Company Disclosure Letter and all such registrations and applications are subsisting, unexpired, and to the knowledge of the Company, valid and enforceable;

(c)    (i) the Company and its subsidiaries and the current conduct of their businesses by the Company and its subsidiaries do not infringe, misappropriate, dilute or otherwise violate (“Infringe”) the Intellectual Property rights of any third party (and have not in the past six years); (ii) to the knowledge of the Company, the material Intellectual Property of the Company and its subsidiaries is not being Infringed by any third party; and (iii) there are no Actions pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, alleging any Infringement described in clause (i); and

(d)    the Company and its subsidiaries take reasonable efforts to protect and maintain (i) the secrecy of all of their material trade secrets (including source code for any Proprietary Software), personal data and sensitive and proprietary business information; (ii) the integrity, continuous operation and security of their material software, networks and other Company Systems and there have been no breaches, outages or violations of same (except for those that were reasonably resolved without material cost, liability or the duty to notify any Person); (iii) and the Company Systems are sufficient for the operation of the Company’s and its subsidiaries’ businesses as currently conducted; and (iv) the Company and its subsidiaries have implemented commercially reasonable backup, anti-virus, malware protection, sever patch, intrusion detection, disaster recovery technology, policies and procedures and other security and incident detection and response measures, in each case, consistent with and to the extent customary in the industries in which the Company and its subsidiaries operate.

(e)    For purposes of this Agreement, the following terms shall have the meanings assigned below:

(i)    “Company Systems” means all material software, networks, and Systems of or owned, leased, licensed, used or held for use by the Company or any of its subsidiaries.

(ii)    “Intellectual Property” means any or all rights, title and interest in and to intellectual property throughout the world, including: (A) (1) patents, inventions, processes and methods; (2) copyrights, works of authorship, designs, software, data, databases, data collections and compilations, and moral, economic, or similar rights of authors; (3) trademarks, service marks, domain names, trade names, corporate names, logos, social media identifiers, trade dress, and other source identifiers, and all goodwill of the business symbolized thereby; (4) know-how, technology, and trade secrets; (5) all other similar intellectual or proprietary rights, and (B) any and all registrations, applications, divisions, continuations, continuations-in-part, re-examinations, re-issues, divisions, renewals, extensions, recordations, and foreign counterparts of or related to any of the foregoing in clause (i).

(iii)    “Owned Intellectual Property” or “Owned IP” means any or all Intellectual Property (including proprietary software) owned (or purported to be owned), in whole or in part, by the Company or any of its subsidiaries, and includes the following proprietary software: Consolidated Reporting System, Real Estate Management System, CRS Adjustments, GWI Utilities, GWI Web Tools, Customer Data Integration, Standard Job Roles, Junction Settlement, and GWI Tools.

(iv)     “Systems” means any and all software, firmware, hardware, servers, systems, sites, circuits, networks, data communications lines, routers, hubs, switches, interfaces, networks, peripherals, websites, platforms, and other computer, information technology, data processing, information, record keeping, communications, or telecommunications assets, systems or equipment, including any outsourced systems and processes, and other similar or related items of automated, computerized, or software systems.

SECTION 3.18 Environmental Matters.

(a)    Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) neither the Company nor any of its subsidiaries is in violation of any applicable

Environmental Law; (ii) each of the Company and its subsidiaries has all Licenses under any applicable Environmental Laws for the operation of its respective businesses as currently conducted, and is in compliance with the requirements of such Licenses; (iii) neither the Company nor any of its subsidiaries has received written notice of any pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, notices of noncompliance or violation, investigations or proceedings regarding any Environmental Law against the Company or any of its subsidiaries; and (iv) to the knowledge of the Company, no events have occurred and no circumstances exist at any past or present real property owned or leased by the Company or any of its subsidiaries that has resulted, or would reasonably be expected to result, in (A) an order from any Governmental Entity for the investigation or remediation of Hazardous Materials, or (B) an action, suit or proceeding by any private party or Governmental Entity under any applicable Environmental Laws, in either case (A) or (B) against the Company or any of its subsidiaries.

(b)    For purposes of this Agreement, the following terms shall have the meanings assigned below:

(i)    “Environmental Laws” shall mean Laws regarding pollution or protection of the environment, including those relating to the release or threatened release of Hazardous Materials or to the distribution, use, treatment, storage, disposal, transport or handling of, or exposure to, Hazardous Materials.

(ii)    “Hazardous Materials” shall mean any substance defined or regulated as a hazardous or toxic substance, material or waste or as a pollutant or contaminant, or words of similar meaning, by any applicable Environmental Law.

SECTION 3.19    Opinions of Financial Advisors. Each of BofA Securities, Inc. and Morgan Stanley & Co. LLC (each, a “Financial Advisor”) has delivered to the Board of Directors of the Company its written opinion (or oral opinion to be confirmed in writing), dated as of the date of this Agreement, that, as of such date, the Per Share Merger Consideration to be paid to the holders of Common Stock (other than the Cancelled Shares and the Dissenting Shares) pursuant to this Agreement is fair from a financial point of view to such holders. The Company shall forward to Parent, solely for informational purposes, a written copy of such opinion promptly following receipt thereof by the Board of Directors of the Company.

SECTION 3.20    Brokers. No broker, finder or investment banker (other than the Financial Advisors) is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company or any of its subsidiaries. The Company has heretofore made available to Parent true and complete copies of the Company’s engagement letters with each of the Financial Advisors (except for redactions with respect to matters for which the Company will not have any liability following the Effective Time).

SECTION 3.21    Takeover Statutes. Assuming the accuracy of the representations and warranties contained in Section 4.10, no “fair price”, “moratorium”, “control share acquisition”, “business combination” or other similar antitakeover statute or regulation enacted under state or federal Laws in the United States applicable to the Company, or any anti-takeover provision in the Certificate of Incorporation or Bylaws, is applicable to this Agreement or the transactions contemplated hereby, including the Merger.

SECTION 3.22    No Other Representations or Warranties. Except for the representations and warranties contained in this Article III, neither the Company nor any other Person on behalf of the Company makes any other express or implied representation or warranty with respect to the Company or with respect to any other information provided to Parent or Merger Sub. Neither the Company nor any other Person will have or be subject to any liability to Parent, Merger Sub or any other Person resulting from the distribution to Parent or Merger Sub, or Parent’s or Merger Sub’s use of, any such information, including any information, documents, projections, forecasts or other material made available to Parent or Merger Sub or their Representatives in certain “data rooms” or management presentations in expectation of the transactions contemplated by this Agreement, unless and to the extent such information is expressly included in a representation or warranty contained in this Article III.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF

PARENT AND MERGER SUB

Parent and Merger Sub each hereby represents and warrants to the Company that, except as set forth on the corresponding sections or subsections of the disclosure letter delivered to the Company by Parent and Merger Sub concurrently with entering into this Agreement (the “Parent Disclosure Letter”), it being acknowledged and agreed that disclosure of any item in any section or subsection of the Parent Disclosure Letter shall also be deemed disclosure with respect to any other section or subsection of this Agreement to the extent which the relevance of such item is reasonably apparent on its face:

SECTION 4.1    Organization. Each of Parent and Merger Sub is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and, to the extent such concept is applicable, is in good standing, as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or, to the extent such concept is applicable, in such good standing, would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect (as defined below). Parent has made available to the Company prior to the date of this Agreement a complete and correct copy of the certificate of formation and limited liability company agreement of Parent and the certificate of incorporation and bylaws of Merger Sub, each as amended to the date of this Agreement, and each as so delivered is in full force and effect.

SECTION 4.2    Authority. Each of Parent and Merger Sub has all requisite corporate power and authority, and has taken all corporate or other action necessary, in order to execute, deliver and perform its obligations under, this Agreement, and to consummate the Merger and the other transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate or similar action by the Boards of Directors of Parent and Merger Sub and, immediately following the execution of this Agreement, Parent will approve and adopt this Agreement and the transactions contemplated hereby, including the Merger, in its capacity as sole stockholder of Merger Sub, and no other corporate proceedings or stockholder or similar action on the part of Parent or Merger Sub or any of their Affiliates are necessary to authorize this Agreement, to perform their respective obligations hereunder, or to consummate the transactions contemplated hereby (other than the filing with the Secretary of State of the State of Delaware of the Certificate of Merger as required by the DGCL). This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery hereof by the Company, is a valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

SECTION 4.3    No Conflict; Required Filings and Consents.

(a)    The execution, delivery and performance of this Agreement by Parent and Merger Sub do not, and the consummation of the Merger and the other transactions contemplated hereby will not (i) breach, violate or conflict with the certificate of incorporation, bylaws or other governing documents of Parent, the certificate of incorporation or bylaws of Merger Sub or the comparable governing instruments of any of their respective subsidiaries, (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i) through (v) of subsection (b) below have been obtained, and all filings described in such clauses have been made, conflict with, breach or violate any Law applicable to Parent or Merger Sub or by which either of them or any of their respective properties are bound or (iii) result in any breach or violation of or constitute a default (or an event which with or without notice or lapse of time or both would become a default), require a consent or result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, or result in the creation of a Lien (except a Permitted Lien) on any of the material assets of Parent or Merger Sub pursuant to, any Contracts to which Parent or Merger Sub, or any subsidiary thereof, is a party or by which Parent or Merger Sub or any of their subsidiaries or its or their respective assets or properties are bound (including any Contract to which a subsidiary of Parent or Merger Sub is a party), except, in the case of clauses (ii) and (iii), for any such conflict, violation, breach, default, loss, right or other occurrence which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b)    The execution, delivery and performance of this Agreement by each of Parent and Merger Sub and the consummation of the Merger and the other transactions contemplated hereby by each of Parent and Merger Sub do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Entity, except for (i) the applicable requirements, if any, of the Exchange Act and the rules and regulations promulgated thereunder and state securities, takeover and “blue sky” laws, (ii) the applicable filings and approvals under any applicable Antitrust Law, including with the STB under the ICCTA, (iii) compliance with the applicable requirements of the New York Stock Exchange, (iv) the filing with the Secretary of State of the State of Delaware of the Certificate of Merger as required by the DGCL, (v) the submission of the Joint Notice pursuant to the DPA, (vi) any consent, approval, authorization, permit, action, filing or notification described on Section 3.5(b) of the Company Disclosure Letter and (vii) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

SECTION 4.4    Absence of Litigation. As of the date of this Agreement, there are no Actions pending or, to the knowledge of Parent, threatened against Parent or Merger Sub or any of their respective subsidiaries, other than any such Action that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Neither Parent nor any of its subsidiaries nor any of their respective material properties or assets is or are subject to any order, writ, judgment, injunction, decree or award, except for those that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

SECTION 4.5    Operations and Ownership of Merger Sub. The authorized capital stock of Merger Sub consists solely of 3,000 shares of common stock, par value $0.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at and immediately prior to the Effective Time will be, owned by Parent. Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby and prior to the Effective Time will have engaged in no other business activities and will have no assets, liabilities or obligations of any nature other than (i) as expressly contemplated herein or in any other Transaction Document and (ii) liabilities and obligations incidental to its formation and the maintenance of its existence.

SECTION 4.6    Proxy Statement. None of the information supplied or to be supplied by or on behalf of each of Parent and Merger Sub for inclusion or incorporation by reference in the Proxy Statement will, on the date it (and any amendment or supplement thereto) is first filed with the SEC, or at the time it is first mailed to the stockholders of the Company or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, Parent and Merger Sub make no representation or warranty with respect to any statement made in the Proxy Statement based on information supplied by the Company or any of its Representatives which is contained or incorporated by reference in the Proxy Statement.

SECTION 4.7    Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission for which the Company will be liable in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Parent or Merger Sub.

SECTION 4.8    Financing. Parent has delivered to the Company true, complete and correct copies of (a) the executed commitment letter, dated as of the date hereof, between Parent and the financial institutions party thereto (including all exhibits, schedules, and annexes thereto, and the executed fee letter associated therewith and referenced therein (except that the fee letter is subject to redactions further described below), as may be amended or modified in accordance with the terms hereof, collectively, the “Debt Financing Commitments”), pursuant to which the lenders thereto have committed, subject to the terms and conditions set forth therein, to lend the amounts set forth therein (the “Debt Financing”) for the purposes of funding the transactions contemplated by this Agreement, and related fees and expenses and the refinancing of certain outstanding indebtedness of the Company and (b) the executed commitment letters, dated as of the date hereof, from each Guarantor (including all exhibits, schedules and annexes thereto, the “Equity Financing Commitment”, and, together with the Debt Financing Commitments, the “Financing Commitments”), pursuant to which each Guarantor has committed, subject to the terms and conditions set forth therein, to invest the cash amounts set forth therein (the “Equity Financing”, and, together with the Debt Financing, the “Financing”). The Equity Financing Commitment provides that the Company is a third-party beneficiary thereof, subject to the terms and conditions set forth therein and herein. None of the Financing Commitments has been amended or modified prior to the date of this Agreement, as of the date of this Agreement no such amendment or modification is contemplated (other than, for the avoidance of doubt, amendments to the Debt Financing Commitments solely to add lenders, lead arrangers, bookrunners, syndication agents or similar entities as parties thereto who had not executed the Debt Financing Commitments as of the date hereof), and as of the date of this Agreement the respective commitments contained in the Financing Commitments have not been withdrawn or rescinded in any respect. Except for fee letters (complete copies of which have been provided to the Company, with only fee amounts, “market flex” (other than any structure flex) and other economic terms redacted), as of the date hereof there are no side letters or Contracts to which Parent or Merger Sub is a party related to the funding or investing, as applicable, of the Financing or the transactions contemplated hereby other than as expressly set forth in the Financing Commitments delivered to the Company on or prior to the date hereof and except for any agreements among the Guarantors which do not affect the availability of the Equity Financing. Parent has fully paid any and all commitment fees or other fees in connection with the Financing Commitments that are payable on or prior to the date hereof and Parent will, directly or indirectly, continue to pay in full any such amounts required to be paid as and when they become due and payable on or prior to the Closing Date; provided, that any payment due and payable on the Closing Date shall be funded contemporaneously with the Closing and subject to the satisfaction of the other funding conditions in respect of the Financing on the Closing Date. As of the date hereof, the Financing Commitments are in full force and effect with respect to, and are the legal, valid, binding and enforceable obligations of, Parent and Merger Sub, as the case may be, and, to the knowledge of Parent and Merger Sub, each of the other parties thereto. There are no conditions precedent or other contingencies related to the funding of the full amount of the Financing, other than as expressly set forth in the Financing Commitments delivered to the Company on or prior to the date hereof. As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would reasonably be expected to (i) constitute a default or breach on the part of Parent or Merger Sub or, to the knowledge of Parent or Merger Sub, any other party thereto under any of the Financing Commitments, (ii) constitute a failure to satisfy a condition precedent on the part of Parent or Merger Sub or any other party thereto under the Financing Commitments or (iii) result in any portion of the Financing Commitments being unavailable on the Closing Date. As of the date hereof, Parent has no reason to believe that any of the conditions to the Financing contemplated by the Financing Commitments applicable to it will not be satisfied or that the Financing will not be made available to Parent on the Closing Date. Assuming the Financing is funded in accordance with the Financing Commitments and the accuracy of the representations and warranties set forth in Section 3.3, Parent and Merger Sub will have on the Closing Date funds sufficient to (A) pay the aggregate Per Share Merger Consideration and the other payments under Article II, (B) pay any and all fees and expenses required to be paid by Parent, Merger Sub and the Surviving Corporation in connection with the Merger and the Financing, (C) pay for any refinancing of any outstanding indebtedness of the Company or its subsidiaries contemplated by this Agreement or the Financing Commitments and (D) satisfy all of the other payment obligations of Parent, Merger Sub and the Surviving Corporation contemplated hereunder. Each of Parent and Merger Sub affirms that it is not a condition to the Closing or any of its other obligations under this Agreement that Parent or Merger Sub obtain the Financing or any other financing for or related to any of the transactions contemplated hereby.

SECTION 4.9    Parent Guarantee. Parent has furnished the Company with a true, complete and correct copy of each Parent Guarantee. Each Parent Guarantee is in full force and effect and has not been amended or modified. Each Parent Guarantee is a (i) legal, valid and binding obligation of the applicable Guarantor and of each of the other parties thereto and (ii) enforceable in accordance with its respective terms against the applicable Guarantor and each of the other parties subject to the Bankruptcy and Equity Exception. There is no default under the Parent Guarantee by the applicable Guarantor, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the applicable Guarantor.

SECTION 4.10    Ownership of Shares. None of Parent, Merger Sub or any of their respective subsidiaries beneficially owns (as defined in Rule 13d-3 under the Exchange Act) any Shares or any securities that are convertible into or exchangeable or exercisable for Shares, or holds any rights to acquire or vote any Shares (other than pursuant to this Agreement).

SECTION 4.11    Vote/Approval Required. No vote or consent of the holders of any class or series of capital stock of Parent or any of its subsidiaries (other than Merger Sub) is necessary to approve this Agreement or the transactions contemplated hereby, including the Merger. The adoption of this Agreement by Parent as the sole stockholder of Merger Sub (which shall have occurred immediately following the execution of this Agreement) is the only vote or consent of the holders of any class or series of capital stock of Merger Sub necessary to approve this Agreement or the transactions contemplated hereby, including the Merger.

SECTION 4.12    Solvency. Assuming that (a) the conditions to the obligation of Parent and Merger Sub to consummate the Merger set forth in Sections 7.1 and 7.2 have been satisfied or waived, (b) the Required Information fairly presents the consolidated financial condition of the Company as at the end of the periods covered thereby and the consolidated results of earnings of the Company for the periods covered thereby, (c) the compliance by the Company with its obligations hereunder, (d) the representations and warranties of the Company in Article III are accurate and (e) the most recent projections, forecasts or estimates of the Company and its subsidiaries that have been provided to Parent have been prepared in good faith based on assumptions that were reasonable at such time, then immediately following the Effective Time and after giving effect to all of the transactions contemplated by this Agreement, including the Financing, the payment of the aggregate consideration to which the stockholders and other equity holders of the Company are entitled under Article II, funding of any obligations of the Surviving Corporation or its subsidiaries which become due or payable by the Surviving Corporation and its subsidiaries in connection with, or as a result of, the Merger and payment of all related fees and expenses, the Surviving Corporation and each of its subsidiaries, on a consolidated basis, will not: (i) be insolvent (either because its financial condition is such that the sum of its debts, including contingent and other liabilities, is greater than the fair market value of its assets or because the fair saleable value of its assets is less than the amount required to pay its probable liability on its existing debts, including contingent and other liabilities, as they mature); (ii) have unreasonably small capital for the operation of the businesses in which it is engaged or proposed to be engaged; or (iii) have incurred debts, or be expected to incur debts, including contingent and other liabilities, beyond its ability to pay them as they become due.

SECTION 4.13    Certain Arrangements. As of the date of this Agreement, none of Parent, Merger Sub or any of their respective subsidiaries or any other Person on behalf of Parent or Merger Sub or their respective subsidiaries has entered into any contract, commitment, agreement, instrument, obligation, arrangement, understanding or undertaking, whether written or oral, with any stockholder of the Company or any member of the Company’s management or directors that is related to the transactions contemplated by this Agreement or to the management of the Surviving Corporation following the Effective Time.

SECTION 4.14    No Other Information. Except for the representations and warranties contained in this Article IV, none of Parent, Merger Sub or any other Person on behalf of Parent or Merger Sub makes any other express or implied representation or warranty with respect to Parent or Merger Sub.

SECTION 4.15    Access to Information; Disclaimer. Parent and Merger Sub each acknowledges and agrees that it (a) has had an opportunity to discuss the business of the Company and its subsidiaries with the management of the Company, (b) has had reasonable access to (i) the books and records of the Company and its subsidiaries and (ii) the documents provided by the Company for purposes of the transactions contemplated by this Agreement, (c) has been afforded the opportunity to ask questions of and receive answers from officers of the Company and (d) has conducted its own independent investigation of the Company and its subsidiaries, their respective businesses and the transactions contemplated hereby, and has not relied on any representation, warranty or other statement by any Person on behalf of the Company or any of its subsidiaries, other than the representations and warranties of the Company expressly contained in Article III of this Agreement and that all other representations and warranties are specifically disclaimed. Without limiting the foregoing, each of Parent and Merger Sub further acknowledges and agrees that none of the Company or any of its stockholders, directors, officers, employees, Affiliates, advisors, agents or other Representatives has made any representation or warranty concerning any estimates, projections, forecasts, business plans or other forward-looking information regarding the Company, its subsidiaries or their respective businesses and operations. Each of Parent and Merger Sub hereby acknowledges that there are uncertainties inherent in attempting to develop such estimates, projections, forecasts, business plans and other forward-looking information with which Parent and Merger Sub are familiar, that Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, business plans and other forward-looking information furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, business plans and other forward-looking information), and that Parent and Merger Sub will have no claim against the Company or any of its stockholders, directors, officers, employees, Affiliates, advisors, agents or other Representatives with respect thereto.

ARTICLE V

CONDUCT OF BUSINESS PENDING THE MERGER

SECTION 5.1    Conduct of Business of the Company Pending the Merger. From the date of this Agreement until the earlier of the Effective Time and the valid termination of this Agreement in accordance with Article VIII, except as otherwise expressly required or permitted by this Agreement, as set forth in Section 5.1 of the Company Disclosure Letter, as required by applicable Laws or as Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed), (a) the Company shall use its commercially reasonable efforts to conduct the business of the Company and its subsidiaries in the ordinary and usual course of business and to preserve substantially intact its business organization and material business relationships with Governmental Entities, employees, customers, suppliers, creditors, lessors and other Persons with whom the Company or any of its subsidiaries has material business relations and to maintain its insurance coverage with respect to any material assets and (b) without limiting the foregoing, the Company shall not and shall cause each of its subsidiaries not to:

(i)    amend or otherwise change its Certificate of Incorporation or Bylaws or other applicable governing instruments;

(ii)    make any acquisition of (whether by merger, consolidation or acquisition of stock or substantially all of the assets), or make any investment in any interest in, any corporation, partnership or other business organization or material assets (which, for the avoidance of doubt, shall not include inventory or supplies) or division thereof, in each case, except for (A) purchases of inventory and supplies in the ordinary course of business consistent with past practice or pursuant to existing Contracts in effect as of the date hereof; (B) acquisitions or investments not to exceed $10 million in the aggregate (excluding, for the avoidance of doubt, any capital expenditures that are permitted under Section 5.1(b)(xix)), (C) any merger or consolidation of a wholly owned subsidiary of the Company with another wholly owned subsidiary of the Company as long as such merger or consolidation does not result in any material increase in Tax liabilities for the Company or any subsidiary of the Company (whether with respect to periods before the Closing or periods after the Closing) or (D) any acquisition made in accordance with the Company’s capital policy in effect as of the date of this Agreement and previously made available to Parent (the “Capital Policy”).

(iii)    issue, sell, grant, pledge, encumber or dispose of (or authorize the issuance, sale, grant, pledge, encumbrance or disposition of), any shares of capital stock, voting securities or other ownership interest, or any options, warrants, convertible securities or other rights of any kind to acquire or receive any shares of capital stock, any voting securities or other ownership interest (including stock appreciation rights, phantom stock or similar instruments), of the Company or any of its subsidiaries (except (a) for the issuance of Shares upon the exercise, vesting or settlement of Options, Stock Units and PSUs, (b) for any issuance, sale or disposition to the Company or a wholly-owned subsidiary of the Company by any subsidiary of the Company or (c) pursuant to the purchase of shares under the Stock Purchase Plan in accordance with Section 2.2(d));

(iv)    reclassify, combine, split, subdivide, redeem, purchase or otherwise acquire any shares of capital stock of the Company (except (a) for the acquisition of Shares tendered by directors or employees in connection with a cashless exercise of Options or in order to pay Taxes in connection with the exercise of Options or (b) for the settlement of any Stock Units and PSUs pursuant to the terms of the Company Stock Plan), or reclassify, combine, split or subdivide any capital stock or other ownership interests of any of the Company’s subsidiaries;

(v)    except to secure indebtedness and other obligations under the Company’s Credit Facility or Australia Credit Facility, create or incur any Lien on any material assets of the Company or its subsidiaries other than (i) Permitted Liens or (ii) Liens granted in connection with leases, sale-leaseback transaction and other financing arrangements entered in the ordinary course of business;

(vi)    sell, transfer or otherwise dispose of (whether by merger, consolidation or disposition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or otherwise sell, transfer, assign, license, covenant not to assert, abandon, allow to lapse, allow to expire, or dispose of any assets, rights or properties (including Intellectual Property) other than (A) sales, transfers, dispositions or licensing of equipment and/or inventory, in the ordinary course of business or pursuant to existing Contracts, (B) assignments of leases or sub-leases, in each case, in the ordinary course of business, (C) other sales, transfers, assignments, exclusive licenses, expirations or dispositions of assets, rights or properties to the Company or any wholly-owned subsidiary of the Company or of assets, rights or properties with a value of less than $25 million in the aggregate or (D) non-exclusive licenses of Owned Intellectual Property granted by the Company or any subsidiary to customers in the ordinary course of business;

(vii)    declare, set aside, establish a record date for, authorize, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its or its subsidiaries’ capital stock (except for any dividend or distribution by a subsidiary of the Company to the Company or any wholly-owned subsidiary of the Company);

(viii)    except for borrowings under the Company’s Credit Facility or Australia Credit Facility incurred in the ordinary course of business for working capital purposes, including amounts incurred to make payments in connection with the Interline Settlement System, and except for intercompany loans between the Company and any of its wholly-owned subsidiaries or between any wholly-owned subsidiaries of the Company, (A) incur indebtedness for borrowed money, or issue any bonds, debentures, notes or similar instruments, (B) assume, guarantee or endorse the obligations of any Person or enter into any “keep well” or other agreement to maintain any financial condition of another Person (other than a wholly owned subsidiary of the Company), (C) pre-pay any indebtedness for borrowed money if such prepayment would give rise to a “make whole” or breakage cost or modify in any material respect or change the material terms or extend the maturity of, any indebtedness, or (D) make loans, advances, or capital contributions to any Person (other than a wholly owned subsidiary of the Company), other than (1) letters of credit issued in the ordinary course of business, (2) guarantees by the Company of indebtedness of wholly-owned subsidiaries of the Company, (3) performance bonds not to exceed $10 million in the aggregate or (4) any indebtedness or other obligation incurred for acquisitions, investments or capital expenditures made in accordance with the Capital Policy;

(ix)    except as required by the terms of any Company Plan or to the extent changes have already been approved in the annual budget passed by the Board for 2019, (A) increase the compensation or benefits of any

Company Employees (except for increases in the ordinary course of business consistent with past practice with respect to Company Employees who are not directors or executive officers, including pursuant to the Company’s regular merit review process, including any ordinary course new hires or promotions, in each case, that do not exceed 10% in the aggregate), (B) grant any severance or termination pay to any Company Employee not provided for under any Company Plan (except in the ordinary course of business or as required by applicable Law), (C) establish, adopt, enter into, amend or terminate any equity plan or equity-based plan or any employment, consulting or severance agreement or arrangement or (to the extent resulting in a material increase in cost to the Company) any pension, retirement, profit-sharing, or welfare benefit agreement or arrangement, in each case, with any of its present or former directors, officers, other employees or consultants who are natural persons, except for offers of employment or promotions in the ordinary course of business or in connection with a hiring of replacements with an annual base compensation that does not exceed, or is not expected to exceed, $200,000, (D) hire or terminate (other than for cause) any employee or consultant (who is a natural person), other than the hiring of replacements on substantially similar terms or the hiring or termination of individuals with an annual base compensation that does not exceed, or is not expected to exceed, $200,000, (E) grant any equity or equity-based awards, (F) loan or advance any money or any other property to any present or former director, officer, employee or consultant (who is a natural person) of the Company or any subsidiary, (G) take any action to accelerate the vesting, funding or payment of, or lapsing of restrictions with respect to, any equity-based compensation or other long-term incentive compensation under any Company Plan or (H) allow for the commencement of any new enrollment for offering periods under the Stock Purchase Plan;

(x)    with respect to the UK Plan, (A) agree to any changes to future funding arrangements, (B) take any action that may lead to a material increase in contributions, (C) take or permit any action that would require notification to the Pensions Regulator under Section 69 or Section 70 of the United Kingdom Pensions Act 2004, (D) take any action that would cause the plan to commence winding up, (E) accept any transfer of liabilities, (F) take any action or omit to take any action which would reasonably be expected to lead to the issuance of a Financial Support Direction or Contribution Notice, or (G) knowingly give cause to the current advisors or the trustees of the plan to report any wrongdoing or irregularity to the Pensions Regulator;

(xi)    enter into, adopt, amend or terminate or agree to any collective bargaining agreement or similar agreement with any labor organization, in each case, except (A) to the extent required by applicable Law or (B) for the entry into, adoption of, amendment of, termination of or agreement in respect of any collective bargaining agreement that is currently under negotiation, as disclosed on Schedule 3.12 of the Disclosure Letter, or is required to be under negotiation, in the ordinary course of business on terms that, in each case, are not materially less favorable to the Company and its subsidiaries in the aggregate compared to any collective bargaining agreement in existence as of the date hereof;

(xii)    implement any employee layoffs or plant closings that would reasonably be expected to trigger notification requirements pursuant to the WARN Act;

(xiii)    make any material change in any accounting principles, methods or practices, except as may be required to conform to changes in statutory or regulatory accounting rules, applicable Law or GAAP or regulatory requirements with respect thereto;

(xiv)    other than as required by applicable Law or GAAP, (A) make any material change to any method of Tax accounting, (B) make, revoke or change any material Tax election, (C) surrender any claim for a refund of material Taxes, (D) enter into any closing agreement with respect to any material Taxes, (E) amend any material income Tax Return, (F) settle or compromise any material Tax liability, (G) seek any material Tax ruling from any Tax authority or (H) consent to any extension or waiver of the limitation period applicable to any material Taxes;

(xv)    other than any Transaction Litigation, settle or compromise any litigation, other than settlements or compromises of litigation (A) where the amount paid (net of insurance proceeds receivable) does not exceed

(1) $7.5 million or, if greater, does not exceed the total amount reserved for such matter in the Company’s financial statements included in the SEC Reports or (2) $15 million in the aggregate, and (B) that does not include any admission of wrongdoing or criminal act and that provides for a general release of all claims against the Company and its Affiliates; provided that no settlement or compromise of any litigation may impose restrictions in any material respect on the operations or business of the Company or its subsidiaries as conducted on the date hereof;

(xvi)    other than in the ordinary course of business, (A) modify, amend, renew, extend or waive or grant any release of any rights under any Material Contract, other than in the ordinary course of business on terms that are not adverse in any material respect to the Company and its subsidiaries, taken as a whole, or cancel or terminate, in whole or in part, any Material Contract or (B) enter into any Contract that would have been a Material Contract under one of clauses (ii), (iii), (iv), (v), (vi), (vii), (x)(B) or (xi) of Section 3.8(a) if it had existed on the date hereof other than any Contract to entered in connection with the taking of any action permitted by the other clauses of this Section 5.1(b);

(xvii)    enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries or enter into a new line of business;

(xviii)    adopt a rights plan, “poison pill” or similar agreement that is, or at the Effective Time will be, applicable to this Agreement or the Merger;

(xix)    make capital expenditures except in accordance with the Capital Policy and in an aggregate amount not to exceed (A) from the date of this Agreement through December 31, 2019 (or, if earlier, the Closing Date), $30 million and (B) if Closing is after December 31, 2019, from January 1, 2020 through the Closing Date, $30 million;

(xx)    agree, authorize or commit to do any of the foregoing actions described in Sections 5.1(b)(i) through Section 5.1(b)(xix).

The Parties agree that, with respect to any action taken pursuant to an exception to any restriction set forth in this Section 5.1(b) requiring compliance with the Capital Policy, (x) to the extent any such capital expenditure would require consent of the Company’s board of directors, such capital expenditure shall also require consent of Parent and (y) to the extent any such capital expenditure would require the preparation of a memorandum, such memorandum shall be provided to Parent. Further, the Parties agree that, with respect to any such action taken pursuant to an exception to any restriction set forth in this Section 5.1(b) requiring compliance with the Capital Policy, such action shall be deemed not to violate any other restriction set forth in this Section 5.1(b).

SECTION 5.2    No Control of Other Party’s Business. Without in any way limiting any Party’s rights or obligations under this Agreement (including Sections 5.1 and 5.2), nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company’s or its subsidiaries’ operations prior to the Effective Time, and nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct Parent’s or its subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, each of the Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its subsidiaries’ respective operations.

ARTICLE VI

ADDITIONAL AGREEMENTS

SECTION 6.1     Non-Solicitation; Acquisition Proposals.

(a)     Except as expressly permitted by this Section 6.1, from date of this Agreement until the Effective Time or, if earlier, the valid termination of this Agreement in accordance with Section 8.1, the Company shall not, shall cause its subsidiaries not to and shall use its reasonable best efforts to cause its and their respective directors, officers, employees, investment bankers, attorneys, accountants, consultants and other advisors or representatives (collectively, “Representatives”) not to, directly or indirectly, (i) initiate, solicit or knowingly encourage or knowingly facilitate any inquiries with respect to, or the making of, any inquiry regarding, or any proposal or offer that constitutes, or could reasonably be expected to result in or lead to, any Acquisition Proposal, (ii) engage in, continue or otherwise participate in any negotiations or discussions concerning, or provide access to its properties, books and records or any confidential information or data to, any Person relating to any proposal, offer or inquiry that constitutes, or could reasonably be expected to result in or lead to, any Acquisition Proposal, (iii) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Acquisition Proposal or (iv) execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, confidentiality agreement (other than an Acceptable Confidentiality Agreement executed in accordance with Section 6.1(b)(iii)), merger agreement, acquisition agreement, exchange agreement, joint venture agreement, partnership agreement, option agreement or other similar agreement for or relating to any Acquisition Proposal; provided that it is understood and agreed that any determination or action by the Board of Directors of the Company made in accordance with Section 6.1(b) or Section 6.1(c) shall not be deemed to be a breach or violation of this Section 6.1(a). The Company also agrees that immediately following the execution of this Agreement it shall, and shall cause each of its subsidiaries and shall use its reasonable best efforts to cause its and their Representatives to, cease any solicitations, discussions or negotiations with any Person (other than the Parties and their respective Representatives) in connection with an Acquisition Proposal, in each case that exist as of the date hereof. The Company also agrees that following the execution of this Agreement it will promptly request each Person (other than the Parties and their respective Representatives) that has prior to the date hereof executed a confidentiality agreement in connection with its consideration of acquiring the Company to return or destroy all confidential information furnished to such Person by or on behalf of it or any of its subsidiaries prior to the date hereof and terminate access to any physical or electronic data room maintained by or on behalf of the Company or any of its subsidiaries. The Company shall promptly (and in any event within one Business Day) notify, in writing, Parent of the receipt of any inquiry, proposal or offer received after the date hereof that constitutes, or could reasonably be expected to result in or lead to, any Acquisition Proposal, which notice shall include a summary of the material terms of, and the identity of the Person or group of Persons making, such inquiry, proposal or offer and an unredacted copy of any Acquisition Proposal or inquiry, proposal or offer made in writing or, if not in writing, a written description of the material terms and conditions of such inquiry, proposal or offer (and shall include any other documents evidencing or specifying the terms of such proposal, offer, inquiry or request). The Company shall promptly (and in any event within one Business Day) keep Parent reasonably informed of any material developments with respect to any such inquiry, proposal, offer or Acquisition Proposal (including any material changes thereto and copies of any additional written materials received by the Company, its subsidiaries or their respective Representatives). Notwithstanding anything to the contrary herein, the Company may grant a waiver, amendment or release under any confidentiality or standstill agreement to the extent necessary to allow for a confidential Acquisition Proposal to be made to the Company or the Board of Directors so long as the Company promptly (and in any event within one Business Day thereafter) notifies Parent thereof (including the identity of such counterparty) after granting any such waiver, amendment or release and the Board of Directors of the Company determines prior to the grant of such waiver, amendment or release in good faith, after consultation with outside legal counsel to the Company, that the failure of the Board of Directors of the Company to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law. Without limiting the foregoing, it is understood that any violation of the restrictions contained in this Section 6.1 by any of the Company’s subsidiaries, or any of the Company’s or its subsidiaries’ respective Representatives acting on the Company’s or one of its subsidiaries’ behalf, shall be deemed to be a breach of this Section 6.1 by the Company.

(b)    Notwithstanding anything to the contrary in Section 6.1(a) or Section 6.3, this Agreement shall not prevent the Company or its Board of Directors from:

(i)    taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication to stockholders in connection with the making or amendment of a tender offer or exchange offer), making a customary “stop-look-and-listen” communication to the stockholders of the Company pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communications to the stockholders of the Company) or from making any legally required disclosure to stockholders with regard to the transactions contemplated by this Agreement or an Acquisition Proposal; provided that this clause (i) shall not be deemed to permit the Company or its Board of Directors to effect a Change of Recommendation except in accordance with Sections 6.1(c) and (d);

(ii)    prior to obtaining the Company Requisite Vote, contacting and engaging in discussions with any Person or group and their respective Representatives who has made an Acquisition Proposal after the date hereof that did not result from a breach of Section 6.1(a), solely for the purpose of clarifying such Acquisition Proposal and the terms thereof;

(iii)    prior to obtaining the Company Requisite Vote, (A) contacting and engaging in any negotiations or discussions with any Person and its Representatives who has made an Acquisition Proposal after the date hereof that did not result from a breach of Section 6.1(a) (which negotiations or discussions need not be solely for clarification purposes) and (B) providing access to the Company’s or any of its subsidiaries’ properties, books and records and providing information or data in response to a request therefor by a Person who has made a bona fide Acquisition Proposal that did not result from a breach of Section 6.1(a), in each case, if the Board of Directors (I) shall have determined in good faith, after consultation with its outside legal counsel and financial advisor(s), that such Acquisition Proposal constitutes or could reasonably be expected to constitute, result in or lead to a Superior Proposal, (II) shall have determined in good faith, after consultation with its outside legal counsel, that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law, and (III) has received from the Person so requesting such information an executed Acceptable Confidentiality Agreement; provided that the Company shall provide to Parent and Merger Sub any material non-public information or data that is provided to any Person given such access that was not previously made available to Parent or Merger Sub prior to or substantially concurrently with the time it is provided to such Person (and in any event within 24 hours thereof);

(iv)    prior to obtaining the Company Requisite Vote, making a Change of Recommendation (only to the extent permitted by Section 6.1(c) or (d)); or

(v)    resolving, authorizing, committing or agreeing to take any of the foregoing actions, only to the extent such actions would be permitted by the foregoing clauses (i) through (iv).

(c)    Notwithstanding anything in this Section 6.1 to the contrary, if, at any time prior to obtaining the Company Requisite Vote, the Company’s Board of Directors determines in good faith, after consultation with its financial advisor(s) and outside legal counsel, in response to an Acquisition Proposal that did not result from a breach of this Section 6.1, that (i) such proposal constitutes a Superior Proposal and (ii) the failure to take the actions specified in clause (A) or (B) of this Section 6.1(c) would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law, the Company or its Board of Directors may, prior to obtaining the Company Requisite Vote, (A) make a Change of Recommendation or (B) terminate this Agreement pursuant to Section 8.1(d)(ii) to enter into a definitive agreement with respect to such Superior Proposal; provided that the Company pays to Parent the Company Termination Payment required to be paid pursuant to Section 8.2(b)(i) at or prior to the time of such termination (it being agreed that such termination shall not be effective unless such fee is so paid); provided further that the Company will not be entitled to make a Change of Recommendation or terminate this Agreement in accordance with Section 8.1(d)(ii) unless (x) the Company delivers to Parent a written notice (a “Company Notice”) advising Parent that the Company’s Board of Directors proposes to take such action and containing the material terms and conditions of the Superior Proposal that is the basis of the proposed action of the Board of Directors of the Company (including the identity of the party making such Superior Proposal and a written summary of any material terms and conditions communicated orally), and shall include with such notice unredacted copies of the proposed transaction agreement (if any) and copies of any other documents evidencing or specifying the terms and conditions of such Acquisition Proposal, and (y) at or after 5:00 p.m., New York City time, on the third Business Day immediately following the day on which the Company delivered the Company Notice (such period from the time the Company Notice is provided until 5:00 p.m. New York City time on the third Business Day immediately following the day on which the Company delivered the Company Notice (it being understood that any material revision, amendment, update or supplement to the terms and conditions of such Superior Proposal shall be deemed to constitute a new Superior Proposal and shall require a new notice but with an additional two Business Day (instead of three Business Day) period from the date of such notice), the “Notice Period”), the Board of Directors of the Company reaffirms in good faith (1) after consultation with its outside legal counsel and financial advisor(s) that such Acquisition Proposal continues to constitute a Superior Proposal if the adjustments to the terms and conditions of this Agreement proposed by Parent (if any) were to be given effect and (2) after consultation with its outside legal counsel, that the failure to make a Change of Recommendation or so terminate would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law. If requested by Parent, the Company will, and will cause its subsidiaries to, and will use its reasonable best efforts to cause its or their Representatives to, during the Notice Period, engage in good faith negotiations with Parent and its Representatives to make such adjustments in the terms and conditions of this Agreement so that such Acquisition Proposal would cease to constitute a Superior Proposal.

(d)    Notwithstanding anything in this Section 6.1 or Section 6.3 to the contrary, if, at any time prior to obtaining the Company Requisite Vote, the Company’s Board of Directors determines in good faith, in response to an Intervening Event, after consultation with its outside legal counsel, that the failure to make a Change of Recommendation would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law, the Company or its Board of Directors may, prior to obtaining the Company Requisite Vote, make a Change of Recommendation; provided that the Company will not be entitled to make, or agree or resolve to make, a Change of Recommendation unless (i) the Company delivers to Parent a written notice (an “Intervening Event Notice”) advising Parent that the Company’s Board of Directors proposes to take such action and containing the material facts underlying the Company’s Board of Directors’ determination that an Intervening Event has occurred, and (ii) at or after 5:00 p.m., New York City time, on the third Business Day immediately following the day on which the Company delivered the Intervening Event Notice (such period from the time the Intervening Event Notice is provided until 5:00 p.m. New York City time on the third Business Day immediately following the day on which the Company delivered the Intervening Event Notice (it being understood that any material development with respect to an Intervening Event shall require a new notice but with an additional two Business Day (instead of three Business Day) period from the date of such notice), the “Intervening Event Notice Period”), the Board of Directors of the Company reaffirms in good faith (after consultation with its outside legal counsel) that the failure to make a Change of Recommendation would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law. If requested by Parent, the Company will, and will cause its subsidiaries to, and will use its reasonable best efforts to cause its or their Representatives to, during the Intervening Event Notice Period, engage in good faith negotiations with Parent and its Representatives to make such adjustments in the terms and conditions of this Agreement so as to obviate the need for a Change of Recommendation.

(e)    For purposes of this Agreement, the following terms shall have the meanings assigned below:

(i)    “Acquisition Proposal” means any proposal or offer from any Person (other than Parent, Merger Sub or their respective Affiliates) relating to, in a single transaction or series of related transactions, (A) any direct or indirect acquisition or purchase of a business that constitutes 20% or more of the net revenues, net income or assets of the Company and its subsidiaries, taken as a whole,

(B) any direct or indirect acquisition of 20% or more of the consolidated assets of the Company and its subsidiaries, taken as a whole (based on the fair market value thereof, as determined in good faith by the Board of Directors of the Company), including through the acquisition of one or more subsidiaries of the Company owning such assets, (C) acquisition of beneficial ownership, or the right to acquire beneficial ownership, of 20% or more of the total voting power of the equity securities of the Company, any tender offer or exchange offer that if consummated would result in any Person beneficially owning 20% or more of the total voting power of the equity securities of the Company, or any merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company (or any subsidiary of the Company whose business constitutes 20% or more of the net revenues, net income or assets of the Company and its subsidiaries, taken as a whole), (D) any issuance or sale or other disposition (including by way of merger, reorganization, division, consolidation, share exchange, business combination, recapitalization or other similar transaction) of 20% or more of the total voting power of the equity securities of the Company or (E) any other transaction having a similar effect to those described in the foregoing clauses (A) through (D).

(ii)    “Superior Proposal” means a bona fide and written Acquisition Proposal made after the date hereof that the Board of Directors of the Company in good faith determines is reasonably likely to be consummated in accordance with its terms and would, if consummated, result in a transaction that is more favorable from a financial point of view to the stockholders of the Company than the transactions contemplated hereby after taking into account all such factors and matters deemed relevant in good faith by the Board of Directors of the Company, including legal, financial (including the financing terms of any such proposal), regulatory, timing or other aspects of such proposal and the transactions contemplated hereby; provided that for purposes of the definition of “Superior Proposal,” the term “Acquisition Proposal” shall have the meaning assigned to such term herein, except that the references to “20%” in such definition shall be deemed to be references to “50%”.

(iii)    “Intervening Event” means an event, fact, development, circumstance or occurrence (but specifically excluding any Acquisition Proposal or Superior Proposal) that materially affects the business, assets, operations or prospects of the Company and its subsidiaries, taken as a whole, and that was not known and was not reasonably foreseeable to the Company or the Board of Directors of the Company as of the date hereof (or the consequences of which were not reasonably foreseeable to the Board of Directors of the Company as of the date hereof), becomes known to the Company or the Board of Directors of the Company after the date of this Agreement.

SECTION 6.2    Proxy Statement.

(a)    The Company shall, with the assistance of Parent, prepare and file with the SEC, as promptly as practicable (and, in any event, not later than 25 Business Days) after the date of this Agreement, the Proxy Statement. Parent, Merger Sub and the Company will cooperate with each other in the preparation of the Proxy Statement.

(b)    Subject to applicable Law, and anything in this Agreement to the contrary notwithstanding, prior to the filing of the Proxy Statement (or any amendment or supplement thereto), or any dissemination thereof to the stockholders of the Company, or responding to any comments from the SEC with respect thereto, the Company shall provide Parent and its counsel with a reasonable opportunity to review and to comment on such document or response, which the Company shall consider in good faith. Each of Parent and Merger Sub shall furnish to the Company the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement. The Company shall promptly notify Parent and Merger Sub upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide Parent with copies of all correspondence between it and its Representatives, on the one hand, and the SEC and its staff, on the other hand, relating to the Proxy Statement. The Company shall use its reasonable best efforts to resolve all SEC comments with respect to the Proxy Statement as promptly as practicable after receipt thereof. The Company shall cause the Proxy Statement to be mailed to holders of Common Stock as of the record date established for the Stockholders Meeting promptly (but in any event no more than five Business Days) after the later of (i) the tenth day after the Proxy Statement is filed with the SEC if the SEC has not informed the Company that it will review the Proxy Statement and (ii) confirmation by the SEC that the SEC has no further comments on the Proxy Statement.

(c)    If at any time prior to the Stockholders Meeting any information relating to the Company or Parent, or any of their respective Affiliates, should be discovered by a Party, which information should be set forth in an amendment or supplement to the Proxy Statement, the Party that discovers such information shall promptly notify the other Party and the Company shall prepare (with the assistance of Parent) and mail to its stockholders such an amendment or supplement, in each case, to the extent required by applicable Law. Each of the Company, Parent and Merger Sub agrees to promptly (i) correct any information provided by it specifically for use in the Proxy Statement if and to the extent that such information shall have become false or misleading in any material respect and (ii) supplement the information provided by it specifically for use in the Proxy Statement to include any information that shall become necessary in order to make the statements in the Proxy Statement, in light of the circumstances under which they were made, not misleading. The Company further agrees to cause the Proxy Statement as so corrected or supplemented promptly to be filed with the SEC and to be disseminated to its stockholders, in each case as and to the extent required by applicable Law.

SECTION 6.3    Stockholders Meeting(a) . The Company, acting through its Board of Directors (or a committee thereof), shall as promptly as practicable (but in any event no more than five Business Days) following the later of (a) the tenth day after the Proxy Statement is filed with the SEC if the SEC has not informed the Company that it will review the Proxy Statement and (b) confirmation by the SEC that the SEC has no further comments on the Proxy Statement (but subject to the last sentence of this Section 6.3), take all action required under the DGCL, the Certificate of Incorporation, the Bylaws and the applicable requirements of the New York Stock Exchange necessary to promptly and duly call, give notice of, convene and hold as promptly as practicable a meeting of its stockholders for the purpose of approving and adopting this Agreement (including any adjournment or postponement thereof, the “Stockholders Meeting”), notwithstanding that a Change of Recommendation has been made; provided that the Company may postpone, recess or adjourn such meeting (i) to the extent required by Law, (ii) to allow reasonable additional time to solicit additional proxies to the extent the Company reasonably believes necessary in order to obtain the Company Requisite Vote or (iii) if as of the time for which the Stockholders Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient Shares represented (either in person or by proxy) and voting to constitute a quorum necessary to conduct the business of the Stockholders Meeting; provided further that the Company shall not postpone, recess or adjourn the Stockholders Meeting (A) pursuant to the foregoing clause (ii) for more than 10 Business Days after the date for which the Stockholders Meeting is originally scheduled without Parent’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned) and (B) to a date after the date that is two Business Days prior to the End Date. The Company, acting through its Board of Directors (or a committee thereof), shall, (a) include in the Proxy Statement the Recommendation (subject to Section 6.1(b)(iv)) and, subject to the consent of such Financial Advisor, the written opinion of each of the Financial Advisors, and (b) subject to Section 6.1(b)(iv), use its reasonable best efforts to obtain the Company Requisite Vote; provided that the Board of Directors of the Company shall not fail to include the Recommendation in the Proxy Statement or directly or indirectly withdraw, modify, qualify or change the Recommendation, or formally resolve to effect or publicly announce an intention to effect any of the foregoing (a “Change of Recommendation”) except in accordance with Section 6.1(c) or Section 6.1(d) and, following such Change of Recommendation, may fail to use such reasonable best efforts. The Company agrees that no matters shall be brought before the Stockholders Meeting other than adoption of this Agreement, any related “golden parachute” vote under Rule 14a-21(c) of the Exchange Act and any related and customary procedural matters (including a proposal to adjourn the meeting to allow additional solicitation of votes). Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be required to hold the Stockholders Meeting if this Agreement is validly terminated.

SECTION 6.4    Further Action; Efforts.

(a)    Subject to the terms and conditions of this Agreement, each Party will use its reasonable best efforts to (and, in the case of Parent, cause each of its subsidiaries and controlled Affiliates (collectively, the “Parent Group”) to) take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate the Merger and the other transactions contemplated by this Agreement. In furtherance and not in limitation of the foregoing, each Party hereto agrees to (i) take the actions set forth on Section 6.4(a)(i) of the Company Disclosure Letter on the timeframes set forth therein, (ii) except as provided in Section 6.4(a)(i) of the Company Disclosure Letter, as promptly as reasonably practicable and in any event within 20 Business Days after the date hereof, file any notification or other filing or form or submission (or, for jurisdictions where submission of a draft prior to formal notification is appropriate, a draft thereof) necessary to obtain any consents, clearances or approvals under or in connection with any Antitrust Law applicable to the transactions contemplated by this Agreement that is required or advisable (as reasonably determined by Parent and Company) and (iii) (A) as promptly as practicable and in any event within 20 Business Days of the date hereof, file with the STB all appropriate and necessary documentation for the approval, authorization or exemption, as the case may be, of the Merger and the other transactions contemplated hereby and (B) if the conditions set forth in Section 7.1 and Section 7.2 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing, and other than the condition set forth in Section 7.1(b)(ii)(A)) are reasonably expected to be satisfied prior to the STB approving, authorizing or exempting the Merger and the other transactions contemplated hereby, submit a form of voting trust agreement to the STB seeking an informal opinion that the voting trust, would insulate Parent from unauthorized control of the Company if (a) Parent has not received from the STB the approval, authorization or exemption, as the case may be, of the Merger and the transactions contemplated hereby before the Effective Time and (b) the stock of the Surviving Corporation is placed into the voting trust immediately following the Effective Time, and file with the STB all appropriate and necessary documentation for the approval, authorization or exemption, as the case may be, of the voting trustee’s control of the Company. For the avoidance of doubt, in the event the conditions set forth in Section 7.1 and Section 7.2 are satisfied (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing, and other than the condition set forth in Section 7.1(b)(ii)(A)) but approval, authorization or exemption of the Merger and the other transactions contemplated hereby has not been obtained from the STB at the time such conditions are satisfied, and the events described in Section 7.1(b)(ii)(B) shall have occurred, Parent shall be obligated to consummate the Merger and the other transactions contemplated hereby pursuant to a voting trust agreement under which the stock of the Surviving Corporation is placed into the voting trust immediately following the Effective Time.

(b)    In connection with the efforts referenced in Section 6.4(a) to obtain all requisite or advisable approvals and authorizations or expiration of waiting periods for the transactions contemplated by this Agreement under any applicable Law, to obtain the approval, authorization or exemption of the STB for the transactions contemplated by this Agreement and to obtain any Other Regulatory Approvals, each of Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (ii) subject to applicable Law, furnish to the other Party as promptly as reasonably practicable all information required for any application or other filing to be made by the other Party pursuant to any applicable Law in connection with the transactions contemplated by this Agreement; (iii) promptly notify the other Party of any substantive communication received by such Party from, or given by such Party to, the Federal Trade Commission (the “FTC”), the Antitrust Division of the Department of Justice (the “DOJ”), the STB or any other U.S. or foreign Governmental Entity and of any substantive communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby and, subject to applicable Law, furnish the other Party promptly with copies of all correspondence, filings and communications between them and the FTC, the DOJ, the STB or any other Governmental Entity with respect to the transactions contemplated by this Agreement; (iv) respond as promptly as reasonably practicable to any inquiries received from, and supply as promptly as reasonably practicable any additional information or documentation that may be requested by the FTC, the DOJ, the STB, or by any other Governmental Entity in respect of such registrations, declarations and filings or such transactions; (v) permit the other Party to review any substantive communication given by it to, and consult with each other in advance, and consider in good faith the other Party’s reasonable comments in connection with, any filing, notice, application, submission, communication, meeting or conference with, the FTC, the DOJ, the STB or any other Governmental Entity or, in connection with any proceeding by a private party, with any other Person; and (vi) take any action (including those set forth on Section 6.4(b)(vi) of the Company Disclosure Letter) in order to (A) obtain all requisite or advisable approvals and authorizations, or permit the expiration of waiting periods, for the transactions contemplated by this Agreement under any applicable Law or (B) obtain the approval, authorization or exemption of any Governmental Entity for the transactions contemplated by this Agreement, in each case of the foregoing clauses (A) and (B), with respect to any such approval, authorization, waiting period or exemption under applicable Antitrust Laws that are required to be obtained to satisfy the condition in Section 7.1(b) within the first period of formal or public review that is commonly known as “Phase 1” for such approval, authorization, waiting period or exemption. For purposes of this Agreement, “Antitrust Law” means the Sherman Antitrust Act of 1890, the Clayton Antitrust Act of 1914, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the Federal Trade Commission Act of 1914, the ICCTA and all other federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition. Notwithstanding anything contained herein to the contrary, in connection with any planned divestiture by Parent of the Company’s interests in G&W Australia Holdings LP to a third party (the “Snow Australia Divestiture”), the Company shall, and shall cause its subsidiaries to, use reasonable best efforts to reasonably assist and reasonably cooperate with Parent, at Parent’s sole cost and expense, in Parent’s efforts to consummate the Snow Australia Divestiture in the most expeditious manner practicable (whether concurrently with, or at any time after, the Effective Time) and take such actions as may be reasonably requested by Parent, including using reasonable best efforts to: (A) to the extent in the possession of the Company and its subsidiaries, furnish Parent with such pertinent information and disclosures as Parent shall reasonably request in connection with the Snow Australia Divestiture; (B) upon reasonable notice, make the relevant officers and senior employees of the Company and G&W Australia Holdings LP available for a reasonable number of meetings with potential purchasers, (C) if required, take all corporate actions, subject to the occurrence of the Effective Time, reasonably requested by Parent to permit the consummation of the Snow Australia Divestiture; (D) if required, execute, subject to the occurrence of the Effective Time, definitive documentation relating to the Snow Australia Divestiture as Parent may reasonably request; and (E) assist Parent in obtaining, as promptly as reasonably practicable, all necessary consents, approvals, orders, waivers and authorizations of, and actions or nonactions by, any Governmental Entity or any third party, and making, or causing to be made, all other necessary registrations, declarations and filings with, and notices to, Governmental Entities and third parties, in connection with the Snow Australia Divestiture. Notwithstanding the foregoing, (x) nothing in the foregoing sentence shall require such cooperation to the extent it would unreasonably interfere with the business or operations of the Company and its subsidiaries and (y) none of the Company or any of its subsidiaries shall be required to pay any fee or incur any other liability or obligation in connection with the Snow Australia Divestiture or be required to take any action that would subject it to actual or potential liability, to bear any cost or expense or to pay any fee or make any other payment or agree to provide any indemnity in connection with the Snow Australia Divestiture or any of the foregoing prior to the Effective Time. For the avoidance of doubt, none of the Company or its subsidiaries or their respective officers, directors (with respect to any subsidiary of the Company) or employees shall be required to execute or enter into or perform any agreement with respect to the Snow Australia Divestiture that is not contingent upon the Closing or that would be effective prior to the Closing and no directors of the Company shall be required to execute or enter into or perform any agreement with respect to the Snow Australia Divestiture. Each of Parent and Merger Sub affirms that it is not a condition to the Closing or any of its other obligations under this Agreement that the Snow Australia Divestiture is consummated.

(c)    No Party shall independently participate in any substantive meeting or communication with any Governmental Entity in respect of any such filings, investigation or other inquiry relating to Section 6.4(a) or

Section 6.4(b) without giving the other Parties sufficient prior notice of the meeting and, to the extent permitted by such Governmental Entity, the opportunity to attend and/or participate in such substantive meeting or communication. Subject to Section 6.4(g), and in furtherance and not in limitation of the foregoing, Parent shall, and shall cause its controlled Affiliates and subsidiaries to, take any and all steps necessary (other than with respect to the approval contemplated in Section 6.4(i) of the Company Disclosure Letter, with respect to which Parent’s obligations are as set forth in Section 6.4(i) of the Company Disclosure Letter) to (x) resolve, avoid, or eliminate impediments or objections, if any, that may be asserted with respect to the transactions contemplated by this Agreement under any Antitrust Law or other applicable Laws requiring receipt of the Other Regulatory Approvals or (y) avoid the entry of, effect the dissolution of, and have vacated, lifted, reversed or overturned, any decree, order or judgment that would prevent, prohibit, restrict or delay the consummation of the contemplated transactions, so as to enable the Parties to close the contemplated transactions expeditiously (but in no event later than the End Date), including, but without limiting the foregoing, and in each case, subject to Section 6.4(g), (i) proposing, negotiating, committing to and effecting, by consent decree, hold separate orders or otherwise, the sale, divesture, disposition, or license of any assets, properties, products, rights, services or businesses of the Company or its subsidiaries or any interest therein and (ii) otherwise taking or committing to take actions that would limit the Company’s or its subsidiaries’ freedom of action with respect to, or its or their ability to retain any assets, properties, products, rights, services or businesses of the Company or its subsidiaries or any interest or interests therein (the actions contemplated by clauses (i) and (ii), a “Company Remedial Measure”).

(d)    Subject to the obligations under Section 6.4(c) and Section 6.4(g), in the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Entity or private party challenging the Merger or any other transaction contemplated by this Agreement, or any other agreement contemplated hereby, (i) each of Parent, Merger Sub and the Company shall, and Parent shall use reasonable best efforts to cause each member of the Parent Group to, cooperate in all respects with each other and use its respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement, and (ii) Parent and Merger Sub must defend, at their cost and expense, any action or actions, whether judicial or administrative, in connection with the transactions contemplated by this Agreement. Notwithstanding the foregoing, the Company shall not be required to agree to any term or take any action with respect to any term in connection with its obligations under this Section 6.4(d) that is not conditioned upon consummation of the Merger.

(e)    Neither Parent nor Merger Sub nor any of their controlled Affiliates shall acquire or agree to acquire, by merging with or into or consolidating with, or by purchasing a portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets or equity interests, if the entering into of a definitive agreement relating to, or the consummation of such acquisition, merger or consolidation would reasonably be expected to: (i) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, any consents of any Governmental Entity necessary to consummate the transactions contemplated by this Agreement or the expiration or termination of any applicable waiting period; (ii) materially increase the risk of any Governmental Entity seeking or entering an order prohibiting the consummation of the transactions contemplated by this Agreement; or (iii) materially increase the risk of not being able to remove any such order on appeal or otherwise.

(f)    Notwithstanding anything to the contrary in this Section 6.4, the Parties may, as they deem advisable and necessary, provide sensitive information and materials of a Party to the other Party on an outside counsel-only basis or directly to the applicable Governmental Entity while, to the extent feasible, making a version in which the sensitive information has been redacted available to the other Party. Materials provided to the other Party or its counsel may be redacted to remove references concerning the valuation of the Company, privileged communications, or other sensitive material.

(g)    Notwithstanding anything to the contrary in this Agreement, nothing in this Section 6.4 (but subject to Section 6.4(i)) shall (i) require (A) any of Parent, any of its Affiliates or direct or indirect equity holders of Parent (including the Guarantors) or their respective Affiliates or any investment funds advised or managed by one or more Affiliates of Parent (or any Guarantor) or any direct or indirect portfolio companies thereof to agree or commit to any imposition of any condition or restriction with respect to any such Person or their respective businesses, product lines or assets (other than, for the avoidance of doubt, the Company and its subsidiaries) necessary to secure the requisite approvals and authorizations or expiration of waiting periods for the transactions contemplated by this Agreement under any applicable Law or to obtain the approval, authorization or exemption of any Governmental Entity or (B) the Company, Parent, Merger Sub, or any of their respective Affiliates or direct or indirect equity holders (including the Guarantors) or their Affiliates or investment funds advised or managed by one or more Affiliates of Parent (or any direct or indirect portfolio companies thereof) to propose, negotiate, agree, accept, commit to or effect, by consent decree, hold-separate or administrative order or otherwise, a Company Remedial Measure that would reasonably be expected to result in a Material Adverse Effect (it being understood that a Snow Australia Divestiture or a voting trust contemplated by Section 6.4(a) shall not be deemed to be, and shall not be taken into account in determining whether a Company Remedial Measure would reasonably be expected to result in, a Material Adverse Effect) (the matters described in clauses (A) and (B) above, a “Burdensome Condition”) or (ii) permit the Company and its subsidiaries and other Affiliates to, without Parent’s prior written approval, agree or commit to the imposition of any condition or restriction necessary to secure the requisite approvals and authorizations or expiration of waiting periods for the transactions contemplated by this Agreement under any applicable Law or to obtain the approval, authorization or exemption of any Governmental Entity. Notwithstanding anything in this Agreement to the contrary, none of the provisions of this Agreement shall be construed as requiring Parent or Merger Sub to provide, or cause to be provided or agree or commit to provide, any non-public financial information with respect to GIC Private Limited or any of its Affiliates or any entity managed or advised by GIC Private Limited (other than of the type or to the extent previously provided to a Governmental Entity in previous applications under substantially similar standards of confidentiality), and no failure by Parent or Merger Sub to cause the provision of such information to a Governmental Entity shall be deemed a breach of any provision in this Agreement by Parent or Merger Sub; provided, however, that, in the event any such information is requested but not provided, Parent shall enter into good faith discussions with the Company and the Governmental Entity to, and use its reasonable best efforts to, provide other information, within the constraints imposed on GIC Private Limited and its Affiliates by applicable Law, organizational documents, existing internal policies and past practices, that attempts in good faith to address the topic(s) of inquiry then being made by such Governmental Entity.

(h)    Subject to the terms and conditions of this Agreement, the Company and Parent shall cooperate with one another (i) in determining whether any actions, consents, approvals or waivers are required to be obtained from parties to any material Contracts in connection with the consummation of the transactions contemplated hereby and (ii) in seeking timely to obtain any such actions, consents, approvals or waivers; provided, that neither the Company nor any of its subsidiaries will make or agree to make any payment of a consent fee, “profit sharing” payment or other consideration (including increased or accelerated payments) or concede anything of monetary or economic value for the purposes of obtaining any such consents without the prior consent of Parent, such consent not to be unreasonably withheld, delayed or conditioned.

(i)    The parties agree that Section 6.4(i) of the Company Disclosure Letter shall be incorporated by reference and deemed to be set forth in this Section 6.4(i).

(j)    Parent shall not permit any Person (other than the Guarantors and their Affiliates) to (A) invest or commit to invest, directly or indirectly, in Parent if such investment or commitment would reasonably be expected to (i) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, any consents of any Governmental Entity necessary to consummate the transactions contemplated by this Agreement or the expiration or termination of any applicable waiting period; (ii) materially increase the risk of any Governmental Entity seeking or entering an order prohibiting the consummation of the transactions contemplated by this Agreement; (iii) materially increase the risk of not being able to remove any such order on appeal or otherwise; (iv) otherwise impose any material delay in the consummation of, or materially increase the risk of not consummating, the transactions contemplated by this Agreement or (v) materially increase the risk that a Burdensome Condition would be imposed in order to secure the requisite approvals and authorizations or expiration of waiting periods for the transactions contemplated by this Agreement under any applicable Law or to obtain the approval, authorization or exemption of any Governmental Entity or (B) control Parent or Merger Sub under 31 C.F.R. Part 800.

SECTION 6.5    Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (a) any notice or other communication received by such Party from any Governmental Entity in connection with the Merger or the other transactions contemplated hereby or from any Person alleging that the consent of such Person is or may be required in connection with the Merger or the other transactions contemplated herein, if the subject matter of such communication or the failure of such Party to obtain such consent would reasonably be expected to be material to the Company, the Surviving Corporation or Parent and (b) any Actions commenced or, to such Party’s knowledge, threatened against, relating to or involving or otherwise affecting such Party or any of its subsidiaries which relate to the Merger or the other transactions contemplated hereby; provided that the delivery of any notice pursuant to this Section 6.5 shall not (i) cure any breach of, or non-compliance with, any other provision of this Agreement or (ii) limit the remedies available to the Party receiving such notice. The Parties agree and acknowledge that the Company’s, on the one hand, and Parent’s, on the other hand, compliance or failure of compliance with this Section 6.5 shall not be taken into account for purposes of determining whether the condition referred to in Section 7.2(b) or Section 7.3(b), respectively, shall have been satisfied with respect to performance in all material respects with this Section 6.5.

SECTION 6.6    Access to Information; Confidentiality.

(a)    From the date hereof to the Effective Time or the earlier valid termination of this Agreement, upon reasonable prior written notice from Parent, the Company shall, and shall use its reasonable best efforts to cause its subsidiaries, officers, directors and employees to, afford Parent and its Representatives reasonable access, consistent with applicable Law, during normal business hours to the Company’s and its subsidiaries’ officers, employees, properties, books and records, as necessary to facilitate consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing, any such investigation or consultation shall be conducted in such a manner as not to interfere unreasonably with the business or operations of the Company or its subsidiaries or otherwise result in any significant interference with the prompt and timely discharge by such officers, employees and other authorized Representatives of their normal duties and shall not include any environmental sampling or testing. Neither the Company nor any of its subsidiaries shall be required to provide access or to disclose information where such access or disclosure would jeopardize any attorney-client privilege of the Company or any of its subsidiaries, or contravene any applicable Law, rule, regulation, order, judgment, decree or binding agreement entered into prior to the date of this Agreement. Notwithstanding the foregoing, in the event that the Company does not provide access or disclose information in reliance on the immediately preceding sentence, it shall provide notice to Parent that it is withholding such access or information and shall use its reasonable best efforts to communicate, to the extent feasible, the applicable information in a way that would not waive such privilege or violate the applicable Law, rule, regulation, order, judgment, decree or binding agreement, including entering into a joint defense agreement, common interest agreement or other similar arrangement. All requests for information made pursuant to this Section  6.6(a) shall be directed to the executive officer or other Person designated by the Company.

(b)     Each of Parent and Merger Sub will comply with the terms and conditions of (i) the Amended and Restated Letter Agreement, dated March 22, 2019, between the Company and Brookfield Infrastructure Group LLC, and (ii) the Amended and Restated Letter Agreement, dated March 26, 2019, between the Company and GIC Special Investments Pte. Ltd. (the agreements described in clauses (i) and (ii), the “Confidentiality Agreements”), and will hold and treat, and will cause their respective officers, employees, auditors and other representatives to hold, treat and use, in confidence all non-public documents and information concerning the

Company and its subsidiaries furnished to Parent or Merger Sub in connection with the transactions contemplated by this Agreement in accordance with the Confidentiality Agreements, which Confidentiality Agreements shall remain in full force and effect in accordance with their respective terms.

SECTION 6.7    Stock Exchange Delisting. Prior to the Closing Date, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of the New York Stock Exchange to enable the delisting by the Surviving Corporation of the Shares from the New York Stock Exchange as promptly as practicable after the Effective Time and the deregistration of the Shares under the Exchange Act at the Effective Time.

SECTION 6.8    Publicity. The initial press release regarding the Merger shall be a joint press release and, except in connection with an Acquisition Proposal or a Change of Recommendation if and to the extent permitted by this Agreement, thereafter the Company and Parent shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement, including providing each other the opportunity to review and comment upon any press release or other public announcement, and prior to making any filings with any third party and/or any Governmental Entity (including any national securities exchange or interdealer quotation service) with respect to any such press release or other public announcement, except as may be required by applicable Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange or interdealer quotation service or by the request of any Governmental Entity, in each case, as determined in the good faith judgment of the Party proposing to make such release (in which case, such Party shall not issue or cause the publication of such press release or other public announcement without prior consultation with the other Party). Notwithstanding the foregoing, Parent, Merger Sub and their respective Affiliates may provide ordinary course communications regarding this Agreement and the transactions contemplated hereby to existing or prospective general and limited partners, equity holders, members, managers and investors of any Affiliates of such Person, in each case, who are subject to customary confidentiality restrictions to the extent consistent with prior public disclosures by the Parties made in accordance with this Section 6.8.

SECTION 6.9    Employee Benefits.

(a)    For at least the period ending on the later of (x) 12 months following the Effective Time and (y) December 31, 2020 (the “Benefit Continuation Period”), Parent shall provide, or shall cause the Surviving Corporation to provide, to each employee of the Company or its subsidiaries who continues to be employed by the Surviving Corporation or any subsidiary or Affiliate thereof (the “Continuing Employees”), (i) a salary, wage, target annual cash bonus opportunity and commissions opportunity that, in each case, is no less favorable than the salary, wage, target bonus opportunity and commissions opportunity that was provided to such Continuing Employee immediately prior to the Effective Time and (ii) employee pension, welfare and other benefits (other than equity compensation, defined pension benefits, retiree medical and life insurance benefits) that have an aggregate value that is substantially comparable to the employee pension, welfare and other benefits provided to such Continuing Employee immediately prior to the Effective Time (other than equity compensation, defined pension benefits, retiree medical and life insurance benefits). Parent intends to implement a long term incentive plan during the Benefit Continuation Period in amounts and on terms and conditions as determined by Parent. For the duration of the Benefit Continuation Period, Parent or one of its Affiliates shall maintain for the benefit of each Continuing Employee a severance or termination arrangement no less favorable than the severance or termination arrangement provided to such Continuing Employee immediately prior to the Effective Time and as set forth on Section 6.9(a) of the Company Disclosure Letter. This Section 6.9(a) shall not apply to Continuing Employees whose terms and conditions of employment are governed by a collective bargaining agreement.

(b)    Parent shall honor and assume, or shall cause to be honored and assumed, the terms of all Company Plans that remain in effect as of the Effective Time, subject to the amendment and termination provisions thereof.

(c)    To the extent that Parent modifies any coverage or benefit plan in which Continuing Employees participate, Parent or any of its subsidiaries (including the Company and any subsidiaries thereof) shall (i) waive or cause to be waived any pre-existing conditions, exclusions, limitations, actively-at-work requirements, and eligibility waiting periods under any group health plans of Parent or its Affiliates to be waived with respect to Continuing Employees and their eligible dependents to the extent such conditions were inapplicable or waived under a comparable Company Plans, (ii) give each Continuing Employee credit for the plan year in which the Effective Time occurs towards applicable deductibles and annual out-of-pocket limits for medical expenses incurred prior to the Effective Time for which payment has been made and (iii) to the extent that it would not result in a duplication of benefits and to the extent that such service was recognized under a similar Company Plan, give each Continuing Employee service credit for such Continuing Employee’s employment with the Company for purposes of eligibility to participate and vesting credit (but excluding benefit accrual under any defined benefit pension plan) under each applicable Parent benefit plan as if such service had been performed with Parent.

(d)    Nothing in this Agreement shall confer upon any Continuing Employee any right to continue in the employ or service of Parent, the Surviving Corporation or any Affiliate of Parent, or shall interfere with or restrict in any way the rights of Parent, the Surviving Corporation or any Affiliate of Parent, which rights are hereby expressly reserved, to discharge or terminate the services of any Continuing Employee at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between Parent, the Surviving Corporation, the Company or any Affiliate of Parent and the Continuing Employee or any severance, benefit or other applicable plan, policy or program covering such Continuing Employee. Notwithstanding any provision in this Agreement to the contrary, nothing in this Section 6.9 shall (i) be deemed or construed to be an amendment or other modification of any Company Plan, (ii) prevent Parent, the Surviving Corporation or any Affiliate of Parent from amending or terminating any Company Plans in accordance with their terms or (iii) create any third-party rights in any current or former service provider of the Company or its Affiliates (or any beneficiaries or dependents thereof) or any collective bargaining representative thereof.

SECTION 6.10    Directors’ and Officers’ Indemnification and Insurance.

(a)    From and after the Effective Time, the Surviving Corporation agrees that it will indemnify and hold harmless each present and former director and officer of the Company or any of its subsidiaries (in each case, to the extent acting in such capacity) (the “Indemnified Parties”), against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities or awards paid in settlement incurred in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative and whether formal or informal (each, a “Proceeding”), arising out of, relating to or in connection with the fact that such Person is or was a director or officer of the Company or any of its subsidiaries or any acts or omissions occurring or alleged to occur prior to the Effective Time in such Person’s capacity as a director or officer of the Company, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted under Delaware Law and its Certificate of Incorporation and Bylaws in effect on the date of this Agreement to indemnify such Person (and the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) advance expenses (including reasonable legal fees and expenses) incurred in the defense of any Proceeding, including any expenses incurred in successfully enforcing such Person’s rights under this Section 6.10, regardless of whether indemnification with respect to or advancement of such expenses is authorized under the Certificate of Incorporation, the Bylaws or the certificate of incorporation and bylaws, or equivalent organizational documents, of any subsidiary; provided that the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification pursuant to this Section 6.10). In the event of any such Proceeding (x) neither Parent nor the Surviving Corporation shall settle, compromise or consent to the entry of any judgment in any Proceeding in which indemnification has been sought by such Indemnified Party hereunder, unless such settlement, compromise or consent relates only to monetary damages for which the Surviving Corporation is entirely responsible or includes an unconditional release of such

Indemnified Party from all liability arising out of such Proceeding or such Indemnified Party otherwise consents (which consent shall not be unreasonably withheld, conditioned or delayed) and (y) the Surviving Corporation shall reasonably cooperate with the Indemnified Party in the defense of any such matter. In the event any Proceeding is brought against any Indemnified Party and in which indemnification could be sought by such Indemnified Party under this Section 6.10, (i) the Surviving Corporation shall have the right to control the defense thereof after the Effective Time, (ii) each Indemnified Party shall be entitled to retain his or her own counsel, whether or not the Surviving Corporation shall elect to control the defense of any such Proceeding, (iii) the Surviving Corporation shall pay all reasonable fees and expenses of any counsel retained by an Indemnified Party promptly after statements therefor are received, if the Surviving Corporation shall elect to control the defense of any such Proceeding, and (iv) no Indemnified Party shall be liable to Parent or the Surviving Corporation for any settlement effected without his or her prior express written consent; provided that for purposes of clauses (ii) and (iii) the Indemnified Party on behalf of whom fees and expenses are paid provides an undertaking to repay such fees and expenses if it is ultimately determined that such Person is not entitled to indemnification pursuant to this Section 6.10).

(b)    Any Indemnified Party wishing to claim indemnification under Section 6.10, upon learning of any such Proceeding, shall promptly notify the Surviving Corporation thereof, but the failure to so notify shall not relieve the Surviving Corporation of any liability it may have to such Indemnified Party except to the extent such failure materially prejudices the indemnifying Party.

(c)    For a period of six years after the Effective Time, the provisions in the Surviving Corporation’s certificate of incorporation and bylaws with respect to indemnification, advancement of expenses and exculpation of former or present directors and officers shall be no less favorable to such directors and officers than such provisions contained in the Company’s Certificate of Incorporation and Bylaws in effect as of the date hereof, which provisions shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of any such individuals.

(d)    Parent shall maintain, or shall cause the Surviving Corporation to maintain, at no expense to the beneficiaries, in effect for at least six years from the Effective Time the current policies of the directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company (provided that Parent or the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are not less advantageous to any beneficiary thereof) with respect to matters existing or occurring at or prior to the Effective Time. At Parent’s option, in lieu of maintaining such current policies, the Company shall purchase from insurance carriers with comparable credit ratings, no later than the Effective Time, a six-year prepaid “tail policy” providing at least the same coverage and amounts containing terms and conditions that are no less advantageous in the aggregate to the insured than the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and its subsidiaries with respect to claims arising from facts or events that occurred at or before the Effective Time, including the transactions contemplated hereby; provided, however, that after the Effective Time, Parent and the Surviving Corporation shall not be required to pay in the aggregate for such coverage under each such policy more than 300% of the last annual premium paid by the Company prior to the date hereof in respect of the coverage required to be obtained pursuant hereto under each such policy, but in such case shall purchase as much coverage as reasonably practicable for such amount. In the event the Company elects to purchase such a “tail policy”, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain such “tail policy” in full force and effect and continue to honor their respective obligations thereunder. Parent agrees to cause the Surviving Corporation to honor and perform under, all indemnification agreements entered into by the Company or any of its subsidiaries with any Indemnified Party.

(e)    If Parent or the Surviving Corporation or any of their respective successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation shall assume all of the obligations set forth in this Section 6.10.

(f)    The provisions of this Section 6.10 shall survive the Merger and, following the Effective Time, are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their heirs and representatives.

(g)    The rights of the Indemnified Parties under this Section 6.10 shall be in addition to any rights such Indemnified Parties may have under the Certificate of Incorporation or Bylaws of the Company or the comparable governing instruments of any of its subsidiaries, or under any applicable Contracts or Laws. Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or its officers, directors and employees, it being understood that the indemnification provided for in this Section 6.10 is not prior to, or in substitution for, any such claims under any such policies.

SECTION 6.11    Treatment of Company Indebtedness.

(a)    The Company shall, or shall cause its applicable subsidiaries to, arrange for customary payoff letters and instruments of discharge to be delivered at Closing providing for the payoff, discharge and termination on the Closing Date of all then-outstanding indebtedness under the Credit Facility, and shall deliver, or cause its applicable subsidiaries to deliver, prepayment and termination notices in accordance with the terms of such indebtedness (provided that such prepayment and termination notices may be conditional on the occurrence of the Closing).

SECTION 6.12    Parent Financing.

(a)    Parent and Merger Sub shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange and consummate the Financing on the terms and conditions described in or contemplated by the Financing Commitments, including using reasonable best efforts to (i) maintain in full force and effect the Financing Commitments until the earliest of the consummation of the transactions contemplated hereby, the termination of this Agreement or the time at which any Alternative Financing is obtained, (ii) satisfy on a timely basis, to the extent within their control, all conditions to funding in the Debt Financing Commitments and such definitive agreements to be entered into pursuant thereto (including by consummating the Equity Financing at or prior to the Closing), (iii) negotiate and enter into definitive agreements with respect thereto on terms and conditions described in the Debt Financing Commitments (including any “flex” provisions contained therein) or otherwise consistent in all material respects with the Debt Financing Commitments and on other terms that would not (A) reduce the aggregate principal amount of the Debt Financing to an amount that would be less than an amount that would be required to consummate the Merger and make the other payments required by Parent, Merger Sub and the Surviving Corporation hereunder or otherwise contemplated in connection herewith and repay or refinance the debt contemplated in this Agreement or the Financing Commitments (unless the Equity Financing is increased by a corresponding amount) or (B) impose new or additional conditions or otherwise adversely amend or modify any of the conditions to the receipt of the Financing, in each case, in a manner that would reasonably be expected to prevent or materially delay the receipt of the Debt Financing prior to the Closing Date, (iv) enforce its rights under the Debt Financing Commitments and (v) in the event that all conditions in the Debt Financing Commitments have been satisfied, cause the lenders and other Persons providing Debt Financing to fund on the Closing Date the Debt Financing required to consummate the Merger and the other transactions contemplated hereby. Parent shall use its reasonable best efforts to obtain the Equity Financing contemplated by the Equity Financing Commitment upon satisfaction or waiver of the conditions to Closing in Section 7.1 and Section 7.2 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing). To the extent reasonably requested by the Company from time to time, Parent shall keep the Company informed on a reasonably current basis of the status of its efforts to arrange the

Financing (or Alternative Financing) and Parent shall provide to the Company copies of all documents reasonably requested by the Company related to the Financing (or Alternative Financing), except that provisions related to fees, pricing, “market flex” (other than any structure flex) and other customary economic terms may be redacted in a customary manner; provided, that in no event will Parent or Merger Sub be under any obligation to disclose any information that (x) is subject to attorney-client, attorney work product or other legal privilege or doctrine if Parent or Merger Sub shall have used its commercially reasonable efforts to disclose such information in a manner that would not waive such privilege or doctrine or (y) would contravene any applicable Law. In the event any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated in the Debt Financing Commitments for any reason (A) Parent shall promptly notify the Company in writing and (B) Parent and Merger Sub shall use, and shall cause their respective subsidiaries to use, their reasonable best efforts to arrange to obtain alternative financing from alternative sources (the “Alternative Financing”) in an amount, when added with Parent and Merger Sub’s existing cash on hand and the Equity Financing Commitment, sufficient to consummate the transactions contemplated by this Agreement as promptly as practicable following the occurrence of such event, which would not (i) involve terms and conditions that are materially less beneficial to Parent or Merger Sub, (ii) involve any conditions to funding the Debt Financing that are not contained in the Debt Financing Commitments and (iii) would not reasonably be expected to prevent, impede or delay the consummation of the Debt Financing or such Alternative Financing or the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, Parent shall promptly notify the Company in writing (A) if Parent becomes aware that there exists any breach, default, repudiation, cancellation or termination by any party to the Financing Commitments (or any event or circumstance that, with or without notice, lapse of time or both, would reasonably be expected to give rise to any breach, default, repudiation, cancellation or termination), (B) of the receipt by Parent or Merger Sub of any written notice or other written communication from any lender or other debt financing source with respect to any actual breach, default, repudiation, cancellation or termination by any party to the Financing Commitments or (C) if for any reason Parent or Merger Sub believes in good faith that (I) there is (or there is reasonably likely to be) a dispute or disagreement between or among any parties to any Financing Commitments or any definitive document related to the Financing or (II) there is a reasonable possibility that it will not be able to obtain all or any portion of the Financing on the material terms, in the manner or from the sources contemplated by the Financing Commitments or the definitive documents related to the Financing (including the “flex” provisions set forth in the fee letter). As soon as reasonably practicable, Parent shall provide any information reasonably requested in writing by the Company relating to any circumstance referred to in clause (A), (B) or (C) of the immediately preceding sentence that is in Parent’s possession; provided, that in no event will Parent or Merger Sub be under any obligation to disclose any information that (x) is subject to attorney-client, attorney work product or other legal privilege or doctrine if Parent or Merger Sub shall have used its commercially reasonable efforts to disclose such information in a manner that would not waive such privilege or doctrine or (y) would contravene any applicable Law. Parent, Merger Sub and Guarantor shall not (without the prior written consent of the Company) consent or agree to any amendment, replacement, supplement or modification to, or any waiver of any provision under, the Financing Commitments or the definitive agreements relating to the Financing if such amendment, replacement, supplement, modification or waiver (1) decreases the aggregate amount of the Financing to an amount that would be less than an amount that would be required to consummate the Merger and make the other payments required by Parent, Merger Sub and the Surviving Corporation hereunder or otherwise contemplated in connection herewith and repay or refinance the debt contemplated in this Agreement or the Financing Commitments, (2) imposes new or additional conditions or otherwise expands, amends or modifies any of the conditions to the receipt of the Financing, (3) could reasonably be expected to prevent, impede or delay the consummation of the transactions contemplated by this Agreement, or (4) adversely impacts the ability of Parent or Merger Sub to enforce its rights against the other parties to the Financing Commitments. Parent shall furnish to the Company a copy of any amendment, modification, waiver or consent of or relating to the Financing Commitments promptly upon execution thereof. Parent and Merger Sub shall use their reasonable best efforts to maintain the effectiveness of the Financing Commitments until the transactions contemplated by this Agreement are consummated; provided, however, for the avoidance of doubt, Parent and Merger Sub may amend, replace, supplement and/or modify the Debt Financing Commitments to add lenders, lead arrangers, bookrunners, syndication agents or similar entities as parties thereto who had not executed the Debt Financing Commitments as of the date hereof. Parent shall allow the Company to reasonably consult with the providers of the Debt Financing on the status of such financing and provide the Company, upon reasonable request, with such information and documentation as shall be reasonably necessary to allow the Company to monitor the progress of such financing activities. Upon any amendment, supplement or modification of the Financing Commitments made in compliance with this Section 6.12(a), Parent shall provide a copy thereof to the Company and the term “Financing Commitments” shall mean the Financing Commitments as so amended, replaced, supplemented or modified, including any Alternative Financing. Notwithstanding the foregoing, compliance by Parent with this Section 6.12 shall not relieve Parent or Merger Sub of its obligation to consummate the transactions contemplated by this Agreement whether or not the Financing is available and each of Parent and Merger Sub acknowledges that this Agreement and the transactions contemplated hereby are not contingent on Parent or Merger Sub’s ability to obtain the financing (or any alternative financing) or any specific term with respect to such financing.

(b)    Prior to the Closing, the Company shall use reasonable best efforts to provide to Parent and Merger Sub, and shall cause its subsidiaries and its and its subsidiaries’ Representatives to use reasonable best efforts to provide to Parent and Merger Sub, at Parent’s sole cost and expense, all reasonable cooperation reasonably requested by Parent that is necessary and customary in accordance with the terms of the Debt Financing (or Alternative Financing obtained in accordance with Section 6.12(a)), including using reasonable best efforts to take the following actions: (i) furnishing Parent and Merger Sub with (A) the Required Information and (B) to the extent in possession of the Company and its subsidiaries and reasonably requested by Parent, such other pertinent and customary information necessary to permit Parent to consummate the Debt Financing, including information necessary to prepare a customary preliminary offering memorandum or preliminary private placement memorandum for a private placement of non-convertible high-yield debt securities pursuant to Rule 144A under the Securities Act (including information required by Regulation S-X and Regulation S-K under the Securities Act to the extent such information is customarily included in an offering memorandum for a private placement of non-convertible high-yield debt securities pursuant to Rule 144A under the Securities Act); provided that the Company shall not be obligated to provide (A) (I) pro forma financial statements or (II) information regarding any post-Closing or pro forma cost savings, synergies, capitalization, ownership or other post-Closing pro forma adjustments desired to be incorporated into any information used in connection with the Debt Financing, (B) a description of all or any component of the Financing, including any “description of notes” or other information customarily provided by the financing sources or their counsel, (C) risk factors relating to all or any component of the Financing, (D) separate subsidiary financial statements or any other information of the type required by Rule 3-05, Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X or “segment reporting”, (E) Compensation Discussion and Analysis or other information required by Item 402 of Regulation S-K or (F) other information customarily excluded from an offering memorandum involving a Rule 144A-for-life offering of non-convertible high-yield debt securities (collectively, “Excluded Information”), (ii) prior to and during the Marketing Period, upon reasonable notice, participating in a reasonable number of lender presentations, road shows, due diligence sessions, drafting sessions and sessions with rating agencies, and to reasonably cooperate with the marketing or syndication efforts of Parent and Merger Sub and their financing sources, in each case as reasonably requested by Parent and Merger Sub in connection with the Debt Financing or an Alternative Financing obtained in accordance with Section 6.12(a) at reasonable times and locations mutually agreed, (iii) in advance of and during the Marketing Period, assisting Parent in its preparation of (A) any offering documents, private placement memoranda, bank information memoranda (including obtaining customary authorization and representation letters authorizing the distribution of information to prospective lenders or investors and containing the representations contemplated by the Debt Financing Commitment) and similar documents and (B) materials for rating agency presentations, marketing materials, offering documents, bank information memoranda (including with respect to presence of or absence of material non-public information relating to the Company and its subsidiaries and the accuracy of the information relating to the Company and its subsidiaries contained therein), lender presentations, private placement memoranda, prospectuses and similar documents reasonably required in connection with the Debt Financing; provided that Company and its subsidiaries shall not be obligated to furnish any of the Excluded Information, (iv) reasonably facilitating the pledging of collateral, including by executing and delivering as of the Closing definitive financing documents, pledge and security documents and other customary certificates or documents, to the extent reasonably requested by Parent in connection with the Debt Financing (or Alternative Financing obtained in accordance with Section 6.12(a)) (provided that (A) none of the documents or certificates shall be executed and/or delivered except in connection with the Closing, (B) the effectiveness thereof shall be conditioned upon, or become operative after, the occurrence of the Effective Time and (C) no liability shall be imposed on the Company, any of its subsidiaries, or any of their respective officers or employees involved), (v) providing information regarding the Company and its subsidiaries reasonably required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act of 2001 and the beneficial ownership regulations at least three Business Days prior to the Closing, to the extent requested in writing ten Business Days prior to the Closing and (vi) request and facilitate the Company’s independent accountants to provide to Parent, consistent with their customary practice, any “comfort letters” (including “negative assurance” comfort, on customary terms and consistent with their customary practice in connection with the Debt Financing) as reasonably requested by Parent as necessary for financings similar to the Debt Financing (including for a private placement of debt securities pursuant to Rule 144A). Notwithstanding the foregoing, (x) nothing in this Section 6.12 shall require such cooperation to the extent it would unreasonably interfere with the business or operations of the Company and its subsidiaries and (y) none of the Company or any of its subsidiaries shall be required to pay any commitment or other fee or incur any other liability or obligation in connection with the Debt Financing contemplated by the Debt Financing Commitments or be required to take any action for which it would not be indemnified hereunder, to bear any cost or expense or to pay any commitment or other similar fee or make any other payment or agree to provide any indemnity in connection with the Debt Financing or any of the foregoing prior to the Effective Time. For the avoidance of doubt, none of the Company or its subsidiaries or their respective officers, directors (with respect to any subsidiary of the Company) or employees shall be required to execute or enter into or perform any agreement with respect to the Debt Financing contemplated by the Debt Financing Commitments that is not contingent upon the Closing or that would be effective prior to the Closing (other than the execution of customary authorization letters and representation letters referenced above) and no directors of the Company shall be required to execute or enter into or perform any agreement with respect to the Debt Financing.

(c)    Parent (i) shall promptly, upon request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs (including (A) reasonable outside attorneys’ fees and (B) fees and expenses of the Company’s accounting firms engaged to assist in connection with the Financing, including performing additional requested procedures, reviewing any offering documents, participating in any meetings and providing any comfort letters) to the extent incurred by the Company, any of its subsidiaries or their respective directors, officers, employees, accountants, consultants, legal counsel, agents, investment bankers and other representatives in connection with the cooperation of the Company and its subsidiaries contemplated by this Section 6.12 and (ii) shall indemnify and hold harmless the Company and its subsidiaries and their respective Representatives from and against any and all losses suffered or incurred by them in connection with the arrangement of the Debt Financing and the performance of their respective obligations under this Section 6.12 (including any action taken in accordance with this Section 6.12) and any information utilized in connection therewith, except with respect to any losses suffered or incurred as a result of willful misconduct by the Company and its subsidiaries, as determined by a court of competent jurisdiction in a final and non-appealable decision.

(d)    The Company hereby consents to the use of the logos of the Company and its subsidiaries by Parent and Merger Sub in connection with the Debt Financing; provided that Parent and Merger Sub shall ensure that such logos are used solely in a manner that is not intended, or that is not reasonably likely, to harm or disparage the Company or the Company’s reputation or goodwill.

(e)    All non-public or otherwise confidential information regarding the Company or its subsidiaries obtained by Parent, Merger Sub, or any of their respective Representatives pursuant to this Section 6.12 shall be kept confidential in accordance with the Confidentiality Agreements; provided, that, notwithstanding anything to the contrary herein or in the Confidentiality Agreements, all non-public or otherwise confidential information provided to Brookfield Infrastructure Group LLC, GIC Special Investments Pte. Ltd. or their respective Representatives before, on or after the date hereof pursuant to this Section 6.12 may be disclosed to, and used in connection with the Debt Financing by, any actual or prospective sources of Debt Financing and their respective Representatives pursuant to the terms of the Confidentiality Agreements, and any such recipients of non-public or otherwise confidential information shall be deemed to be “Representatives” of Brookfield Infrastructure Group LLC and GIC Special Investments Pte. Ltd. under the Confidentiality Agreements.

SECTION 6.13    Takeover Statutes. If any “fair price,” “moratorium,” “business combination,” “control share acquisition” or other form of anti-takeover statute or regulation is or may become applicable to the Merger or the other transactions contemplated by this Agreement, each of the Company and Parent and the members of their respective Boards of Directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions. Nothing in this Section 6.13 shall be construed to permit Parent or Merger Sub to do any act that would constitute a violation or breach of, or as a waiver of any of the Company’s rights under, any other provision of this Agreement.

SECTION 6.14    Transaction Litigation. In the event that any stockholder litigation related to this Agreement, the Merger or the other transactions contemplated by this Agreement is brought or threatened in writing against the Company or any members of its Board of Directors after the date of this Agreement and prior to the Effective Time (the “Transaction Litigation”), the Company shall promptly notify Parent in writing of any such Transaction Litigation and shall keep Parent reasonably informed with respect to the status thereof. The Company shall give Parent the opportunity to participate in the defense of any Transaction Litigation and keep Parent reasonably apprised of, and consult with Parent (and consider in good faith Parent’s advice), with respect to, proposed strategy and any material decisions related thereto. The Company shall not settle or agree to settle any Transaction Litigation without Parent’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned).

SECTION 6.15    Obligations of Merger Sub. Parent shall take all action necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations under this Agreement, the Financing Commitments and any Alternative Financing.

SECTION 6.16    Rule 16b-3. Prior to the Effective Time, the Company shall be permitted to take such steps as may be reasonably necessary or advisable hereto to cause any dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual (including any Person who is deemed to be a “director by deputization” under applicable securities Laws) who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

ARTICLE VII

CONDITIONS OF MERGER

SECTION 7.1    Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each Party to effect the Merger shall be subject to the satisfaction (or waiver) at or prior to the Effective Time of the following conditions:

(a)    Stockholder Approval. The Company Requisite Vote shall have been obtained;

(b)    Orders and Consents. (i) No Governmental Entity of competent jurisdiction shall have enacted or promulgated any Law, statute, rule, regulation, executive order, decree, ruling, injunction or other order (whether temporary, preliminary or permanent) to prohibit, restrain, enjoin or make illegal the consummation of the

Merger that remains in effect, (ii) either (A) the approval or authorization of, or exemption by, the STB (as the case may be) with respect to the Merger and the other transactions contemplated hereby shall have been obtained or (B) (1) the STB shall have provided Parent with an informal opinion that the proposed voting trust would insulate Parent from unauthorized control of the Company between the Effective Time and the receipt of final approval or authorization of, or exemption by, the STB (as the case may be) with respect to the Merger and the other transactions contemplated hereby and (2) the approval or authorization of, or exemption by, the STB (as the case may be) with respect to the voting trustee’s control of the Company shall have been obtained, and (iii) each other consent, approval or clearance with respect to, or termination or expiration of any applicable waiting period (and any extensions thereof) imposed under, (A) any Antitrust Laws in the jurisdictions identified on Section 7.1(b) of the Company Disclosure Letter and (B) each Other Regulatory Approval identified on Section 7.1(b) of the Company Disclosure Letter shall have been obtained, shall have been received or deemed to have been received or shall have terminated or expired, as the case may be, and each shall remain in full force and effect, and with respect to clauses (ii) and (iii), shall not have required a Burdensome Condition.

SECTION 7.2    Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger shall be further subject to the satisfaction (or waiver by Parent) at or prior to the Effective Time of the following conditions:

(a)    Representations and Warranties. Each of the representations and warranties of the Company set forth in (i) Section 3.1, Section 3.2 (solely with respect to the Company), the third and fourth sentences of Section 3.3(b), Section 3.4, Section 3.20 and Section 3.21 shall be true and correct in all material respects as of the date hereof and as of the Effective Time (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such specified date), (ii) Section 3.3(a) and the first two sentences of Section 3.3(b) and Section 3.9(b) shall be true and correct in all respects as of the date hereof and as of the Effective Time (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such specified date), except, with respect to Section 3.3(a) and the first two sentences of Section 3.3(b), for inaccuracies that do not increase the aggregate consideration payable by Parent pursuant to Article II in more than a de minimis respect, and (iii) the other representations and warranties of Article III shall be true and correct in all respects (without giving effect to any “materiality,” “Material Adverse Effect” or similar qualifiers contained in any such representations and warranties) as of the date hereof and as of the Effective Time as though made on and as of such date (except to the extent that any such representation or warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failures of any such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

(b)    Performance of Obligations of the Company. The Company shall have performed in all material respects the obligations, and complied in all material respects with the agreements and covenants, required to be performed by, or complied with by, it under this Agreement at or prior to the Effective Time;

(c)    No Material Adverse Effect. Since the date of this Agreement, no change, event, fact, condition, development, effect or occurrence shall have occurred that, individually or in the aggregate with all other changes, events, facts, conditions, developments, effects or occurrences, has had or would reasonably be expected to have a Material Adverse Effect; and

(d)    Certificate. Parent shall have received a certificate of an executive officer of the Company, certifying that the conditions set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(c) have been satisfied.

SECTION 7.3    Conditions to Obligations of the Company. The obligation of the Company to effect the Merger shall be further subject to the satisfaction (or waiver by the Company) at or prior to the Effective Time of the following conditions:

(a)    Representations and Warranties. Each of the representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct, in each case as of the date hereof and as of the Effective Time as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of any such representations and warranties to be true and correct, individually or in the aggregate, would not reasonably be expected to prevent or materially delay the consummation by Parent or Merger Sub of the transactions contemplated by this Agreement (a “Parent Material Adverse Effect”);

(b)    Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed in all material respects the obligations, and complied in all material respects with the agreements and covenants, required to be performed by or complied with by it under this Agreement at or prior to the Closing Date; and

(c)    Certificate. The Company shall have received a certificate of an executive officer of Parent, certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.

ARTICLE VIII

TERMINATION

SECTION 8.1    Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding the Company Requisite Vote having been obtained:

(a)    by mutual written consent of Parent, Merger Sub and the Company;

(b)    by Parent or the Company if any court or other Governmental Entity of competent jurisdiction shall have issued a final order, decree or ruling or taken any other final action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become final and nonappealable; provided that the Party seeking to terminate this Agreement pursuant to this Section 8.1(b) shall not have the right to so terminate if any action of such Party (or, in the case of Parent, Merger Sub) or the failure of such Party (or, in the case of Parent, Merger Sub) to perform any of its obligations under this Agreement required to be performed at or prior to the Effective Time has been the primary cause of the events specified in this Section 8.1(b);

(c)    by either Parent or the Company if the Effective Time shall not have occurred on or before July 1, 2020 (the “End Date”); provided that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to the Party seeking to terminate if any action of such Party (or, in the case of Parent, Merger Sub) or the failure of such Party (or, in the case of Parent, Merger Sub) to perform any of its obligations under this Agreement required to be performed at or prior to the Effective Time has been the primary cause of the failure of the Effective Time to occur on or before the End Date (for the avoidance of doubt, Parent’s failure to consummate the Closing solely due to the unavailability of the Debt Financing (or, if Alternative Financing is being used in accordance with Section 6.12, such Alternative Financing) shall not in itself be deemed to be an action or failure to act for purposes of this Section 8.1(c)).

(d)    by written notice from the Company:

(i)     if there shall have been a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub contained in this Agreement, such that the conditions set forth in

Section 7.3(a) or Section 7.3(b) would not be satisfied and such breach is not curable or, if curable, is not cured prior to the earlier of (A) 30 days after written notice thereof is given by the Company to Parent or (B) the End Date; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(d)(i) if the Company is then in material breach of any of its covenants or agreements contained in this Agreement; or

(ii)    prior to obtaining the Company Requisite Vote, in order to enter into a definitive agreement with respect to a Superior Proposal, subject to the terms and conditions of, Section 6.1(c);

(e)    by written notice from Parent if:

(i)    there shall have been a breach of any representation, warranty, covenant or agreement on the part of the Company contained in this Agreement, such that the conditions set forth in Section 7.2(a) or Section 7.2(b) would not be satisfied and such breach is not curable or, if curable, is not cured prior to the earlier of (A) 30 days after written notice thereof is given by Parent to the Company or (B) the End Date; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(e)(i) if Parent or Merger Sub is then in material breach of any of its covenants or agreements contained in this Agreement; or

(ii)    the Board of Directors of the Company (A) shall have made, prior to obtaining the Company Requisite Vote, a Change of Recommendation (it being understood and agreed that, for all purposes of this Agreement (including Section 6.1 and Section 6.3), a communication by the Board of Directors of the Company to the stockholders of the Company in accordance with Rule 14d-9(f) of the Exchange Act, or any similar communication to the stockholders of the Company in connection with the commencement of a tender offer or exchange offer, shall not, in and of itself, be deemed to constitute a Change of Recommendation), (B) shall have failed to include the Recommendation in the Proxy Statement distributed to stockholders, (C) prior to obtaining the Company Requisite Vote, shall have recommended, adopted, approved, endorsed or publicly proposed to recommend, adopt, approve or endorse to the stockholders of the Company an Acquisition Proposal with a Person other than Parent or Merger Sub, (D) shall have made any public recommendation in connection with a tender offer or exchange offer that is subject to Regulation 14D under the Exchange Act other than either (I) a recommendation in a Solicitation/Recommendation Statement on Schedule 14D-9 against such tender offer or exchange offer or (II) a communication by the Board of Directors of the Company to the stockholders of the Company in accordance with Rule 14d-9(f) of the Exchange Act, (E) if an Acquisition Proposal (other than an Acquisition Proposal subject to Regulation 14D) shall have been publicly announced or disclosed, shall have failed to reaffirm the Recommendation on or prior to ten Business Days following the Company’s receipt of a request from Parent with respect thereto or (F) shall have formally resolved to effect or publicly announced an intention to effect any of the foregoing, prior to obtaining the Company Requisite Vote (it being agreed that the taking of any action by the Company, its Board of Directors or any of its Representatives permitted by Section 6.1(b) (other than clause (iv) thereof) shall not give rise to a right to terminate pursuant to this clause (ii));

(f)    by either Parent or the Company if the Company Requisite Vote shall not have been obtained at the Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof, in each case, at which a vote on the adoption of this Agreement was taken; or

(g)    by the Company, if (i) the conditions set forth in Section 7.1 and Section 7.2 (other than those conditions that by their nature are to be satisfied at the Closing, which conditions are capable at the time of termination of being satisfied if the Closing were to occur at such time) have been satisfied or waived in accordance with this Agreement, (ii) Parent and Merger Sub fail to consummate the Merger within three Business Days of the date on which the Closing should have occurred pursuant to Section 1.2 and (iii) during such three Business Day period described in clause (ii), the Company stood ready, willing and able to consummate the Merger and the other transactions contemplated hereby.

SECTION 8.2    Effect of Termination.

(a)    In the event of the valid termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any Party hereto, except as provided in Section 6.6(b), Section 6.8, Section 6.12(c), this Section 8.2, Section 8.3 and Article IX, which shall survive such termination; provided that, subject to the limitations set forth in Section 8.2(e) and Section 8.2(f), nothing herein shall relieve any Party hereto of any liability for damages resulting from Willful Breach prior to such termination by any Party hereto. The Parties acknowledge and agree that nothing in this Section 8.2 shall be deemed to affect their right to specific performance under Section 9.12.

(b)    In the event that:

(i)    this Agreement is validly terminated by (A) the Company pursuant to Section 8.1(d)(ii), (B) by Parent pursuant to Section 8.1(e)(ii) or (C) by the Company or Parent pursuant to Section 8.1(c) or Section 8.1(f) under circumstances (in the case of this clause (C) only) in which Parent would have been entitled to terminate the Agreement pursuant to Section 8.1(e)(ii), then, in each case of clause (A), (B) or (C), the Company shall pay the Company Termination Payment to Parent (or one or more of its designees), at or prior to the time of termination in the case of a termination pursuant to Section 8.1(d)(ii) or as promptly as reasonably practicable in the case of a termination pursuant to Section 8.1(e)(ii), Section 8.1(c) or Section 8.1(f) (and, in any event, within two Business Days following such termination), payable by wire transfer of immediately available funds.

(ii)    this Agreement is validly terminated by either Parent or the Company pursuant to Section 8.1(c) or Section 8.1(f) or Parent pursuant to Section 8.1(e)(i) and (A) in the case of a termination pursuant to Section 8.1(c) or Section 8.1(e)(i), at any time after the date of this Agreement and prior to the termination of this Agreement an Acquisition Proposal shall have been made to the Board of Directors of the Company or made publicly to the Company’s stockholders not withdrawn prior to such termination, or in the case of a termination pursuant to Section 8.1(f), at any time after the date of this Agreement and prior to the taking of a vote to approve this Agreement at the Stockholders Meeting or any postponement or adjournment thereof an Acquisition Proposal shall have been made directly to the Company’s stockholders, or an Acquisition Proposal shall have otherwise become publicly known, and not been withdrawn prior to such taking of a vote to approve this Agreement and (B) within 12 months after such termination, the Company shall have entered into a definitive agreement with respect to any Acquisition Proposal, or shall have consummated any Acquisition Proposal, then, in any such event, the Company shall pay to Parent the Company Termination Payment, such payment to be made within two Business Days from the earlier of the entry into a definitive agreement with respect to such Acquisition Proposal or the consummation of such Acquisition Proposal, by wire transfer of immediately available funds. For the purpose of this Section 8.2(b)(ii), all references in the definition of the term Acquisition Proposal to “20%” will be deemed to be references to “50%”.

(iii)    this Agreement is validly terminated by the Company pursuant to Section 8.1(d)(i) or Section 8.1(g) (or pursuant to any provision of Section 8.1(c) under circumstances in which the Company would have been entitled to terminate the Agreement pursuant to Section 8.1(d)(i) or Section 8.1(g)), Parent shall pay to the Company a fee of $388,000,000 (the “Parent Termination Fee”) by wire transfer of immediately available funds, such payment to be made within two Business Days of the applicable termination.

(c)    The Parties acknowledge and hereby agree that each of the Parent Termination Fee and the Company Termination Payment, as applicable, if, as and when required pursuant to this Section 8.2, shall not constitute a penalty but will be liquidated damages, in a reasonable amount that will compensate the party receiving such amount in the circumstances in which it is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger, which amount would otherwise be impossible to calculate with precision. The Parties acknowledge and hereby agree that in no event shall either the Company be required to pay the Company Termination Payment or Parent be required to pay the Parent Termination Fee, as the case may be, on more than one occasion.

(d)    Each of the Company, Parent and Merger Sub acknowledges that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the Parties would not enter into this Agreement. If the Company fails to timely pay an amount due pursuant to Section 8.2(b)(i) or Section 8.2(b)(ii), or Parent fails to timely pay an amount due pursuant to
Section 8.2(b)(iii), and, in order to obtain such payment, Parent, on the one hand, or the Company, on the other hand, commences a suit that results in a judgment against the Company for the amount set forth in Section 8.2(b)(i) or Section 8.2(b)(ii), or any portion thereof, or a judgment against Parent for the amount set forth in Section 8.2(b)(iii), or any portion thereof, the Company shall pay to Parent, or Parent shall pay to the Company, its reasonable and documented out-of-pocket costs and expenses (including reasonable and documented out-of-pocket attorneys’ fees and the reasonable and documented out-of-pocket fees and expenses of any expert or consultant engaged by Parent or the Company, as applicable) up to a maximum aggregate amount of $10,000,000 (the “Expense Cap”) in connection with such suit, together with interest on the amount of such payment from the date such payment was required to be made until the date of payment at the prime rate as published in The Wall Street Journal, Eastern Edition in effect on the date of such payment. Any amount payable pursuant to Section 8.2(b) shall be paid by the applicable Party by wire transfer of same day funds prior to or on the date such payment is required to be made under Section 8.2(b).

(e)    Notwithstanding anything to the contrary in this Agreement, in any circumstance in which this Agreement is terminated and Parent is paid the Company Termination Payment from the Company pursuant to this Section 8.2, the Company Termination Payment and, if applicable, the costs and expenses of Parent pursuant to Section 8.2(d) shall, subject to Section 9.12, be the sole and exclusive monetary remedy of the Parent Related Parties against the Company, its subsidiaries and any of their respective former, current or future general or limited partners, stockholders, controlling Persons, managers, members, directors, officers, employees, Affiliates, representatives, agents or any their respective assignees or successors or any former, current or future general or limited partner, stockholder, controlling Person, manager, member, director, officer, employee, Affiliate, representative, agent, assignee or successor of any of the foregoing (collectively, “Company Related Parties”) for any loss or damage suffered as a result of the failure of the Merger and the other transactions contemplated by this Agreement to be consummated or for a breach of, or failure to perform under, this Agreement or any certificate or other document delivered in connection herewith or otherwise or in respect of any oral representation made or alleged to have been made in connection herewith or therewith, and upon payment of such amounts, none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or in respect of representations made or alleged to be made in connection herewith, whether in equity or at law, in contract, in tort or otherwise, except that nothing shall relieve the Company of its obligations under Section 6.6(b) and Section 6.8.

(f)    Notwithstanding anything to the contrary in this Agreement, but without limiting or affecting the Company’s rights to specific enforcement expressly set forth in Section 9.12, the termination of this Agreement pursuant to Section 8.1(d)(i) or Section 8.1(g) (or pursuant to any provision of Section 8.1(c) under circumstances in which the Company would have been entitled to terminate the Agreement pursuant to
Section 8.1(d)(i) or Section 8.1(g)) and receipt of payment of the Parent Termination Fee pursuant to this Section 8.2 and any costs and expenses of the Company pursuant to Section 8.2(d) (and the obligations of each Guarantor under its respective Parent Guarantee (in accordance with the terms and conditions thereof) with respect thereto), shall be the sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) of the Company Related Parties against any of Parent, Merger Sub, the Guarantors, or any of their respective former, current or future general or limited partners, stockholders, controlling Persons, direct or indirect equityholders, managers, members, directors, officers, employees, Affiliates, affiliated (or commonly advised) funds, representatives, agents or any their respective assignees or successors or any former, current or future general or limited partner, stockholder, controlling Person, direct or indirect equityholder, manager, member, director, officer, employee, Affiliate, affiliated (or commonly advised) fund, representative, agent, assignee or successor of any of the foregoing (collectively, excluding Parent and Merger Sub, the “Parent Related Parties”) or the lenders, agents, underwriters, commitment parties and arrangers of any Debt Financing (including pursuant to the Debt Financing Commitments or any engagement letters, credit agreements, loan agreements, joinders or indentures relating to any Debt Financing), together with their respective Affiliates, and their and their respective Affiliates’ officers, directors, employees, controlling persons, advisors, attorneys, agents and representatives and their successors and assigns, including any successors or assigns via joinder agreements or credit agreements related thereto (a “Lender Related Party”) for any cost, expense, loss or damage suffered as a result of, or arising from or otherwise in connection with (i) this Agreement, the Limited Guarantees, the Equity Financing Commitments or any of the other agreements, instruments, and documents contemplated hereby or executed in connection herewith, the transactions contemplated hereby or thereby, (ii) the failure of the Merger or the other transactions contemplated by this Agreement to be consummated (including the funding of the Financing), (iii) any breach (or threatened or alleged breach) of, or failure (or threatened or alleged failure) to perform under, this Agreement or any of the other documents delivered herewith or executed in connection herewith or otherwise or (iv) any oral representation made or alleged to have been made in connection herewith or therewith (collectively, the “Transaction Related Matters”). Except as expressly provided in the immediately preceding sentence, none of Parent, Merger Sub, the Parent Related Parties or the Lender Related Parties shall have any liability or obligation relating to or arising out of or in connection with any Transaction Related Matters, except that nothing shall relieve Parent of its obligations under Section 6.6(b), Section 6.8 and Section 6.12(c) for an amount not to exceed, when taken together with any amounts payable pursuant to Section 8.2(d), the Expense Cap, and none of the Company, its subsidiaries nor any other Company Related Party shall seek or be entitled to seek or recover any damages or seek or be entitled to any remedy, whether based on a claim at Law or in equity, in contract, tort or otherwise, with respect to any losses or damages suffered in connection with any Transaction Related Matters.

(g)    Except for (i) claims against any Guarantor in accordance with and under the terms of its Parent Guarantee, (ii) claims for specific performance of the Equity Financing Commitment to the extent provided therein, and (iii) claims against the parties to the Confidentiality Agreements for breaches thereof in accordance with the terms thereof (the foregoing (i), (ii) and (iii), “Permitted Claims”), this Agreement may only be enforced against, and all actions or claims (whether at law, in equity, in contract, in tort or otherwise) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to any Transaction Related Matters may only be made against (and are those solely of) the entities that are expressly identified as Parties hereto, and, except for Permitted Claims, none of the Guarantors or any other Parent Related Party shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim against the parties to this Agreement (whether in tort, contract or otherwise). In no event shall the Company or any of the Company Related Parties, and the Company agrees not to and to cause the Company Related Parties not to, seek to enforce this Agreement against, make any claims for breach of this Agreement against, or make any claims in respect of any Transaction Related Matters against or seek to recover monetary damages from, any Parent Related Party (other than in respect of Permitted Claims).

SECTION 8.3    Expenses. Except as otherwise specifically provided herein, each Party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby. Filing fees incurred in connection with applications and filings with the STB or under any Antitrust Law shall be borne by Parent.

ARTICLE IX

GENERAL PROVISIONS

SECTION 9.1    Non-Survival of Representations, Warranties, Covenants and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and agreements, shall survive the Effective Time, except for (a) those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Effective Time and (b) those contained in this Article IX.

SECTION 9.2    Modification or Amendment. Subject to the provisions of applicable Law, at any time prior to the Effective Time, the Parties may modify or amend this Agreement by written agreement, executed and delivered by duly authorized officers of the respective Parties. No amendments or modifications to the provisions of which the Lender Related Parties under the Debt Financing are expressly made third-party beneficiaries pursuant to Section 9.8 shall be permitted in a manner adverse to any such Lender Related Party without the prior written consent of such Lender Related Party.

SECTION 9.3    Waiver. At any time prior to the Effective Time, any Party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) subject to the requirements of applicable Law, waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the Party or Parties to be bound thereby and specifically referencing this Agreement. The failure of any Party to assert any rights or remedies shall not constitute a waiver of such rights or remedies, nor shall any single or partial exercise thereof preclude any other or further exercise of any other right or remedy hereunder. For purposes of this Section 9.3, the Company and Merger Sub shall be treated collectively as a single Party.

SECTION 9.4    Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

(a)	if to Parent or Merger Sub:

c/o Brookfield Infrastructure Group Brookfield Place, 181 Bay Street, suite 300 Toronto, Ontario, Canada, M5J 2T3
Attention:	James Rickert, Managing Director
Email:	James.Rickert@brookfield.com

    with additional copies (which shall not constitute notice) to each of the following:

c/o GIC Special Investment Pte. Ltd. 280 Park Avenue New York, NY 10017
Attention:	Alexander Greenbaum, Senior Vice-President
Phone:	+1 212.856.2578
Email:	alexgreenbaum.gic.com

and

White & Case LLP 1221 Avenue of the Americas New York, NY 10020-1095
Attention:	Oliver Brahmst
Chang-Do Gong
Robert N. Chung
Facsimile:	(212) 354-8113
Email:	obrahmst@whitecase.com
cgong@whitecase.com
robert.chung@whitecase.com

and

Sidley Austin LLP 787 Seventh Avenue New York, NY 10019
Attention:	Asi Kirmayer
Facsimile:	(212) 839-5599
Email:	akirmayer@sidley.com

(b)	if to the Company:

Genesee & Wyoming Inc. 20 West Avenue Darien, CT 06820
Attention:	Allison M. Fergus
Facsimile:	(203) 656-1148
Email:	afergus@gwrr.com

    with additional copies (which shall not constitute notice) to each of the following:

Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017
Attention:	Eric M. Swedenburg
Anthony F. Vernace
Facsimile:	(212) 455-2502
Email:	eswedenburg@stblaw.com
avernace@stblaw.com

and

Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, NY 10019
Attention:	Daniel A. Neff
Gordon S. Moodie
Facsimile:	(212) 403-2000
Email:	DANeff@wlrk.com
GSMoodie@wlrk.com

SECTION 9.5    Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings assigned below:

(a)    “Acceptable Confidentiality Agreement” means a confidentiality agreement that contains confidentiality and standstill provisions on terms no less favorable in any substantive respect to the Company than those contained in the Confidentiality Agreements (except for such changes specifically necessary in order for the Company to be able to comply with its obligations under this Agreement and such non-material changes requested by the counterparty to ensure the confidentiality agreement is consistent with its organization’s customary policies, procedures and practices with respect to confidentiality agreements);

(b)    “Affiliate” means, with respect to any Person, any other Person directly or indirectly, controlling, controlled by, or under common control with, such Person;

(c)    “Australia Credit Facility” means the Syndicated Facility Agreement, dated November 28, 2016, among GWI Acquisitions Pty Ltd, the obligors party thereto, National Australia Bank Limited, as agent and lender, and Australia and New Zealand Banking Group Limited, Bank of America, N.A. Australian Branch, BNP

Paribas, Citibank, N.A. Sydney Branch, Commonwealth Bank of Australia, JPMorgan Chase Bank, N.A., Sumitomo Mitsui Banking Corporation and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as lenders, as may be amended in accordance with its terms, and including any Indebtedness incurred to refinance such credit facility;

(d)    “Business Day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings or, in the case of determining a date when any payment is due, any day other than a Saturday or Sunday or a day on which banks are required or authorized to close in the City of New York, New York;

(e)    “CFIUS” means the Committee on Foreign Investment in the United States and each member agency thereof, acting in such capacity;

(f)    “CFIUS Approval” means any of the following: (a) the 45-day review period under the DPA shall have expired and the Parties shall have received notice from CFIUS that such review has been concluded and that either the transactions contemplated hereby do not constitute a “covered transaction” under the DPA or there are no unresolved national security concerns, and all action under the DPA is concluded with respect to the transactions contemplated hereby, (b) an investigation shall have been commenced after such 45-day review period and CFIUS shall have determined to conclude all action under the DPA without sending a report to the President of the United States, and the parties shall have received notice from CFIUS that there are no unresolved national security concerns, and all action under the DPA is concluded with respect to the transactions contemplated hereby, or (c) CFIUS shall have sent a report to the President of the United States requesting the President’s decision and the President shall have announced a decision not to take any action to suspend, prohibit or place any limitations on the transactions contemplated hereby, or the time permitted by Law for such action shall have lapsed;

(g)    “Company Equity Award” means any Option, Stock Unit or PSU issued and outstanding, or authorized to be issued, pursuant to the Company Stock Plan;

(h)    “Company Stock Plan” means the Fourth Amended and Restated 2004 Omnibus Incentive Plan, as may be amended from time to time;

(i)    “Company Termination Payment” means $194,000,000;

(j)    “Contribution Notice” means a contribution notice under Section 38 or Section 47 of the United Kingdom Pensions Act 2004;

(k)    “control” (including the terms “controlling”, “controlled”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or otherwise;

(l)    “Credit Facility” means the Third Amended and Restated Senior Secured Syndicated Facility Agreement, dated as of June 5, 2018, among the Company, RP Acquisition Company Two, Quebec Gatineau Railway Inc., GWI Holding B.V., Rotterdam Rail Feeding B.V., GWI UK Acquisition Company Limited, the designated subsidiaries referred to therein, Bank of America, N.A., as administrative agent, and the agents, lenders and guarantors party thereto from time to time, and as may be further amended in accordance with its terms;

(m)    “Financial Support Direction” means a financial support direction under Section 43 of the United Kingdom Pensions Act 2004;

(n)     “DPA” means Section 721 Defense Production Act of 1950, as amended (50 U.S.C. § 4501 et seq.), and all rules and regulations thereunder, including those codified at 31 C.F.R. Part 800 et seq;

(o)    “GAAP” means the generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States, in each case, as applicable, as of the time of the relevant financial statements referred to herein;

(p)    “Government Official” means any officer or employee of a Governmental Entity or any department, agency or instrumentality thereof, including state-owned entities, or of a public organization or any person acting in an official capacity for or on behalf of any such government, department, agency or instrumentality or on behalf of any such public organization;

(q)    “knowledge” (i) with respect to the Company means the actual knowledge of any of the individuals listed in Section 9.5(q) of the Company Disclosure Letter and (ii) with respect to Parent or Merger Sub means the actual knowledge of any of the individuals listed in Section  9.5(q) of the Parent Disclosure Letter, in each case, after reasonable inquiry and investigation;

(r)    “ Law” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, ordinance, code, decree, order, judgment, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity and any order or decision of an applicable arbitrator or arbitration panel;

(s)    “Marketing Period” means the first period of 15 consecutive Business Days commencing on or after the date Parent shall have received the Required Information; provided that (i) such 15 consecutive Business Day period shall not be required to be consecutive to the extent it would include July 5, 2019, November 27, 2019 or November 29, 2019 (which dates set forth in this clause (i) shall be excluded for purposes of, but shall not reset, the 15 consecutive Business Day period) and (ii) (A) if such 15 Business Day period has not been completed on or prior to August 16, 2019, such period shall commence no earlier than September 3, 2019 and (B) if such 15 Business Day has not been completed on or prior to December 23, 2019, such period shall commence no earlier than January 3, 2020; provided, further, that (A) the Marketing Period in any event shall end on any earlier date on which the Debt Financing (or any other debt financing contemplated by the Financing Commitments or any Alternative Financing) is consummated and (B) the Marketing Period shall not be deemed to have commenced (1) prior to September 3, 2019 or (2) if on or prior to the completion of such 15 Business Day period, (x) PricewaterhouseCoopers LLP (“PwC”) shall have withdrawn its audit opinion with respect to any audited financial statements included in the Required Information, in which case the Marketing Period shall not commence unless and until a new unqualified audit opinion is issued with respect to the audited financial statements of the Company for the applicable periods by PwC or another independent public accounting firm of recognized national standing or (y) the Company shall have publicly announced any intention to restate any financial statements included in the Required Information, in which case the Marketing Period shall not commence unless and until such restatement has been completed and the applicable Required Information has been amended or the Company has announced that it has concluded that no restatement shall be required in accordance with GAAP. If at any time the Company shall reasonably believe that it has provided the Required Information, the Company may deliver to Parent a written notice to that effect (stating when it believes it completed such delivery), in which case the requirement to deliver the Required Information will be deemed to have been satisfied as of the date of such delivery of such Required Information as has been identified in such notice, unless Parent in good faith reasonably believes the Company has not completed the delivery of the Required Information and, within three Business Days after the receipt of such notice from the Company, delivers a written notice to the Company to that effect (stating with reasonable specificity which portion of the Required Information the Company has not delivered);

(t)    “Material Adverse Effect” means any event, development, change, effect, fact, condition or occurrence that, individually or in the aggregate with all other events, developments, changes, effects, facts, conditions or occurrences, has a material adverse effect on or with respect to the business, assets, properties, liabilities, results of operation or financial condition of the Company and its subsidiaries taken as a whole, provided that no events, developments, changes, effects, facts, conditions or occurrences relating to, arising out of or in connection with or resulting from any of the following shall be deemed, either alone or in combination, to constitute or contribute to a Material Adverse Effect: (i) general changes or developments in the economy or the financial, debt, capital, credit or securities markets in the United States or elsewhere in the world, including as a result of changes in geopolitical conditions, (ii) general changes or developments in the industries in which the Company or its subsidiaries operate, (iii) the execution and delivery of this Agreement or the public announcement or pendency of the Merger or other transactions contemplated hereby, including any impact thereof on relationships, contractual or otherwise, with customers, connecting railroads, lessors, suppliers, vendors, investors, lenders, partners, contractors or employees of the Company and its subsidiaries, or the performance of this Agreement and the transactions contemplated hereby, including compliance with the covenants set forth herein and any action taken or omitted to be taken by the Company at the express written request of or with the express written consent of Parent or Merger Sub (provided that this clause (iii) shall not apply to any representation or warranty set forth in Section 3.5 or compliance of the covenants set forth in Section 5.1), (iv) changes or prospective changes in any applicable Laws or regulations or applicable accounting regulations or principles or interpretation or enforcement thereof, (v) any hurricane, cyclone, tornado, earthquake, flood, tsunami, natural disaster, act of God or other comparable events or outbreak or escalation of hostilities or war (whether or not declared), military actions or any act of sabotage or terrorism, or national or international political or social conditions, (vi) any change in the price or trading volume of the Shares or the credit rating of the Company, in each case, in and of itself, or (vii) any failure by the Company to meet any published analyst estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Company to meet its internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (provided, that, for purposes of clauses (vi) and (vii), the facts, circumstances, events, developments, changes, effects or occurrences giving rise to or contributing to such change may be taken into account in determining whether there has been or will be a Material Adverse Effect); except in the cases of clauses (i), (ii), (iv) or (v), to the extent that the Company and its subsidiaries, taken as a whole, are disproportionately affected thereby as compared with other participants in the industries in which the Company and its subsidiaries operate (in which case the incremental disproportionate impact or impacts may be taken into account in determining whether there has been a Material Adverse Effect);

(u)    “Pensions Regulator” means the body corporate established under Part 1 of the United Kingdom Pensions Act 2004;

(v)    “Person” means an individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, unincorporated organization, other entity or group (as defined in Section  13(d)(3) of the Exchange Act), including, for the avoidance of doubt, any group of Persons;

(w)     “Required Information” means (i) audited consolidated financial statements of the Company consisting of balance sheets as of the last date of each of the three fiscal years of the Company ended at least 90 days prior to the Closing Date and consolidated statements of operations, cash flows and changes in equity for each of the three fiscal years of the Company ended at least 90 days prior to the Closing Date and (ii) unaudited consolidated financial statements of the Company consisting of balance sheets and consolidated statements of operations as of the last day of and for each completed fiscal quarter ended after the most recently completed fiscal year referred to in clause (i) above and at least 45 days before the Closing Date, and, in the case of the statement of cash flows, for the period from the beginning of the most recently completed fiscal year ended at least 90 days before the Closing Date to the last day of each such completed fiscal quarter, in each case, other than any quarter that is the fourth quarter of the fiscal year;

(x)    “subsidiary” or “subsidiaries” means, with respect to any Person (a) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than

50% of the total voting power of shares of stock or other equity interests of such Person entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person or a combination thereof and (b) any partnership, joint venture or limited liability company of which (i) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise and (ii) such Person or any subsidiary of such Person is a controlling general partner or otherwise controls such entity;

(y)    “Transaction Documents” means, collectively, this Agreement, the Confidentiality Agreements, the Parent Guarantee, the Financing Commitments and any other agreement or document contemplated thereby or any document or instrument delivered in connection hereunder or thereunder;

(z)    “UK Plan” means the Freightliner Shared Cost Section of the Railways Pension Scheme established on 25 May 1995; and

(aa)    “Willful Breach” means with respect to any breaches or failures to perform any of the covenants or other agreements contained in this Agreement, a material breach that is a consequence of an act or failure to act undertaken by the breaching Party with actual knowledge that such Party’s act or failure to act would, or would reasonably be expected to, result in or constitute a breach of this Agreement.

SECTION 9.6    Severability. If any term or other provision of this Agreement is found by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

SECTION 9.7    Entire Agreement; Assignment. This Agreement (including the Exhibits hereto and the Company Disclosure Letter and the Parent Disclosure Letter constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof and thereof. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of each of the other Parties, and any assignment without such consent shall be null and void; provided that Parent (or one or more of its Affiliates) shall have the right, without the prior written consent of the Company, to assign all or any portion of its rights, interests and obligations under this Agreement, from and after Closing, to any Lender Related Parties (so long as Parent remains fully liable for all of its obligations hereunder) pursuant to terms of the Debt Financing for purposes of creating a security interest herein or otherwise assigning collateral in respect of the Debt Financing.

SECTION 9.8    Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, other than (a) at and after the Effective Time, with respect to the provisions of Section 6.10 which shall inure to the benefit of the Persons or entities benefiting therefrom who are intended to be third-party beneficiaries thereof, (b) at and after the Effective Time, the rights of the holders of Shares to receive the Per Share Merger Consideration in accordance with the terms and conditions of this Agreement, (c) at and after the Effective Time, the rights of the holders of Options, Stock Units and PSUs to receive the payments contemplated by the applicable provisions of Section 2.2, in each case, at the Effective Time in accordance with the terms and conditions of this Agreement, and (d) each Lender Related Party under the Debt Financing shall be a third-party beneficiary of Section 8.2(f), Section 9.2, this Section 9.8, Section 9.9, Section 9.13, Section 9.14 and Section 9.16.

SECTION 9.9    Governing Law. This Agreement and any disputes relating hereto shall be governed by, and construed in accordance with, the Laws of the State of Delaware (without giving effect to choice of law or conflict of law principles thereof or of any other jurisdiction that would cause the application of any Laws of any jurisdiction other than the State of Delaware). Notwithstanding anything herein to the contrary, the Parties agree that any claim, controversy, dispute or cause of action of any kind or nature (whether based upon contract, tort or otherwise) involving a Lender Related Party that is in any way related to this Agreement, the Merger or any of the other transactions contemplated hereby, including any dispute arising out of or relating in any way to the Debt Financing (including with respect to the Debt Financing Commitments or the definitive agreements with respect to the Debt Financing to be entered into in connection with the Closing) shall be governed by, and construed in accordance with, the Laws of the State of New York.

SECTION 9.10    Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 9.11    Counterparts. This Agreement may be executed and delivered (including by facsimile transmission, “.pdf,” or other electronic transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

SECTION 9.12    Specific Performance.

(a)    The Parties agree that irreparable damage for which monetary damages, even if available, may not be an adequate remedy, would occur in the event that the Parties do not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions, and accordingly, but subject to Section 9.12(b), the Parties acknowledge and agree that the Parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without any requirement for the posting of security, this being in addition to any other remedy to which they are entitled at law or in equity. Subject to Section 9.12(b), the Parties hereby further acknowledge and agree that prior to the Closing, the Company shall be entitled to seek specific performance to enforce specifically the terms and provisions of, and to prevent or cure breaches of this Agreement, including Section 6.4 and Section 6.12, by Parent or Merger Sub.

(b)    Notwithstanding anything herein or in any Transaction Document to the contrary, it is hereby acknowledged and agreed that the Company shall be entitled to seek specific performance to cause Parent and Merger Sub to cause the Equity Financing to be funded and to consummate the Closing if, and only if, (i) Parent is required to complete the Closing pursuant to Section 1.2 and Parent fails to complete the Closing by the date the Closing is required to have occurred pursuant to Section 1.2, (ii) the financing contemplated by the Debt Financing Commitments (or, if applicable, the Alternative Financing) has been funded or will be funded at the Closing if the Equity Financing is funded at the Closing and (iii) the Company has confirmed that, if specific performance is granted and the Equity Financing and Debt Financing are funded, then the Closing will occur.

(c)    Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that (x) either Party has an adequate remedy at law or (y) an award of specific performance is not an appropriate remedy for any reason at law or equity. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction. Notwithstanding anything else to the contrary in this

Agreement, for the avoidance of doubt, while the Company may concurrently seek (i) specific performance or other equitable relief, subject in all respects to this Section 9.12 and (ii) payment of the Parent Termination Fee if, as and when required pursuant to this Agreement, under no circumstances shall the Company be permitted or entitled to receive both a grant of specific performance to cause the Equity Financing to be funded (whether under this Agreement or the Equity Financing Commitment), on the one hand, and payment of the Parent Termination Fee, on the other hand.

SECTION 9.13    Jurisdiction.

(a)    Each of the Parties irrevocably (a) consents to submit itself to the sole and exclusive jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, in any Delaware state or federal court within the State of Delaware), in connection with any matter based upon or arising out of this Agreement or any of the transactions contemplated by this Agreement or the actions of Parent, Merger Sub or the Company in the negotiation, administration, performance and enforcement hereof and thereof, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the courts of the State of Delaware, as described above, and (d) consents to service being made through the notice procedures set forth in Section 9.4. Each of the Company, Parent and Merger Sub hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 9.4 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby. Each Party hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 9.13, that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable Law, that the suit, action or proceeding in any such court is brought in an inconvenient forum, that the venue of such suit, action or proceeding is improper, or that this Agreement, or the subject matter hereof or thereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable Law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the Party is entitled pursuant to the final judgment of any court having jurisdiction. Each Party expressly acknowledges that the foregoing waiver is intended to be irrevocable under the Laws of the State of Delaware and of the United States of America; provided that each such Party’s consent to jurisdiction and service contained in this Section 9.13 is solely for the purpose referred to in this Section 9.13 and shall not be deemed to be a general submission to said courts or in the State of Delaware other than for such purpose.

(b)    Notwithstanding anything in this Agreement to the contrary, each Party hereby irrevocably and unconditionally agrees that it will not bring or support any litigation against any Lender Related Party under the Debt Financing in any way relating to this Agreement or any of the transactions contemplated hereby, including any dispute arising out of or relating in any way to the Debt Financing or the performance thereof, in any forum other than a court of competent jurisdiction sitting in the Borough of Manhattan of the City of New York, whether a state or federal court, and that the provisions of Section 9.14 relating to the waiver of jury trial shall apply to any such action, suit or proceeding. The parties hereto further agree to waive and hereby irrevocably waive, to the fullest extent permitted by law, any objection which it may now have or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such action in any such court and makes the agreements, waivers and consents set forth in Section 9.13(a) mutatis mutandis but with respect to the courts specified in this Section 9.13(b).

SECTION 9.14    WAIVER OF JURY TRIAL. EACH OF PARENT, MERGER SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING ANY SUCH ACTION INVOLVING ANY LENDER RELATED PARTY UNDER THE DEBT FINANCING) OR THE ACTIONS OF PARENT OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF OR THEREOF.

SECTION 9.15    Interpretation. When reference is made in this Agreement to an Article, Exhibit, Schedule or Section, such reference shall be to an Article, Exhibit, Schedule or Section of this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” “hereby” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. Words of any gender include each other gender and neuter genders and words using the singular or plural number also include the plural or singular number, respectively. Any Contract or Law defined or referred to herein means such Contract or Law as from time to time amended, modified or supplemented, including (in the case of Contracts) by waiver or consent and (in the case of Laws) by succession or comparable successor statutes and references to all attachments thereto and instruments incorporated therein. The word “or” shall not be exclusive. With respect to the determination of any period of time, “from” means “from and including”. The word “will” shall be construed to have the same meaning as the word “shall”. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. The word “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. References to “dollars” or “$” are to United States of America dollars. Any deadline or time period set forth in this Agreement that by its terms ends on a day that is not a Business Day shall be automatically extended to the next succeeding Business Day. Each of the Parties has participated in the drafting and negotiating of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it is drafted by all the Parties and without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted. The words “made available to Parent” and words of similar import refer to documents (A) posted to the “Project Snow” virtual data room maintained by Intralinks by or on behalf of the Company or (B) delivered in person or electronically to Parent, Merger Sub or their respective Representatives, in each case, on or before the date of this Agreement. Any reference to “ordinary course of business” or any similar concept refers to the ordinary course of business of the Company and its subsidiaries, taken as a whole, not inconsistent with past practice.

SECTION 9.16    No Recourse Against the Lender Related Parties. Notwithstanding anything to the contrary contained herein and without limiting the obligations of the relevant Lender Related Parties to Parent under the Debt Financing Commitments, each party hereto, on behalf of itself and its respective Affiliates, irrevocably and unconditionally acknowledges and agrees that this Agreement may not be enforced against any Lender Related Party and none of the Lender Related Parties shall have any liability or obligation to the Company, any of its Subsidiaries, the holders of the Company’s stock or any of its or their respective Affiliates relating to this Agreement or the transactions contemplated herein, including any dispute related to, or arising from, the Debt Financing, the Debt Financing Commitments or the performance thereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company, Parent and Merger Sub and have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

COMPANY:
GENESEE & WYOMING INC.

By:	/s/ John C. Hellmann
Name: John C. Hellmann
Title: Chief Executive Officer

[Signature Page—Merger Agreement]

IN WITNESS WHEREOF, the Company, Parent and Merger Sub and have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

PARENT:
DJP XX, LLC

By:	/s/ Fred Day
Name: Fred Day
Title: Senior Vice President

MERGER SUB:
MKM XXII CORP.

By:	/s/ Fred Day
Name: Fred Day
Title: Senior Vice President

[Signature Page—Merger Agreement]

EXHIBIT A

CERTIFICATE OF INCORPORATION OF THE SURVIVING CORPORATION

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

GENESEE & WYOMING INC.

FIRST: The name of the Corporation (the “Corporation”) is

Genesee & Wyoming Inc.

SECOND: The registered office of the Corporation in the State of Delaware is located at 1209 Orange Street, Wilmington, County of Newcastle, Delaware 19801. The name of its registered agent in the State of Delaware at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage, directly or indirectly, in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

FOURTH: The total authorized capital stock of the Corporation shall be 3,000 shares of common stock, $0.01 par value per share.

FIFTH: The Corporation is to have perpetual existence.

SIXTH: The business of the Corporation shall be managed under the direction of the Board of Directors of the Corporation (the “Board of Directors”) except as otherwise provided by applicable law. The number of directors of the Corporation shall be fixed from time to time by, or in the manner provided in, the By-Laws of the Corporation (the “By-Laws”). Election of directors need not be by written ballot unless the By-Laws shall so provide.

SEVENTH: The Board of Directors may make, alter or repeal the By-Laws except as otherwise provided in the By-Laws adopted by the Corporation’s stockholders.

EIGHTH: (a) Each person who was or is made a party or is threatened to be made party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by the indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in

Section (b) of this Article 8 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred by this Article 8 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL so requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including without limitation service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Article 8 or otherwise.

(b) If a claim under Section (a) of this Article 8 is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by an indemnitee to enforce a right to indemnification hereunder (other than a suit brought by an indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the indemnitee has not met the applicable standard of conduct set froth forth in the DGCL. In any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met the applicable standard of conduct set forth in the DGCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense of such a suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to such indemnification or to such advancement of expenses, under this Article 8 or otherwise, shall be on the Corporation.

(c) The rights to indemnification and to the advancement of expenses conferred by this Article 8 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Amended and Restated Certificate of Incorporation, as amended or supplemented, the By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

(d) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation, or another corporation, partnership, joint venture, trust or other enterprise, against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

(e) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article 8 with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

NINTH: No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is hereafter amended to further eliminate or limit the liability of a director of the Corporation, then a director of the Corporation, in addition to the circumstances set forth here, shall have no liability as a director (or such liability shall be eliminated) to the fullest extent permitted by the DGCL as so amended. Any repeal or modification of this Article NINTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions for or with respect to any acts or omissions of such director occurring prior to such repeal or modification.

TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred herein upon the Corporation’s stockholders, directors and officers are granted subject to this reservation.

Annex B

GLOBAL CORPORATE &

INVESTMENT BANKING

June 30, 2019

The Board of Directors

Genesee & Wyoming Inc.

20 West Avenue

Darien, CT 06820

Members of the Board of Directors:

We understand that Genesee & Wyoming Inc. (“G&W”) proposes to enter into an Agreement and Plan of Merger (the “Agreement”), among G&W, DJP XX, LLC (“DJP”) and MKM XXII Corp,, a wholly owned subsidiary of DJP (“Merger Sub”), pursuant to which, among other things, Merger Sub will merge with and into G&W (the “Merger”) and each outstanding share of the Class A common stock, par value $0.01 per share, of G&W (“G&W Class A Common Stock”) and each outstanding share of the Class B common stock, par value $0.01 per share, of G&W (“G&W Class B Common Stock” and together with G&W Class A Common Stock, “G&W Common Stock”) will be converted into the right to receive $112.00 in cash (the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Agreement.

You have requested our opinion as to the fairness, from a financial point of view, to the holders of G&W Common Stock of the Consideration to be received by such holders in the Merger.

In connection with this opinion, we have, among other things:

(1)	reviewed certain publicly available business and financial information relating to G&W;

(2)

reviewed certain internal financial and operating information with respect to the business, operations and prospects of G&W furnished to or discussed with us by the management of G&W, including certain financial forecasts relating to G&W prepared by the management of G&W (such forecasts, “G&W Forecasts”);

(3)	discussed the past and current business, operations, financial condition and prospects of G&W with members of senior management of G&W;

(4)	reviewed the trading history for G&W Common Stock and a comparison of that trading history with the trading histories of other companies we deemed relevant;

(5)	compared certain financial and stock market information of G&W with similar information of other companies we deemed relevant;

(6)	compared certain financial terms of the Merger to financial terms, to the extent publicly available, of other transactions we deemed relevant;

(7)

considered the results of our efforts on behalf of G&W to solicit, at the direction of G&W, indications of interest and definitive proposals from third parties with respect to a possible acquisition of all or a portion of G&W;

(8)	reviewed a draft, dated June 30, 2019, of the Agreement (the “Draft Agreement”); and

(9)	performed such other analyses and studies and considered such other information and factors as we deemed appropriate.

The Board of Directors

Genesee & Wyoming Inc.

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and have relied upon the assurances of the management of G&W that they are not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the G&W Forecasts, we have been advised by G&W, and have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of G&W as to the future financial performance of G&W. We have not made or been provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of G&W, nor have we made any physical inspection of the properties or assets of G&W. We have not evaluated the solvency or fair value of G&W or DJP under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We have assumed, at the direction of G&W, that the Merger will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on G&W or the contemplated benefits of the Merger in any way meaningful to our analyses or opinion. We have also assumed, at the direction of G&W, that the final executed Agreement will not differ in any material respect from the Draft Agreement reviewed by us.

We express no view or opinion as to any terms or other aspects of the Merger (other than the Consideration to the extent expressly specified herein), including, without limitation, the form or structure of the Merger. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be received by holders of G&W Common Stock and no opinion or view is expressed with respect to any consideration received in connection with the Merger by the holders of any class of securities, creditors or other constituencies of any party. In addition, no opinion or view is expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Merger, or class of such persons, relative to the Consideration. Furthermore, no opinion or view is expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to G&W or in which G&W might engage or as to the underlying business decision of G&W to proceed with or effect the Merger. We also are not expressing any view or opinion with respect to, and we have relied, at the direction of G&W, upon the assessments of representatives of G&W regarding, legal, regulatory, accounting, tax and similar matters relating to G&W or the Merger, as to which matters we understand that G&W obtained such advice as it deemed necessary from qualified professionals. In addition, we express no opinion or recommendation as to how any stockholder should vote or act in connection with the Merger or any related matter.

We have acted as financial advisor to G&W in connection with the Merger and will receive a fee for our services, a portion of which is payable in connection with the rendering of this opinion and a significant portion of which is contingent upon consummation of the Merger. In addition, G&W has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement.

We and our affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of our businesses, we and our affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of G&W, DJP and certain of their respective affiliates.

The Board of Directors

Genesee & Wyoming Inc.

We and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to G&W and/or certain of its affiliates and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as administrative agreement, collateral agent, joint lead arranger, joint bookrunner for, and lender under, certain term loans, letters of credit, credit and leasing facilities for G&W and/or certain of its affiliates, (ii) having provided or providing certain treasury management services and products to G&W and/or certain of its affiliates and (iii) having provided or providing certain foreign exchange trading services to G&W and/or certain of its affiliates.

In addition, we and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Brookfield Asset Management Inc. (“Brookfield”), GIC Pte Ltd. (“GIC”) and GIC founder the Republic of Singapore (“Singapore”), each an affiliate of DJP, and/or certain of their respective affiliates and/or portfolio companies and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as financial advisor to Brookfield, GIC and/or Singapore and/or certain of their respective affiliates and/or portfolio companies in connection with certain mergers and acquisition transactions, (ii) having acted or acting as administrative agent, collateral agent, arranger, bookrunner and/or lender for Brookfield, GIC and/or Singapore and/or certain of their respective affiliates and/or portfolio companies in connection with the financing for various acquisition transactions, (iii) having acted or acting as underwriter, initial purchaser and/or placement agent for various equity and debt offerings undertaken by Brookfield, GIC and/or Singapore and/or certain of their respective affiliates and/or portfolio companies, (iv) having provided or providing certain treasury management services and products to Brookfield, GIC and/or Singapore and/or certain of their respective affiliates and/or portfolio companies and (v) having provided or providing certain commodities, derivatives and/or foreign exchange trading services to Brookfield, GIC and/or Singapore and/or certain of their respective affiliates and/or portfolio companies.

It is understood that this letter is for the benefit and use of the Board of Directors of G&W (in its capacity as such) in connection with and for purposes of its evaluation of the Merger.

Our opinion is necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, or reaffirm this opinion. The issuance of this opinion was approved by a fairness opinion review committee of BofA Securities, Inc.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Consideration to be received in the Merger by holders of G&W Common Stock is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ BofA Securities, Inc.

BOFA SECURITIES, INC.

Annex C

1585 Broadway

New York, NY 10036

June 30, 2019

Board of Directors

Genesee & Wyoming Inc.

20 West Avenue

Darien, Connecticut 06820

Members of the Board:

We understand that Genesee & Wyoming Inc. (the “Company”), DJP XX, LLC (the “Buyer”) and MKM XXII Corp., a wholly owned subsidiary of the Buyer (“Acquisition Sub”), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated June 30, 2019 (the “Merger Agreement”), which provides, among other things, for the merger (the “Merger”) of Acquisition Sub with and into the Company. Pursuant to the Merger, the Company will become a wholly owned subsidiary of the Buyer, and each outstanding share of class A common stock, par value $0.01 per share, of the Company (the “Class A Common Stock”) and class B common stock, par value $0.01 per share, of the Company (together with the Class A Common Stock, the “Company Common Stock”), other than the Cancelled Shares and the Dissenting Shares (each as defined in the Merger Agreement and together, the “Excluded Shares”), will be converted into the right to receive $112.00 per share in cash (the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the Consideration to be received by the holders of shares of the Company Common Stock (other than the Excluded Shares) pursuant to the Merger Agreement is fair from a financial point of view to such holders of shares of the Company Common Stock.

For purposes of the opinion set forth herein, we have:

1)	Reviewed certain publicly available financial statements and other business and financial information of the Company;

2)	Reviewed certain internal financial statements and other financial and operating data concerning the Company;

3)	Reviewed certain financial projections prepared by the management of the Company;

4)	Discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

5)	Reviewed the reported prices and trading activity for the Company Common Stock;

6)

Compared the financial performance of the Company and the prices and trading activity of the Company Common Stock with that of certain other publicly-traded companies comparable with the Company, and their securities;

7)	Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

8)	Participated in certain discussions and negotiations among representatives of the Company and the Buyer and their financial and legal advisors;

9)	Reviewed the Merger Agreement, the draft commitment letter from certain debt financing providers substantially in the form of the draft dated June 30, 2019 (the “Debt Commitment Letter”), the draft commitment letter from certain equity financing providers substantially in the form of the draft dated June 29, 2019 (together with the Debt Commitment Letter, the “Commitment Letters”), and certain related documents; and

10)	Performed such other analyses and considered such other factors as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Company, and formed a substantial basis for this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any material terms or conditions, including, among other things, that the Buyer will obtain financing in accordance with the terms set forth in the Commitment Letters and that the definitive Merger Agreement will not differ in any material respect from the draft thereof furnished to us. Morgan Stanley has assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. We are not legal, tax, or regulatory advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of the Company and its legal, tax, or regulatory advisors with respect to legal, tax, or regulatory matters. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or any class of such persons, relative to the Consideration to be received by the holders of shares of the Company Common Stock in the transaction. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such valuations or appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services, a portion of which is contingent upon rendering the financial opinion. In addition, Morgan Stanley will receive a significant portion of the fee from the Company upon the closing of the Merger. In the two years prior to the date hereof, we have provided financial advisory and financing services to Brookfield Asset Management Inc. (“Brookfield”) and GIC Private Limited (“GIC”), each of which are significant stockholders of the Buyer, and certain of their majority-controlled affiliates and portfolio companies, and the Company, and have received fees in connection with such services. Morgan Stanley may also seek to provide financial advisory and financing services to Brookfield, GIC and the Company and their respective affiliates in the future and would expect to receive fees for the rendering of these services.

Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of the Buyer, the Company, or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument.

This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Company and may not be used for any other purpose or disclosed without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Company is required to make with the Securities and Exchange Commission in connection with this transaction if such inclusion is required by applicable law. In addition, Morgan Stanley expresses no opinion or recommendation as to how the shareholders of the Company should vote at the shareholders’ meeting to be held in connection with the Merger.

Based on and subject to the foregoing, we are of the opinion on the date hereof that the Consideration to be received by the holders of shares of the Company Common Stock (other than the Excluded Shares) pursuant to the Merger Agreement is fair from a financial point of view to such holders of shares of the Company Common Stock.

Very truly yours,

MORGAN STANLEY & CO. LLC

By:	/s/ Kristin Healy

Kristin Healy Managing Director

Annex D

THE GENERAL CORPORATION LAW

OF

THE STATE OF DELAWARE

SECTION 262 APPRAISAL RIGHTS.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to

§ 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1,000,000, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the

Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

PRELIMINARY PROXY CARD – SUBJECT TO COMPLETION

GENESEE & WYOMING INC. ATTN: SECRETARY 20 WEST AVENUE DARIEN, CT 06820
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on [ ], 2019 (or 11:59 p.m. Eastern Time on [ ], 2019 for participants in the Company’s employee stock purchase plan). Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1- 800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on [    ], 2019 (or 11:59 p.m. Eastern Time on [    ], 2019 for participants in the Company’s employee stock purchase plan). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Mailed proxy cards must be received no later than [    ], 2019 (or 11:59 p.m. Eastern Time on [    ], 2019 for participants in the Company’s employee stock purchase plan).

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
			[•]	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

Genesee & Wyoming Inc.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.
				For	Against	Abstain
1.	To adopt the Agreement and Plan of Merger, dated as of July 1, 2019, among Genesee & Wyoming Inc., DJP XX, LLC and MKM XXII Corp., as amended or modified from time to time.			☐	☐	☐
2.

To approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Genesee & Wyoming Inc. to its named executive officers that is based on or otherwise relates to the merger.

				☐	☐	☐
3.

To adjourn the special meeting of stockholders of Genesee & Wyoming Inc. from time to time, if necessary or appropriate, for the purpose of soliciting additional votes if there are insufficient votes at the time of the special meeting to adopt the Agreement and Plan of Merger.

				☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, or any postponement or adjournment thereof, by or at the direction of the Genesee & Wyoming Inc. Board of Directors, with the consent of DJP XX, LLC.

	Yes	No
Please indicate if you plan to attend the special meeting:	☐	☐

Please sign exactly as your name(s) appear(s) hereon and date. When signing as attorney, executor, administrator, trustee or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign and date. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders of Genesee & Wyoming Inc.

to be Held on [    ], 2019:

The Notice and Proxy Statement are available at www.proxyvote.com.

PRELIMINARY PROXY CARD – SUBJECT TO COMPLETION

[•]

GENESEE & WYOMING INC.

Special Meeting of Stockholders to be held on [    ], 2019 at [    ] Eastern Time

This Proxy is solicited by the Board of Directors for the Special Meeting

The undersigned stockholder of GENESEE & WYOMING INC. (the “Company”) hereby appoints and constitutes ALFRED Q. RICOTTA and TIMOTHY J. GALLAGHER, and each of them, jointly and severally, as proxies for the undersigned, with full power of substitution and re-substitution, to represent and vote all shares of Class A Common Stock and Class B Common Stock (if any) of the Company that the undersigned held as of [    ], 2019 and is entitled to vote at the Special Meeting of Stockholders of the Company to be held at [    ] on [    ], 2019 at [    ] Eastern Time, and at any adjournment or postponement thereof, upon such business as may properly come before the meeting by or at the direction of the Company Board of Directors, with the consent of DJP XX, LLC, including the proposals described in the Proxy Statement dated [    ], 2019, a copy of which has been received by the undersigned, and on matters incident to the conduct of the meeting.

This Proxy, when properly executed, will be voted as specified by the undersigned. This Proxy revokes any prior proxy given by the undersigned. If the Proxy is signed but no direction is given, such Proxy will be voted FOR proposals 1, 2 and 3 and it will be voted in the discretion of the proxies upon such other matters as may properly come before the Special Meeting, or any adjournment or postponement thereof, by or at the direction of the Company Board of Directors, with the consent of DJP XX, LLC.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

(CONTINUED AND TO BE DATED AND SIGNED ON THE REVERSE SIDE)